UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ANALEX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANALEX CORPORATION

5904 Richmond Highway

Suite 300

Alexandria, Virginia 22303

July     , 2004

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting (the “Annual Meeting”) of stockholders of Analex Corporation (the “Company”) to be held on August 27, 2004, at 10:00 a.m. local time at Swissôtel The Drake, located at 440 Park Avenue, New York, New York 10022.

At this meeting, you will be asked to vote, in person or by proxy, on the following matters:

1. To approve the conversion of certain convertible secured senior subordinated promissory notes (“Senior Subordinated Notes”) in an aggregate principal amount of $12,000,000 by General Electric Pension Trust (“GEPT”), New York Life Capital Partners II, L.P. (“NYL”), Pequot Private Equity Fund III, L.P., and Pequot Offshore Private Equity Partners III, L.P., (collectively, “Pequot,” together with GEPT and NYL, collectively, the “Investors”) into 3,428,571 shares of the Company’s newly designated Series B Convertible Preferred Stock, par value $0.02 per share (the “Series B Preferred Stock”), issuance of 3,428,571 shares of Series B Preferred Stock, issuance of up to an additional 7,142,857 shares of Series B Preferred Stock to the Investors pursuant to future financings using Series B Preferred Stock, and the subsequent issuance of 20% or more of the shares of the Company’s common stock, par value $0.02 per share (the “Common Stock”), upon conversion of the Series B Preferred Stock, or as payment for dividends on the Series B Preferred Stock.

2. To approve the exercise of certain detachable ten-year warrants (“Common Stock Warrants”) at a ratio of one (1) share of Common Stock for every five (5) shares of Common stock issued or issuable upon conversion of Series B Preferred Stock issued or issuable upon conversion of the Senior Subordinated Notes, and to the extent provided for upon the exercise of the Common Stock Warrants, the issuance of 20% or more of the Common Stock upon exercise of the Common Stock Warrants.

3. To elect nine (9) directors for a one-year term expiring at the annual stockholders’ meeting in 2005 and until their successors are duly elected and qualified.

4. To approve an amendment to the Company’s 2002 Stock Option Plan to (i) increase the number of shares of Common Stock reserved for issuance thereunder from 2,000,000 to 3,000,000; and (ii) change the date of the initial grant of options to non-employee directors from the date of appointment to the Board to the date of the first Board meeting attended by such directors.

5. To approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 500,000 to 650,000.

6. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2004.

7. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

On May 6, 2004, the Company entered into a Stock Purchase Agreement with Beta Analytics, Incorporated (“BAI”), and all of the stockholders of BAI (the “BAI Sellers”), pursuant to which we agreed to acquire all of the issued and outstanding stock of BAI for approximately $27,726,000 in cash (after preliminary net working capital adjustment) and 1,832,460 unregistered shares of the Company’s Common Stock. To finance the cash portion of the acquisition of BAI, we entered into an Amended and Restated Credit Agreement with Bank of America, N.A., and entered into a Summary of Terms with Pequot, pursuant to which we agreed to sell and issue to Pequot and certain other investors to be identified by Pequot, Senior Subordinated Notes in the aggregate principal amount of up to $10,000,000 at the time of the closing of the acquisition of BAI.

Between May 6 and May 28, 2004, GEPT and NYL agreed to participate in the financing. Pursuant to a Purchase Agreement among the Company and the Investors, dated May 28, 2004 (the “Series B Purchase Agreement”), we sold to the Investors Senior Subordinated Notes in the aggregate principal amount of $12,000,000 on May 28, 2004 (the “First Closing Date”). In connection with the issuance of the Senior Subordinated Notes, we also issued to the Investors detachable ten-year Common Stock Warrants to purchase Common Stock in an amount equal to one (1) share of Common Stock for every five (5) shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock issued or issuable upon conversion of the initial principal amount of the Senior Subordinated Notes. A significant portion of the proceeds obtained on the First Closing Date was used to pay the cash portion of the consideration for the acquisition of BAI.

Subject to certain approval rights by the holders of the existing Series A convertible preferred stock of the Company, par value $0.02 per share (the “Series A Preferred Stock”) and the Series B Preferred Stock, when issued, the Series B Purchase Agreement also provides that the Company has an option (“Company Option”) to require Investors to purchase up to an additional $25,000,000 of Senior Subordinated Notes or Series B Preferred Stock, with additional Common Stock Warrants (together with the $12,000,000 obtained at the First Closing Date, collectively, the “Series B Financing”), at any one (1) or more times on or prior to May 27, 2005 for the purpose of paying the cost of acquisition of the stock or assets of one (1) or more other entities in each case with an acquisition value of at least $10,000,000.

The Company’s Board of Directors appointed a Special Committee, comprised solely of independent directors, to review and consider the transactions contemplated by the Series B Purchase Agreement. In connection with its consideration and approval of the financing, the Special Committee engaged Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) as its financial advisor and to provide an opinion with respect to the fairness of the financing to the Company’s public stockholders (other than Pequot, Company directors and Company officers). Taking into consideration the fairness opinion rendered by Houlihan Lokey, the Special Committee unanimously approved the Series B Financing and recommended that the Board approve the Series B Financing. The Board subsequently unanimously approved the Series B Financing. We are NOT asking you to vote on either the acquisition of BAI or the transactions contemplated by the Series B Purchase Agreement, most of which occurred in May 2004, prior to the day this Proxy Statement was mailed to you.

Because (i) the Senior Subordinated Notes are not convertible into equity securities at the time of issuance and will remain non-convertible until holders of a majority of our voting stock approve the conversion and the issuance of the corresponding Series B Preferred Stock at the Annual Meeting, and (ii) the Common Stock Warrants are not exercisable by Investors at the time of issuance and will remain non-exercisable until holders of a majority of our voting stock approve the exercise and the issuance of the corresponding Common Stock at the Annual Meeting, the American Stock Exchange has confirmed with us that the Company was not required to seek stockholders’ approval prior to the issuance of either (x) the 1,832,460 shares to the BAI Sellers, or (y) the Senior Subordinated Notes and Common Stock Warrants on the First Closing Date pursuant to the Series B Purchase Agreement.

However, because (1) issuance of 3,428,571 shares of Series B Preferred Stock upon conversion of the Senior Subordinated Notes, combined with the 1,832,460 shares of Common Stock issued to BAI Sellers, will result in an increase in our Common Stock of more than 20%; and (2) the aggregate number of shares of Common Stock issuable upon conversion of the maximum number of shares of the Series B Preferred Stock issuable under the Series B Purchase Agreement and exercise of the associated Common Stock Warrants, together with future anti-dilution adjustments and issuance of Common Stock as payment of dividends of the Series B Preferred Stock, will exceed 20% of the outstanding shares of our Common Stock, we are required under the listing rules of the American Stock Exchange to seek stockholders’ approval for the matters raised in Proposals No. 1 and 2.

Upon stockholders’ approval of Proposal No. 1 at the Annual Meeting, the Senior Subordinated Notes in the aggregate principal amount of $12,000,0000 will be automatically converted into 3,428,571 shares of Series B Preferred Stock. The per share conversion price of the Senior Subordinated Notes is $3.50 (the “Series B Purchase Price”), which was the closing price of our Common Stock on May 27, 2004, the day before the issuance of the Senior Subordinated Notes at the First Closing Date.

Upon conversion of all of Pequot’s currently outstanding convertible securities, including the Senior Subordinated Notes (at the assumed conversion price of $2.80 per share) and Common Stock Warrants after the First Closing Date, Pequot will hold in the aggregate approximately 47.1% of the Company’s outstanding voting securities immediately after the Annual Meeting (assuming that no other person exercises or converts currently outstanding convertible notes, warrants or options). If the Company Option were exercised in full, an additional 7,142,857 shares of Series B Preferred Stock will be issued to Investors.

Pursuant to the Series B Purchase Agreement, the per share conversion price of the Series B Preferred Stock will be the lowest of (i) $3.10; (ii) the price that reflects a 20% discount to the trailing average closing price of the Company’s Common Stock for the 20 trading days preceding the date of the initial conversion of the Senior Subordinated Notes (the “Series B Issue Date”), but in no event less than $2.80; and (iii) the closing price of the Company’s Common Stock on the day immediately preceding the Series B Issue Date; provided that if stockholders’ approval for the conversion of the Senior Subordinated Notes occurs during certain uncured events of default, the Conversion Price will not be subject to the $2.80 floor price under paragraph (ii) above. Because we do not at this time know what the conversion price of the Series B Preferred Stock will be, we cannot tell you at this time the maximum number of shares of Common Stock issuable upon conversion of the maximum number of shares of Series B Preferred Stock issuable under the Series B Purchase Agreement. For the purpose of calculating the beneficial ownership information in this proxy statement, we have assumed a conversion price of $2.80 per share. There is no assurance that the actual conversion price will not materially differ from this assumed conversion price. Because the conversion price of the Series B Preferred Stock will be less than $3.50, the Series B Purchase Price, each share of Series B Preferred Stock will convert into more than one (1) share of Common Stock. Because holders of each share of Common Stock are entitled to one (1) vote, Investors will own an even higher percentage of our voting securities when they convert all of their Series B Preferred Stock into Common Stock.

Stockholders holding an aggregate of approximately 54.4% of the currently outstanding Common Stock (including shares of Series A Preferred Stock voting together in a single class), have agreed to vote in favor of Proposals No. 1 and 2 at the Annual Meeting, thereby assuring a majority of the votes required to approve the two (2) proposals. The Board unanimously has determined that the terms of the financing are fair to the Company and in the best interests of the Company and its public stockholders.

The Board recommends that you vote FOR each of the proposals to be considered at the Annual Meeting.

At the Annual Meeting, we also will be pleased to report on the business of the Company. A discussion period will be provided for questions and comments of general interest to stockholders.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement contain details concerning the transactions under the Series B Purchase Agreement, the acquisition of BAI and each of the proposals. We urge you to read and consider these documents carefully. Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. If you attend the meeting, you may vote in person, even if you previously returned your proxy card. If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed proxy card. Your vote is important regardless of the number of shares you own.

On behalf of the Board and management, we thank you for your continued support of Analex.

Sincerely,

/s/STERLING E. PHILLIPS, JR.
Sterling E. Phillips, Jr.
Chairman of the Board and Chief Executive Officer

ANALEX CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 27, 2004

TO THE STOCKHOLDERS OF ANALEX CORPORATION:

NOTICE IS HEREBY GIVEN that an Annual Meeting (the “Annual Meeting”) of the stockholders of Analex Corporation, a Delaware corporation (the “Company”), is scheduled to be held on August 27, 2004 at 10:00 a.m., local time, at Swissôtel The Drake, 440 Park Avenue, New York, New York, 10022, for the following purposes:

1. To approve the conversion of certain convertible secured senior subordinated promissory notes (“Senior Subordinated Notes”) in an aggregate principal amount of $12,000,000 by General Electric Pension Trust (“GEPT”), New York Life Capital Partners II, L.P. (“NYL”), Pequot Private Equity Fund III, L.P., and Pequot Offshore Private Equity Partners III, L.P., (collectively, “Pequot,” and together with GEPT and NYL, collectively, the “Investors”) into 3,428,571 shares of the Company’s newly designated Series B Convertible Preferred Stock, par value $0.02 per share (the “Series B Preferred Stock”), issuance of 3,428,571 shares of Series B Preferred Stock, issuance of up to an additional 7,142,857 shares of Series B Preferred Stock to the Investors pursuant to future financings using Series B Preferred Stock, and the subsequent issuance of 20% or more of the shares of the Company’s common stock, par value $0.02 per share (the “Common Stock”), upon conversion of the Series B Preferred Stock, or as payment for dividends on the Series B Preferred Stock.

2. To approve the exercise of certain detachable ten-year warrants (“Common Stock Warrants”) at a ratio of one (1) share of Common Stock for every five (5) shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock issued or issuable upon conversion of the Senior Subordinated Notes, and to the extent provided for upon the exercise of the Common Stock Warrants, the issuance of 20% or more of the Company’s Common Stock upon exercise of the Common Stock Warrants.

3. To elect nine (9) directors for a one-year term expiring at the annual stockholders’ meeting in 2005 and until their successors are duly elected and qualified.

4. To approve an amendment to the Company’s 2002 Stock Option Plan to (i) increase the number of shares of Common Stock reserved for issuance thereunder from 2,000,000 to 3,000,000; and (ii) change the date of the initial grant of options to non-employee directors from the date of appointment to the Board to the date of the first Board meeting attended by such directors.

5. To approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 500,000 to 650,000.

6. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2004.

7. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record of Common Stock and Series A Convertible Preferred Stock, par value $0.02 per share (the “Series A Preferred Stock”) at the close of business on June 17, 2004 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Stockholders attending the meeting may revoke their proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ RONALD B. ALEXANDER
Ronald B. Alexander
Senior Vice President, Chief Financial Officer and Corporate Secretary

Alexandria, Virginia

July     , 2004

ANALEX CORPORATION

PROXY STATEMENT

FOR THE ANNUAL MEETING OF THE STOCKHOLDERS

TO BE HELD ON JULY 27, 2004

i

ii

iii

GENERAL INFORMATION

Proxy Solicitation

This Proxy Statement is furnished to the holders of Common Stock and holders of Series A Preferred Stock of Analex Corporation, a Delaware corporation, in connection with the solicitation by the Company’s Board of Directors of proxies for use at the Annual Meeting of Stockholders to be held on August 27, 2004, at 10:00 a.m., local time, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders (the “Annual Meeting”). The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board is not currently aware of any other matters that will come before the Annual Meeting.

Proxies for use at the Annual Meeting are being solicited by the Board. These proxy solicitation materials are first being mailed on or about July 29, 2004 to all stockholders entitled to vote at the Annual Meeting. Proxies will be solicited primarily by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

Revocability and Voting of Proxy

A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company, at the Company’s headquarters at 5904 Richmond Highway, Suite 300, Alexandria, Virginia 22303, a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company’s Common Stock and Series A Preferred Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of each of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the Annual Meeting.

Record Date and Voting Rights

Stockholders of record at the close of business on July 23, 2004 are entitled to notice of and to vote at the Annual Meeting. As of the record date,              shares of Common Stock were issued and outstanding, and 6,726,457 shares of the Company’s Series A Preferred Stock were issued or outstanding. Each share of Common Stock and each share of Series A Preferred Stock is entitled to one (1) vote on all matters that may properly come before the Annual Meeting. Each share of Series A Preferred Stock entitles its holder to vote together with the holders of Common Stock as a single class. The holders of a majority of the outstanding shares of Common Stock and the Series A Preferred Stock on an as-converted basis, present in person or by proxy, will constitute a quorum at the Annual Meeting.

Under Delaware law, a plurality of the votes cast at the Annual Meeting is necessary to elect directors, and the affirmative vote of a majority of the votes present in person or by proxy is required to approve all the other proposals set forth in the Notice to Annual Meeting of Stockholders. For specific votes required to approve each proposal, see “Required Vote” under each proposal. With respect to the election of directors, shares that are entitled to vote for any particular nominee may be voted for such nominee, withheld from voting for such nominee or voted for another person. With respect to voting generally, votes that are withheld and proxies relating to “street name” shares for which brokers have not received voting instructions from the beneficial owner (“Broker Non-Votes”) will be counted to determine whether a quorum is present, but will not be counted as part of the total number of votes cast on any proposal and will have no effect on the outcome. In determining whether any proposal has received the requisite number of favorable votes, abstentions will be counted as part of the total number of votes cast on such proposal to determine whether a quorum is present. Thus, abstentions will have the same effect as votes “against” the proposal.

At the Annual Meeting, ballots will be distributed with respect to each proposal to be voted upon to each stockholder (or the stockholder’s proxy if not the management proxy holders) who is present and did not deliver a proxy to the management proxy holders or another person. The ballots shall then be tallied, one (1) vote for each share owned of record, the votes being in three (3) categories: FOR, AGAINST or ABSTAIN, except in the case of the proposal to elect directors, the three (3) categories will be, with respect to each director to be elected, FOR the director nominee, WITHHOLD AUTHORITY from voting for the director nominee or FOR another person to be elected as a director.

Votes at the Annual Meeting will be tabulated by one (1) or more Inspectors of Election appointed by the Company.

FORWARD-LOOKING STATEMENTS

From time to time, in written reports and oral statements, management may discuss its expectations regarding the Company’s future performance. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies or other actions taken or to be taken by the Company, including the impact of such plans, strategies or actions on the Company’s results of operations or components thereof, projected or anticipated benefits from operational changes, acquisitions or dispositions made or to be made by the Company, or projections involving anticipated revenues, costs, earnings or other aspects of the Company’s results of operations. The words “expect,” “believe,” “anticipate,” “project,” “estimate,” “intend” and similar expressions, and their opposites, are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance but rather are based on currently available competitive, financial and economic data and management’s operating plans. These forward-looking statements involve risks and uncertainties that could render actual results materially different from management’s expectations. Such risks and uncertainties include, without limitation, whether or not the Series B Financing in its entirety as contemplated under the Series B Purchase Agreement will be consummated, as well as business conditions and growth and consolidation in the government contracting, defense and intelligence arenas and in the economy in general, risks related to consolidation of small government contracts into larger contracts awarded to major, multi-national corporations, risks related to the Company’s ability to continue to recruit and retain highly skilled scientific, technical, managerial and sales and marketing personnel, the ability of the Company to find suitable acquisition candidates, to complete acquisitions and to successfully integrate acquired businesses, the Company’s ability to raise additional capital to fund its acquisition strategy and other risk factors (the “Risk Factors”) described from time to time in the Company’s periodic reports filed with the SEC.

All statements herein that are not statements of historical fact are forward-looking statements. Although management believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that those expectations will prove to have been correct. Certain other important factors that could cause actual results to differ materially from management’s expectations (“Cautionary Statements”) are disclosed in this proxy statement and in the other filings of the Company with the SEC. All written forward-looking statements by or attributable to management in this proxy statement are expressly qualified in their entirety by the Risk Factors and the Cautionary Statements. Investors must recognize that events could turn out to be significantly different from what management currently expects.

Security Ownership of Certain Beneficial Owners and Management Upon First Closing Prior to Stockholder Approval of Proposals No. 1 and 2

The following table sets forth information as of July 7, 2004 regarding the beneficial ownership of the Company’s Common Stock of:

•	each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of more than 5% of the outstanding shares of Common Stock;

•	each director of the Company;

•	each executive officer of the Company named in the Summary Compensation Table (see “Executive Compensation”); and

•	all current executive officers and directors of the Company as a group.

Unless otherwise indicated, the address of each named beneficial owner is c/o Analex Corporation, 5904 Richmond Highway, Suite 300, Alexandria, Virginia 22303. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed. The percentages shown below are calculated in accordance with Securities and Exchange Commission rules and are based on 15,249,249 shares of Common Stock outstanding as of July 7, 2004.

Name and Address	Number of Shares		Percent of Class
Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, CT 06880	12,064,460	(1)(2)	44.2%
J. Richard Knop Windsor Group One Discovery Square, Suite 700 12919 Sunset Hills Road Reston, VA 20190	1,074,982	(1)	7.0%
Peter C. Belford, Sr.	1,038,733	(1)	6.8%
C. W. Gilluly, Ed.D. 415 First Street, S.E. Washington, D.C. 20003	818,751	(1)(3)	5.4%
Arthur A. Hutchins 3235 Holland Cliff Road Huntingtown, MD 20639	916,230	(1)	6.0%
Joseph H. Saul 9634 Green Moon Path Columbia, MD 21046	916,230	(1)	6.0%
Martin M. Hale, Jr.	12,061,128	(2)(4)	44.2%
Gerald A. Poch	12,061,128	(2)(5)	44.2%
Thomas Faulders	1,666	(6)	*
Lincoln D. Faurer	4,999	(7)	*
Daniel R. Young	24,999	(8)	*
Joseph “Keith” Kellogg, Jr.	1,666	(9)	*
Thomas L. Hewitt	11,666	(10)	*
Sterling E. Phillips, Jr.	1,895,570	(11)	11.1%
Ronald B. Alexander	347,986	(12)	2.2%
Michael Stolarik	110,000	(13)	*
George W. Tonn(14)	218,393		1.4%
Heinz L. Wimmer	132,432	(15)	*
Charles W. Floyd	50,689	(16)	*
Stephen C. Dolbey	78,282	(17)	*
Donald Jewell	121,161	(18)	*
Palmer Esau	8,333	(19)	*
Julie Holt	0		—
Amended and Restated Stockholders’ Voting Agreement Voting Group	15,586,687	(1)	57.1%
All current directors and executive officers as a group (17 persons)	15,892,642	(20)	53.2%

*	Less than 1%
(1)	The parties to the Amended and Restated Stockholders’ Voting Agreement are Pequot, Peter C. Belford, Sr., J. Richard Knop, C. W. Gilluly, Arthur A. Hutchins, Joseph H. Saul, DRG Irrevocable Trust, GEPT and NYL. Each such person may be deemed to share voting power over, and to beneficially own, all shares beneficially owned by all parties to the Amended and Restated Stockholders’ Voting Agreement.
(2)	Consists of (i) 6,726,457 shares issuable upon conversion of the Series A Preferred Stock, (ii) 3,321,707 shares issuable upon conversion of the Convertible Notes, and (iii) 2,009,632 shares issuable upon exercise of the Warrants, held of record by Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. Pequot Capital Management, Inc., the investment manager/advisor of Pequot, exercises sole voting and investment power for all shares held of record by Pequot. Both Gerald A. Poch and Martin A. Hale, a Managing Director and Principal of Pequot Capital Management, Inc., respectively (both of whom are General Partners of Pequot), who serve as Directors of the Company, may be deemed to beneficially own the securities held of record by Pequot. Mr. Poch and Mr. Hale disclaim beneficial ownership of these shares except to the extent of their pecuniary interests therein. The sole director and controlling shareholder of Pequot Capital Management, Inc. is Arthur J. Samberg. Also includes 6,664 shares which may be acquired upon the exercise of options granted to Messrs. Poch and Hale.
(3)	Includes 1,667 shares which may be acquired upon the exercise of options. Includes 110,239 shares held by AMASYS Corporation. Mr. Gilluly is the President and CEO of AMASYS Corporation.
(4)	Includes 3,332 shares which may be acquired upon the exercise of options.
(5)	Includes 3,332 shares which may be acquired upon the exercise of options.
(6)	Includes 1,666 shares which may be acquired upon the exercise of options.
(7)	Includes 4,999 shares which may be acquired upon the exercise of options.
(8)	Includes 4,999 shares which may be acquired upon the exercise of options.
(9)	Includes 1,666 shares which may be acquired upon the exercise of options.
(10)	Includes 1,666 shares which may be acquired upon the exercise of options.
(11)	Includes 1,788,803 shares which may be acquired upon the exercise of options.
(12)	Includes 341,668 shares which may be acquired upon the exercise of options.
(13)	Includes 100,000 shares which may be acquired upon the exercise of options.
(14)	As of December 2003, Mr. Tonn was no longer employed by the Company.
(15)	Includes 125,000 shares which may be acquired upon the exercise of options.
(16)	Includes 50,000 shares which may be acquired upon the exercise of options.
(17)	Includes 65,000 shares which may be acquired upon the exercise of options.
(18)	Includes 60,500 shares which may be acquired upon the exercise of options.
(19)	Includes 8,333 shares which may be acquired upon the exercise of options.
(20)	Includes 2,560,964 shares which may be acquired upon the exercise of options.

Pro Forma Beneficial Ownership upon First Closing and Subsequent Closing Assuming Stockholder Approval of Proposals No. 1 and 2

The following table sets forth, on a pro forma basis and based on the assumptions described below, the beneficial ownership of the following persons:

•	each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Exchange Act of more than 5% of the outstanding shares of Common Stock;

•	each director of the Company;

•	each executive officer of the Company named in the Summary Compensation Table (see “Executive Compensation”); and

•	all current executive officers and directors of the Company as a group.

Unless otherwise indicated, the address of each named beneficial owner is c/o Analex Corporation, 5904 Richmond Highway, Suite 300, Alexandria, Virginia 22303. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed. The percentages shown below are calculated in accordance with Securities and Exchange Commission rules and are based on 15,249,249 shares of Common Stock outstanding as of July 7, 2004.

	First Closing (1)			Subsequent Closing (2)
Name and Address	Number of Shares		Percent of Class	Number of Shares		Percent of Class
General Electric Pension Trust c/o GE Asset Management Incorporated 3003 Summer Street Stamford, Connecticut 06905	2,142,855	(3)(4)	12.3%	6,428,567	(3)(5)	29.7%
New York Life Capital Partners II, L.P. c/o NYLCAP Manager LLC 51 Madison Avenue, Room 3009 New York, New York 10010	1,500,000	(3)(6)	9.0%	4,714,285	(3)(7)	23.6%
Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, CT 06880	13,564,460	(3)(8)	47.1%	16,778,745	(3)(9)	52.4%
J. Richard Knop Windsor Group One Discovery Square, Suite 700 12919 Sunset Hills Road Reston, VA 20190	1,074,982	(3)	7.0%	1,074,982	(3)	7.0%
Peter C. Belford, Sr.	1,038,733	(3)	6.8%	1,038,733	(3)	6.8%
C. W. Gilluly, Ed.D. 415 First Street, S.E. Washington, D.C. 20003	818,751	(3)(10)	5.4%	818,751	(3)(10)	5.4%
Arthur A. Hutchins 3235 Holland Cliff Road Huntingtown, MD 20639	916,230	(3)	6.0%	916,230	(3)	6.0%
Joseph H. Saul 9634 Green Moon Path Columbia, MD 21046	916,230	(3)	6.0%	916,230	(3)	6.0%
Martin M. Hale, Jr.	13,561,128	(11)(8)	47.1%	16,775,413	(11)(9)	52.4%
Gerald A. Poch	13,561,128	(12)(8)	47.1%	16,775,413	(12)(9)	52.4%
Thomas Faulders	1,666	(13)	*	1,666	(13)	*
Lincoln D. Faurer	4,999	(14)	*	4,999	(14)	*
Daniel R. Young	24,999	(15)	*	24,999	(15)	*
Joseph “Keith” Kellogg, Jr.	1,666	(16)	*	1,666	(16)	*
Thomas L. Hewitt	11,666	(17)	*	11,667	(17)	*
Sterling E. Phillips, Jr.	1,895,570	(18)	11.1%	1,895,570	(18)	11.1%
Ronald B. Alexander	347,986	(19)	2.2%	347,986	(19)	2.2%
Michael Stolarik	110,000	(20)	*	110,000	(20)	*
George W. Tonn(21)	218,393		1.4%	218,393		1.4%
Heinz L. Wimmer	132,432	(22)	*	132,432	(22)	*
Charles W. Floyd	50,689	(23)	*	50,689	(23)	*
Stephen C. Dolbey	78,282	(24)	*	78,282	(24)	*
Donald Jewell	121,161	(25)	*	121,161	(25)	*
Palmer Esau	8,333	(26)	*	8,333	(26)	*
Julie Holt	0		—	0		—
Amended and Restated Stockholders’ Voting Agreement Voting Group	22,562,002	(3)(4)(6)(8)	69.5%	33,276,284	(3)(5)(7)(9)	77.1%
All current directors and executive officers as a group (17 persons)	17,384,309	(27)	55.4%	20,598,594	(27)	59.6%

*	Less than 1%
(1)	Assuming that (i) stockholders have approved the issuance of 3,428,571 shares of Series B Preferred Stock upon conversion of the outstanding Senior Subordinated Notes issued at the First Closing; (ii) Investors have converted the 3,428,571 shares of Series B Preferred Stock into Common Stock at the assumed conversion price of $2.80 per share; and (iii) Investors have exercised their Common Stock Warrants at the ratio of one share of Common Stock for every five shares of Common Stock issued under subsection (ii) above upon stockholders’ approval.

(2)	Assuming that (i) an additional 7,142,857 shares of Series B Preferred Stock (i.e. the maximum number of shares of Series B Preferred Stock issuable at one or more Subsequent Closings under the Series B Purchase Agreement) have been issued to Investors; (ii) Investors have converted the 7,142,857 shares of Series B Preferred Stock into Common Stock at the assumed conversion price of $2.80 per share; and (iii) Investors have exercised their additional Common Stock Warrants at the ratio of one share of Common Stock for every five shares of Common Stock issued under subsection (ii) above upon stockholders’ approval.
(3)	The parties to the Amended and Restated Stockholders’ Voting Agreement are Pequot, Peter C. Belford, Sr., J. Richard Knop, C. W. Gilluly, Arthur A. Hutchins, Jospeph H. Saul, DRG Irrevocable Trust, GEPT and NYL. Each such person may be deemed to share voting power over, and to beneficially own, all shares beneficially owned by all parties to the Amended and Restated Stockholders’ Voting Agreement.
(4)	Consists of (i) 1,785,713 shares of Common Stock issuable upon conversion of 1,428,571 shares of Series B Preferred Stock (issued upon conversion of Senior Subordinated Notes in an aggregate principal amount of $5 million) at the assumed conversion price of $2.80 per share; and (ii) 357,142 shares issuable upon exercise of Common Stock Warrants.
(5)	Consists of all shares in note (4) above and (i) an additional 3,571,427 shares of Common Stock issuable upon conversion of the 2,857,142 shares of Series B Preferred Stock (the maximum number of shares of Series B Preferred Stock issuable to GEPT at one or more Subsequent Closings) at the assumed conversion price of $2.80 per share; and (ii) 714,285 shares issuable upon exercise of Common Stock Warrants.
(6)	Consists of (i) 1,250,000 shares of Common Stock issuable upon conversion of the 1,000,000 shares of Series B Preferred Stock (issued upon conversion of Senior Subordinated Notes in an aggregate principal amount of $3.5 million) at the assumed conversion price of $2.80 per share; and (ii) 250,000 shares issuable upon exercise of Common Stock Warrants.
(7)	Consists of all shares in note (6) above and (i) an additional 2,678,571 shares of Common Stock issuable upon conversion of the 2,142,857 shares of Series B Preferred Stock (the maximum number of shares of Series B Preferred Stock issuable to NYL at one or more Subsequent Closings) at the assume conversion price of $2.80 per share; and (ii) 535,714 shares issuable upon exercise of Common Stock Warrants.
(8)	Consists of (i) 6,726,457 shares issuable upon conversion of the Series A Preferred Stock, (ii) 3,321,707 shares issuable upon conversion of the Convertible Notes, (iii) 2,009,632 shares issuable upon exercise of the Warrants, (iv) 1,250,000 shares of Common Stock issuable upon conversion of the 1,000,000 shares of Series B Preferred Stock (issued upon conversion of Senior Subordinated Notes in an aggregate principal amount of $3.5 million) at the assumed conversion price of $2.80 per share; and (v) 250,000 shares issuable upon exercise of Common Stock Warrants held of record by Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. Pequot Capital Management, Inc., the investment manager/advisor of Pequot, exercises sole voting and investment power for all shares held of record by Pequot. Both Gerald A. Poch and Martin A. Hale, a Managing Director and Principal of Pequot Capital Management, Inc., respectively (both of whom are General Partners of Pequot), who serve as Directors of the Company, may be deemed to beneficially own the securities held of record by Pequot. Mr. Poch and Mr. Hale disclaim beneficial ownership of these shares except to the extent of their pecuniary interests therein. The sole director and controlling shareholder of Pequot Capital Management, Inc. is Arthur J. Samberg. Also includes 6,664 shares which may be acquired upon the exercise of options issued to Messrs. Poch and Hale.
(9)	Consists of all shares in note (8) above and (i) an additional 2,678,571 shares of Common Stock issuable upon conversion of the 2,142,857 shares of Series B Preferred Stock (the maximum number of shares of Series B Preferred Stock issuable to Pequot at one or more Subsequent Closings) at the assumed conversion price of $2.80 per share; and (ii) 535,714 shares issuable upon exercise of Common Stock Warrants.
(10)	Includes 1,667 shares which may be acquired upon the exercise of options. Includes 110,239 shares held by AMASYS Corporation. Mr. Gilluly is the President and CEO of AMASYS Corporation.
(11)	Includes 3,332 shares which may be acquired upon the exercise of options.
(12)	Includes 3,332 shares which may be acquired upon the exercise of options.
(13)	Includes 1,666 shares which may be acquired upon the exercise of options.
(14)	Includes 4,999 shares which may be acquired upon the exercise of options.
(15)	Includes 4,999 shares which may be acquired upon the exercise of options.
(16)	Includes 1,666 shares which may be acquired upon the exercise of options.

(17)	Includes 1,666 shares which may be acquired upon the exercise of options.
(18)	Includes 1,788,803 shares which may be acquired upon the exercise of options.
(19)	Includes 341,668 shares which may be acquired upon the exercise of options.
(20)	Includes 100,000 shares which may be acquired upon the exercise of options.
(21)	As of December 2003, Mr. Tonn was no longer employed by the Company.
(22)	Includes 125,000 shares which may be acquired upon the exercise of options.
(23)	Includes 50,000 shares which may be acquired upon the exercise of options.
(24)	Includes 65,000 shares which may be acquired upon the exercise of options.
(25)	Includes 60,500 shares which may be acquired upon the exercise of options.
(26)	Includes 8,333 shares which may be acquired upon the exercise of options.
(27)	Includes 2,560,964 shares which may be acquired upon the exercise of options.

PROPOSAL NO. 1

The first proposal to be considered and voted upon at the Annual Meeting is:

•	Conversion of Senior Subordinated Notes in the aggregate principal amount of $12,000,000 into 3,428,571 shares of Series B Preferred Stock, issuance of 3,428,571 shares of Series B Preferred Stock, issuance of up to an additional 7,142,857 shares of Series B Preferred Stock to the Investors pursuant to future financings using Series B Preferred Stock, and the subsequent issuance of 20% or more of the shares of the Company’s Common Stock, upon conversion of the Series B Preferred Stock, or as payment for dividends on the Series B Preferred Stock.

Background of the Proposal

On May 6, 2004, we entered into a Stock Purchase Agreement with Beta Analytics, Incorporated (“BAI”), and all of the stockholders of BAI (the “BAI Sellers”), pursuant to which we agreed to acquire all of the issued and outstanding stock of BAI (the “BAI Stock”) for approximately $27,726,000 in cash (after preliminary net working capital adjustment) and 1,832,460 unregistered shares of our Common Stock (the “BAI Acquisition”). See “The BAI Acquisition” for a more detailed description of the BAI Acquisition and the business of BAI. The Stock Purchase Agreement contains certain customary closing conditions, including regulatory approval. All closing conditions were satisfied and the acquisition was consummated on May 28, 2004. To finance the cash portion of the acquisition of BAI, we entered into a Summary of Terms on May 6, 2004 with Pequot, pursuant to which we agreed to sell and issue to Pequot and certain other investors identified by Pequot Senior Subordinated Notes in the aggregate principal amount of up to $10,000,000 at the time of the closing of the acquisition of BAI (the “Summary of Terms”).

Between May 6 and May 28, 2004, GEPT and NYL agreed to participate in the financing. Pursuant to a Stock Purchase Agreement among the Company and the Investors, dated May 28, 2004 (the “Series B Purchase Agreement”), the Company:

•	issued and sold to Investors Senior Subordinated Notes in the aggregate principal amount of $12,000,000 (the “First Closing”) at the time of the closing of the acquisition of BAI on May 28, 2004 (the “First Closing Date”); and

•	in connection with the issuance and sale of the Senior Subordinated Notes, issued Common Stock Warrants to purchase Common Stock at a ratio of one (1) share of Common Stock for every five (5) shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock issued or issuable upon conversion of the Senior Subordinated Notes.

A significant portion of the proceeds obtained on the First Closing Date was used to pay the cash portion of the consideration for the acquisition of BAI.

The Senior Subordinated Notes bear an interest rate of 7% per annum. Under the terms of the outstanding Senior Subordinated Notes, they are not convertible at the time of issuance. Automatic conversion of the Senior Subordinated Notes into Series B Preferred Stock only occurs if the Company obtains the necessary stockholders’ approval for the conversion, and the issuance of the Series B Preferred Stock upon such conversion. Upon stockholders’ approval, Senior Subordinated Notes in the aggregate principal amount of $12,000,000 will be automatically converted into 3,428,571 shares of Series B Preferred Stock at the per share price of $3.50 (the “Series B Purchase Price”), which was the closing price of the Company’s Common Stock on May 27, 2004, the day preceding the date of issuance of the Senior Subordinated Notes. In the event that the requisite stockholders’ approval is not obtained on or before September 24, 2004, or under certain circumstances, November 24, 2004 (the “Required Vote Date”), (i) the rate of interest payable on the Senior Subordinated Notes will be increased to 14% per annum and will continue to increase 0.75% for each calendar quarter thereafter that the Senior Subordinated Notes remain unpaid (but in no event shall the interest rate be increased above the rate of interest lawfully payable) and (ii) the Company will be obligated to issue to Investors additional warrants to purchase $3,500,000 of the Company’s Common Stock, exercisable only following the stockholders’ approval, at the conversion price of the Series B Preferred Stock into Common Stock (based upon the formula described in “Risks Related to the Series B Financing – Conversion Ratio of the Series B Preferred Stock”).

Under the terms of the outstanding Common Stock Warrants, they are not exercisable at the time of issuance, and will remain non-exercisable until stockholders approve the exercise of the Common Stock Warrants and the issuance of the Common Stock upon such exercise. The exercise price of the Common Stock Warrants is $4.32 per share (representing a 25% premium to the trailing 20 day average closing price of the Common Stock preceding May 28, 2004, the First Closing Date.)

Subject to certain approval rights by the holders of the existing Series A Preferred Stock and the Series B Preferred Stock, when issued (or the holders of the Senior Subordinated Notes, if the Series B Preferred Stock is not issued), the Series B Purchase Agreement also provides that the Company has an option (“Company Option”) to require the Investors to purchase up to an additional $25,000,000 of Senior Subordinated Notes (or Series B Preferred Stock, if the required stockholders’ approval is obtained prior to a subsequent closing), with additional Common Stock Warrants, at any one (1) or more times on or prior to May 27, 2005 (the “Subsequent Closing Dates” and each, together with the First Closing Date, a “Closing Date”) for the purpose of paying the cost of acquisition of the stock or assets of one (1) or more other entities in each case with an acquisition value (not including transaction expenses) of at least $10,000,000 (each a “Company Acquisition”). The $25,000,000 of financing under the Company Option, together with the $12,000,000 at the First Closing, collectively, are referred to in this Proxy Statement as the “Series B Financing.”

The Company’s right to exercise the Company Option is subject to the prior approval of each Company Acquisition (A) by a majority of the Company’s independent directors (who shall have the right to engage separate legal counsel and financial advisors in connection therewith) and (B) to the extent required by the Company’s Certificate of Incorporation, as amended, any law applicable to the Company or any contract to which the Company is a party, by the stockholders of the Company. So long as the Company Option is in effect, the holders of 100% of the Series A Preferred Stock and the Senior Subordinated Notes (or, if the requisite stockholder approval has not been obtained for their conversion, the Series B Preferred Stock), voting together as a single class, shall have the right to veto (i) any Company Acquisition and (ii) the issuance of any securities ranking senior to or on parity with the Series A Preferred Stock or the Series B Preferred Stock, or convertible into securities ranking senior to or on parity with the Series A Preferred Stock or the Series B Preferred Stock, with respect to voting, dividend, liquidation or redemption rights, including the issuance of subordinated debt convertible into senior or parity securities. The Company shall provide holders of Series A Preferred Stock and Series B Preferred Stock with at least 15 days prior written notice of each transaction described in (i) and (ii) above. If such holders veto such transaction, the Company has agreed not to permit such transaction to occur.

Reasons for the Series B Financing

The Board has determined that the Series B Financing and the transactions contemplated by the Series B Purchase Agreement are fair to and in the best interests of the Company and its stockholders (other than Pequot). In making this determination, the Board considered the following factors:

•	The Company’s need for additional capital to fund its acquisition strategy;

•	The terms of the transaction documents executed in connection with the Series B Financing, and the Board’s determination that the purchase price and the conversion prices of the Series B Preferred Stock were reasonable and fair to the stockholders;

•	The possible availability of an additional $25,000,000 of the Series B Financing that may be drawn down at the option of the Company at any time during the 12 months following the First Closing Date for the purpose of paying the cost of one (1) or more Company Acquisitions;

•	The opinion of Houlihan Lokey that the Series B Financing is fair, from a financial point of view, to the Company’s stockholders (other than Pequot, Company’s directors and Company’s officers);

•	The level of additional indebtedness to be incurred as a result of the Series B Financing, and the Company’s ability to meet its indebtedness obligations following the First Closing;

•	The dilutive effect of the Series B Financing on the ownership and voting rights of the Company’s current stockholders;

•	The fact that the Senior Subordinated Notes are not convertible into Series B Preferred Stock until the requisite stockholders’ approval is obtained;

•	The fact that the Common Stock Warrants are not exercisable until the requisite stockholders’ approval is obtained;

•	The level of control and influence the Investors will have on the Company as a result of the Series B Financing; and

•	The experience and expertise of the Investors in financing the growth of smaller capitalization companies, including service companies.

Use of Proceeds

A significant portion of funds obtained on the First Closing Date was used to pay the cash portion of the consideration for the acquisition of BAI. Pursuant to the Series B Purchase Agreement, the remaining $25,000,000 of the Series B Financing may be drawn down at any one (1) or more times on or before May 27, 2005 at the option of the Company for the purpose of paying the cost of one (1) or more Company Acquisitions, fees, expenses and integration costs related to the Company Acquisitions.

Houlihan Lokey Fairness Opinion

On March 30, 2004, the Company engaged Houlihan Lokey to deliver an opinion to the Board as to whether the terms of the Series B Financing are fair to the Company’s public stockholders (which include all holders of the Company’s Common Stock with the exception of members of the Board and officers of the Company) from a financial point of view.

The Board retained Houlihan Lokey based upon Houlihan Lokey’s reputation, experience and expertise in the valuation of businesses and securities in connection with recapitalizations and similar transactions, particularly within the defense and intelligence sectors of the Federal contracting market. Houlihan Lokey is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services and rendering fairness opinions in connection with mergers and acquisitions, leveraged buyouts, business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings and private placements of debt and equity securities.

At the May 6, 2004 telephonic meeting of the Board, Houlihan Lokey presented its analysis (as described below) and rendered to the Board its oral opinion (subsequently confirmed in writing) that, based on and subject to the matters delineated in the written opinion, the terms of the Series B Financing, taken as a whole, are fair to the Company’s public stockholders from a financial point of view. On May 26, 2004, Houlihan Lokey reaffirmed in writing the conclusions it provided to the Board on May 6, 2004. For purposes of this summary, the term “Houlihan Lokey Fairness Opinion” refers collectively to the fairness opinion issued in writing by Houlihan Lokey to the Board on May 6, 2004 and the fairness opinion issued in writing by Houlihan Lokey to the Board on May 26, 2004, which opinions speak only as of their respective dates.

The summary of the Houlihan Lokey Fairness Opinion set forth below is qualified in its entirety by reference to the full text of the Houlihan Lokey Fairness Opinion attached as Annex L to this Proxy Statement. The Houlihan Lokey Fairness Opinion was provided for the information and assistance of the Board in connection with the Board’s consideration of the terms of the Series B Financing. The Houlihan Lokey Fairness Opinion is not a recommendation as to how any stockholder should vote at the Annual Meeting. Stockholders are encouraged to read this summary and Annex L carefully in their entirety for a description of the assumptions made, matters considered and limitations on the review undertaken.

No limitations were imposed by the Board upon Houlihan Lokey with respect to the investigations made or procedures followed by Houlihan Lokey in performing its engagement. Events that could affect the fairness of the terms of the Series B Financing to the Company’s public stockholders from a financial point of view include adverse changes in industry performance or market conditions and changes to the Company’s business, financial condition or results of operations.

There were no material relationships or transactions between Houlihan Lokey and the Company, the Company’s affiliates or any other party to the Series B Financing (including Pequot, GEPT and NYL) prior to or at the time that Houlihan Lokey and the Company entered into the engagement letter with respect to the Houlihan Lokey Fairness Opinion, no such material relationships or transactions have since developed and no such material relationships or transactions are mutually understood to be contemplated other than the matters contemplated by the engagement letter dated March 30, 2004 between Houlihan Lokey and the Company.

In arriving at the conclusions expressed in the Houlihan Lokey Fairness Opinion, among other things, Houlihan Lokey did the following:

•	reviewed the Company’s annual reports to stockholders on Form 10-K for the fiscal years ended 2000 through 2003;

•	reviewed the Company’s quarterly reports to stockholders on Form 10-Q for the quarters ended March 31, 2003 and March 31, 2004;

•	reviewed the Company’s forecasted financial statements for the fiscal years 2004 to 2007, with and without the effects of the Series B Financing;

•	reviewed the Summary of Terms for the Series B Financing;

•	met with certain members of the senior management of the Company to discuss the Company’s operations, financial condition, prospects, and rationale of the Series B Financing;

•	reviewed the CEO’s presentation to certain investors, dated March 18, 2004;

•	reviewed the historical market prices and trading volume for the Company’s publicly traded securities;

•	reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to the Company, including prices and premiums paid in other transactions that Houlihan Lokey considered similar to the Series B Financing;

•	reviewed the following documents:

•	draft of the Series B Purchase Agreement dated May 26, 2004;

•	draft of the Form of Senior Subordinated Note dated May 26, 2004;

•	draft of the Form of Common Stock Warrant dated May 26, 2004;

•	draft of the Amended and Restated Stockholders’ Voting Agreement dated May 26, 2004;

•	draft of the Voting Agreement dated May 26, 2004;

•	draft of the Registration Rights Agreement dated May 26, 2004;

•	draft of the Amendment to Certificate of Designations, Powers, Preferences and Rights of the Series A Preferred Stock dated May 26, 2004;

•	draft of the Certificate of Designations, Powers, Preferences and Rights of the Series B Preferred Stock dated May 26, 2004;

•	draft of the Co-Sale Agreement dated May 26, 2004;

•	certain additional transaction documents; and

•	conducted such other studies, analyses and inquiries as it deemed appropriate.

Private Investment in Public Equities (PIPE) Study

In order to ascertain whether the terms of the Series B Financing are fair to the Company’s public stockholders from a financial point of view, Houlihan Lokey analyzed 191 convertible preferred PIPE transactions that closed during the period January 1, 2003 to May 25, 2004 (collectively the “PIPE Universe”). Of these transactions, Houlihan Lokey sorted and analyzed the PIPE transactions for convertible preferred stock based on several tiers, including:

•	all transactions;

•	transactions that closed during the period January 1, 2004 to May 25, 2004;

•	transactions involving companies with market capitalizations greater than $50 million and less than $200 million;

•	transactions involving companies with market capitalizations greater than $50 million and less than $200 million that involve the issuance of warrants; and

•	all transactions involving issuances of between $5 million and $15 million of securities.

Empirical data showed that, with regard to the convertible preferred issuances by companies within the PIPE Universe that had market capitalizations greater than $50 million but less than $200 million (the Company’s market capitalization falls within this range), approximately 67.2% of these issuances included a warrant feature (45 of these 67 companies included a warrant feature). The empirical data also showed that, with regard to the preferred issuances by companies within the PIPE Universe that had market capitalizations greater than $50 million but less than $200 million, approximately 80.0% of the companies that issued convertible preferred stock since January 2004 issued convertible preferred stock with a warrant feature (20 of these 25 companies included a warrant feature). Companies that had market capitalizations greater than $50 million but less than $200 million and issued convertible preferred stock with a warrant feature priced securities ranging from a 60.8% discount to a 29.6% premium to the prevailing stock price with a median and mean discount of 8.8% and 9.6%, respectively; similarly sized companies that issued convertible preferred stock with warrants since January 2004 priced securities ranging from a 62.5% discount to a 31.7% premium with a median and mean discount of 2.5% and 6.6%, respectively. Thus, the implied 13.0% discount to the Company’s stock price as of May 25, 2004 ($3.22) assuming a $2.80 purchase price is reasonably within the range.

Also, companies with a market capitalization greater than $50 million but less than $200 million that issued convertible preferred stock with a warrant feature issued convertible preferred securities with a dividend yield ranging from 0.0% to 12.0%, with a median of 6.0%; similarly sized companies that issued convertible preferred securities with a warrant feature since January 2004 issued convertible preferred securities with a dividend yield ranging from 2.0% to 10.0%, with a median of 6.0%. Thus, the dividend yield of 6.0% per annum for the Series B Preferred Stock is reasonably within the range.

Additionally, Houlihan Lokey has analyzed warrants issued in connection with these transactions in the PIPE Universe and found that, as a percentage of fully-diluted shares outstanding, the mean and median percentage of the warrants issuable as a percentage of fully-diluted shares outstanding were 4.0% and 2.9%, respectively, for issuances since January 1, 2003 and 6.0% and 2.7%, respectively, for issuances since January 2004. This compares favorably to the 1.4% applicable to the Series B Financing.

The empirical data observed in the PIPE Universe indicate that the terms of the sale of securities in the Series B Financing, including the warrant coverage, were within the ranges observed for other recent equity financings.

Conclusion

Based on the analyses described above, Houlihan Lokey determined that, as of the dates of the Houlihan Lokey Fairness Opinion, the Series B Financing is fair to the Company’s public stockholders from a financial point of view.

As a matter of policy, the Company does not publicly disclose projections of the operating results of the Company’s business. Nevertheless, in connection with its review of the fairness of Series B Financing, Houlihan Lokey considered financial forecasts and projections prepared by the Company, which will not be publicly disclosed. These financial projections were prepared by the Company’s management, and reflect predictions of future events for which Houlihan Lokey takes no responsibility and makes no predictions. Actual results may vary materially from these projections. The Company’s financial projections took into account market conditions as they existed at the time of the most recent updating of the projections, which was as of May 3, 2004, and the Company does not intend to provide Houlihan Lokey with any updated or revised financial projections in connection with the Series B Financing. In addition, factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as material adverse effects on the business, financial condition or results of operation of the Company may cause the financial projections or the underlying assumptions to be inaccurate, potentially in material, adverse ways and the actual results to differ materially from those projected.

The Houlihan Lokey Fairness Opinion is based on the business, economic, market and other conditions as they existed as of May 6, 2004 and May 26, 2004, as applicable, and could be evaluated by Houlihan Lokey as of those dates. In rendering the Houlihan Lokey Fairness Opinion, Houlihan Lokey relied upon and assumed, without independent verification, that the financial and other information provided to Houlihan Lokey by the management of the Company was accurate and complete, that the Company’s financial forecasts and projections were reasonably prepared and reflected the best then currently available estimates of the future financial results and condition of the Company, that no material changes (individually or in the aggregate) had occurred in the assets, financial condition, business or prospects of the Company between the date of the then-most recent financial statements provided to Houlihan Lokey and the dates of the Houlihan Lokey Fairness Opinion and that there were no facts or information regarding the Company that would cause the information supplied by Houlihan Lokey to be incomplete or misleading in any material respect. Houlihan Lokey did not independently verify the accuracy or completeness of the information supplied to it with respect to the Company and does not assume responsibility for it.

Houlihan Lokey did not make any physical inspection or independent appraisal of any of the properties or assets of the Company.

Houlihan Lokey was not asked to opine and does not express any opinion as to: (i) the Company’s acquisition of BAI; (ii) the tax or legal consequences of the Series B Financing or (iii) the realizable value of the Company’s Common Stock or the prices at which the Company’s Common Stock may trade.

The Houlihan Lokey Fairness Opinion does not address the underlying business decision to effect the Series B Financing nor does it constitute a recommendation to any stockholder (or any other person) as to whether the stockholder should vote in favor of the portions of the Series B Financing that are subject to stockholder approval.

Houlihan Lokey was not requested to, and it did not, solicit third party indications of interest concerning the Series B Financing. Houlihan Lokey did not negotiate any portion of the Series B Financing and did not advise the Company with respect to any alternatives to the Series B Financing.

The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey in arriving at the Houlihan Lokey Fairness Opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is, therefore, not readily susceptible to summary description. In arriving at the Houlihan Lokey Fairness Opinion, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete and/or inaccurate view of the processes underlying the analyses set forth in the Houlihan Lokey Fairness Opinion. In its analyses, Houlihan Lokey made numerous assumptions with respect to the Company, Series B Financing, industry performance, general business, economic, market and financial conditions and other matters, the accuracy and completeness of the information provided to it by the Company’s management (including without limitation, the Company’s financial forecasts and projections), many of which are beyond the Company’s control. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of the Company’s business or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

Under the Company’s engagement letter with Houlihan Lokey, the Company agreed to pay Houlihan Lokey fees totaling $275,000. No portion of Houlihan Lokey’s fee is contingent on the consummation of the Series B Financing or the conclusions reached in the Houlihan Lokey Fairness Opinion. In addition, the Company agreed, among other things, to reimburse Houlihan Lokey for certain of its reasonable out-of-pocket expenses incurred in connection with the services provided by Houlihan Lokey, and to indemnify and hold harmless Houlihan Lokey and other related parties from and against various liabilities and expenses, which may include liabilities under the federal securities laws, in connection with its engagement.

Information about GEPT

General Electric Pension Trust, a New York common law trust, is the pension trust for employees of General Electric Company and its subsidiaries.

Information about NYL

New York Life Capital Partners II, L.P. is a limited partnership investing primarily in leveraged buyouts and other similar transactions involving equity and short term debt.

Information about Pequot

Pequot Private Equity Fund III, L.P. (“PPE3”), is a $640 million private equity fund formed in 2000. Its general partner is a Delaware limited liability company. PPE3’s investment objective is to invest in equity and equity-related investments in public and private companies in dynamic market sectors that are typically 12 to 24 months away from broad market acceptance, irrespective of the company’s ownership profile. The fund focuses primarily on companies in the infrastructure, software and services, healthcare and defense markets.

Pequot Offshore Private Equity Partners III, L.P. (“PPE3O”), is a $90 million private equity fund formed in 2000. Its general partner is a Delaware limited liability company. PPE3O’s investment objective is to invest in equity and equity-related investments in public and private companies in dynamic market sectors that are typically 12 to 24 months away from broad market acceptance, irrespective of the company’s ownership profile. The fund focuses primarily on companies in the infrastructure, software and services, healthcare and defense markets.

For biographical information regarding Gerald A. Poch, Managing Director of Pequot Capital Management, Inc. and Martin Hale, Principal of Pequot Capital Management, Inc., see “Proposal No. 3 Election of Directors – Directors and Nominees.”

Risks Related to the Series B Financing

Investors’ Veto Rights. The Company requires additional capital to fund its acquisition strategy. If the Investors exercise their right to veto any Company Acquisition pursuant to the Series B Purchase Agreement, the

Company may not be able to consummate an acquisition that is deemed attractive by management. If the Investors exercise their veto right, the Company also cannot assure you that additional or alternative financing could be obtained for the acquisition on terms and conditions that are as favorable to the Company as those contained in the Series B Purchase Agreement, or at all.

Dilution. If all funds under Series B Financing are drawn down by the Company, there will be a significant dilutive effect on the ownership interests and voting rights of the Company’s existing stockholders and warrant and option holders. Upon stockholders’ approval of Proposal No. 1 at the Annual Meeting, the outstanding Senior Subordinated Notes in the aggregate principal amount of $12,000,000 will be automatically converted into 3,428,571 shares of Series B Preferred Stock. Upon stockholders’ approval of Proposal No. 2 at the Annual Meeting, the Common Stock Warrants will become exercisable at the option of the Investors at any time to purchase Common Stock at the ratio of one (1) share of Common Stock for every five (5) shares of Common Stock issued or issuable upon the conversion of the Series B Preferred Stock issued or issuable upon the aggregate principal amount of the Senior Subordinated Notes. Existing holders of Common Stock (other than the BAI Sellers) currently have the right to vote approximately 66.6% of the outstanding voting stock of the Company on all matters subject to stockholders’ vote. Immediately following the conversion of the currently outstanding Senior Subordinated Notes into Series B Preferred Stock, existing holders of Common Stock (other than the BAI Sellers) will have the right to vote approximately 56.9% of the Company’s outstanding voting stock.

Stockholders should further note that in the event that Company fails to obtain the necessary stockholder vote for Proposals No. 1 and 2 by the Required Vote Date, the Company is obligated under the Series B Purchase Agreement to issue Investors additional warrants to purchase $3,500,000 of the Company’s Common Stock (“Additional Warrants”), exercisable at any time following stockholders’ approval at an exercise price equal to the per share conversion price of the Series B Preferred Stock. Investors’ exercise of these Additional Warrants would cause additional dilution to our current holders of Common Stock.

Continued Influence of Pequot. Upon conversion of the outstanding Senior Subordinated Notes into 3,428,571 shares of Series B Preferred Stock, Pequot, together with the Series A Preferred Stock it currently holds, will have the right to cast an aggregate of 7,726,457 votes on all matters submitted to stockholders for a vote (even without exercising any of the warrants currently held by them). Depending on the amount of funds drawn down under the Series B Financing and on Pequot’s participation in the Series B Financing, Pequot may hold an even higher percentage of voting shares of the Company. In addition, under the terms of the Series B Preferred Stock, the approval of the holders of majority of the Series B Preferred Stock is required for several matters, including certain mergers, certain acquisitions and the incurrence of certain indebtedness by the Company. Pursuant to the Amended and Restated Stockholders’ Voting Agreement (the “Amended and Restated Stockholders’ Agreement”), in certain instances, including the Company’s failure to redeem the existing Series A Preferred Stock as required, Pequot will have the right to designate a majority of the Board. See “Terms of the Amended and Restated Stockholders’ Agreement.”

Indebtedness. The indebtedness incurred with respect to the Senior Subordinated Notes under the First Closing is material in relation to the Company’s current level of indebtedness, its ability to service the debt from its operating cash flow and its ability to repay the debt in full at maturity. If the Company exercises the Company Option and draws down all funds under the Series B Financing prior to the Required Vote Date, it will incur even a more substantial amount of debt. See “Terms of the Series B Purchase Agreement,” “Terms of the Senior Subordinated Notes” and “Unaudited Pro Forma Consolidated Financial Information.” In addition, the holders of the Series B Preferred Stock may require the Company to redeem the Series B Preferred Stock four (4) years after each Closing Date. See “Terms of the Series B Preferred Stock—Redemption.” No assurance can be given that sufficient funds will be available to meet the Company’s operating needs, or to pay the interests on the Senior Subordinated Notes, or the dividends on the Series B Preferred Stock, or to redeem the Series B Preferred Stock in accordance with their respective terms.

Stockholders should note further that in the event that Company fails to obtain the necessary stockholder vote for Proposals No. 1 and 2 by the Required Vote Date, the rate of interest payable on the Senior Subordinated Notes will be increased to 14% per annum for each calendar quarter and will continue to increase 0.75% for each calendar quarter thereafter that the Senior Subordinated Notes remain unpaid (but in no event shall the interest rate be increased above the rate of interest lawfully payable).

The funds provided in the Series B Financing may not be adequate to complete a specific acquisition or acquisitions the Company may pursue, in which case the Company may seek additional funds by incurring additional indebtedness, issuing additional equity securities, or by other means. If holders of the Series A Preferred Stock and the Series B Preferred Stock exercise their right to veto any Company Acquisition, we may not be able to obtain additional or alternative financing for the acquisition on terms and conditions that are as favorable to the Company as those contained in the Series B Purchase Agreement. Currently, the Company has no agreements, arrangements or understandings with respect to the Company’s acquisition of any entity or business.

Antitakeover Effect. Upon conversion of the outstanding Senior Subordinated Notes, Investors will have significant ownership interests in the Company. Such ownership interests could effectively deter a third party from making an offer to buy the Company, which might involve a premium over the current stock price or other benefits for stockholders, or otherwise prevent changes in the control or management of the Company. If the Company draws down all funds under the Series B Financing, Investors will own even a more significant ownership interest. There are no restrictions, in the form of a standstill agreement or otherwise, on the ability of Investors or their affiliates to purchase additional securities of the Company and thereby further consolidate their ownership interests.

Preferential Rights of the Preferred Stock. Investors will have preferential rights with respect to distributions upon a liquidation of the Company, including certain business combinations. Accordingly, no distributions upon liquidation may be made to the holders of Series A Preferred Stock or Common Stock until the holders of the Series B Preferred Stock have been paid their liquidation preference. As a result, it is possible that, on liquidation, all amounts available for the holders of equity of the Company would be paid to the holders of the Series B Preferred Stock and the holders of the Series A Preferred Stock, and that the holders of Common Stock would not receive any payment.

Conversion Ratio of the Series B Preferred Stock. The per share conversion price (the “Series B Conversion Price”) of the Series B Preferred Stock will be the lowest of (i) $3.10; (ii) the price that reflects a 20% discount to the trailing average closing price of the Company’s Common Stock for the 20 consecutive trading days immediately preceding the date of the initial conversion of the Senior Subordinated Notes (the “Series B Issue Date”), but in no event less than $2.80; and (iii) the closing price of the Company’s Common Stock on the day immediately preceding the Series B Issue Date; provided that if stockholders’ approval for the conversion of the Senior Subordinated Notes occurs during certain uncured events of default, the Conversion Price will not be subject to the $2.80 floor price under paragraph (ii) above. Because the Series B Conversion Price will be less than $3.50, the Series B Purchase Price, each share of Series B Preferred Stock will convert into more than one (1) share of Common Stock. Because holders of each share of Common Stock are entitled to one (1) vote, Investors will own an even higher percentage of our voting securities when they convert all of their Series B Preferred Stock into Common Stock.

American Stock Exchange Requirements

Section 712 of the American Stock Exchange (“AMEX”) Company Guide requires that a company whose stock is listed on AMEX obtain stockholder approval for the issuance or potential issuance of common stock equal to 20% or more of its common stock. Section 712 requires us to obtain stockholder approval prior to approving the listing of additional stock to be issued in connection with an acquisition of the stock or assets of another company where the issuance of common stock could result in an increase in our outstanding common stock of 20% or more. Because a significant portion of the funds obtained on the First Closing Date was used to pay the cash portion of the consideration of the acquisition of BAI, AMEX takes the position that the 1,832,460 shares of Common Stock issued to the BAI Sellers should be aggregated with the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Common Stock Warrants for the purpose of Section 712. Our issuance of Series B Preferred Stock upon conversion of the Senior Subordinated Notes and the subsequent issuance of shares of Common Stock upon conversion of the Series B Preferred Stock and upon exercise of the Common Stock Warrants falls under this rule because the issuance of such shares combined with the 1,832,460 shares issued to BAI Sellers will result in an increase in our outstanding Common Stock of more than 20%.

Because (i) the Senior Subordinated Notes are not convertible into equity securities at the time of issuance and will remain non-convertible until holders of a majority of our voting stock approve the conversion at the Annual Meeting, and (ii) the Common Stock Warrants are not exercisable at the time of issuance by Investors to purchase the Company’s Common Stock and will remain non-exercisable until holders of a majority of our voting stock approve the exercise at the Annual Meeting, the American Stock Exchange has confirmed with us that the Company was not required to seek stockholders’ approval prior to the issuance of either (x) the 1,832,460 shares to the BAI Sellers, or (y) the Senior Subordinated Notes and Common Stock Warrants on the First Closing Date pursuant to the Series B Purchase Agreement.

However, because (1) issuance of 3,428,571 shares of Series B Preferred Stock upon conversion of the Senior Subordinated Notes, combined with the 1,832,460 shares issued to BAI Seller, will result in an increase in our outstanding Common Stock of more than 20%, and (2) the aggregate number of shares of Common Stock issuable upon conversion of the maximum number of shares of Series B Preferred Stock issuable under the Series B Purchase Agreement and exercise of the associated Common Stock Warrants together with future anti-dilution adjustments and issuance of Common Stock as payment of dividends of the Series B Preferred Stock will exceed 20% of the outstanding shares of our Common Stock, we are required under the AMEX listing rules to seek stockholders’ approval for the matters raised in Proposal No. 1. Pursuant to the Series B Purchase Agreement, the Company agreed to use its best efforts to hold a stockholders’ meeting and to seek stockholders’ approval for Proposals No. 1 and 2 as soon as practicable after the First Closing Date.

Special Committee

The Board appointed a Special Committee, comprised solely of independent directors, Lincoln D. Faurer and Daniel R. Young (the only two independent directors at the time), to consider, review and provide guidance, supervision and oversight on the negotiations concerning the Series B Financing, and to evaluate and make recommendations regarding the transactions contemplated by the Series B Purchase Agreement to the Board, as it deemed appropriate. Upon review of the terms of the Series B Financing and the Houlihan Lokey Fairness Opinion, the Special Committee determined that the Series B Financing is in the best interests of the Company and its public stockholders (other than Pequot). The Special Committee unanimously approved the Series B Financing and recommended that the Board approve the Series B Financing. The Board subsequently unanimously approved the Series B Financing.

Interests of Certain Persons in Approval of Proposal No. 1

In considering the recommendation of the Special Committee and the Board with respect to the Series B Financing, stockholders should be aware that certain incumbent directors, Gerald A. Poch and Martin Hale, are General Partners of Pequot. Because they have interests in the Series B Financing that may be in addition to, or different from, the interests of stockholders in general, they did not participate in the portion of any Board meeting and abstained from voting on all matters relating to the Series B Financing. On May 26, 2004, the Board (except for Messrs. Poch and Hale) unanimously approved the Series B Financing. The First Closing under the Series B Purchase Agreement took place on May 28, 2004.

Series B Transaction Documents

Stockholders should consider the following summary of the terms of the Series B Purchase Agreement before voting on Proposals Nos. 1 and 2. This summary is qualified in its entirety by reference to the following documents, each of which is attached hereto as an annex to this proxy statement:

•	The Series B Purchase Agreement, which is attached to this proxy statement as Annex A;

•	Amendment to Certificate of Designations, Powers, Preferences and Rights of Series A Preferred Stock, which is attached to this proxy statement as Annex B (the “Amendment to the Series A Certificate of Designations”);

•	The Certificate of Designations, Powers, Preferences and Rights of the Series B Preferred Stock (the “Series B Certificate of Designations”), which is attached to this proxy statement as Annex C;

•	The Senior Subordinated Notes, a form of which is attached to this proxy statement as Annex D;

•	The Common Stock Warrants, a form of which is attached to this proxy statement as Annex E;

•	The Voting Agreement, which is attached to this proxy statement as Annex F;

•	The Registration Rights Agreement, which is attached to this proxy statement as Annex G;

•	The Amended and Restated Stockholders’ Agreement, which is attached to this proxy statement as Annex H;

•	The Amended and Restated Credit Agreement, which is attached to this proxy statement as Annex I;

•	The Amended and Restated Intercreditor and Subordination Agreement, which is attached to this proxy statement as Annex J (the “Amended and Restated Intercreditor Agreement”); and

•	The Junior Intercreditor and Subordination Agreement, which is attached to this proxy statement as Annex K (the “Junior Intercreditor Agreement”).

(collectively, with all other documents issued or executed in connection with or ancillary to the Series B Purchase Agreement, the “Series B Transaction Documents”).

Terms of the Series B Purchase Agreement

Pursuant to the Series B Purchase Agreement, the Company:

•	issued and sold to Investors Senior Subordinated Notes in the aggregate principal amount of $12,000,000 at the time of the closing of the acquisition of BAI on May 28, 2004; and

•	in connection with the issuance and sale of the Senior Subordinated Notes, issued Common Stock Warrants exercisable to purchase the Company’s Common Stock at a ratio of one (1) share of Common Stock for every five (5) shares of Common Stock issued or issuable upon the conversion of the Series B Preferred Stock issued or issuable upon conversion of the Senior Subordinated Notes.

A significant portion of the proceeds obtained on the First Closing Date was used to pay the cash portion of the consideration for the acquisition of BAI.

Subject to certain approval rights by the holders of the existing Series A Preferred Stock and the Series B Preferred Stock, when issued (or the holders of the Senior Subordinated Notes, if the Series B Preferred Stock is not issued), the Series B Purchase Agreement also provides that the Company has a Company Option to require Investors to purchase up to an additional $25,000,000 of Senior Subordinated Notes (or Series B Preferred Stock if stockholders’ approval is obtained prior to a Subsequent Closing), with additional Common Stock Warrants, at any one (1) or more times, on or prior to May 27, 2005 for the purpose of paying the cost of a Company Acquisition.

The Company’s right to exercise the Company Option is subject to the prior approval of each Company Acquisition (x) by a majority of the Company’s independent directors (who shall have the right to engage separate legal counsel and financial advisors in connection therewith) and (y) to the extent required by the Company’s Certificate of Incorporation, as amended, any law applicable to the Company or any contract to which the Company is a party, by the stockholders of the Company. So long as the Company Option is in effect, the holders of 100% of the Series A Preferred Stock and Senior Subordinated Notes (or, if the requisite stockholder approval has been obtained for their conversion, the Series B Preferred Stock), voting as a single class, shall have the right to veto (i) any Company Acquisition and (ii) the issuance of any securities ranking senior to or pari passu with the Series A Preferred Stock or the Series B Preferred Stock, or convertible into securities ranking senior to or pari passu with the Series A Preferred Stock or the Series B Preferred Stock, with respect to voting, dividend, liquidation or redemption rights, including the issuance of subordinated debt. The Company shall provide holders of Series A Preferred Stock and Series B Preferred Stock with at least 15 days prior written notice of each transaction described in (i) and (ii) above. If such holders veto such transaction, the Company has agreed not to permit such transaction to occur.

Representations and Warranties

The Series B Purchase Agreement contains numerous representations and warranties of the Company both as to matters related to the Company and in certain instances, matters related to the Company’s subsidiaries. In certain cases, these representations are subject to specified exceptions and qualifications. The matters covered by the representations and warranties include, among other things:

•	due organization and qualification of the Company and its subsidiaries;

•	due power and authority of the Company and its subsidiaries to enter into the financing and the related transaction agreements, and to perform their obligations under those agreements;

•	capitalization of the Company;

•	title to property and assets;

•	insurance coverage and claims;

•	compliance with applicable laws and regulations, including the Foreign Corrupt Practices Act and the USA Patriot Act, and possession of certain licenses and permits;

•	certain transactions with employees, officers, stockholders, directors and consultants;

•	rights to intellectual property and other intellectual property matters;

•	material contracts, agreements and arrangements;

•	absence of any conflict with the certificate of incorporation, bylaws or contracts of the Company or of any of its subsidiaries, and absence of conflict with applicable laws;

•	litigation and claims involving the Company or its subsidiaries or their respective officers or assets;

•	labor and employment matters;

•	employee benefit plans and the termination of the employee stock ownership plan of the former Analex Corporation acquired by the Company in November 2001;

•	payment of taxes and filing of tax returns;

•	compliance with applicable securities laws relating to the offer and sale of securities pursuant to the Series B Purchase Agreement;

•	environmental matters and compliance with environmental laws;

•	the accuracy of disclosure made by the Company in the Series B Transaction Documents and in SEC filings;

•	the preparation and accuracy of the Company’s financial statements;

•	government contract, bid and award matters;

•	absence of material changes since the end of the Company’s last fiscal year;

•	existing registration rights of stockholders and agreements with stockholders relating to voting of stock;

•	the Company’s relationships with its customers and suppliers; and

•	warranties on the Company’s products and services.

The Series B Purchase Agreement also contains representations and warranties of Investors that are, in certain cases, subject to specified exceptions and qualifications. The matters covered by Investors’ representations and warranties include, among other things:

•	due power and authority of the Investors to enter into the Series B Transaction Documents, and the transactions contemplated thereby;

•	securities law matters related to the purchase of the securities pursuant to the Series B Purchase Agreement; and

•	absence of conflicts with the Investors’ organizational documents and contracts.

Conditions to Purchase at First Closing

The obligation of Investors to purchase the Senior Subordinated Notes and the Common Stock Warrants at the First Closing was subject to the satisfaction on or before the First Closing Date of a number of conditions, including the following:

•	No Breach of Representations and Warranties; Compliance with Conditions. The representations and warranties of the Company in the Series B Purchase Agreement must be true and correct in all material respects and the Company must have complied with all conditions contained in the Series B Purchase Agreement that are required to be complied with on or prior to the First Closing.

•	No Event of Default. Immediately prior to the First Closing and giving effect to the transactions to be consummated at the First Closing, there cannot be any “event of default” with respect to the Company and its subsidiaries. For purposes of meeting the conditions to each Closing, an “event of default” is any of the following:

•	failure to pay when due the principal of any Senior Subordinated Notes;

•	failure to pay when due the interest on any Senior Subordinated Notes;

•	any representation or warranty made by the Company and/or its subsidiaries pursuant to the Series B Purchase Agreement or the Series B Transaction Documents is proven to have been inaccurate in any material respect when such representation or warranty was made;

•	a default by the Company and/or its subsidiaries in the performance or observance of specified covenants and agreements contained in the Series B Purchase Agreement or the Series B Transaction Documents that are not cured within 10 days following notice from the Investors;

•	any default occurs or is declared which causes or would cause the acceleration of indebtedness under the Amended and Restated Credit Agreement or other senior credit facility of the Company and which has not been waived by Bank of America or other senior lender prior to the maturity date of the Senior Subordinated Notes;

•	any contractual default by the Company or its subsidiaries not waived or cured within a certain period of time of its occurrence involving claimed actual damages greater than $2,000,000, with respect to which the other party commences proceedings to exercise its rights regarding such default;

•	any entrance of a judgment against the Company and/or its subsidiaries for more than $1,000,000 that remains uncured for a period of 30 consecutive days;

•	any issuance of any writs or warrants of attachment, garnishment, execution or similar process against the Company and/or its subsidiaries exceeding an aggregate of $150,000 that remain uncured for a period of 30 consecutive days;

•	any governmental approval obtained by the Company and/or its subsidiaries in connection with the Series B Purchase Agreement or any Series B Transaction Document ceases to be in full force and effect, and such event or condition would have a material adverse effect on the Company and its subsidiaries, considered as a whole;

•	a proceeding is instituted with respect to the insolvency, dissolution or winding-up of the Company or any of its subsidiaries or seeking appointment of a receiver, trustee, liquidator or similar party for the Company and its subsidiaries or for any substantial part of their assets;

•	the Company or any of its subsidiaries becomes insolvent, suspends operations or makes an assignment for the benefit of creditors;

•	specified adverse events occur with respect to government contracts entered into by the Company, including government investigations, suspensions or debarments, receipt of notices of termination of government contracts for default, and termination of any material government contract due to fraud or willful misconduct;

•	an event occurs that Investors reasonably believes creates or reasonably believes will result in a material adverse effect on the Company and its subsidiaries, considered as a whole;

•	120 days shall have passed since the First Closing Date, and the stockholders’ approval for the conversion of the Senior Subordinated Notes into Series B Preferred Stock, the issuance of the Series B Preferred Stock and the stockholders’ approval for the Investors’ exercise of the Common Stock Warrants, and the corresponding issuance of the Common Stock (the “Stockholder Approval”) shall not have occurred; except that under certain circumstances, the period can be extended to 180 days from the First Closing Date; and

•	occurrence of any default, event or condition which would permit holders of the outstanding Series A Preferred Stock or the convertible notes issued concurrently with the issuance of the Series A Preferred Stock (the “Convertible Notes”), both of which were issued in December 2003 pursuant to a Subordinated Note and Series A Convertible Preferred Stock Purchase Agreement, dated July 18, 2003 (the “Series A Purchase Agreement”) to become due, and that such default has not been waived by holders of the Convertible Notes and Series A Preferred Stock.

•	Compliance Certificate. The Company must deliver a certificate with respect to the truth of its representations and warranties, compliance with its conditions to the First Closing and the absence of any material adverse effect on the Company and its subsidiaries, considered as a whole.

•	Consents and Approvals. The Company must have obtained all consents, approvals and authorizations from governmental authorities or third parties required to consummate the transactions under the Series B Purchase Agreement.

•

Delivery of Documents. The Company must have delivered to Investors Senior Subordinated Notes and Common Stock Warrants purchased by Investors. The Company must also have executed and delivered to Investors among other documents, the Amended and Restated Stockholders’ Agreement, the Registration Rights Agreement, security agreements, guarantees and pledges with respect to the indebtedness under the Senior Subordinated Notes, the Amended and Restated Intercreditor Agreement, a Junior Intercreditor Agreement and a certificate of the corporate secretary of the Company and of each of its subsidiaries certifying as to such entity’s certificate of incorporation, bylaws and good standing in specified jurisdictions.

•	Filing of Certificate of Designations. The Company must have filed with the Secretary of State of the State of Delaware the Series B Certificate of Designations and the Amendment to the Series A Certificate of Designations.

•	Opinion of Company Counsel. The Company must have delivered to Investors an opinion of counsel to the Company as to specified matters.

•	No Acceleration of Vesting or Rights under Certain Securities. The Board must not have made any determination that could result in the acceleration of vesting or other rights under outstanding options or warrants to purchase Common Stock or in an accelerated payment under such options.

•	Government Approvals for Collateral Assignment of Government Contracts. The Company must have obtained consents of governmental authorities necessary for the assignment of government contracts contemplated by the instruments and agreements securing the indebtedness under the Senior Subordinated Notes to the extent required by the Series B Purchase Agreement.

•	Capitalization Table. The Company must have delivered to Investors an updated table showing the capitalization of the Company as of First Closing Date.

•	Houlihan Lokey Fairness Opinion. The Company must have delivered to Investors the fairness opinion rendered by Houlihan Lokey and any updates thereto.

•	Financing Statements and Termination of Liens. The Company must have prepared financing statements to be filed in connection with the assets of BAI.

•	Acquisition of BAI. Concurrent with the First Closing, the Company shall have completed the acquisition of BAI.

Conditions to Sale at First Closing

The obligation of the Company to sell and issue to Investors the Senior Subordinated Notes in the aggregate principal amount of $12,000,000 and the associated Common Stock Warrants at the First Closing was subject to the satisfaction on the First Closing Date of a number of conditions, including the following:

•	No Breach of Representations and Warranties; Compliance with Conditions. The representations and warranties of the Investors in the Series B Purchase Agreement must be true and correct in all material respects and the Investors must have complied with all conditions contained in the Series B Purchase Agreement that are required to be complied with on or prior to the First Closing.

•	Consents and Approval. All authorizations, approvals or permits required to be obtained from governmental authorities or third parties to consummate the issuance and sale of securities pursuant to the Series B Purchase Agreement must have been obtained, and the purchase and payment of the securities purchased by the Investors does not violate any law applicable to the Company or the Investors at the First Closing.

•	Delivery of Documents. Investors must have executed and delivered the Amended and Restated Stockholders’ Agreement, the Registration Rights Agreement, the Amended and Restated Intercreditor Agreement, and the Junior Intercreditor Agreement.

•	Delivery of Purchase Price. The Investors shall have delivered to the Company the Series B Purchase Price of $12,000,000 at First Closing.

Conditions to Purchase at each Subsequent Closing

If the Company exercises the Company Option to require Investors to purchase additional Senior Subordinated Notes or Series B Preferred Stock and associated Common Stock Warrants, the obligation of the Investors to purchase the additional securities at each Subsequent Closing Date is subject to the satisfaction of a number of conditions, including the following:

•	No Breach of Representations and Warranties; Compliance with Conditions. The representations and warranties of Company in the Series B Purchase Agreement must be true and correct in all material respects and the Company must have complied with all conditions contained in the Series B Purchase Agreement that are required to be complied with prior to the Subsequent Closing Date.

•	No Material Adverse Effect; Compliance Certificate. The Company must deliver a certificate with respect to the truth of its (and where applicable, its subsidiaries’) representations and warranties, compliance with its conditions to each Subsequent Closing and the absence of any material adverse effect on the Company and its subsidiaries, considered as a whole.

•	Consents and Approvals. All authorizations, approvals or permits required to be obtained from governmental authorities or third parties to consummate the issuance and sale of securities pursuant to the Series B Purchase Agreement must have been obtained, and the purchase and payment of the securities purchased by the Investors does not violate any law applicable to the Company or the Investors at each Subsequent Closing Date.

•	Company Acquisitions. Concurrent with any Subsequent Closing, the Company shall have consummated one (1) or more Company Acquisitions.

Conditions to Sale at each Subsequent Closing

The obligation of the Company to sell Investors additional Series B Preferred Stock and Common Stock Warrants at each Subsequent Closing is subject to the satisfaction of a number of conditions, including the following:

•	No Breach of Representations and Warranties; Compliance with Conditions. The representations and warranties of Investors in the Series B Purchase Agreement must be true and correct in all material respects and Investors must have complied with all conditions contained in the Series B Purchase Agreement that are required to be complied with prior to the Subsequent Closing Date.

•	Consents and Approvals. All authorizations, approvals or permits required to be obtained from governmental authorities or third parties to consummate the issuance and sale of securities pursuant to the Series B Purchase Agreement must have been obtained, and the purchase and payment of the securities purchased by the Investors does not violate any law applicable to the Company or the Investors at each Subsequent Closing Date.

•	Delivery of Purchase Price. The Investors shall have delivered to the Company the Purchase Price to be paid on each Subsequent Closing Date.

Covenants. The Series B Purchase Agreement contains affirmative and negative covenants and agreements, some of which were effective as of the First Closing Date until final payment in full of the Senior Subordinated Notes, and some of which shall survive the final payment in full of the Senior Subordinated Notes until the date that less than 10% of the Series B Preferred Stock issued upon the conversion of the Senior Subordinated Notes or the Senior Subordinated Notes issued pursuant to the Series B Purchase Agreement remain outstanding. If the Company refinances or renegotiates its senior credit facility (including the Bank of America Credit Agreement) so that one (1) or more of the covenants contained in the Series B Purchase Agreement are more restrictive upon the Company than the covenants contained in the senior credit facility, then Investors and the Company will amend the Series B Purchase Agreement so that the more restrictive covenants are the same as those contained in the senior credit facility.

Affirmative Covenants. The Company’s affirmative covenants effective upon the First Closing Date include those described below. The following covenants shall survive the final payment in full of the Senior Subordinated Notes until the date that less than 10% of the Series B Preferred Stock issued upon the conversion of the Senior Subordinated Notes or the Senior Subordinated Notes issued pursuant to the Series B Purchase Agreement remain outstanding.

•	Reporting Requirements. The Company is required to deliver to Pequot, as the collateral agent under the Series B Purchase Agreement, annual and quarterly financial statements, including a consolidated balance sheet and consolidated statements of income, cash flows and changes in stockholders’ equity, no later than the date such financial statements are required to be filed with the SEC pursuant to the Company’s reporting obligations under the Exchange Act. The annual financial statements must be accompanied by an opinion of the Company’s independent accountants that such financial statements present fairly in all material respects the Company’s financial position as of the end of the applicable fiscal year and its results of operations, cash flows and changes in stockholders’ equity, in accordance with generally accepted accounting principles. The independent accountants’ opinion is required to be free from exception or qualification, including a “going concern” opinion.

•	Reports and Information. The Company must deliver to Pequot, as the collateral agent under the Series B Purchase Agreement, such accountant management reports, accountant letters and other information related to the Company’s business operations, properties and financial condition as Pequot may reasonably request.

•	Visitation and Inspection Rights. Investors will have the right to visit the Company’s facilities at reasonable times and upon reasonable notice, to inspect the Company’s properties and assets, to examine the Company’s books and records and to discuss the affairs of the Company with the Company’s officers, employees and independent accountants.

•	Insurance. The Company is required to maintain insurance customary for businesses similar to the Company.

•	Payment of Taxes and Other Charges. The Company is required to pay when due taxes and other charges that might otherwise result in a lien against the Company or its assets, unless such taxes or charges are being contested in good faith and the Company has provided for appropriate reserves.

•	Corporate Status; Governmental Approvals; Maintenance of Properties. The Company and its subsidiaries are required to maintain their corporate status and their qualification and good standing in required jurisdictions, to keep all governmental approvals necessary for the consummation and performance of the Series B Transaction Documents and to maintain their properties and assets in good working condition and necessary licenses and other rights in full force and effect.

•	Financial Accounting Practices. The Company is required to keep accurate books and records and to maintain sufficient internal accounting control systems for purposes of record keeping and preparation of financial statements in accordance with generally accepted accounting principles.

The following covenants apply until the final payment in full of the indebtedness under the Senior Subordinated Notes:

•	Notice of Certain Events. The Company is required to notify Investors promptly of certain events, including any “event of default” as described above, any pending or threatened action, suit or proceeding before a governmental authority against or effecting the Company, any material violation of any material agreement, specified events adversely affecting the Company’s pension plans, claims made or threatened or acts or events that could give rise to claims relating to environmental matters and claims made or threatened or events that could give rise to claims relating to government contracts and bids.

•	Payment of Obligations. The Company must pay all sums required to be paid to Investors under the Series B Transaction Documents and to comply with the terms thereof.

•	Certificates. The Company is required to deliver to Investors certificates (including borrowing base and non-default certificates).

•	Additional Subsidiaries. Entities that become direct or indirect subsidiaries of the Company must execute the collateral and security agreements and documents (including a subsidiary guarantee) related to the indebtedness under the Senior Subordinated Notes.

•	Maintenance of Accounts. The Company and its subsidiaries are required to maintain their primary operating accounts with its senior lender or, in the absence of a senior lender, with a bank with which Pequot will enter into a control agreement with respect to such accounts.

•	Stockholder Approval. As soon as practicable after the First Closing Date, the Company is required to use its best efforts to hold a meeting of the company’s stockholders in compliance with the rules of the SEC and is required to make all appropriate filings related thereto with the SEC, to approve the issuance of the Series B Preferred Stock, the conversion of the Senior Subordinated Notes into the Series B Preferred Stock and the issuance and exercise of the associated Common Stock Warrants (the “Stockholders Approval”). The Company is required to use its best efforts to deliver to the Investors a copy of such proxy statement and any amendments and supplements thereto at least five (5) days prior to the filing thereof with the SEC.

•	Covenant Relating to Company Option. So long as the Company Option is in effect, the holders of 100% of the Series A Preferred Stock and the Senior Subordinated Notes (or if the requisite Stockholder Approval has been obtained for their conversion, the Series B Preferred Stock), voting as a single class, shall have the right to veto (i) any Company Acquisition and (ii) the issuance of any securities ranking senior to or pari passu with the Series A Preferred Stock or the Series B Preferred Stock, or convertible into securities ranking senior to or pari passu with the Series A Preferred Stock or the Series B Preferred Stock, with respect to voting, dividend, liquidation or redemption rights, including the issuance of subordinated debt. The Company is required to provide holders of Series A Preferred Stock and Series B Preferred Stock with at least 15 days prior written notice of each transaction described in (i) and (ii) above. If such holders veto such transaction, the Company shall not permit such transaction to occur.

•	Transactions with General Electric Company or its Affiliates. The Company shall provide GE Asset Management Incorporated written notice no less than fifteen (15) days prior to the occurrence of any of the following events:

•	issuance by the Company or any of its subsidiaries of any securities to General Electric Company or any of its subsidiaries or affiliates; or

•	the grant by the Company or any of its subsidiaries of any options, warrants or other rights to acquire any securities of the Company to General Electric Company or any of its subsidiaries or affiliates.

Negative Covenants. The Company’s negative covenants effective upon the First Closing Date include those described below. These covenants apply until final payment in full of the indebtedness under the Senior Subordinated Notes.

•	Financial Covenants and Ratios. The Company must meet certain financial covenants and ratios, including specified ratios for funded debt to EBITDA and for fixed charge coverage.

•	No Change in Operations. The Company cannot change the general character of its business as currently conducted or engage in any other type of business not related to its current business.

•	Liens. The Company and its subsidiaries may not create or incur any liens on their property or assets other than liens granted in favor of the Company’s present and future senior lenders, other specified liens existing as of the date of the Series B Purchase Agreement, liens pursuant to the security agreements and documents related to the indebtedness under the Senior Subordinated Notes, liens for taxes, charges and claims not yet due and payable, and certain other specified liens relating to employment matters, performance of bids and other ordinary course operations.

•	No Indebtedness or Guaranty Obligations. The Company and its subsidiaries may not incur any indebtedness or guarantee any obligations other than present and future senior indebtedness, specified indebtedness and guarantees existing on the Closing Date of the Series B Purchase Agreement and extensions, renewals and refinancings of such indebtedness, indebtedness and guarantees in favor of Pequot under the Series B Transaction Documents (including the Senior Subordinated Notes), specified purchase money indebtedness, indebtedness subordinate to monetary obligations under the Series B Purchase Agreement, specified indebtedness incurred in the ordinary course of business and intercompany indebtedness.

•	Loans and Investments. The Company and its subsidiaries may not make loans or investments in other entities except for specified loans and investments existing on the date of the Series B Purchase Agreement, receivables arising from ordinary course sales of inventory, advances to reimburse employee expenses, intercompany debt and specified cash equivalent investments.

•	No Dividends. The Company and its subsidiaries may not declare or make any dividend or other distribution in respect of their capital stock, other than dividends or required redemption payments payable to holders of the Series A Preferred Stock or Series B Preferred Stock.

•	No Sale-Leasebacks. The Company and its subsidiaries may not enter into any sale-leaseback transaction with respect to their property.

•	Mergers and Acquisitions. Other than acquisitions or a series of related acquisitions involving payment by the Company of less than $10,000,000, the Company and its subsidiaries may not merge with any other entity (other than a Company-subsidiary merger where the Company is the surviving entity or a subsidiary-subsidiary merger), liquidate, dissolve or wind-up, acquire any capital stock or other equity interest in another entity, or acquire all or a substantial portion of the assets of any going concern.

•	No Dispositions. The Company and its subsidiaries may not sell, assign, lease, transfer or dispose of any material part of their properties (as specified in the Series B Purchase Agreement), other than sales of specified assets (including inventory) in the ordinary course of business.

•	Transactions with Affiliates. The Company and its subsidiaries may not enter into transactions with any affiliate, including any director, officer or greater than 10% stockholder, other than transactions on terms no less favorable than could have been obtained in an arm’s-length transaction with an unaffiliated party or transactions approved by the Board, including a majority of disinterested directors.

•	Other Liens. The Company and its subsidiaries may not enter into or remain subject to any agreement, other than the Series B Transaction Documents and the documents evidencing the Company’s senior indebtedness, prohibiting the granting of liens on the Company’s properties, other than certain permitted liens.

•	Amendments to the Series B Transaction Documents. The Company and its subsidiaries may not enter into or remain subject to any agreement that would prohibit or require the consent of any other person in order to amend the Series B Transaction Documents.

•	Conflicts with Laws or Governing Documents. Neither the Company nor any of its subsidiaries may violate or be in conflict with any laws, its certificate of incorporation or bylaws or any agreement to which it is a party or is bound, if such violation or conflict would have a material adverse effect on the Company and its subsidiaries, considered as a whole.

Post-Closing Covenants

In addition to the affirmative and negative covenants described above, the Company is also subject to certain post-Closing covenants under the Series B Purchase Agreement, including the following:

•	Registration Obligations. Within 30 days following the conversion of the Senior Subordinated Notes into Series B Preferred Stock, the Company is obligated to file a registration statement with the SEC registering the resale of the Common Stock issuable upon conversion of the Series B Preferred Stock and the exercise of the associated Common Stock Warrants. The Company is obligated to use its reasonable best efforts to cause the registration statement to become effective within 90 days following the conversion of the Senior Subordinated Notes into Series B Preferred Stock, and to keep the registration statement effective until such Common Stock is sold or is able to be sold pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”). See “Terms of Registration Rights Agreement” below.

•	Filing of Financing Statements and Intellectual Property Recordation. Within 10 days of the First Closing Date, the Company is required to file financing statements with respect to the collateral securing the indebtedness under the Senior Subordinated Notes. Within 90 days after the First Closing Date, the Company is required to file recordation forms with the United States Patent and Trademark Office with respect to the assets of BAI, and if necessary, amendments of the recordation forms previously filed with the United States Copyright Office to secure Investors’ security interests in the Company’s patents, trademarks and copyrights pledged as collateral to secure the indebtedness under the Senior Subordinated Notes. See “—Terms of Senior Subordinated Notes—Security Arrangements,” below.

Indemnification

Under the Series B Purchase Agreement, the Company and Investors have agreed to indemnify each other and their respective officers, directors, employees and representatives with respect to losses, damages and expenses incurred by the other as a result of the breach of its representations, warranties, covenants or agreements. Except for losses arising from third party claims, the maximum aggregate amount of such indemnity obligation for each of the Company and Investors is the aggregate purchase price for the Senior Subordinated Notes and shares of Series B Preferred Stock under the Series B Purchase Agreement.

Expenses

The Company is responsible for its costs and expenses incurred in connection with the transactions under the Series B Purchase Agreement. The Company is also required to reimburse Investors for Investors’ reasonable costs and expenses incurred in connection with the transactions, up to a maximum of $300,000 with respect to the First Closing, and to pay all costs and expenses incurred by Investors in connection with any Subsequent Closing.

Confidentiality

Investors have agreed to keep confidential information with respect to the Company furnished pursuant to the Series B Purchase Agreement and the other Series B Transaction Documents except for information that becomes publicly available or is required to be disclosed pursuant to law or legal proceedings.

Break-Up Fees

If the First Closing did not occur due to a determination by the Board that consummation of the First Closing conflicted with the Board’s fiduciary duties under applicable law, the Company would have been required to pay the Investors a fee of $250,000 (the “Break Up Fee”); provided however, that if the BAI Acquisition was not consummated by the Company as a result of the exercise by the Company of its rights to terminate its agreement to acquire such company due to a material adverse change in the condition of such company, the Company would not have been required to pay the Investors the Break Up Fee.

If the First Closing did not occur because Investors failed to consummate the First Closing for any reason other than the Company’s failure to comply with its obligations under the Series B Purchase Agreement or to satisfy certain closing conditions, each Investor would have been required to pay the Company its pro rata share of the Break Up Fee.

Terms of the Senior Subordinated Notes

Interest

Interest on the Senior Subordinated Notes is payable at a rate of 7% per annum. Interest is payable in cash quarterly in arrears; provided, that, at the Company’s option, interest will accrue and will be added to principal if:

•	the Company’s available cash for operations for the 12 month period following the date any such quarterly interest payment is due is less than $1,000,000 in excess of business projections approved by the Board for such 12 month period; or

•	the interest payment in cash will result in a default under the Company’s senior indebtedness.

The interest rate will increase to 14% if the Company fails to pay any installment of principal or interest payment obligation under the Senior Subordinated Notes within five (5) days of its due date. The interest rate also will increase to at least 14% if the Company fails to obtain Stockholder Approval prior to the Maturity Date (as defined below). See “- Events of Defaults” below.

Maturity

If the Senior Subordinated Notes have not already converted into Series B Preferred Stock, they will mature 120 days from the date of issuance although this 120 day period may be extended to 180 days from the date of issuance under certain circumstances prior to the Company’s receipt of stockholder approval necessary for the conversion (the “Maturity Date”).

Automatic Conversion

Under the terms of the Senior Subordinated Notes, they are not convertible at the time of issuance. Automatic conversion of the Senior Subordinated Notes only occurs if the Company obtains the necessary stockholder approval for the conversion of the Senior Subordinated Notes into Series B Preferred Stock.

Prepayment

The principal and interest on the Senior Subordinated Notes may not be prepaid without the prior written consent of the holders of a majority of the then outstanding aggregate principal amount of the Senior Subordinated Notes.

Security Arrangements

The Company’s obligations under the Senior Subordinated Notes are secured by a second lien on substantially all of the assets of the Company and its subsidiaries and are guaranteed by the Company’s subsidiaries. In addition, the Company has pledged all of its stock in its subsidiaries to the holders of the Senior Subordinated Notes. Such security interests, guarantees and pledges are subordinate to the security interests granted by the Company and its subsidiaries to the Company’s senior lenders, as described in “—Subordination,” below.

Seniority

Repayment of the Senior Subordinated Notes ranks senior to any and all outstanding indebtedness of the Company pursuant to the Series A Purchase Agreement in the manner set forth in the Junior Intercreditor Agreement and in the Series B Purchase Agreement. If the senior indebtedness is fully repaid or ceases to exist on its terms and the Company has not borrowed any additional amounts from any senior lender, until the issuance of any senior indebtedness, the repayment of the Senior Subordinated Notes and priority with respect to the security interests granted to the holders of the Senior Subordinated Notes pursuant to the Series B Purchase Agreement rank senior to any and all existing and future indebtedness incurred by the Company, including the indebtedness created under the Series A Purchase Agreement.

Subordination

The rights of the holders of the Senior Subordinated Notes, including their rights to payment of principal and interest and the security interests granted by the Company and its subsidiaries with respect to the Senior Subordinated Notes, will be subordinated to:

•	the rights of Bank of America under the Amended and Restated Credit Agreement in accordance with the Amended and Restated Intercreditor Agreement; and

•	the rights of any other lender or lenders with respect to future indebtedness senior to the Senior Subordinated Notes pursuant to an intercreditor agreement containing terms no less favorable, as a whole, to the holders of the Senior Subordinated Notes than the terms of the Amended and Restated Intercreditor Agreement.

The Amended and Restated Intercreditor Agreement provides for the relative rights of Bank of America, the holders of the Senior Subordinated Notes, and the holders of our existing Convertible Notes with respect to the Company’s indebtedness and related security interests in the assets of the Company and its subsidiaries. Under the Amended and Restated Intercreditor Agreement, Investors have agreed not to accelerate the indebtedness under the Senior Subordinated Notes and Convertible Notes or take specified enforcement actions or institute specified proceedings against the Company until certain circumstances described in the Amended and Restated Intercreditor Agreement have occurred. The Amended and Restated Intercreditor Agreement provides that, as long as an event of default (as specified and determined under the Amended and Restated Intercreditor Agreement) does not exist under the Amended and Restated Credit Agreement and related security arrangements, the Company may pay interest and principal as due under the Senior Subordinated Notes and the Convertible Notes. If an event of default (other than specified payment defaults or defaults arising from cross-defaults with respect to the Convertible Notes) occurs under the Amended and Restated Credit Agreement, holders of the Senior Subordinated Notes and Convertible Notes must wait 180 days to receive and retain quarterly principal and interest payments under such notes and to take specified enforcement actions against the Company. If holders of the Senior Subordinated Notes or Convertible Notes exercise remedies against the Company with respect to such notes, any proceeds holders of such notes receives from the exercise of such remedies in excess of what they are entitled to must be applied to the Bank of America indebtedness until the Bank of America indebtedness is paid in full. The Amended and Restated Intercreditor Agreement also provides for the transfer to the holders of the Senior Subordinated Notes and Convertible Notes of collateral held by the Bank of America pursuant to the Amended and Restated Credit Agreement if the indebtedness under the Bank of America Agreement is paid in full.

Events of Default

An event of default will occur under the Senior Subordinated Notes upon the happening of any of the following events:

•	any failure to pay principal on the Senior Subordinated Notes when due;

•	any failure to pay interest or other payments under the Senior Subordinated Notes within three (3) business days of the due date for such payment;

•	any representation or warranty made by the Company and/or its subsidiaries pursuant to the Series B Purchase Agreement or the Series B Transaction Documents is proven to have been inaccurate in any material respect when such representation or warranty was made;

•	a default by the Company and/or its subsidiaries in the performance of observance in any material respect of specified covenants and agreements contained in the Series B Purchase Agreement or the Series B Transaction Documents that are not cured within specified cure periods;

•	subject to the terms of the Amended and Restated Intercreditor Agreement, any lien securing the indebtedness under the Senior Subordinated Notes ceases to be valid, enforceable and perfected;

•	any default occurs or is declared which causes or would cause the acceleration of indebtedness under the Amended and Restated Credit Agreement or other senior credit facility of the Company and which has not been waived by Bank of America or other senior lender prior to the Maturity Date;

•	any contractual default by the Company or its subsidiaries not cured prior to the Maturity Date involving claimed actual damages greater than $2,000,000;

•	any entrance of one (1) or more judgments against the Company or its subsidiaries for more than $1,000,000 in the aggregate that remain uncured for 30 consecutive days;

•	any issuance of any writs or warrants of attachment, garnishment, execution or similar process against the Company or its subsidiaries exceeding an aggregate of $150,000 that remain uncured for 30 consecutive days;

•	any governmental approval obtained by the Company and/or its subsidiaries in connection with the Series B Purchase Agreement or any other Series B Transaction Document ceases to be in full force and effect, and such event or condition would have a material adverse effect on the Company and its subsidiaries or would materially adversely effect rights of the Company or its subsidiaries in the collateral securing the Senior Subordinated Notes;

•	a proceeding is instituted with respect to the insolvency, dissolution or winding-up of the Company or any of its subsidiaries or seeking appointment of a receiver, trustee, liquidator or similar party for the Company and its subsidiaries or for any substantial part of their assets;

•	the Company or any of its subsidiaries becomes insolvent or makes an assignment for the benefit of creditors;

•	specified adverse events occur with respect to government contracts entered into by the Company, including government investigations and termination of any material contract due to fraud, misconduct, negligence or default;

•	an event occurs that Investors reasonably believe creates or will result in a material adverse effect on the Company and its subsidiaries, considered as a whole; and

•	120 days have passed since the First Closing Date, and the Stockholder Approval is not obtained, except that this 120-day period may be extended to 180 days from the date of the First Closing Date if the SEC reviews the Company’s filing.

Upon an event of default, and subject to the rights of the Company’s senior lenders, holders of 66 2/3% of the principal amount outstanding under the Senior Subordinated Notes may declare the entire unpaid indebtedness under the Senior Subordinated Notes due and payable and may exercise any other remedy permitted by the Series B Purchase Agreement, the Series B Transaction Documents (including the Amended and Restated Intercreditor Agreement) and law.

If an event of default occurs due to the Company’s failure to obtain the Stockholder Approval prior to the Maturity Date, (i) the rate of interest payable on the Senior Subordinated Notes will be increased to 14% per annum and will continue to increase 3% per annum (but in no event shall be increased above the rate of interest lawfully payable) for each calendar quarter thereafter that the Senior Subordinated Notes remain unpaid and (ii) the Company will be obligated to issue to Investors additional warrants to purchase $3,500,000 of the Company’s Common Stock, exercisable at any time following the stockholders’ approval, at an exercise price equal to the Series B Conversion Price.

Terms of the Series B Preferred Stock

Rank

The Series B Preferred Stock will rank:

•	junior to any other class or series of the Company’s capital stock created after a Closing that specifically ranks senior to the Series B Preferred Stock with respect to dividend, redemption, liquidation and other rights (“Senior Securities”);

•	senior to the Series A Preferred Stock;

•	senior to the Common Stock with respect to dividend, redemption, liquidation and other rights;

•	senior to any class or series of the Company’s capital stock created after a Closing that does not specifically rank senior to or on parity with the Series B Preferred Stock with respect to dividend, redemption, liquidation and other rights (with the Common Stock and the Series A Preferred Stock, the “Junior Securities”); and

•	on parity with any class or series of the Company’s capital stock that specifically ranks on parity with the Series B Preferred Stock with respect to dividend, redemption, liquidation and other rights (“Parity Securities”).

Dividend Rights

Holders of the Series B Preferred Stock will be entitled to receive cumulative dividends on the Series B Preferred Stock each quarter (beginning on the last day of the calendar quarter following the date of when shares of the Series B Preferred Stock are first issued (the “Series B Issue Date”) at the per annum rate of 6% of the Series B Purchase Price (as adjusted for any stock splits, combinations, recapitalizations or other similar events involving a change in respect to the Series B Preferred Stock). The dividend will be payable in cash; provided, however, that if at any time after the Series B Issue Date,

•	the Company’s projected available cash for operations for the 12 month period following the date any such quarterly dividend is due is less than $1,000,000 in excess of the business projections approved by the Board for such 12 month period, or

•	the Company’s payment of the dividend in cash will result in an event of default under the Company’s senior indebtedness,

then the dividend, at the option of the Company, may be paid in shares of Series B Preferred Stock valued at the Series B Purchase Price (as adjusted for any stock splits, combinations, recapitalizations or other similar events involving a change in respect to the Series B Preferred Stock).

Holders of the Series B Preferred Stock will be entitled to receive such dividends immediately after the payment of any dividends to Senior Securities required by the Company’s certificate of incorporation, as amended; prior to and in preference to any payment of dividends to Junior Securities and the Common Stock; and at the same time as the payment of dividends to Parity Securities.

Liquidation Rights

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of outstanding Series B Preferred Stock will be entitled to be paid out of the assets of the Company available for stockholders, after any distributions with respect to Senior Securities required by the Company’s Certificate of Incorporation, prior to any distributions with respect to Junior Securities and Common Stock and on parity with distributions with respect to Parity Securities, an amount per share of Series B Preferred Stock equal to the sum of the Series B Purchase Price (as adjusted for stock splits, stock dividends and similar events) plus any accrued but unpaid dividends on the Series B Preferred Stock. Certain mergers or consolidations involving the Company or sales of all or substantially all of the capital stock or assets of the Company will be deemed to be a liquidation, dissolution or winding up of the Company unless the holders of 66 2/3% of the then outstanding Series B Preferred Stock and Series A Preferred Stock voting together as a class elect not to treat such transactions as liquidation events.

If the amounts payable with respect to the Series B Preferred Stock and Parity Securities upon any liquidation, dissolution or winding up of the Company are not paid in full, then the holders of the Series B

Preferred Stock and the holders of Parity Securities will share ratably in any distribution of assets, based on the full liquidation amounts to which each such series of stock is entitled. If assets remain in the Company after such distribution, they shall be distributed to the holders of the Series A Preferred Stock with respect to any liquidation preference payable to such holders, and thereafter to the holders of Common Stock.

Voting and Approval Rights

Holders of Series B Preferred Stock will be entitled to vote on actions to be taken by the stockholders together with all other classes and series of voting stock of the Company as a single class, except as otherwise provided by applicable law or as described below. Each share of Series B Preferred Stock will be entitled to one (1) vote.

As long as the Company Option is in effect, the holders of 100% of the Series A Preferred Stock and the Series B Preferred Stock, voting as a single class, shall have the right to veto (i) any Company Acquisition and (ii) the issuance of any securities ranking senior to or pari passu with the Series A Preferred Stock or the Series B Preferred Stock, or convertible into securities ranking senior to or pari passu with the Series A Preferred Stock or the Series B Preferred Stock, with respect to voting, dividend, liquidation or redemption rights, including the issuance of subordinated debt. The Company shall provide holders of Series A Preferred Stock and Series B Preferred Stock with at least 15 days prior written notice of each transaction described in (i) and (ii) above. If such holders veto such transaction, the Company has agreed not to permit such transaction to occur.

As long as 50% of the shares of Series B Preferred Stock issued pursuant to the Series B Purchase Agreement remain outstanding (as adjusted for any stock splits, stock dividends, combinations, recapitalizations, reclassifications or other similar events involving a change with respect to the Series B Preferred Stock), or, if the Company has failed to comply with its redemption obligations described below under “—Redemption,” as long as any shares of Series B Preferred Stock issued pursuant to the Series B Purchase Agreement remain outstanding, the Company may not take any of the following actions without first obtaining the written consent of the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class:

•	merge or consolidate with one (1) or more entities or sell all or substantially all of the capital stock or assets of the Company;

•	following the expiration of the Company Option, make an acquisition or series of related acquisitions for aggregate consideration greater than $10,000,000 in value;

•	declare or pay any dividends or distributions on the capital stock of the Company, except for dividends and distributions paid on the Series B Preferred Stock in accordance with the Series B Certificate of Designations or the Certificate of Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock, as amended (the “Series A Certificate of Designations”);

•	voluntarily liquidate or dissolve or recapitalize or reorganize the Company;

•	borrow funds, in one (1) borrowing or a series of borrowings, in an amount exceeding $3,000,000, other than revolving lines of credit provided by lenders based upon the Company’s accounts receivable;

•	repurchase or repay any of the Company’s indebtedness prior to the stated maturity of any such indebtedness other than the Senior Subordinated Notes;

•	redeem or repurchase any of the Company’s capital stock, except for (x) repurchases of employee Common Stock upon termination of employment pursuant to employment agreements effective at each Closing and (y) redemption of the Series B Preferred Stock or the Series A Preferred Stock;

•	increase or decrease the number of members of the Board, except as permitted by the Amended and Restated Stockholders’ Agreement; or

•	elect, appoint or remove the Chief Executive Officer, Chief Financial Officer, President or Chief Operating Officer of the Company.

As long as 25% of the shares of Series B Preferred Stock issued pursuant to the Series B Purchase Agreement remain outstanding (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or other similar events involving a change with respect to the Series B Preferred Stock), the Company may not take any of the following actions without first obtaining the written consent of the holders of a majority of the then Series B Preferred Stock, voting as a separate class:

•	increase or decrease the total number of authorized shares of Series B Preferred Stock or the authorized shares of Common Stock reserved for issuance upon conversion of the Series B Preferred Stock (except as otherwise required by the Certificate of Incorporation of the Company or any of its Certificate of Designations);

•	repeal, make any change or amendment to the Company’s Certificate of Incorporation (including any Certificate of Designations) or Bylaws that adversely affects the voting powers, preferences or other rights of the Series B Preferred Stock;

•	following the expiration of the Company Option, issue any Senior Securities or any Parity Securities with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

•	waive or modify any provision of the Series B Purchase Agreement or the Series B Transaction Documents;

•	except for the Amended and Restated Stockholders’ Agreement and the Registration Rights Agreement, enter into stockholders agreement, including any agreement relating to restrictions on transfer of any class of stock of the Company, or any registration rights agreement; or

•	issue any Senior Securities, Parity Securities or Junior Securities having an initial per share purchase price that is less than the Series B Conversion Price, as adjusted (see “Terms of the Series B Preferred Stock – Conversion – Adjustment of Conversion Price” below.

Conversion

General. Each shares of Series B Preferred Stock will be convertible by their holders, at any time, into such number of fully paid and nonassessable shares of Common Stock. The per share price at which Series B Preferred Stock will convert into Common Stock (the “Series B Conversion Price”) will be the lowest of (A) $3.10, (B) the price that reflects a 20% discount to the trailing average closing price for the 20 consecutive trading days of the Company’s Common Stock immediately preceding the date of the initial conversion of the Senior Subordinated Notes (the “Series B Issue Date”), but in no event lower than $2.80, or (C) the closing price of the Common Stock on the day immediately preceding the Series B Issue Date. However, in the event that stockholders’ approval for the conversion of the Senior Subordinated Notes occurs during either:

•	an uncured event of default which causes all or any part of the Company’s senior credit facility with Bank of America to become due; or

•	an uncured event or condition which the Investors reasonably believe creates or reasonably believe will result in a material adverse effect on the Company,

the Conversion Price will not be subject to the $2.80 floor price under paragraph (B) above. The conversion price of the Series B Preferred Stock is also subject to adjustment as described below.

Automatic Conversion. The Series B Preferred Stock will automatically convert into Common Stock upon the agreement of the holders of 75% of the then outstanding Series B Preferred Stock. The Series B Preferred Stock also will convert into Common Stock, if, any time following 18 months after the conversion of the Senior Subordinated Notes:

•	the average closing price of the Common Stock over the immediately preceding 20 consecutive trading day period exceeds 2.5 times the Series B Purchase Price; or

•	with respect to any holder’s shares of Series B Preferred Stock, such holder does not accept, within 60 days of notice to such holder, the Company’s offer to purchase the Series B Preferred Stock for an amount per share equal to at least 2.5 times the Series B Purchase Price.

Subject to the limitations on payment of cash dividends described above in “—Dividends,” the Company will pay accrued but unpaid dividends on the Series B Preferred Stock at the time of any automatic conversion. Automatic conversion may only occur if Company has a currently effective registration statement on file with the SEC covering the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and on the exercise of all of the Common Stock Warrants issued pursuant to the Series B Purchase Agreement and such shares are listed on the AMEX or another stock exchange approved by the holders of 66 2/3% of the Series B Preferred Stock.

Adjustment of Conversion Price. The conversion price of the Series B Preferred Stock is subject to adjustment for specified events described in the Series B Certificate of Designations, including stock splits, reclassifications and exchanges, issuance of stock dividends, mergers and certain sales of assets and certain issuances of Common Stock or other securities convertible into or exercisable for Common Stock at prices that are or are deemed to be below the Conversion Price at the time of such issuance.

Redemption

At the option of the holders of 66 2/3% of the then outstanding shares of Series B Preferred Stock at any time after the fourth anniversary of the Series B Issue Date, the holders of the Series B Preferred Stock are entitled to require the Company to redeem their Series B Preferred Stock at a per share price equal to the Series B Purchase Price (as adjusted for stock splits, stock dividends and similar events) plus any accrued but unpaid dividends. The redemption will be made in four (4) equal quarterly installments beginning 60 days after the redemption rights are exercised, with the last installment due on the date that is nine (9) months thereafter, and the redemption price is payable in cash.

If the funds legally available to the Company to redeem the Series B Preferred Stock are not sufficient to redeem all of the shares of Series B Preferred Stock required to be redeemed on any date, the available funds will be used to redeem the Series B Preferred Stock on a pro rata basis. If, at the end of any calendar quarter after such partial redemption, additional funds become available to redeem the Series B Preferred Stock, such funds will immediately be used to redeem additional shares of Series B Preferred Stock until all shares of Series B Preferred Stock required to be redeemed have been redeemed.

If the Company does not, or is unable to, redeem the Series B Preferred Stock as required under the Series B Certificate of Designations, the holders, upon the prior vote (separately as a class) or written approval of the holders of at least 66 2/3% of the then outstanding shares of the Series B Preferred Stock will have the right to pursue remedies available to them at law or in equity. In addition, if the Company is unable to effect any required quarterly redemption of Series B Preferred Stock for a period of nine (9) consecutive months after such redemption was required, such holders will have the right to designate additional directors so that directors designated by the holders comprise a majority of the Board. See “Amended and Restated Stockholders’ Agreement.”

The Company is required to pay or set aside for payment all of the funds required to redeem the Series B Preferred Stock prior to paying any funds to redeem the Series A Preferred Stock.

Preemptive Rights

Holders of the Series B Preferred Stock and any debt or equity securities of the Company that are convertible into Series B Preferred Stock (including but not limited to the Senior Subordinated Notes) will be entitled to purchase their respective pro rata share (based upon their ownership of, or rights to acquire, Common

Stock) of any private equity offering by the Company (including any convertible debt offering) after the First Closing, except for specified securities issuances including:

•	issuances of securities to employees, consultants, officers or directors of the Company and issuances of options to any of such persons pursuant to a plan approved by the Compensation Committee of the Board;

•	securities issued on the exercise of the Common Stock Warrants;

•	securities issued on conversion of the Senior Subordinated Notes;

•	issuances of Series B Preferred Stock and issuances of Common Stock upon the conversion of the Series B Preferred Stock;

•	securities issued on the conversion of any convertible securities or exercise of options, in each case, outstanding on the date of the Series B Issue Date;

•	securities sold by the Company in any public offering;

•	securities issued in connection with stock split, stock dividend, combination, reorganization, recapitalization or other similar event;

•	securities issued to financial institutions in connection with credit transactions approved by a majority of the Board (including each member designated by the Investors); and

•	securities issued for consideration other than cash pursuant to a merger, acquisition or similar business combination approved by the Board.

Terms of the Common Stock Warrants

The Common Stock Warrants expire on the tenth anniversary of each Closing Date. The Common Stock Warrants issued on First Closing Date are not exercisable at the time of issuance. Upon stockholders’ approval of Proposal No. 2 at the Annual Meeting, these Common Stock Warrants will become exercisable at the ratio of one (1) share of Common Stock for every five (5) shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock that is issued or issuable upon the conversion of the principal amount of the Senior Subordinated Notes. The exercise price of the Common Stock Warrants is $4.32 per share (representing a 25% premium to the trailing 20 day average closing price of the Common Stock of the Company on May 28, 2004), subject to adjustment for stock splits, stock dividends and similar events.

Terms of the Voting Agreement

In connection with the Series B Financing, certain principal stockholders of the Company, consisting of Pequot, the BAI Sellers, Sterling E. Phillips, Richard Knop, C.W. Gilluly, Gerald McNichols, Peter Belford, Sr. and DRG Irrevocable Trust, entered into the Voting Agreement, dated May 28, 2004 (the “Voting Agreement”). Under the Voting Agreement, such stockholders have agreed to vote in favor of Proposals No. 1 and 2 at the Annual Meeting. Parties to the Voting Agreement collectively hold 12,186,244 shares of Common Stock and Series A Preferred Stock, representing approximately 54.4% of our issued and outstanding shares of Common Stock and Series A Preferred Stock as of May 28, 2004. Pursuant to the terms of the Voting Agreement, each stockholder party thereto also agrees that until the transactions contemplated by the Series B Purchase Agreement are consummated or the Series B Purchase Agreement is terminated, such stockholder will not:

•	sell, transfer, pledge, assign, or otherwise dispose of such stockholder’s shares of the Company, except as provided in the Voting Agreement;

•	enter into any voting arrangement with respect to such shares; or

•	take any other action that would in any way restrict, limit, or interfere with, the performance of such stockholder’s obligations under the Voting Agreement.

Terms of the Amended and Restated Stockholders’ Agreement

In connection with the Series B Financing, certain principal stockholders of the Company, consisting of the BAI Sellers, Richard Knop, C.W. Gilluly, Peter Belford, Sr. and DRG Irrevocable Trust, who together with the Investors, hold a majority of the voting stock of the Company, entered into the Amended and Restated Stockholders’ Agreement on May 28, 2004, pursuant to which parties have agreed to vote, or cause to be voted, all securities of the Company they own or over which they have voting control so that the number of directors of the Company will be nine, consisting of:

•	the Company’s chief executive officer, currently Sterling Phillips;

•	two (2) directors designated by the holders of a majority of the outstanding securities that are currently held by Pequot;

•	five (5) independent directors to be selected by a nominating committing comprised solely of independent directors; and

•	one (1) non-employee director to be selected by the CEO and reasonably acceptable to the Investors, who shall initially be Peter C. Belford.

If the Company fails at any time, to redeem the Series A Preferred Stock as required and such failure continues for a period of nine (9) consecutive months, Pequot shall have the right to designate additional directors so that Pequot director representatives will comprise a majority of the Board. This right will terminate when the Company has redeemed all of the shares of the Series A Preferred Stock as required.

If the Company fails at any time, to redeem the Series B Preferred Stock as required and such failure continues for a period of nine (9) consecutive months, Investors shall have the right to designate additional directors so that Investors director representatives will comprise a majority of the Board. This right will terminate when the Company has redeemed all of the shares of the Series B Preferred Stock as required. This right is senior to the similar right provided to Pequot for failure to redeem the Series A Preferred Stock as required.

In addition, for as long as GEPT and NYL own any securities of the Company, they have the right to designate two (2) non-voting observers to attend each meeting of the Board or any committee thereof.

Terms of the Registration Rights Agreement

General. In connection with the Series B Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investors on May 28, 2004. The shares that are the subject of the Registration Rights Agreement include the Common Stock issued or issuable upon conversion of the Series B Preferred Stock and upon exercise of the Common Stock Warrants (or any Common Stock deriving from any of the foregoing), and all other shares of Common Stock owned from time to time by the Investors, other than the Common Stock issued or issuable upon conversion of the securities issued to Pequot pursuant to the Series A Purchase Agreement (the “Registrable Securities”).

Registration on Form S-3. Under the Registration Rights Agreement, the Company has agreed to:

•	no later than 30 days following the date of the conversion of the Senior Subordinated Notes into Series B Preferred Stock, prepare and file with the SEC a registration statement on Form S-3 to permit a public offering and resale of the Registrable Securities under the Securities Act on a continuous basis;

•	use its reasonable best efforts to cause the registration statement to be declared effective by the SEC within 90 days following the date of the conversion of the Senior Subordinated Notes into Series B Preferred Stock, and to cause the Registrable Securities to be listed on AMEX;

•

cause such registration statement to remain effective until such time as all of the shares of Common Stock designated thereunder are sold or the holders thereof are entitled to rely on Rule 144(k) under the

Securities Act for sales of the Registrable Securities without registration under the Securities Act and without compliance with the public information, sales volume, manner of sale or notice requirements of Rule 144(c), (e), (f) or (h) under the Securities Act; and

•	pay the registration expenses of the holders of the Registrable Securities that are included in the Form S-3 registration statement.

If, due to (a) adjustments in conversion prices or (b) the Company’s issuance of additional securities to the Investors pursuant to the Series B Purchase Agreement, the number of shares covered by such registration statement is less than the number of Registrable Securities, the Company will file amendments to such registration statement or additional registration statements so that all of the Registrable Securities are included in a registration statement.

Piggyback Registration Rights. The Company also has granted the Investors piggyback registration rights under the Registration Rights Agreement, pursuant to which the Company will:

•	notify the holders of Registrable Securities at least 20 days prior to the anticipated filing date, whenever the Company proposes to register any of its securities in an underwritten offering under the Securities Act, subject to certain exemptions described in the Registration Rights Agreement;

•	include in any registration statement relating to such underwritten offering, subject to certain restrictions (including underwriter cutbacks), and on a pro rata basis, all Registrable Securities with respect to which the Company received a request for inclusion; and

•	pay the registration expenses of the holders of the Registrable Securities that are included in the piggyback registration.

Lock-Up Agreements. If requested by the managing underwriter of each of the Company’s first two (2) registered offerings after Closing, each holder of Registrable Securities agrees not to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction of, any securities of the Company held by such holder (other than those included in the registration or dispositions in private transactions) for a 30 day period (or such longer period requested by the managing underwriter which shall in no event exceed 90 days) after the effective date of any registration pursuant to the Registration Rights Agreement, unless the managing underwriter agrees otherwise. It is a condition to the imposition of such lock-up restriction that all officers and directors of the Company, all holders of at least five percent (5%) of the Company’s equity securities purchased from the Company and all other persons with registration rights are bound by similar restrictions on transfer.

Accounting Treatment

The Company will be required to allocate the proceeds from the sale of the Senior Subordinated Notes between the Senior Subordinated Notes and Common Stock Warrants based on the their relative fair value as determined by an independent appraisal, which will result in the recording of a discount on the Senior Subordinated Notes. In accordance with EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, after allocating the Senior Subordinated Notes proceeds, the Company will calculate the embedded conversion price and use it to measure the intrinsic value of the embedded conversion option. The amount of the beneficial conversion will be recorded as additional paid in capital, resulting in a further discount on the Senior Subordinated Notes. The discount on the Senior Subordinated Notes created as a result of the allocation of fair value to the Common Stock Warrants and the beneficial conversion charge will be amortized to interest expense over the six-month period to the maturity of the Senior Subordinated Notes. In the event the Senior Subordinated Notes are automatically converted upon shareholder approval prior to the expiration of the six-month period, the entire amount of the remaining unamortized discount will be taken upon the conversion as a current period non-cash charge to earnings.

The embedded conversion option in the Senior Subordinated Notes will be calculated by comparing the embedded conversion price to the fair value of the Company’s Common Stock as of the issuance date of the Senior Subordinated Notes.

The Senior Subordinated Notes accrue interest at 7% per annum, which is payable quarterly in cash. Therefore, the Company will recognize expense for the interest payable each quarter. Both the amortization of the debt discount from the allocation of fair market value to the Common Stock Warrants and the accrued interest will reduce the Company’s net income over the six-month life of the Senior Subordinated Notes, unless there is an earlier automatic conversion as described above.

Amended and Restated Senior Credit Facility

Prior to the execution of the Series B Purchase Agreement, Bank of America, with whom we have a revolving credit facility, waived covenant defaults under its existing Credit Agreement which otherwise would have been triggered by the execution of the Series B Purchase Agreement. Contemporaneously with the execution of the Series B Purchase Agreement, the Company amended and restated its existing credit agreement with Bank of America. Pursuant to the Amended and Restated Credit Agreement, our revolving credit facility increased to $20,000,000, and the Company’s $3,500,000 term loan with Bank of America was rolled into the revolving credit facility. The Amended and Restated Credit Agreement also eliminated or revised certain covenants related to the Company’s net worth, the ratio of the Company’s senior debt to EBITDA, total funded debt to EBITDA and ratio of fixed charge coverage to take into account the financial position of the Company following consummation of the First Closing, and the acquisition of BAI. In addition, the Amended and Restated Credit Agreement revised provisions relating to a change of control of the Company, issuance of securities, Company liens and permitted Company indebtedness, to give effect to the transactions contemplated under the Series B Purchase Agreement and to ensure that the consummation of transactions contemplated under the Series B Purchase Agreement will not violate the Senior Credit Facility with Bank of America.

Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of Analex Corporation and BAI. The unaudited pro forma combined balance sheet as of March 31, 2004 gives effect to (i) the BAI Acquisition, including the Series B Financing, (ii) the Series A Transaction (defined below), and (iii) the conversion of the Senior Subordinated Notes as if they had occurred on March 31, 2004. The pro forma column gives effect to (i) and (ii) above, the pro forma as adjusted column gives effect to (iii) above. The unaudited pro forma combined statements of operations for the three months ended March 31, 2004, and the year ended December 31, 2003, give effect to the aforementioned transactions as if they had occurred on January 1, 2003. The pro forma column gives effect to (i) and (ii) above, the pro forma as adjusted column gives effect to (iii) above.

The BAI Acquisition was completed on May 28, 2004 and consists of the acquisition of all of the outstanding equity securities of BAI in exchange for $26,000,000 in cash, a $1,726,000 net working capital adjustment, and 1,832,460 shares of Common Stock valued at $3.33 per share. Under the purchase method of accounting, the total estimated purchase price is allocated to the tangible and intangible assets and liabilities of BAI, based on their fair values as of the acquisition date. An accelerated amortization method will be used to amortize the intangible assets. Independent valuation specialists are currently conducting a valuation in order to assist management in determining the fair values of certain of these assets. The preliminary work performed by the independent valuation specialists has been considered in management’s estimates of the fair values reflected in these unaudited pro forma combined financial statements. Subject to the final valuation, the actual amounts may differ from the information presented in these unaudited pro forma combined financial statements.

The Series B Financing was completed on May 28, 2004 and consists of the following transactions:

•	issuance and sale of $12,000,000 Senior Subordinated Convertible Note convertible into 3,428,571 shares of Series B Preferred Stock upon stockholders’ approval, and convertible further into Common Stock at the Series B Conversion Price; and

•	issuance of Common Stock Warrants exercisable upon stockholders’ approval at an initial exercise price of $4.32 per share in an amount equal to one share of Common Stock for every five (5) shares of Common Stock issuable upon conversion of the Series B Preferred Stock, which are themselves issuable upon conversion of the Senior Subordinated Notes.

The Series A Transaction was completed on December 9, 2003 and consists of the following transactions:

•	issuance and sale of 6,726,457 shares of Series A Preferred Stock, initially convertible, subject to adjustment, into a like number of shares of Common Stock (the “Series A Preferred Stock”), together with associated warrants to purchase 1,345,291 shares of Common Stock (the “Series A Warrants”) exercisable at an initial exercise price of $3.28 per share, for an aggregate purchase price of approximately $15,000,000;

•	issuance and sale of $10,000,000 aggregate principal amount of Convertible Notes (the “Convertible Notes”), together with associated warrants to purchase 664,341 shares of Common Stock (the “Note Warrants”) exercisable at an initial exercise price of $3.28 per share; and

•	purchase by the Company of an aggregate of 2,625,451 shares of Common Stock and warrants and options exercisable to purchase an aggregate of 1,209,088 shares of Common Stock from the Company’s former chairman, Jon Stout, certain members of Mr. Stout’s immediate family and certain entities controlled by Mr. Stout and his family, for an aggregate purchase price of approximately $9,200,000 (the “Stout Repurchase”).

The unaudited pro forma results give effect to the BAI Acquisition, including the Series B Financing and the Series A Transaction. The unaudited pro forma results in the statements of operations for the year ended December 31, 2003 and the three months ended March 31, 2004 also assume that the Senior Subordinated Notes are not converted or repaid on the maturity date (for the purpose of this pro forma financial section of the proxy statement, we have assumed June 30, 2003 to be the maturity date), which results in the inclusion of additional interest expense to represent the financing costs that would be incurred should the Senior Subordinated Notes not be converted prior to the maturity date. See “Terms of Senior Subordinated Notes – Events of Default” below.

The unaudited pro forma as adjusted results give effect to the conversion of the Senior Subordinated Notes only.

The unaudited pro forma combined financial information is presented for informational purposes only and does not purport to represent what the Company’s results of operations or financial position actually would have been had the events described in fact occurred on the dates specified, nor do they purport to project the Company’s results of operations or financial position for any future period or at any future date.

Unaudited Pro Forma Combined Balance Sheet

As of March 31, 2004

(in thousands, except share and per share amounts)

	ANALEX	BAI	BAI Purchase Adjustments		Pro Forma	Conversion Adjustments		Pro Forma As Adjusted
CURRENT ASSETS
CASH	$11,774,536	$—	$12,000,000	A	$—	$—		$—
			(27,725,537)	B
			(1,460,000)	C
			5,411,001	D
ACCOUNTS RECEIVABLE, NET	13,924,152	8,206,754	—		22,130,906	—		22,130,906
OTHER CURRENT ASSETS	614,409	11,582	(200,000)	E	425,991	—		425,991

TOTAL CURRENT ASSETS	26,313,097	8,218,336	(11,974,536)		22,556,897	—		22,556,897
FIXED ASSETS, NET	552,810	596,480	—		1,149,290	—		1,149,290
OTHER ASSETS
DEFERRED FINANCING COSTS	433,707		200,000	E	633,707	(200,000)	F	433,707
GOODWILL	15,281,616		25,310,097	G	40,591,713	—		40,591,713
NOT TO COMPETE AGREEMENTS	764,874		100,000	H	864,874	—		864,874
CONTRACT RIGHTS	838,789		4,445,311	I	5,284,101	—		5,284,101
DEPOSITS & OTHER	51,077	13,206	—		64,283	—		64,283

TOTAL OTHER ASSETS	17,370,064	13,206	30,055,409		47,438,678	(200,000)		47,238,678

TOTAL ASSETS	$44,235,971	$8,828,022	$18,080,873		$71,144,866	(200,000)		$70,944,866

CURRENT LIABILITIES
ACCOUNTS PAYABLE	$1,326,260	$702,847	$—		$2,029,107	$—		$2,029,107
LINE OF CREDIT	—	2,583,205	(2,583,205)	J	5,411,001	—		5,411,001
			5,411,001	D
NOTES PAYABLE—S/T	1,649,217	2,723	(2,723)	K	1,649,217	—		1,649,217
OTHER CURRENT LIABILITIES	6,399,486	2,678,790	—		9,078,276	—		9,078,276

TOTAL CURRENT LIABILITIES	9,374,963	5,967,565	2,825,073		18,167,601	—		18,167,601
LONG-TERM LIABILITIES
NOTES PAYABLE—L/T	1,920,465	—	—		1,920,465	—		1,920,465
CONVERTIBLE NOTES	3,333,433	—	7,560,000	L	10,893,433	(7,560,000)	F	3,333,433
OTHER L/T LIABILITIES	32,941	10,500	—		43,441	—		43,441

TOTAL LONG-TERM LIABILITIES	5,286,839	10,500	7,560,000		12,857,339	(7,560,000)		5,297,339
CONVERTIBLE PREFERRED STOCK	1,173,801				1,173,801	12,000,000	F	13,173,801
STOCKHOLDERS’ EQUITY
COMMON STOCK	261,234	188,600	36,649	M	297,883	—		297,883
			(188,600)	K
APIC	28,590,292	—	3,720,000	L	38,379,400	—		38,379,400
			6,069,108	M
WARRANTS OUTSTANDING	5,762,907	—	720,000	L	6,482,907	—		6,482,907
ACCUM OTHER COMP LOSS	(32,941)	—	—		(32,941)	—		(32,941)
RETAINED EARNINGS	(6,181,124)	2,661,357	(2,661,357)	K	(6,181,124)	(4,640,000)	F	(10,821,124)

TOTAL STOCKHOLDERS’ EQUITY	28,400,368	2,849,957	7,695,800		38,946,125	(4,640,000)		34,306,125

TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$44,235,971	$8,828,022	$18,080,873		$71,144,866	$(200,000)		$70,944,866

See notes to unaudited pro forma combined balance sheet.

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(A)	Reflects proceeds from the sale and issuance of an aggregate principal amount of $12,000,000 Senior Subordinated Notes.

(B)	Reflects cash payment to the BAI Sellers.

(C)	Reflects cash payment of transaction costs associated with the BAI Acquisition.

(D)	Reflects proceeds drawn by Analex Corporation from its line of credit to fund a portion of the cash purchase price of BAI.

(E)	Reflects deferred financing costs of $200,000 which will be amortized to interest expense over the life of the Senior Subordinated Notes, which is assumed herein to be 180 days from May 28, 2004.

(F)	Reflects conversion of the Senior Subordinated Notes into Series B Preferred Stock and amortization of the debt discount from the allocation to the Common Stock Warrants, the beneficial conversion charge, and the deferred financing costs.

(G)	Reflects the aggregate of goodwill and other intangibles, including non-competition agreements and contract rights, created by the BAI Acquisition.

Purchase price	$33,831,294
Acquisition costs	1,460,000

$35,291,294
Less: net assets acquired	(9,981,197)

Excess of acquisition cost over net assets acquired	$25,310,097

We believe that the amounts for tangible assets and liabilities on BAI’s consolidated statement of financial position approximate the fair market values of such assets and liabilities and, accordingly, such amounts have not been adjusted in the accompanying pro forma financial information. We are recording the effect of the acquisition based on our preliminary allocation of the purchase price and our final allocation of the purchase price will be determined when all necessary information becomes available (including the resolution of a protest being conducted by BAI of a contract recently awarded to a competitor).

Our estimate of the purchase price consists of (i) $26,000,000 of cash, (ii) $1,726,000 preliminary adjustment to net working capital, (iii) 1,832,460 shares of our Common Stock valued at $6,105,757, and (iv) transaction expenses of approximately $1,460,000. We believe that our estimates and underlying assumptions provide our best estimate of the purchase price. However, there is no assurance that this estimate will not differ from the actual purchase price when BAI’s closing balance sheet as of May 28, 2004 is finalized, which is dependent upon the resolution of a protest of a contract award made to a competitor.

(H)	Reflects three-year non-competition agreements with the BAI Sellers.

(I)	Reflects the preliminary allocation of the purchase price to an intangible asset associated with the contract rights of BAI.

(J)	Reflects elimination of all of BAI’s debt, as provided in the Stock Purchase Agreement with BAI.

(K)	Reflects impact of purchase accounting for certain balance sheet items, including a note payable not assumed and the elimination of BAI’s historical equity.

(L)	Reflects the Senior Subordinated Notes after allocation of fair value to the detachable Common Stock Warrants of $720,000 and recognition of a beneficial conversion charge of $3,720,000.

(M)	Reflects the issuance of the 1,832,460 shares of our Common Stock to the BAI Sellers.

Unaudited Pro Forma Combined Statement of Operations

For the Three Months Ended March 31, 2004

(in thousands, except share and per share amounts)

	ANALEX	BAI	BAI Purchase Adjustments		Pro Forma		Conversion Adjustments		Pro Forma As Adjusted
REVENUES	$17,110,100	$9,067,205	$—		$26,177,305		$—		$26,177,305
OPERATING EXPENSES:
COST OF REVENUES	14,451,700	7,189,165	—		21,640,865		—		21,640,865
SG&A	1,909,800	1,104,175	(313,183)	A	2,700,792		—		2,700,792
AMORTIZATION OF INTANGIBLE ASSETS	149,200	—	227,266	B	376,466		—		376,466

TOTAL OPERATING EXPENSES	16,510,700	8,293,340	(85,917)		24,718,123		—		24,718,123

INCOME FROM OPERATIONS	599,400	773,865	85,917		1,459,182		—		1,459,182
OTHER INCOME (EXPENSE)
INTEREST INCOME	13,300	604	—		13,904		—		13,904
INTEREST EXPENSE	(701,100)	(20,402)	(61,800)	C	(783,302)		210,000	D	(573,302)

TOTAL OTHER INCOME (EXPENSE)	(687,800)	(19,798)	(61,800)		(769,398)		210,000		(559,398)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(88,400)	754,067	24,117		689,784		210,000		899,784
PROVISION (BENEFIT) FOR INCOME TAXES	(76,300)	289,545	(100,553)	E	112,692		84,000	E	196,692

NET INCOME (LOSS)	(12,100)	464,522	124,670		577,092		126,000		703,092

DIVIDENDS ON CONVERTIBLE PREFERRED STOCK	(225,000)	—	—		(225,000)		(180,000)	F	(405,000)
ACCRETION OF CONVERTIBLE PREFERRED STOCK	(937,500)	—	—		(937,500)		—		(937,500)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,174,600)	$464,522	$124,670		$(585,408)		$(54,000)		$(639,408)

EARNINGS (LOSS) PER COMMON SHARE:
BASIC EARNINGS (LOSS) PER COMMON SHARE	$(0.09)				$(0.04)	G			$(0.04)

BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	13,044,691				14,877,151				14,877,151

DILUTED EARNINGS (LOSS) PER COMMON SHARE	$(0.09)				$(0.04)	G			$(0.04)

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	13,044,691				14,877,151				14,877,151

See notes to unaudited pro forma combined statements of operations.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2003

(in thousands, except share and per share amounts)

	ANALEX	BAI	BAI Purchase Adjustments			Series A Transaction Adjustments		Pro Forma		Conversion Adjustments		Pro Forma As Adjusted
REVENUES	$66,126,300	$32,071,478	$(1,000,721)		A	$—		$97,197,057		$—		$97,197,057
OPERATING EXPENSES:
COST OF REVENUES	55,770,400	25,909,429	—			—		81,679,829		—		81,679,829
SG&A	6,318,000	3,733,407	(1,138,659)		A	—		8,912,748		—		8,912,748
AMORTIZATION OF INTANGIBLE ASSETS	450,800		909,062		B	—		1,359,862		—		1,359,862

TOTAL OPERATING EXPENSES	62,539,200	29,642,836	(229,597)			—		91,952,439		—		91,952,439

INCOME FROM OPERATIONS	3,587,100	2,428,642	(771,124)			—		5,244,618		—		5,244,618
OTHER INCOME (EXPENSE)
INTEREST INCOME	—	2,533	—			—		2,533		—		2,533
INTEREST EXPENSE	(519,800)	(54,893)	(5,060,000 (862,500 (248,110	) ) )	H C J	(2,611,893)	I	(9,357,196)		1,282,500	D	(8,074,696)

TOTAL OTHER INCOME (EXPENSE)	(519,800)	(52,360)	(6,170,610)			(2,611,893)		(9,354,663)		1,282,500		(8,072,163)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	3,067,300	2,376,282	(6,941,734)			(2,611,893)		(4,110,045)		1,282,500		(2,827,545)
PROVISION (BENEFIT) FOR INCOME TAXES	320,900	909,785	(246,292)		E	(431,319)	E	553,073		513,000	E	1,066,073

NET INCOME (LOSS)	2,746,400	1,466,497	(6,695,442)			(2,180,574)		(4,663,118)		769,500		(3,893,618)

DIVIDENDS ON CONVERTIBLE PREFERRED STOCK	(56,700)	—	—			(843,288)	K	(900,000)		(720,000)	F	(1,620,000)
ACCRETION OF CONVERTIBLE PREFERRED STOCK	(236,300)	—	—			(3,513,699)	K	(3,750,000)		—		(3,750,000)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,453,400	$1,466,497	$(6,695,442)			$(6,537,560)		$(9,313,118)		$49,500		$(9,263,618)

EARNINGS (LOSS) PER COMMON SHARE:
BASIC EARNINGS (LOSS) PER COMMON SHARE	$0.16							$(0.65)	G			$(0.65	)G

BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	14,878,312							14,250,760				14,250,760

DILUTED EARNINGS (LOSS) PER COMMON SHARE	$0.14							$(0.65)	G			$(0.65	)G

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	17,670,001							14,250,760				14,250,760

See notes to unaudited pro forma combined statements of operations.

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(A)	Reflects the elimination of the BAI Sellers’ compensation, including their base compensation and bonus, which will not be an expense incurred by Analex Corporation subsequent to the acquisition since the BAI Sellers terminated their employment with BAI on May 28, 2004. One of the terminated positions will not be replaced and the other will be replaced without a net incremental increase in compensation expense. Due to the existence of cost recoverable type contracts during the year ended December 31, 2003, a downward revenue adjustment is reflected due to the decreased cost.

(B)	Reflects amortization of intangible assets established with the BAI Acquisition, which have estimated lives of three to five years.

(C)	Reflects estimated incremental interest expense associated with debt incurred as part of the financing of the BAI Acquisition. In addition, the reduction of interest expense is due to the lower interest rate of Analex’s revolving credit facility as compared to that of BAI.

	Three Months Ended March 31, 2004	Year Ended December 31, 2003
Interest expense on incremental borrowing:	56,088	233,838
Less: recalculated historical interest expense	5,713	14,272
Adjustment—increase in interest expense	$61,800	$248,110

(D)	Reflects add-back of 7% of cash interest on the Senior Subordinated Notes since the conversion is assumed to have occurred at the beginning of the period.

(E)	Reflects the tax effect of deductible adjustments at the statutory tax rate of 40%.

(F)	Reflects 6% cumulative dividends on the Series B Preferred Stock.

(G)	Basic net income per share is computed by dividing net income available to common stockholders by the weighted average number of shares of Common Stock outstanding for the period and assuming that the Stout Repurchase and the issuance of the 1.8 million shares of Common Stock to the BAI Sellers occurred on January 1, 2003. Diluted net income per share is computed assuming conversion or exercise of all convertible securities, options and warrants at the beginning of the period presented and net income available to common stockholders is adjusted to add back the after-tax amount of interest recognized in the period associated with any convertible debt, unless the result is antidilutive.

The pro forma as adjusted statement of operations for 2003 includes, on a pre-tax basis, non-cash accretion and amortization amounting to approximately $13.5 million.

(H)	Reflects interest on the Senior Subordinated Notes, including amortization of the debt discount and deferred financing costs. Cash interest accrues at 7% per annum and is payable quarterly. The debt discount of $4.4 million was a result of the allocation of fair value of $0.7 million to the Common Stock Warrants, based upon a preliminary estimate of a valuation of the Common Stock Warrants from an independent appraisal and the existence of an embedded beneficial conversion feature of $3.9 million. The resulting debt discount is amortized to interest expense over the life of the Senior Subordinated Notes, which is assumed herein to be 180 days from May 28, 2004 using the effective yield method. The deferred financing costs are amortized to interest expense over the assumed 180-day life of the Senior Subordinated Notes.

(I)	Reflects interest on the Convertible Notes, including amortization of debt discount for the full year 2003 since the Convertible Notes are assumed to have been outstanding since January 1, 2003 rather than the actual issuance date of December 9, 2003. Cash interest accrues at 7% per annum and is payable quarterly. The debt discount was a result of the allocation of fair value of $1.9 million to the Note Warrants, as determined using a fair value option pricing model and the existence of an embedded beneficial conversion feature of $5.3 million. The resulting debt discount is amortized to interest expense over the four-year life of the Convertible Notes using the effective yield method.

(J)	Reflects additional six months of interest assuming that (i) the Senior Subordinated Notes have been outstanding since January 1, 2003; and (ii) Proposal No. 1 to authorize conversion of the Senior Subordinated Notes was not approved at a shareholders’ meeting on or before June 30, 2003. See “Terms of Senior Subordinated Notes – Events of Default” below. Based on these assumptions, the annual interest rate on the $12,000,000 Senior Subordinated Notes would automatically be increased to 14%, and would be subject to further increase to 14.75% on October 1, 2003. This increase in interest rate is reflected in the BAI Purchase Adjustments for 2003 and then removed in the “Conversion Adjustments,” which assumes that Proposal No. 1 is approved.

(K)	Reflects the dividends and accretion of discount on the Series A Preferred Stock for the full year of 2003 since the Series A Preferred Stock is assumed to have been outstanding since January 1, 2003 rather than the actual issuance date of December 9, 2003. The discount on the Series A Preferred Stock was a result of the allocation of fair value of $3.9 million to the Preferred Stock Warrants, as determined using a fair value pricing model, and the existence of an embedded beneficial conversion feature of $11.1 million. The resulting discount is accreted to the Series A Preferred Stock using the effective yield method over the four-year period to the earliest redemption date.

Reasons for Approval of Proposal No. 1

One of our key strategies following the Pequot investment in December 2003 is to pursue growth through acquisitions. We plan to selectively acquire companies that complement and enhance our existing businesses. We continue to examine potential acquisition targets that we believe would add substantial incremental earnings to our operating results. To fund our acquisitions, we need to obtain additional financing through the sale of equity and debt securities. The Series B Financing provided us the capital we needed to consummate the acquisition of BAI and may provide us with the additional ready capital to help fund our acquisition strategy.

The Company is seeking stockholder approval for Proposal No. 1 in accordance with the Listing Standards, Policies and Requirements of AMEX set forth in the AMEX Company Guide. See “Proposal No. 1: American Stock Exchange Requirement.” The requirements set forth therein are applicable to the Company because the Company’s Common Stock is listed on AMEX.

Upon stockholder approval of Proposal No. 1, Senior Subordinated Notes in the aggregate principal amount of $12,000,000 will be automatically converted into 3,428,571 shares of Series B Preferred Stock. Once issued, Series B Preferred Stock will be convertible into Common Stock at anytime at the election of the Investors. Assuming that Investors will convert their Series B Preferred Stock into Common Stock at an assumed conversion price of $2.80 per share, Investors will be issued an aggregate of 4,285,714 shares of Common Stock, representing approximately 28.1% of the Company’s outstanding Common Stock as of July 7, 2004. Therefore, stockholder approval of the conversion of the Senior Subordinated Notes into the Series B Preferred Stock is required under the AMEX Company Guide. Future issuance of Series B Preferred Stock at Subsequent Closings also will result in issuance of more than 20% of our outstanding Common Stock. Future anti-dilution adjustments and issuance of Common Stock as payment of dividends of the Series B Preferred Stock also will trigger the stockholder approval requirement.

In addition to the other information contained in this proxy statement, in determining whether or not to approve Proposal No. 1, stockholders also should consider the risks related to the Company’s failure to obtain the necessary vote to approve Proposal No. 1 at the Annual Meeting. See “Terms of the Senior Subordinated Notes—Events of Default.”

Required Vote

Approval of Proposal No. 1 requires the affirmative vote of the holders of a majority of our shares of Common Stock and Series A Preferred Stock present at the Annual Meeting in person or by proxy and entitled to vote. However, because a significant portion of the financing obtained on the First Closing Date was used to fund the cash portion of the consideration for the acquisition of BAI, we are required by AMEX to exclude from our tabulation of votes the votes represented by shares acquired by the BAI Sellers pursuant to Stock Purchase Agreement.

Recommendation of the Board

The Board unanimously recommends a vote FOR Proposal No. 1.

PROPOSAL NO. 2

The second proposal to be considered and voted upon at the Annual Meeting is:

•	Exercise of certain Common Stock Warrants to purchase Common Stock at a ratio of one (1) share of Common Stock for every five (5) shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock issued or issuable upon conversion of the Senior Subordinated Notes, and to the extent provided for upon exercise of the Common Stock Warrants, the issuance of 20% or more of the Company’s Common Stock upon exercise of the Common Stock Warrants.

American Stock Exchange Requirements

Section 712 of the AMEX Company Guide requires that a company whose stock is listed on AMEX obtain stockholder approval for the issuance or potential issuance of common stock equal to 20% or more of its common stock. Section 712 requires us to obtain stockholder approval prior to approving the listing of additional stock to be issued in connection with an acquisition of the stock or assets of another company where the issuance of common stock could result in an increase in our outstanding common stock of 20% or more. Because a significant portion of the funds obtained on the First Closing Date was used to pay the cash portion of the consideration of the BAI Acquisition, AMEX takes the position that the 1,832,460 shares of Common Stock issued to the BAI Sellers should be aggregated with the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Common Stock Warrants for the purpose of Section 712. Our issuance of Series B Preferred Stock upon conversion of the Senior Subordinated Notes and the subsequent issuance of shares of Common Stock upon exercise of the Common Stock Warrants falls under this rule because the issuance of such shares combined with the 1,832,460 shares issued to BAI Sellers will result in an increase in our outstanding Common Stock of more than 20%.

Because (i) the Senior Subordinated Notes are not convertible into equity securities at the time of issuance and will remain non-convertible until holders of a majority of our voting stock approve the conversion and the issuance of the corresponding Series B Preferred Stock at the Annual Meeting, and (ii) the Common Stock Warrants are not exercisable at the time of issuance by Investors to purchase the Company’s Common Stock and will remain non-exercisable until holders of a majority of our voting stock approve the exercise and the issuance of the corresponding Common Stock at the Annual Meeting, the American Stock Exchange has confirmed with us that the Company was not required to seek stockholders’ approval prior to the issuance of either the 1,832,460 shares to the BAI Sellers, or the Senior Subordinated Notes and Common Stock Warrants on the First Closing Date pursuant to the Series B Purchase Agreement.

However, because (1) issuance of 3,428,571 shares of Series B Preferred Stock upon conversion of the Senior Subordinated Notes combined with the exercise of the Common Stock Warrants will result in an increase in our outstanding Common Stock of more than 20%; and (2) the aggregate number of shares of Common Stock issuable upon conversion of the maximum number of shares of Series B Preferred Stock issuable under the Series B Purchase Agreement and exercise of the associated Common Stock Warrants together with future anti-dilution adjustments and issuance of Common Stock as payment of dividends of the Series B Preferred Stock will exceed 20% of the outstanding shares of our Common Stock, we are required under the AMEX listing rules to seek stockholders’ approval for the matters raised in Proposal No. 2. The Company agreed to use its best efforts to hold a stockholders’ meeting and to seek stockholders’ approval for Proposals No. 1 and 2 as soon as practicable after the First Closing Date.

Interests of Certain Persons in Approval of Proposal No. 2

In considering the recommendation of the Special Committee and the Board with respect to the Series B Financing, stockholders should be aware that certain incumbent directors, Gerald A. Poch and Martin Hale, are General Partners of Pequot. Because they have interests in the Series B Financing that may be in addition to, or different from, the interests of stockholders in general, they did not participate in the portion of any Board meeting and abstained from voting on all matters relating to the Series B Financing. On May 26, 2004, the other five (5) directors then in service unanimously approved the Series B Financing. The First Closing under the Series B Purchase Agreement took place on May 28, 2004.

Reasons for Approval of Proposal No. 2

One of our key strategies following the Pequot investment in December 2003 is to pursue growth through acquisitions. We plan to acquire selectively companies that complement and enhance our existing businesses. We continue to examine potential acquisition targets that we believe would add substantial incremental earnings to our operating results. To fund our acquisitions, we need to obtain additional financing through the sale of equity and debt securities. The Series B Financing provided us the capital we needed to consummate the acquisition of BAI and may provide us with the additional ready capital to help fund our acquisition strategy.

The Company is seeking stockholder approval for Proposal No. 2 in accordance with the Listing Standards, Policies and Requirements of AMEX set forth in the AMEX Company Guide. See “Proposal No. 2: American Stock Exchange Requirements.” The requirements set forth therein are applicable to the Company because the Company’s Common Stock is listed on AMEX.

Upon stockholder approval of Proposal No. 2, the outstanding Common Stock Warrants will become exercisable at any time at the option of the Investors to purchase Common Stock at the ratio of one (1) share of Common Stock for every five (5) shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock that is issued or issuable upon conversion of the Senior Subordinated Notes. The exercise price of the Common Stock Warrants is $4.32 per share (representing a 25% premium to the trailing 20 day average closing price of the Common Stock of the Company on May 28, 2004), subject to adjustment for stock splits, stock dividends and similar events. Issuance of the Common Stock upon exercise of the Common Stock Warrants, combined with the issuance of the Common Stock upon conversion of the 3,428,571 shares of Series B Preferred Stock upon conversion of the Senior Subordinated Notes will result in an increase in more than 20% of our Common Stock. Stockholders’ approval for the exercise of the Common Stock Warrants is therefore required under the AMEX Company Guide. Future issuances of Common Stock Warrants at Subsequent Closings, when combined with other issuances, also will result in issuance of more than 20% of our outstanding Common Stock.

In addition to the other information contained in this proxy statement, in determining whether or not to approve Proposal No. 2, stockholders also should consider the risks related to the Company’s failure to obtain the necessary vote to approve Proposal No. 2 at the Annual Meeting. See “Terms of the Senior Subordinated Notes—Events of Defaults.”

Required Vote

Approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of our shares of Common Stock and Series A Preferred Stock present at the Annual Meeting in person or by proxy and entitled to vote. However, because a significant portion of the financing obtained on the First Closing Date was used to fund the cash portion of the consideration for the acquisition of BAI, we are required by AMEX to exclude from our tabulation of votes represented by shares acquired by the BAI Sellers pursuant to Stock Purchase Agreement.

Recommendation of the Board

The Board unanimously recommends a vote FOR Proposal No. 2.

The BAI Acquisition

Background of Our Acquisition of BAI

We became aware of BAI through our investment banker, Windsor Group, LLC, and BAI’s investment banker, Corporate Advisors International, Inc. On October 20, 2003, we entered into a mutual non-disclosure agreement regarding a possible transaction between the parties. After initial due diligence and discussions with BAI and the BAI Sellers, we entered into a non-binding letter of intent on February 3, 2004 for the acquisition of all of the issued and outstanding BAI Stock. This letter of intent was subsequently amended on March 10, 2004 and March 26, 2004. After further due diligence and negotiations, the Board unanimously approved our acquisition of BAI on April 28, 2004 and authorized the execution and delivery of the Stock Purchase Agreement. On May 6, 2004, we entered into a Stock Purchase Agreement with BAI and BAI Sellers, pursuant to which we agreed to consummate the BAI Acquisition by agreeing to purchase, subject to closing conditions, all BAI Stock for an aggregate consideration of $27,260,000 in cash (after preliminary net working capital adjustment) and 1,832,460 shares of our unregistered Common Stock. The Stock Purchase Agreement provides that the closing will occur upon satisfaction or wavier of certain customary closing conditions, including regulatory approval. The BAI Acquisition was announced publicly on May 7, 2004 in a press release. The BAI Acquisition was consummated on May 28, 2004, and the closing was announced publicly in a press release on June 1, 2004.

Description of BAI’s Business

BAI provides information and technology asset protection solutions, intelligence analysis and security services to federal government and Department of Defense agencies. BAI provides protection to its customers’ critical assets – personnel, information, technology, equipment, facilities, activities and operations. BAI provides security services to locations anywhere in the world. From threat assessment to technology protection solutions, BAI’s services cover a range of life cycle protection and physical security services. More specifically, BAI provides services in six major areas of competency or business segments: (1) information protection, (2) technology protection, (3) physical security, (4) security education and training, (5) security management, and (6) intelligence threat assessment and analysis.

The following table shows BAI’s revenues from each of its business segments as a percentage of the total revenues for the year ended June 30, 2003:

Information Protection	37%
Physical Security	22%
Intelligence Threat Assessment and Analysis	18%
Technology Protection	14%
Security Management, Education and Training	9%

Sales to the U.S. federal government agencies and their prime contractors represented substantially all of BAI’s total revenues during the twelve months ended June 30, 2003 and 2002. BAI’s major customers include the Missile Defense Agency (“MDA”), Defense Advanced Research Projects Agency (“DARPA”), U.S. Army Material Command, U.S. Army Deputy Chief of Staff for Intelligence, and U.S. Army Corps of Engineers (“COE”). MDA accounted for approximately 46% and 47% of BAI’s revenues for the twelve months ended June 30, 2003 and 2002, respectively. DARPA accounted for 41% and 48% of BAI’s revenues for the twelve months ended June 30, 2003 and 2002, respectively. The DARPA contract was recompeted with an award to a third party during the first quarter of 2004. BAI is currently protesting the award. The lost DARPA revenue has been replaced by revenue from other contract awards received in the same period.

Like Analex, BAI’s services are provided under three (3) types of contracts:

•

Cost-plus-fees contracts which provide for payment of allowable incurred costs, to the extent prescribed in the contract, plus a profit component. These contracts establish a ceiling amount that the contractor may not exceed without the approval of the contracting officer. If the costs exceed the ceiling or are not allowable under the terms of the contract or applicable regulations, BAI may not be able to recover those costs.

•	Time-and-material contracts which provide for acquiring services on the basis of director labor hours at specified fixed hourly rates. Profit margins on time-and-materials contracts fluctuate based on the difference between negotiated billing rates and actual labor and overhead costs directly charged or allocated to such contracts. BAI assumes the risk that costs of performance may exceed the negotiated hourly rates.

•	Fixed price contracts which provide for delivery of products or services for a price that is negotiated in advance on the basis of the contractor’s costs experiences. The price is not subject to any adjustment and that means BAI assumes the financial risk of costs overruns. If the costs exceed the estimates, profit margins decrease and a loss may be realized on the contract.

The following table shows BAI’s revenues from each of the three (3) types of contracts as a percentage of the total revenues for the year ended June 30, 2003:

Fixed price	13%
Cost-plus-fee	74%
Time-and-material	13%

Due to a number of awards of re-competed contracts, we currently anticipate that we anticipate that a majority of BAI’s revenues for the calendar year 2004 will be derived from fixed price and time-and-material contracts. BAI’s backlog of orders, based on remaining contract value, believed to be firm as of March 2004 was approximately $156.6 million. The portion of the total backlog expected to be realized by December 31, 2004 is $32 million. Included in the backlog approximation are amounts from future years of government contracts under which the government has the right to exercise an option for BAI to perform services.

BAI was established in 1982. It has approximately 330 employees, all of whom have federal government security clearances. All members of BAI’s senior management team and business unit leaders have relevant prior experience working in the federal information technology and defense businesses with large defense contractors. BAI corporate headquarters are located in Maryland. It also has offices in Virginia and Colorado.

Reasons for the BAI Acquisition

One of our key strategies following the Pequot investment in December 2003 is to pursue growth through acquisitions. We plan to acquire selectively companies that complement and enhance our existing businesses. We believe that our acquisition of BAI will add substantial incremental earnings to our operating results, and will help us achieve a stronger financial position. We believe that our acquisition of BAI also will yield the following benefits:

•	Additional significant yearly revenues and strong operating income. For the fiscal years ended June 30, 2003 and 2002, BAI had gross revenue of $28.5 million and $19.1 million, and operating income of $1.35 million and $444,000, respectively.

•	Enhanced attractiveness to institutional investors. We expect that the addition of BAI’s revenue and assets to our operation will make our Company more attractive to investors, and in turn, that makes it easier for us to raise additional financing necessary to fund our acquisition strategy. See “Terms of Series B Purchase Agreement”.

•	Enhanced ability to compete. With a combined audited revenue of $94.6 million and operating profits of $4.94 million, we expect to compete more effectively with large federal systems integrators and large defense and aerospace contractors in the information technology and government contracting arena.

•	Enhanced ability to further grow through acquisitions. Our acquisition of BAI results in us having a more diversified service portfolio. With BAI, we have the resources and the attributes that many smaller government information technologies companies may find appealing to be their growth partners.

Factors Considered by Our Board

In approving our acquisition of BAI, our Board considered the factors listed under “Reasons for the BAI Acquisition” as well as the following factors:

•	the fact that we need acquisitions that will add significant incremental earnings to our operating results in order to offset the incremental cash and non-cash charges associated with the securities sold to Pequot under the Series A Purchase Agreement.

•	the challenges of combining the businesses and cultures of the two (2) companies and the attendant risk of not achieving the expected cost savings, revenue and business synergies, and of diverting management focus and resources from other strategic opportunities.

•	the fact that we are more highly leveraged because the BAI Acquisition was financed in part through the incurrence of additional indebtedness.

•	The dilutive effect of the issuance of additional stock as consideration for our acquisition of BAI.

In view of the factors considered in connection with the Series B Financing, the BAI Acquisition and the complexity of these matters, our Board did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. Our Board conducted an overall analysis of the factors and concluded that the benefits expected to result from the BAI Acquisition outweighed the risks stated above.

No Vote Required; No Appraisal Rights

Our Board approved our acquisition of BAI on April 28, 2004. The acquisition was consummated on May 28, 2004 (the “Acquisition Closing Date”). We are NOT asking you to vote on the BAI Acquisition, which already occurred in May 2004. Under Delaware law, our stockholders do not have any “dissenters’ rights” or rights to an appraisal of the value of their shares in connection with the BAI Acquisition.

Material Terms of the Stock Purchase Agreement and other Material Transaction Documents

Stock Purchase Agreement

The following is a brief summary of the material terms of the Stock Purchase Agreement, dated May 6, 2004. The complete text of the Stock Purchase Agreement was filed as an exhibit to our Quarterly Report on a Form 10-Q for the fiscal quarter ended March 31, 2004.

On May 28, 2004, we acquired all issued and outstanding stock of BAI for approximately $26,000,000 in cash (“Purchase Price”) and 1,832,460 shares of the Company’s unregistered Common Stock. The Purchase Price was adjusted upwards to reflect the estimated amount by which BAI’s net working capital exceeded a mutually agreed target. This adjustment is subject to further review and adjustment based upon BAI’s final balance sheet as of May 28, 2004. A portion of the Purchase Price was paid at closing to pay off BAI’s outstanding third party debt and its expenses related to the acquisition transaction. The Purchase Price is subject to further upward adjustment if BAI is successful in protesting its loss of the DARPA contract in March 2004 in the manner set forth in the Stock Purchase Agreement.

A portion of the Purchase Price equal to $1,000,000 in cash and 523,560 shares of the Common Stock of the Company was placed in escrow (the “Escrow”) in accordance with the terms and conditions of an Escrow

Agreement between the Company and SunTrust Bank as the Escrow Agent. The Escrow provides the Company with a source of funds to fulfill the indemnification obligation of the BAI Sellers to the Company in the event that the Company suffers any losses by virtue of:

•	inaccuracy in or breach of any representation or warranty made by BAI or any BAI Seller in the Stock Purchase Agreement;

•	non-fulfillment by BAI Sellers of any unwaived covenant contained in the Stock Purchase Agreement; or

•	enforcing other Company’s indemnification rights contained in the Stock Purchase Agreement.

Although the Escrow Agreement will continue in force for two (2) years from the Acquisition Closing Date, the indemnification obligations of the BAI Sellers will last for varying additional periods of time (ranging from two (2) years after the Acquisition Closing Date, the applicable statute of limitations and in some instances for an unlimited period of time). Subject to certain exceptions, we may not seek indemnification until we have suffered damages of at least $100,000; and our ability to recover under indemnification claims is generally limited to an aggregate $7,000,000.

Similarly, the Company agreed to indemnify the BAI Sellers in the event that the BAI Sellers would suffer any losses by virtue of:

•	the inaccuracy in or breach of any representation or warranty made by the Company in the Stock Purchase Agreement;

•	the non-fulfillment by the Company of any unwaived covenant contained in the Stock Purchase Agreement; or

•	enforcing any other BAI Sellers’ indemnification rights contained in the Stock Purchase Agreement.

The indemnification obligations of the Company last for two (2) years after the Acquisition Closing Date. Subject to certain exceptions, BAI Sellers may not seek indemnification until they have suffered damages of at least $100,000, and BAI Sellers’ ability to recover under indemnification claims is generally limited to an aggregate $7,000,0000.

The Stock Purchase Agreement contains customary representations and warranties from BAI and the BAI Sellers to the Company relating, among other things, to BAI’s capitalization, existence of all permits, compliance and condition of assets, accounts receivable, intellectual property, contracts, litigation, financial statements, liabilities, tax matters, employee benefit plans, insurance, environmental matters, real estate, employees, government contracts, bank accounts, suppliers and customers and subsequent events. The Stock Purchase Agreement also contains customary representations and warranties from the Company to BAI and the BAI Sellers relating, among other things, to the Company’s organization, authority to enter into the Stock Purchase Agreement, capitalization, no breach of other agreements, litigation, complying with all laws, investment intent and Securities and Exchange Commission filings.

The Stock Purchase Agreement also contains customary covenants from BAI and the BAI Sellers to the Company relating, among other things, to BAI and the BAI Sellers operating BAI in the ordinary course of business between the signing of the Stock Purchase Agreement to the Acquisition Closing Date, providing the Company with continuing access to BAI and its books and records and directors, officers, employees, agents and representatives, not negotiating with any other person for the sale of the BAI assets or stock and notifying the Company of any changes to the business or assets of BAI.

The Stock Purchase Agreement contains customary closing conditions including, among other things, (i) BAI’s and the BAI Sellers’ representations and warranties remaining true and correct, (ii) compliance of covenants, (iii) obtaining required third party and governmental consents including those of certain of BAI’s landlords and the Federal Communications Commission (“FCC”) regarding BAI’s FCC license, (iv) execution of the Non-Competition, Non-Solicitation and Non-Disturbance Agreement, the Escrow Agreement, the Registration Rights Agreement, the Voting Agreement, and the Amended and Restated Stockholders’ Agreement and (v) there being no material adverse change in the business or assets of BAI. All closing conditions were either satisfied by BAI and the BAI Sellers or waived by the Company on or before May 28, 2004 and the BAI Acquisition was consummated on May 28, 2004.

Escrow Agreement

On the Acquisition Closing Date, the parties entered into an Escrow Agreement with Sun Trust Bank as the Escrow Agent. The Escrow provides the Company with a source of funds to fulfill the indemnification obligation of BAI Sellers to the Company in the event that the Company suffers any losses by virtue of (1) the inaccuracy in or breach of any representation or warranty made by BAI or any BAI Seller in the Stock Purchase Agreement, (2) the non-fulfillment by any BAI Seller of any unwaived covenant contained in the Stock Purchase Agreement or (3) enforcing other Company rights contained in the Stock Purchase Agreement.

Non-Competition, Non-Solicitation and Non-Disturbance Agreement

On the Acquisition Closing Date, the BAI Sellers entered into a Non-Competition, Non-Solicitation and Non-Disturbance Agreement with the Company, pursuant to which they have agreed that for five (5) years following the Acquisition Closing Date, they will not directly or indirectly:

*    be involved with a business similar to the business of BAI,

*    contact or solicit for or do business with any client, supplier or customer of the Company, BAI or any affiliate of the Company or BAI,

*    solicit or hire any officer or employee or consultant of the Company, BAI or any affiliate of the Company; or

*    make or publish any disparaging remarks about the Company, BAI or any affiliate of the Company.

The BAI Sellers also have agreed to maintain the confidentiality of all confidential information of the Company, BAI or any affiliate of the Company. Fifty thousand dollars ($50,000) of the cash portion of the Purchase Price from the Company was allocated to each BAI Seller as consideration for entering into the Non-Competition, Non-Solicitation and Non-Disturbance Agreement.

Employment Agreements

On the Acquisition Closing Date, certain key employees of BAI entered into employment agreements with the Company, pursuant to which they each have agreed that for one (1) year following the termination of their employment with BAI, they will not directly or indirectly (i) solicit for or do business with any client of the Company or BAI with which such key employee worked; or (ii) solicit or hire any officer or employee or consultant of the Company, BAI or any affiliate of the Company. The BAI key employees also have agreed to maintain the confidentiality of all confidential information of the Company. Each BAI key employee will receive continuing payments of his or her salary for six (6) months if he or she has been terminated other than for cause within the first 12 months after the Closing Date.

Registration Rights Agreement and Lockup and Sale Restrictions

On the Acquisition Closing Date, the Company entered into a Registration Rights Agreement with the BAI Sellers, pursuant to which the Company has agreed to file with the Securities and Exchange Commission, within nine (9) months following the Acquisition Closing Date, a registration statement registering the resale of the Company Common Stock received by the BAI Sellers as consideration for the acquisition. Pursuant to the Registration Rights Agreement, the BAI Sellers have certain piggyback registration rights with respect to underwritten offerings initiated by the Company. Pursuant to the Registration Rights Agreement, the BAI Sellers

have agreed to limit the sale or transfer of the Company’s Common Stock they received in connection with the acquisition for a period of three (3) years following the Acquisition Closing Date. During the first year after the Acquisition Closing Date, the BAI Sellers may sell or transfer the Company Common Stock which they received on the Acquisition Closing Date only in connection with a sale of the Company, a piggyback registration or for estate planning purposes. For the next two (2) years after the Acquisition Closing Date, the BAI Sellers will be limited to selling a specified percentage of their Common Stock acquired in the BAI Acquisition per month except for transfers in connection with the items specified in the previous sentence.

Voting Agreement

On the Acquisition Closing Date, the Company, the BAI Sellers, the Investors and certain other principal stockholders entered into a Voting Agreement, pursuant to which they have agreed to vote in favor of Proposals 1 and 2 at the Annual Meeting. See “Terms of Voting Agreement.”

Amended and Restated Stockholders’ Voting Agreement

On the Acquisition Closing Date, the Company, the BAI Sellers, the Investors and certain other principal stockholders entered into an Amended and Restated Stockholders’ Voting Agreement, pursuant to which they have agreed to vote in the manner described in “Terms of Amended and Restated Stockholders’ Agreement.”

Accounting Treatment

The Company’s acquisition of the stock of BAI will be accounted for under the purchase method of accounting. By accounting for the acquisition under the purchase method of accounting, the purchase price will be allocated to tangible and intangible assets of BAI acquired and liabilities of BAI assumed, on the basis of their estimated fair value as of the acquisition Closing Date in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, and the results of BAI’s operations will be included in the Company’s consolidated financial statements from the Closing Date of the acquisition. The excess of the purchase price over the fair market value of identifiable net assets acquired (goodwill) will be subject to a review for impairment on an annual basis and whenever events or circumstances occur which indicate that goodwill might be impaired, in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

PROPOSAL NO. 3

ELECTION OF DIRECTORS

Recent Events

On May 28, 2004, in connection with the Series B Purchase Agreement, the Company, the Investors and certain other principal stockholders of Analex entered into the Amended and Restated Stockholders’ Agreement to increase the size of the Board from seven (7) directors to nine (9) directors, consisting of:

•	Our Chief Executive Officer, currently Sterling E. Phillips, Jr., or if there is no chief executive officer, the Company’s President;

•	Two (2) directors designated by the holders of a majority of the outstanding securities that are currently held by Pequot;

•	Five (5) independent directors to be selected by a nominating committee comprised solely of independent directors; and

•	One (1) non-employee director to be selected by the chief executive officer (or if there is no chief executive officer, the President of the Company) and reasonably acceptable to the Investors, who shall initially be Peter C. Belford, Sr.

Pursuant to the Amended and Restated Stockholders’ Agreement, one (1) of the five (5) directors designated by the Nominating Committee will be the independent “financial expert” required on the Audit Committee. Thomas L. Hewitt, recommended by the Nominating Committee, was elected as a member of the Board on June 7, 2004. Joseph “Keith” Kellogg, Jr., recommended by the Nominating Committee, was elected as a member of the Board on July 6, 2004, with an effective date of July 9, 2004.

As of July 7, 2004, the parties to the Amended and Restated Stockholders’ Agreement beneficially hold 57.1% of Common Stock. For details on the Amended and Restated Stockholders’ Agreement, please see “Proposal 1: Terms of the Amended and Restated Stockholders’ Agreement.” A copy of the Amended and Restated Stockholders’ Agreement is attached hereto as Annex H.

Directors and Nominees

Nine (9) directors, constituting the entire Board, are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve a one-year term expiring at the annual meeting of stockholders in 2005 and until their respective successors are elected and qualified. Each person named below is currently a director of the Company. In the event any nominee shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace that nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board will occur.

Pursuant to the Amended and Restated Stockholders’ Agreement, the nominees for membership on the Board are Sterling E. Phillips, Jr., our Chief Executive Officer, Gerald A. Poch and Martin M. Hale, Jr., who were designated by Pequot, Peter C. Belford, Sr., who was designated by our Chief Executive Officer and five (5) nominees of the Nominating Committee who are C. Thomas Faulders, III, Lincoln D. Faurer, Thomas L. Hewitt, Joseph “Keith” Kellogg, Jr. and Daniel R. Young.

The names of the nine (9) director nominees and certain other information about them are set forth below:

Directors	Age	Director Since	Office Held with Company
Sterling E. Phillips, Jr.	57	2001	Chairman of the Board, and Chief Executive Officer
Peter C. Belford, Sr.	57	2001	Director
C. Thomas Faulders, III	54	2004	Director
Lincoln D. Faurer	76	2003	Director
Martin M. Hale, Jr.	32	2003	Director
Thomas L. Hewitt	65	2004	Director
Joseph “Keith” Kellogg, Jr.	55	2004	Director
Gerald A. Poch	57	2003	Director
Daniel R. Young	70	2003	Director

Sterling E. Phillips, Jr., was appointed the Company’s President and Chief Executive Officer and a director in January 2001. In December 2003, Mr. Phillips was elected Chairman of the Board. He ceased to be the President of the Company in February 2004. Prior to joining the Company, Mr. Phillips held senior management positions with Federal Data Corporation in the Science and Engineering and Corporate Marketing Groups from 1996 to 2001. From 1993 to 1996, he was the Chief Operating Officer of TRI-COR Industries, Inc. an information technology company, and from 1992 to 1993 served as President of Business Development for Computer Sciences Corporation. Prior to these positions, he held senior national and international marketing positions with International Business Machines Corporation for 24 years.

Peter C. Belford, Sr., who was appointed to the Board in November 2001, has more than 30 years experience in building and operating companies in the Federal Government sector. Mr. Belford was President of Analex Corporation from 2000 until it was acquired by the Company in November 2001. From 1997 through 2000, he held the position of Senior Vice President for Federal Data Corporation, a government information technology services provider, and from 1985 to 1997 served as President and Chief Operating Officer of NYMA, Inc., a federal contractor. Prior to these positions, Mr. Belford served 13 years as Vice President with Computer Sciences Corporation, an information technology services provider.

C. Thomas Faulders, III was appointed to the Board in February 2004. Mr. Faulders has been the Chairman and Chief Executive Officer of LCC International Inc. since June 1999. He has directed the financial turnaround and subsequent growth of the company. He is responsible for the strategic direction, day-to-day operations, sales and financial matters of the company. Prior to joining LCC, Mr. Faulders served as Executive Vice President and Chief Financial Officer of BDM International, as well as President of its Integrated Supply Chain division. From March 1992 through March of 1995, Mr. Faulders was the Chief Financial Officer of COMSAT Corporation. Prior to COMSAT, he served in a variety of areas for MCI, including Senior Vice President of Business Marketing, Vice President of Large Account Sales and Treasurer. Prior to his six years with MCI, Mr. Faulders served in key positions with Satellite Business Systems.

Lincoln D. Faurer was appointed to the Board in April 2003. Mr. Faurer has more than 15 years of experience in building and operating companies in the government contracting industry and was Director of the National Security Agency from 1981 to 1985. Since 1992, Mr. Faurer has been the President of LDF Inc., which provides consulting services on command, control, communications, computing and intelligence (C4I) matters. In addition to being a retired Air Force officer, Mr. Faurer has held senior positions with various intelligence organizations including Defense Intelligence Agency, NATO Military Committee, HQS U.S. European Command and HQS U.S. Southern Command. Mr. Faurer serves as a director of ALPHATECH, Inc. and TSI TelSys Corp. and also serves on the advisory board of ManTech Aegis Research Corporation, a subsidiary of ManTech International Corp.

Martin M. Hale, Jr. was appointed to the Board in December 2003. Mr. Hale is a Principal of Pequot Capital Management, Inc. and a General Partner of Pequot Ventures, the venture capital/private equity arm of Pequot Capital Management, Inc. Mr. Hale joined Pequot in February 1997 and focuses on investments in defense, wireless hardware, software and services for the Pequot venture and private equity funds. Prior to joining Pequot, Mr. Hale was an associate at Geocapital Partners, L.L.C., an early stage venture capital firm. Prior to Geocapital, he served as a senior financial analyst in the information technology mergers and acquisitions group at Broadview International L.L.C. Mr. Hale is a director of several private companies.

Thomas L. Hewitt was appointed to the Board in June 2004. Mr. Hewitt has been the Chief Executive Officer of Global Governments, Inc. since January 2000. In 1984, Mr. Hewitt founded Federal Sources, Inc., a market research and consulting firm, where he served as Chief Executive Officer and Chairman of the Board until 1999. Mr. Hewitt is also a director of GTSI Corporation, Halifax Corporation, Secure Data in Motion, Inc. and several private companies.

Joseph “Keith” Kellogg, Jr. was appointed to the Board in July 2004. General Kellogg is also a senior vice president for homeland security for Oracle Corporation, a position he has held since July 2003. From November 2003 through March 2004, General Kellogg took leave from Oracle Corporation to serve the U.S. government as Chief Operating Officer of the Coalition Provisional Authority in Baghdad, Iraq. General Kellogg was a member of the U.S. Army from 1971 to July 2003, when he retired as a Lieutenant General and a highly decorated war veteran. General Kellogg served as commander of the 82nd Airborne Division and, in his last assignment worked for the Joint Chiefs of Staff as director for all computing and communications for U.S. forces. He is also a director of GTSI Corporation.

Gerald A. Poch was appointed to the Board in December 2003. Mr. Poch has served as Managing Director of Pequot Capital Management, Inc., Pequot’s investment manager/advisor, since January 2000. He is also a General Partner of Pequot Ventures, the venture capital/private equity arm of Pequot Capital Management, Inc. From August 1998 through January 2000, he was a Principal of Pequot Capital Management, Inc. and one of the leaders of Pequot Ventures. From August 1996 to June 1998 he was the Chairman, President and Chief Executive Officer of GE Capital Information Technology Solutions, Inc., a technology solutions provider. Prior to that, he was a founder, and served as Co-Chairman and Co-President, of AmeriData Technologies, Inc., a value-added reseller and systems integrator of hardware and software systems. Mr. Poch is also a director of Andrew Corporation, BriteSmile, Inc. and MTM Technologies, Inc., all public companies. In addition, Mr. Poch is a director of a number of private companies.

Daniel R. Young was appointed to the Board in April 2003. In 1976, Mr. Young joined Federal Data Corporation as Executive Vice President. He was appointed President in 1985 and became Chief Executive Officer in 1995. From 1995 until Federal Data was acquired by Northrop-Grumman in 2000, he was Vice Chairman and Chief Executive Officer. Mr. Young is a graduate of the University of Texas where he earned a B.S. degree in engineering and a J.D. from the University of Texas School of Law. He also served as an officer in the U.S. Navy. Mr. Young serves as a director of GTSI Corporation and Halifax Corporation, and also serves on the advisory boards of several public and private companies.

Required Vote

Under Delaware law, a plurality of the votes present in person or by proxy by holders of the Common Stock and Series A Preferred Stock at the Annual Meeting is necessary to elect directors.

Recommendation of the Board

The Nominating Committee recommended to the Board, and the Board approved, the nomination of the following nine (9) persons, Sterling E. Phillips, Jr., Peter C. Belford, Sr., C. Thomas Faulders, III, Lincoln D. Faurer, Martin M. Hale, Jr., Thomas L. Hewitt, Joseph “Keith” Kellogg, Jr., Gerald A. Poch and Daniel R. Young for election at the Annual Meeting to serve a one-year term expiring at the annual meeting in 2005 and until their respective successors are elected and qualified. The Board Unanimously Recommends that the Stockholders Vote FOR Each of the Nine (9) Director Nominees.

Board Committees and Board meetings

The Board held a total of 12 meetings during the year ended December 31, 2003. Three (3) directors attended over 90% of the Board meetings held. All other directors attended either in person or telephonically 100% of the meetings held by the Board and all committees thereof on which he served during the year ended December 31, 2003. The Board currently has three (3) standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

Audit Committee

The Audit Committee met four (4) times during the year ended December 31, 2003. During the year ended December 31, 2002 and until April 1, 2003, the members of the Audit Committee were former directors, John D. Sanders, Gerald R. McNichols and Gerald R. Young. On April 10, 2003, Daniel R. Young and former director, Alan L. Kaplan were appointed to the Audit Committee to replace Dr. Sanders and Gerald R. Young. Both Messrs. Kaplan and McNichols resigned from the Board in December 2003.

In February 2004, Messrs. Faulders and Faurer were appointed to our Audit Committee. Mr. Young also remained a member of the Audit Committee. The SEC has additional independence requirements which members of our Audit Committee must satisfy. One such requirement is that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation. The Board has determined that each of the current members of its Audit Committee, Messrs. Faulders, Faurer and Young, are “independent” as defined in the AMEX Company Guide and the SEC rules. The Board also has determined that all members of the Audit Committee are “financially sophisticated” under the definition contained in the AMEX Company Guide, and that Mr. Faulders has all the necessary attributes to be an “audit committee financial expert” under the SEC rules. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Faulders’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Faulders any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee of the Board.

The Audit Committee has a written charter which is reviewed annually and updated if necessary. The Audit Committee Charter was amended and restated most recently in March 2004 and a copy of the current charter is attached as Annex M to this Proxy Statement. Based on its current charter, the Audit Committee’s responsibilities include, among other things:

•	appointment, compensation, retention and oversight of the work of the Company’s independent auditors;

•	pre-approval of all audit and non-audit related services provided by independent auditors;

•	review of the independent auditors’ summary of significant accounting, auditing and internal control issues identified during the audit along with management’s corrective action plans;

•	review of significant accounting policy changes or applicable new accounting or reporting standards adopted by management;

•	receipt, evaluation, and investigation of any complaints regarding Company’s accounting, internal accounting controls or auditing matters

The Audit Committee has prepared a report, a copy of which is set forth below under “Report of Audit Committee”.

Compensation Committee

The Compensation Committee held one meeting in the year ended December 31, 2003. From January 1, 2003 until April 10, 2003, the members of the Compensation Committee were Peter L. Belford and former directors, Shawna L. Stout and Gerald R. McNichols. On April 10, 2003, Lincoln Faurer was appointed to the Compensation Committee to replace Mr. McNichols. As of February 2004, Messrs. Faurer, Faulders and Poch are members of our Compensation Committee.

The Compensation Committee’s responsibilities are to evaluate management’s recommendations and make its own recommendations to the Board concerning the compensation of the Company’s executive officers. It is also responsible for the formulation of the Company’s executive compensation policy and the research, analysis and subsequent recommendation regarding the establishment and administration of the Company’s stock option and stock purchase plans.

The Compensation Committee has prepared a report on executive compensation for 2003, a copy of which is set forth below under “Compensation Committee Report on Executive Compensation.”

Nominating Committee

The Nominating Committee was established by the Board in April 2004. It is solely comprised of independent directors, Messrs. Faulders, Faurer and Young. The Nominating Committee currently does not have a written charter. Its responsibilities are to identify, select and nominate director candidates for the Board. The Nominating Committee nominated Mr. Hewitt and Mr. Kellogg to the Board in June 2004 and July 2004, respectively.

Analex did not have a nominating committee prior to April 2004. Selection and nomination of Analex’s directors are governed by an Amended and Restated Stockholders’ Agreement among Analex, GEPT, the Pequot funds and other principal stockholders of Analex. Pursuant to the Amended and Restated Stockholders Agreement, the Nominating Committee may designate up to five (5) of the nine (9) directors on the Board. The Nominating Committee currently does not have a policy with regard to the consideration of any director candidates recommended by stockholders other than those who are parties to the Amended and Restated Stockholders’ Agreement.

Corporate Governance

Independence of Directors

The Board has determined affirmatively that Messrs. Faurer, Faulders, Hewitt, Kellogg and Young are “independent” under the standards and rules of the American Stock Exchange and the SEC. The definition of “independence” under the AMEX Company Guide includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by AMEX, the Board has made a subjective determination as to each independent director that no relationships, which in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Beginning in fiscal year 2004, our independent directors will conduct at least one executive session per year without the presence of the Company’s management.

Code of Conduct and Ethics

The Board has adopted a Code of Conduct and Ethics that is applicable to all officers (including the chief executive officer, chief operating officer, chief financial officer, principal accounting officer, controller and any person performing similar functions), directors and employees of the Company.

In support of its Code of Conduct and Ethics and to facilitate reporting of any actual or suspected misconduct, the Company maintains a toll-free Ethics Hotline at 1-866-274-3865, which is available 24 hours a day, seven (7) days a week. The Hotline’s function is to receive information relating to possible non-compliance with the Code of Conduct and Ethics, as well as concerns or complaints regarding the Company’s accounting, or internal controls, or auditing matters. Both the Code of Conduct and Ethics and the Hotline information are posted on the Company’s web site at www.analex.com. Any amendment to, or waiver from, a provision of this Code of Conduct and Ethics will be promptly disclosed on the Company’s web site at www.analex.com. The Company also will provide copies of its Code of Conduct and Ethics without charge to any stockholder who makes a written request to our Chief Financial Officer at our headquarters address.

Stockholders’ Communication with the Board

Stockholders who wish to communicate with the Board should send written communications directly to Sterling E. Phillips, Jr., our Chairman of the Board.

Director Attendance at Annual Stockholders’ Meetings

Although Analex encourages all of its directors to attend its annual meetings of stockholders, it has not established any written policy with regard to Board members’ attendance at annual such meetings. All of Analex’s incumbent directors who were our directors last year attended the prior year’s annual meeting.

Compensation of Directors

As of January 1, 2003, directors receive a quarterly cash fee of $3,000 for their services. In addition, directors receive $1,000 per Board meeting attended, and $500 for each committee meeting attended (unless such meeting is combined with a full Board meeting). Under the Company’s current 2002 Stock Option Plan, each non-employee director is entitled to be granted an option to purchase 5,000 shares of Common Stock on the date of such director’s initial appointment to the Board and, while such director serves on the Board, he or she is entitled to be granted an option to purchase 5,000 shares of Common Stock on the date of the first Board meeting held in each new fiscal year. Directors who are employees do not receive any additional compensation for their service as directors. Directors are reimbursed for out-of-pocket expenses associated with their attendance at Board meetings.

Executive Officers

The following table contains information as to the executive officers of the Company, who are not also directors of the Company.

Name	Age	Officer Since	Office Held With Company
Michael Stolarik	53	2004	President and Chief Operating Officer
Ronald B. Alexander	56	2001	Senior Vice President, Chief Financial Officer and Corporate Secretary
Stephen C. Dolbey	57	2003	Vice President
Charles Floyd	63	2003	Vice President
Donald Jewell	52	2004	Vice President, Washington Operations
Heinz Wimmer	59	2003	Vice President
Palmer Esau	62	2004	Vice President of the Company and President, Beta Analytics, Incorporated (subsidiary)
Julie Holt	40	2003	President, Advanced Biosystems, Inc. (subsidiary)

Michael Stolarik was appointed President and Chief Operating Officer of the Company in February 2004. Most recently, Mr. Stolarik was Managing Partner of the INSIGHT Consulting Group, LLC, which focused on introducing commercial businesses to federal government contracting. Prior to INSIGHT, he was Executive Vice President, Technical Resources Sector, of Titan Corporation. Mr. Stolarik joined Titan from GRC International, Inc. where he was President and CEO of this AT&T subsidiary. During this period, he was also a member of the AT&T Government Markets Senior Leadership Team. From 1995 through 1997, he was President and CEO of Space Applications Corporation. Prior to these positions, Mr. Stolarik spent 20 years at BDM International, Inc., where he rose to the position of Corporate Vice President.

Ronald B. Alexander was appointed Senior Vice President and Chief Financial Officer of the Company in November 2001 and Corporate Secretary in June 2002. From March 2000 until joining the Company, Mr. Alexander was the managing director of Alexander & Co., a financial and management consulting firm. From 1990 forward, Mr. Alexander has served as the Chief Financial Officer of public companies doing business in market segments involving computer manufacturing, IT technology and systems’ engineering, software development, internet infrastructure development, telecommunications equipment and services, and professional services. These firms include Commodore International, Ltd., a global computer manufacturing company, GRC International, a professional services government contractor and telecommunications equipment and systems developer, AppNet Systems, Inc., a provider of e-commerce solutions and TTC Inc., a telecommunications equipment and systems manufacturer.

Stephen C. Dolbey was appointed Vice President of the Company in January 2003. Mr. Dolbey is responsible for western operations, focusing on advanced software development and testing using modern CASE tools and innovative testing concepts in the area of embedded real time systems. From March 1988 until November 2001, Mr. Dolbey was Vice President and Chief Information Officer of the former Analex Corporation acquired in November 2001. From 1964 to 1988, Mr. Dolbey held various management and engineering positions with Westinghouse Defense Systems.

Charles Floyd was appointed Vice President of the Company in January 2003. Mr. Floyd joined Analex in 2002 as Program Manager of the Company’s ELVIS contract with NASA. He has over 36 years of experience in vehicle systems and sub-systems, systems integration and test, and flight software development and testing. Twenty years were with NASA, and the 16 most recent have been in senior and program management positions in contracts supporting NASA. From 1994 to 1999, Mr. Floyd was with Raytheon, from 1991 to 1994 with Northrop-Grumman, and from 1985 to 1991 with Lockheed Martin.

Donald E. Jewell was appointed Vice President, Washington Operations in January 2004 and as an executive officer in June 2004. Since 1990, Mr. Jewell also has served as President of the Company’s SyCom Services Inc. subsidiary. Mr. Jewell has served as President of the Company’s Engineering & Information Services (“EISI”) subsidiary, a position he held from 1993 to 2001. From 1989 to 1993, Mr. Jewell was a Program Manager for EISI, with responsibility for most operations. Previously, Mr. Jewell held various computer services management positions with British Aerospace and Planning Research Corporation. Mr. Jewell has held senior management positions in the government contracting business for nearly 20 years.

Palmer M. Esau was appointed Vice President of the Company in June 2004 and also serves as President of BAI. Mr. Esau has been with BAI for more than 16 years. Mr. Esau was Chief Operating Officer of BAI since 2003. From 1993 to 2003, Mr. Esau was Director of Business Development. Before coming to BAI, Mr. Esau was a Military Intelligence Officer with the US Army for more than 20 years. He is a member of the Association for Industrial Security and the Operations Security Professional Society.

Heinz Wimmer was appointed Vice President of the Company in January 2003. Mr. Wimmer is responsible for mid-west operations focusing on independent verification and validation activity with the National Reconnaissance Office for their Atlas expendable launch vehicle missions. From February 2000 until November 2001, Mr. Wimmer was Vice President of the former Analex Corporation acquired in 2001. Prior to joining Analex, Mr. Wimmer concluded a 34 year career with NASA at the Glenn Research Center including 25 years experience with expendable launch vehicles.

Julie Holt was appointed Vice President of the Company in January 2003 and also serves as President of the Company’s Advanced Biosystems, Inc. (ABS) subsidiary. Prior to joining the Company, from 1998 to 2002, Ms. Holt was Program Manager at Battelle Memorial Institute, where she coordinated consequence management programs with federal, state, and local emergency management agencies and hazardous material first responders. In addition, Ms. Holt is a former Foreign Service Officer with the U.S. Department of State.

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning all compensation paid by the Company during the year ended December 31, 2003 to its Chief Executive Officer, and each of the five (5) other most highly paid executive officers (the “Named Executive Officers”):

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation		Long-Term Compensation Awards	All Other Compensation ($)(2)
		Salary ($)	Bonus ($)	Securities Underlying Options (#)(1)
Sterling E. Phillips, Jr.	FY 2003	$219,774	$185,412	200,000	$16,117
Chairman and Chief Executive Officer	FY 2002	202,435	75,000	713,079	11,097
	FY 2001	158,414	—	875,725	5,923

Ronald B. Alexander	FY 2003	$172,238	$111,247	200,000	$11,250
Senior Vice President, Chief Financial	FY 2002	163,705	40,000	—	7,148
Officer, and Corporate Secretary	FY 2001	16,096	—	175,000	805

Stephen C. Dolbey	FY 2003	$206,866	23,246	50,000	$9,126
Vice President	FY 2002	199,471	5,000	25,000	7,979
	FY 2001	30,600	—	—	72

Heinz L. Wimmer	FY 2003	$163,688	27,564	50,000	$7,572
Vice President	FY 2002	154,601	—	75,000	6,130
	FY 2001	21,692	—	—	646

George W. Tonn(3)	FY 2003	$157,445	$31,385	—	7,455
Former Senior Vice President	FY 2002	158,080	25,000	175,000	7,323
	FY 2001	107,307	—	—	3,576

Charles W. Floyd	FY 2003	$148,637	$15,000	50,000	$6,440
Vice President	FY 2002	73,487	—	—	2,677
	FY 2001	—	—	—	—

(1)	Options granted pursuant to the Company’s 2002 and 2000 Stock Option Plans. For further information of stock option grants during the year ended December 31, 2003, see “Executive Compensation—Stock Option Grants” below.
(2)	Contributions made by the Company under its 401(k) plan.
(3)	As of December 2003, Mr. Tonn is no longer with the Company.

Stock Option Grants

The Company grants options to its executive officers under its 2002 Stock Option Plan and, in some cases, pursuant to stock option agreements outside any of its equity incentive plans. The following table provides details regarding all stock options granted to the Named Executive Officers during the year ended December 31, 2003:

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in 2003	Exercise or Base Price ($/sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
Sterling E. Phillips, Jr.	200,000	25%	2.42	1/29/13	$304,000	$772,000
Ronald B. Alexander	100,000	13%	2.42	1/29/13	$152,000	$386,000
	100,000	13%	2.54	6/5/13	$140,000	$374,000
Stephen C. Dolbey	50,000	6%	2.42	1/29/13	$76,000	$193,000
Heinz L. Wimmer	50,000	6%	2.42	1/29/13	$76,000	$193,000
George W. Tonn(3)	—	—	—	—	—	—
Charles W. Floyd	50,000	6%	2.42	1/29/13	$76,000	$193,000

(1)	Options vest one-third upon the date of grant, and one-third each on the first and second anniversaries of the date of grant. The option exercise price is 100% of the fair market value on the date of grant.
(2)	Amounts represent hypothetical gains that could be achieved if exercised at end of the option term. The dollar amounts under these columns assume 5% and 10% compounded annual appreciation of the Common Stock from the date the respective options were granted. These calculations and assumed realizable values are required to be disclosed under SEC rules and, therefore, are not intended to forecast possible future appreciation of Common Stock or amounts that may be ultimately realized upon exercise. The Company does not believe this method accurately illustrates the potential value of a stock option.
(3)	As of December 2003, Mr. Tonn is no longer with the Company.

Options Exercised and Year End Option Values

The following table sets forth certain information regarding options exercised during the year ended December 31, 2003 and the value of unexercised options held as of December 31, 2003 by the Named Executive Officers:

Aggregated Options Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Sterling E. Phillips, Jr.	—	—	1,417,779	371,025	$2,759,207	$508,653
Ronald B. Alexander	—	—	241,668	133,332	$496,252	$155,998
Stephen C. Dolbey	—	—	33,335	41,665	$44,669	$53,081
Heinz L. Wimmer	—	—	66,668	58,332	$93,002	$77,248
George W. Tonn(2)	—	—	—	—	—	—
Charles W. Floyd	—	—	16,668	33,332	$20,502	$48,331

(1)	Represents the difference between the exercise price of the options and the closing bid price of the Common Stock on December 31, 2003, which was $3.65 per share. Options that have an exercise price greater than the fiscal year-end market value have not been included in the value calculation.
(2)	As of December 31, 2003, Mr. Tonn is no longer with the Company.

Employment Agreements, Termination of Employment and Change of Control Arrangements

On January 16, 2001, Mr. Phillips entered into an employment agreement with the Company pursuant to which he was appointed to the positions of President and Chief Executive Officer. The employment agreement provides for an initial term of one year, continuing on a month to month basis thereafter until terminated by either the Company or Mr. Phillips by giving 30 days written notice. Pursuant to the employment agreement, Mr. Phillips purchased 66,667 shares of the Company’s restricted Common Stock, for $0.75 per share. In addition, under the agreement, Mr. Phillips was awarded a five-year, non-qualified stock option to purchase 875,725 shares of the Company’s Common Stock at the exercise price equal to 100% of the fair market value of the Common Stock on the grant date, exercisable in one-third increments over a two-year period. The employment agreement provides for an initial annual base salary of $175,000, subject to subsequent adjustment by the Compensation Committee of the Board. Mr. Phillips’ annual salary for the year ended December 31, 2003 was $220,000. Under the agreement, Mr. Phillips is eligible for an annual bonus upon the successful completion of annual milestones as agreed upon by Mr. Phillips and the Board at the recommendation of the Compensation Committee. The amount of the bonus is determined by the Board with the recommendation of the Compensation Committee. If the Company terminates Mr. Phillips’ employment without “Cause” (as defined in the agreement), Mr. Phillips is entitled to receive, on a bi-weekly basis within 12 months after the date of termination, the sum of (i) his base salary through the date of termination to the extent not already paid, (ii) any compensation he has previously deferred, (iii) any accrued vacation pay, to the extent not already paid, and (iv) the base salary that would have been payable for the 12 month period immediately following such termination. If Mr. Phillips’ employment is terminated for “Cause” (as defined in the agreement) or he voluntarily leaves employment with the Company, he is not entitled to any remuneration past the date of termination. The employment agreement provides for reimbursement of Mr. Phillips’ reasonable expenses incurred in connection with his duties and medical and other customary benefits.

Mr. Jon M. Stout, former Chairman of the Board, had an employment agreement with the Company pursuant to which he was paid $140,000 during the year ended December 31, 2003. Pursuant to an Employment Termination Agreement dated December 9, 2003, Mr. Stout received a lump sum payment of $280,000 from the Company in consideration of the termination of his employment agreement. In addition, the Company entered into a Non-Competition Agreement with Mr. Stout in December 2003. As long as Mr. Stout is in compliance with the Non-Competition Agreement, the Company will pay him $50,000 every three (3) months, during the term of the agreement, for an aggregate consideration of $600,000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The responsibility of the Compensation Committee is to administer the Company’s executive compensation programs, to monitor corporate performance and its relationship to compensation of executive officers and to make appropriate recommendations concerning matters of executive compensation. This report sets forth the major components of executive compensation and the basis by which 2003 compensation determinations were made with respect to the executive officers of the Company.

Compensation Policy and Guidelines

The main objective of the Company is to maintain and increase the profitability of its operations and to maximize value for stockholders, employees and clients. The goals of the Company’s compensation policy are to align executive compensation with the Company’s long-term business objectives and performance, to enable the Company to attract and retain high-quality executive officers and employees who will contribute to the long-term success of the Company and to reward such executive officers and employees for their successful efforts in attaining objectives beneficial to the growth and profitability of the Company.

In order to achieve the Company’s goals, the Compensation Committee has developed the following principles that serve as guidance for compensation decisions for all employees: (i) to attract and retain the most highly qualified management and employee team, (ii) to pay competitively with prevailing industry standards, (iii) to emphasize sustained performance by aligning monetary rewards with stockholder interests, (iv) to emphasize performance-related contributions as the basis of pay decisions, and (v) to provide incentive bonus awards for management based upon attaining revenue and profitability goals. To implement these policies, the Compensation Committee has designed a compensation program consisting of base salary, an annual incentive bonus plan, stock options and other employment benefits.

Compensation Program Elements

The Company’s compensation levels and benefits are reviewed on an annual basis to determine whether they are competitive and reasonable in light of the overall performance of the Company and the Company’s ability to attract and retain talented executives. The Company’s focus is on growth and profitability.

Base Salary. Salary levels are primarily determined by the Compensation Committee in consideration of the performance of the individual executive, the financial performance of the Company and the prevailing industry standards for similar executives of similar companies. The Company’s philosophy regarding base salaries is conservative, using published industry reports and surveys on executive compensation. Approximately 47% of the Company’s business is in information technology, 47% in engineering and 6% in bio-medical fields. The Company therefore compares itself for this purpose with other small public technology service providers and/or government contracting firms that are primarily in the business of providing information technology or engineering services to the government. The Compensation Committee has not evaluated corporate performance of these firms other than to develop a general sense that they are successful growing firms. Periodic increases in base salary relate to individual contribution evaluated against pre-established objectives.

Stock Options. The Company believes the compensation program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the interests of stockholders, executives and employees are closely aligned. Through the Company’s 2002 Stock Option Plan, executives and employees are eligible to receive stock options, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The Compensation Committee believes the use of stock options as the basis for long-term incentive compensation meets the Compensation Committee’s defined compensation strategy and the team-based operations approach that the Company has adopted.

In considering the award of stock options, management and the Compensation Committee consider several factors: individual performance versus assigned objectives; profit contribution; criticality of the individual to the future success of the Company, and overall contribution to the Company’s success. Management recommends option grants to the Compensation Committee and the Compensation Committee revises and approves the final grants. As part of the process, the Compensation Committee also reviews the current stock and option holdings of the nominees, their total compensation and the history of option grants to each individual under consideration.

Bonus and Incentive Programs. The Company’s executive officers and operating managers participate in an incentive compensation program which awards cash bonuses of specific amounts based on attaining or exceeding specific revenue and profitability targets established at the beginning of fiscal year 2003. These targets may include revenue, new business, divisional EBITDA, or corporate EBITDA. Underachievement of the target by a specified percentage will generate no bonus, and overachievement of the target by a specified percentage will generate a defined multiple of the bonus up to a maximum amount specified.

For instance, the Company did not pay any cash bonuses to executive officers in 2001. In 2002 however, due to the improved financial performance of the Company and the individual performance of the executive officers receiving bonuses, the Company paid an aggregate of $603,100 in cash bonuses to its executive officers. In 2003, the Company paid an aggregate of $542,400 in cash bonuses to its executive officers.

Executive officers are entitled to additional cash bonuses based upon performance at the discretion of the Compensation Committee and in some cases, the Chief Executive Officer. The cash bonuses paid to the Named Executive Officers in 2003 are set forth in the “Executive Compensation—Summary Compensation Table”.

Severance Compensation. To retain highly qualified executive officers, the Company from time to time enters into severance agreements with certain of its officers. The determination of whether the Company would benefit from a severance agreement with a particular officer is subjective, based upon such officer’s experience and value to the Company.

Other Benefits. The Company’s philosophy is to provide adequate health and welfare oriented benefits to executives and employees, but to maintain a highly conservative posture relative to executive benefits.

2003 Compensation for the President and Chief Executive Officer

During 2003, Mr. Phillips was paid an annual base salary of $220,000 and received a bonus of $185,412 based upon the Company’s performance against annual budgetary targets established by the Board. Mr. Phillips was eligible for the bonus because the Company has achieved an EBITDA target established by the Compensation Committee at the beginning of fiscal year 2003. Underachievement of the target by a specified percentage will generate no bonus, and overachievement of the target by a specified percentage will generate a defined multiple of the bonus up to a maximum amount specified.

In addition, consistent with the Compensation Committee’s goal of increasing employee ownership of Common Stock, described above, Mr. Phillips was awarded options to purchase 200,000 shares of Common Stock in 2003. The options vest over a two (2) year period, with one-third vesting on the date of grant and one-third vesting on each of the first and second anniversaries of the date of grant. The options expire five (5) years from the grant date, and have an exercise price equal to the fair market value of the Common Stock on the grant date. It is the Compensation Committee’s view that the award of these stock options continues to be an effective way of tying Mr. Phillips’ financial interests to those of the Company’s stockholders, since the value of these stock options is directly linked to increases in stockholder value.

Summary

The Compensation Committee believes the total compensation program for executives of the Company, including the Chief Executive Officer, is appropriate and competitive with the total compensation programs provided by similar companies in the industry with which the Company competes. The Compensation Committee believes its compensation practices are directly tied to stockholder returns and linked to the achievement of annual and longer-term financial and operating results of the Company on behalf of the Company’s stockholders.

The material in this report is not “soliciting material,” is not deemed filed with the SEC, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

Submitted by the Compensation Committee

Peter C. Belford

Lincoln D. Faurer

Compensation Committee Interlocks and Insider Participation

From January 2003 through March 2003, the members of the Compensation Committee were Peter C. Belford and former director Shawna L. Stout. Mr. Lincoln Faurer joined the Compensation Committee in April 2003. In December 2003, Gerald Poch replaced Shawna Stout, and in February 2004, Thomas Faulders replaced Peter Belford. None of the members of the Compensation Committee during the year ended December 31, 2003 was, during such year or prior thereto, an officer or employee of the Company or any of its subsidiaries, except that Mr. Belford was an officer of the former Analex Corporation, until it was acquired by the Company in November 2001. During the year ended December 31, 2003, no executive officer of the Company served as a director or member of the compensation committee (or other board committee performing similar functions, or in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

During the year ended December 31, 2003, Mr. Belford was paid $150,008 pursuant to a promissory note issued to him in connection with the November 2001 acquisition of the former Analex Corporation. In July 2002, pursuant to the terms of the merger agreement for the Analex acquisition, the Company issued a promissory note in the principal amount of $200,000 to Mr. Belford with respect to the award of the NASA Expendable Launch Vehicle Integrated Support (ELVIS) contract to the Company. This note has a three-year term, is payable in 12 quarterly payments, and bears an interest rate equal to the prime rate plus one percent, adjustable on an annual basis on the anniversary date of the note. In 2003, the Company paid Mr. Belford $75,521 under this note.

Ms. Stout’s father, Jon M. Stout, has an employment agreement with the Company pursuant to which he was paid $140,000 during the year ended December 31, 2003. Pursuant to an Employment Termination Agreement dated December 9, 2003, Mr. Stout received a lump sum payment of $280,000 from the Company in consideration of the termination of his employment agreement. In addition, the Company entered into a Non-Competition Agreement with Mr. Stout in December 2003. As long as Mr. Stout is in compliance with the Non-Competition Agreement, the Company will pay him $50,000 every three (3) months, during the term of the agreement, for an aggregate consideration of $600,000.

AUDIT COMMITTEE REPORT

The Company’s Audit Committee is made up solely of independent directors, as defined in the applicable AMEX and SEC rules, and it operates under a written charter adopted by the Board, a copy of which is attached hereto as Exhibit A. The composition of the Audit Committee, the attributes of its members and responsibilities, as reflected in its charter, are intended to be in accordance with the applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

The ultimate responsibility for good corporate governance rests with the Board, whose primary responsibilities are to provide oversight, counseling and direction to Analex’s management in the best interests of the Company and its shareholders. The Company’s management has the primary responsibility for the Company’s financial statements and the reporting process including the systems of internal controls. The Audit Committee has been established to oversee the Company’s financial reporting process on behalf of the Board.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Company’s Annual Report of Form 10-K for the year ended December 31, 2003 (the “Annual Report”), including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Audit Committee has received from the independent auditors written disclosures pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, and has discussed those matters with the independent auditors. In addition, the Committee has discussed with the independent auditors the auditors’ independence from the management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1.

The Committee discussed with the Company’s independent auditors the overall scope and plan for their audits. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report for filing with the Securities and Exchange Commission.

The members of the Audit Committee at the time of the matters described above in this Report, including the review of audited financial statements for the year ended December 31, 2003, the discussions with management and the Company’s independent auditors related thereto, the receipt from the independent auditors of the written disclosures described above and the recommendation to the Board that the audited financial statements be included in the Annual Report, were Messers. Faulders, Faurer and Young.

The material in this report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

Submitted by the Audit Committee

C. Thomas Faulders, III

Lincoln D. Faurer

Daniel R. Young

Common Stock Performance Graph

The following graph compares the cumulative, five-year stockholder returns on the Company’s Common Stock with the cumulative returns of the (i) American Stock Exchange Market Index, (ii) the Media General Other Business Services Index, comprised of the common stock of approximately 200 companies, excluding the Company, in diversified business service industries, and (iii) the Media General Information Technology Services Index, comprised of approximately 43 companies, excluding the Company, providing computer and information technology consulting, development and implementation services. The graph assumes the value of the investment in the Company’s Common Stock and each index was $100 on July 1, 1998.

Fiscal Year Ending(1)

Company	1999	2000	6 months ended 12/31/00	2001	2002	2003
Analex Corporation	100.00	58.34	77.09	116.67	156.68	243.36
Media General Information Technology Services Index	100.00	72.41	69.91	74.69	40.61	57.53
AMEX Market Index	100.00	114.99	106.59	101.68	97.62	132.87

(1)	The Company changed its fiscal year during 2001 from June 30 to December 31. Therefore, fiscal year 2001 represents the period January 1, 2001 through December 31, 2001; fiscal year 2000 represents the period July 1, 1999 through June 30, 2000; and fiscal year 1999 represents the period July 1, 1998 through June 30, 1999.

Certain Relationships and Related Transactions

In connection with the Stout Repurchase Agreement dated December 2003 between the Company, former Chairman of the Board, Mr. Jon M. Stout and certain members of Mr. Stout’s immediate family, including former Company director, Ms. Shawna Stout, and certain entities controlled by Mr. Stout and his family (the

“Stout Parties”), the Company purchased from the Stout Parties in December 2003, an aggregate of 2,625,451 shares of Common Stock and warrants and options exercisable to purchase an aggregate of 1,209,088 shares of Common Stock for an aggregate consideration of $9,166,844.21.

Pursuant to an Employment Termination Agreement dated December 9, 2003, Mr. Jon M. Stout also received a lump sum payment of $280,000 from the Company in consideration of the termination of his employment agreement. In addition, the Company entered into a Non-Competition Agreement with Mr. Stout, which provides that for as long as Mr. Stout is in compliance with the Non-Competition Agreement, the Company will pay him $50,000 every three (3) months, during the term of the agreement, for an aggregate consideration of $600,000.

During the year ended December 31, 2003, Lese Ann Kodger, a beneficial holder of more than 5% of the Company’s Common Stock, Alex Patterson, Ms. Kodger’s brother, and Peter C. Belford, a director of the Company, were paid $13,500, $16,500 and $150,008 respectively, pursuant to promissory notes issued in connection with the November 2001 acquisition of the former Analex Corporation. In July 2002, pursuant to the terms of the merger agreement for the Analex acquisition, the Company issued promissory notes in the principal amounts of $200,000 and $700,000 to Mr. Belford and Mr. Patterson, respectively, with respect to the award of the NASA Expendable Launch Vehicle Integrated Support (ELVIS) contract to the Company. Each of these notes has a three-year term, is payable in twelve (12) quarterly payments, and bears an interest rate equal to the prime rate plus one percent, adjustable on an annual basis on the anniversary date of the note. In 2003, the Company paid Mr. Belford and Mr. Patterson $75,521 and $264,323.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO THE 2002 STOCK OPTION PLAN

Background

On March 20, 2002, the Board adopted the Hadron, Inc. 2002 Stock Option Plan. The Company’s stockholders approved the 2002 Stock Option Plan at the 2002 annual meeting of stockholders. It was subsequently renamed the Analex Corporation 2002 Stock Option Plan (the “2002 Stock Option Plan”). A copy of the 2002 Stock Option Plan, as we proposed to amend and restate it, is attached as Annex N to this Proxy Statement.

The Board has approved an amendment to the Plan to increase the number of shares reserved for issuance under the Plan from 2,000,000 shares of Common Stock to 3,000,000 shares of Common Stock. This amendment is reflected in Section 4(a) of the 2002 Stock Option Plan attached to this Proxy Statement. This increase is necessary in order to continue granting options in a manner consistent with past practice. The Board believes that continuing to grant options is appropriate and essential for the Company to closely align the interests of employees, officers and directors with the interests of the Company’s stockholders. The Board believes that it is necessary to amend the 2002 Stock Option Plan in order to ensure that there are sufficient shares for all contemplated option grants until the 2005 annual meeting of stockholders. Approval of this amendment by the stockholders is necessary to qualify certain options granted under the 2002 Stock Option Plan for favorable tax treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

To allow non-employee directors more time to obtain the necessary filing codes from the SEC for filing Section 16(a) reports, the Board has also approved an amendment to the Plan to change the date of the initial option grant to non-employee directors from the date of appointment to the Board to the date of the first Board meeting attended by such directors.

Summary of the 2002 Stock Option Plan

The following summary of the principal features of the 2002 Stock Option Plan is qualified in its entirety by reference to the text of the 2002 Stock Option Plan set forth in Annex N attached to this Proxy Statement. This summary assumes that the amendments described above have been approved by the stockholders.

Purpose. The 2002 Stock Option Plan provides for the issuance of incentive stock options within the meaning of Code Section 422 and non-qualified stock options to purchase up to 3,000,000 shares of Common Stock.

Administration. The 2002 Stock Option Plan is administered by the Compensation Committee of the Board consisting solely of “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Eligibility. Subject to the provisions of the 2002 Stock Option Plan, the Compensation Committee has full and final authority to select the participants to whom awards are to be granted thereunder, to grant such awards and to determine the terms and conditions of such awards, including vesting and exercise price. Any person who performs or has performed services for the Company, whether as a director, officer, employee, consultant or other independent contractor, and any person who performs services relating to the Company as an employee or independent contractor of a corporation or other entity that provides services for the Company, is eligible to receive options under the 2002 Stock Option Plan. Key employees, including employee directors, and consultants of the Company or any of its subsidiaries are eligible to be considered for the grant of awards under the 2002 Stock Option Plan.

Option Agreement and Transferability. Each option is evidenced by a written agreement in a form approved by the Compensation Committee. Options granted under the 2002 Stock Option Plan generally are not transferable by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee. However, to the extent permitted by law and the Compensation Committee, certain transfers of non-qualified stock options may be allowed.

Options Terms. Under the 2002 Stock Option Plan, the exercise price of an incentive stock option generally must be at least equal to 100% of the fair market value of the Common Stock on the grant date (110% of the fair market value in the case of options granted to employees who are 10% stockholders). The exercise price of a non-qualified stock option generally must be not less than the fair market value of the Common Stock on the date of grant. Options granted with respect to certain acquisition transactions to which the Company is a party may have such exercise price as the Compensation Committee determines. The term of an incentive or non-qualified stock option may not exceed 10 years (five years in the case of an incentive stock option granted to a 10% stockholder).

Options for Non-Employee Directors. Each non-employee director elected or appointed to the Board automatically receives, on the date of the first Board meeting attended by such director, an option to purchase 5,000 shares of Common Stock at a per share exercise price equal to the fair market value of the Common Stock on the initial grant date. Furthermore, each non-employee director automatically receives, on the date of the first Board meeting held in each new fiscal year of the Company, an option to purchase 5,000 shares of the Company’s Common Stock exercisable at a per share value equal to the fair market value for the Common Stock on the applicable grant date.

Vesting of Options. The vesting for each option will be set forth in the individual option agreements. Each non-employee director option generally terminates, to the extent not exercised prior thereto, upon the earlier to occur of (i) the tenth anniversary of grant date and (ii) 90 days after the optionee’s termination of service as a member of the Board (to the extent vested upon the date of such cessation).

Change of Control. In the event of a change of control of the Company, the unexercised and unvested portion of each outstanding option shall become fully vested and exercisable as of the date of the change of control.

Amendment and Termination of the 2002 Stock Option Plan. The Board may alter, amend, suspend or terminate the 2002 Stock Option Plan, provided that no such action shall deprive an optionee, without his or her consent, of any option granted to the optionee pursuant to the 2002 Stock Option Plan or of any of his rights under such option. Except as provided in the 2002 Stock Option Plan, the Board shall obtain the approval of the stockholders of any amendment to the extent the Board determines such approval is desirable or necessary under applicable law, rule or regulation.

Federal Tax Information.

Pursuant to the 2002 Stock Option Plan, the Company may grant either incentive stock options (as defined in Code Section 422) or non-qualified options.

An optionee who receives an incentive stock option will not recognize any taxable income either at the time of grant or exercise of the option, although the exercise of the option may subject the optionee to the alternative minimum tax. Upon the sale or other disposition of the underlying shares of Common Stock more than two (2) years after the grant of the option and one year after the exercise of the option, any gain or loss will be treated as a long-term or short-term capital gain or loss, depending upon the holding period. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or disposition equal to the difference between the exercise price and the lower of (a) the fair market of the shares at the date of the option exercise and

(b) the sale price of the shares. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

All options that do not qualify as incentive stock options are referred to as non-qualified options. An optionee will not recognize any taxable income at the time he or she receives a non-qualified option grant. However, upon exercise of the non-qualified option, the optionee will recognize ordinary taxable income generally measured as the excess of the fair market value of the shares purchased on the date of exercise over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a non-qualified option.

The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 2002 Stock Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee’s death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Certain Option Holders under the 2002 Stock Option Plan

The following table sets forth the number of stock options granted under the 2002 Stock Option Plan held as of July 7, 2004 by (i) the Named Executive Officers, (ii) nominees for election to the Board, (iii) the Company’s current executive officers as a group, (iv) the Company’s directors who are not employees as a group, and (v) all employees of the Company who are not executive officers as a group.

Name	Options Granted
Sterling E. Phillips, Jr.	1,113,079
Michael Stolarik	300,000
Ronald B. Alexander	200,000
Stephen C. Dolbey	75,000
Charles Floyd	0
Donald Jewell	0
Heinz Wimmer	50,000
Palmer Esau	0
Julie Holt	0
Peter C. Belford, Sr.	0
C. Thomas Faulders, III	5,000
Lincoln D. Faurer	10,000
Martin M. Hale, Jr.	10,000
Thomas L. Hewitt (1)	5,000
Joseph “Keith” Kellogg, Jr. (2)	5,000
Gerald A. Poch	10,000
Daniel R. Young	10,000
Current executive officers as a group (9)	1,738,079
Directors who are not employees as a group (8)	55,000
Employees who are not executive officers as a group	234,500

(1)	Mr. Hewitt was granted 5,000 options on July 6, 2004.
(2)	Mr. Kellogg is scheduled to receive 5,000 options before the end of July 2004, pursuant to the current 2002 Stock Option Plan.

Equity Compensation Plan Information

Set forth below is certain information as of December 31, 2003 with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance. This information does not take into account the increase in the number of shares eligible for issuance under the 2002 Stock Option Plan subject to stockholder approval under this Proposal No. 4.

Plan category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted average exercise price	Number of securities remaining available for issuance under the plan(s)
Equity compensation plans approved by stockholders
2002 Stock Option Plan	2,204,244		$3.11	77,577
2000 Stock Option Plan	403,340		$1.34	26,843
1994 Stock Option Plan	362,300		$1.58	20,534
Equity compensation plans not approved by stockholders	875,725	(1)	$1.38	0

(1)	These options were granted to Mr. Sterling Phillips in January 2001 in connection with his employment.

Market Value of Common Stock

The closing price per share of the Company’s Common Stock on the American Stock Exchange as of July 15, 2004 was $3.25.

Required Vote

Approval of the amendment of the 2002 Stock Option Plan requires the affirmative vote of the holders of a majority of our shares of Common Stock and Series A Preferred Stock present at the Annual Meeting in person or by proxy and entitled to vote. Neither broker non-votes nor abstentions are treated as votes cast for this purpose and have no effect on the outcome of the vote.

Recommendation of the Board

The Board unanimously recommends a vote FOR the amendment to the 2002 Stock Option Plan.

PROPOSAL NO. 5

APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

Background

On September 17, 1997, the Board adopted the Hadron, Inc. 1997 Employee Stock Purchase Plan (the “Stock Purchase Plan”), pursuant to which shares of our Common Stock may be purchased by eligible employees of Analex Corporation through payroll deduction at a discount. A total of 250,000 shares of Common Stock were reserved for issuance under the Stock Purchase Plan. On September 14, 1999, the Board adopted an amendment to the Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 250,000 to 350,000. The amendment was approved by stockholders on December 7, 1999. On September 12, 2000, the Board adopted an amendment to the Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 350,000 to 500,000. The amendment was approved by stockholders on December 5, 2000.

The Board adopted an amendment to the Stock Purchase Plan to increase the number of shares of authorized to be issued under the Stock Purchase Plan from 500,000 to 650,000 shares of Common stock. This amendment is reflected in Section 2 of the Stock Purchase Plan. A copy of the Stock Purchase Plan as we proposed to amend and restate it is attached as Annex O to this Proxy Statement.

This amendment is necessary in order to ensure the continued availability of the Stock Purchase Plan to our employees, and to attract, retain and motivate employees to participate in the long-term growth and financial success of the Company. The Board believes that it is necessary to adopt this amendment to the Stock Purchase Plan in order to ensure that there are sufficient shares of Common Stock for all stock purchases under the Stock Purchase Plan until the 2005 annual meeting of stockholders. All future purchases under the Stock Purchase Plan are subject to prior approval of the proposed amendment by the stockholders.

Summary of the Stock Purchase Plan

The following summary of the Stock Purchase Plan is qualified in its entirety by the full text of the Stock Purchase Plan, which is attached to this Proxy Statement as Annex O. This summary assumes that the amendment described above have been approved by the stockholders.

Purpose. The purpose of the Stock Purchase Plan is to provide a means by which employees of the Company and its subsidiaries can be given an opportunity to purchase the Company’s Common Stock through payroll deductions. The Stock Purchase Plan is an employee stock purchase plan under Section 423 of the Code. The Stock Purchase Plan, if amended, will authorize the reservation of 650,000 shares of Common Stock for issuance.

Administration. The Stock Purchase Plan is administered by the Compensation Committee of the Board, consisting solely of “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Eligibility. Any person who is employed by the Company or its subsidiaries is eligible to participate in the Stock Purchase Plan on the first day of any January or July following the employee’s commencement of employment with the Company. An employee is not eligible for the grant of any rights under the Stock Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company, including any stock that the employee may purchase under all outstanding options.

Participation in the Plan. Eligible employees become participants in the Stock Purchase Plan by electing payroll deductions in increments of not less than $10 per pay period. An employee may cease participation in the Stock Purchase Plan at any time.

Periods of Plan Operations. The Plan operates over two (2) semi-annual purchase periods each year. One period will begin on the first trading day of January and end on the last trading day of June. The second period will begin on the first trading day of July and end on the last trading day of December. A trading day is a day on which United States national stock exchanges are open for trading. The first trading days of January and July are each a “Grant Date” and the last trading days of June and December are each an “Investment Date”.

Purchase Price. The purchase price per share for the semi-annual period at which shares are sold under the Stock Purchase Plan equals the lower of (a) 85% of the fair market value of a share of Common Stock on the Grant Date for the semi-annual period, or (b) 85% of the fair market value of a share of Common Stock on the Investment Date for that semi-annual period. The Compensation Committee, at its discretion, may increase the percentage above 85%. The fair market value on a given date is the closing sales price for such stock as quoted on the stock exchange on which the stock is listed, on the day of such determination, as reported in the Wall Street Journal or such other source as the Board deems reliable.

Payroll Deductions. Payroll deductions are accumulated during each semi-annual period and applied towards the purchase of Common Stock of the Company on the Investment Date for that semi-annual period. Such payroll deductions may not exceed 10% of such participant’s eligible compensation during the semi-annual period, which is defined in the Stock Purchase Plan as the total earnings, prior to withholding, paid including bonuses, overtime and salary reduction contributions. An employee may terminate his participation in the Stock Purchase Plan at any time, but may not participate again until the next Grant Date. An participant may decrease his payroll deduction one time in each semi-annual period. However, an election to decrease may not be revoked for the remainder of the semi-annual period.

Purchase of Stock. By executing an election to participate in the Stock Purchase Plan, the employee is entitled to purchase shares under the Stock Purchase Plan. On each Investment Date, the Company will apply the funds in the participant’s account to the purchase of shares of its Common Stock. If the aggregate number of shares to be purchased on any Investment Date would exceed the maximum aggregate number available under the Stock Purchase Plan, the shares available will be allocated among such participants in proportion to their contributions during the semi-annual period. The shares may be purchased from the Company or on the open market, at the discretion of the Company. If shares are purchased on the open market, the Company pays any brokerage and other costs and discount below the market price.

Termination of Employment. An employee’s participation in the Stock Purchase Plan will be terminated when the employee retires, terminates active employment, or dies. The employee will receive a certificate for the shares in his Investment Account and a cash refund of his Payroll Deduction Account.

Restrictions on Transfer. Rights granted under the Stock Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted, except: (a) to the extent that an employee is permitted to designate a beneficiary as provided in the Stock Purchase Plan, and (b) to the extent permitted by will or the laws of descent and distribution if no such beneficiary has been designated.

Duration, Amendment and Termination. The Board may suspend or terminate the Stock Purchase Plan at any time. Unless earlier terminated by action of the Board or the Compensation Committee, the Stock Purchase Plan will remain in effect until such time as no shares of Common Stock remain available for issuance under the Stock Purchase Plan and the Company and employees have no further rights or obligations under the Stock Purchase Plan.

The Board may amend the Stock Purchase Plan at any time. Any amendment of the Stock Purchase Plan must be approved by the shareholders within twelve (12) months of its adoption by the Board if the amendment would materially: (a) increase the number of shares of Common Stock reserved for issuance under the Stock Purchase Plan (other than for appropriate adjustments for stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition, separation or like change in the capital structure of the Company), (b) modify the requirements relating to eligibility for participation in the Stock Purchase Plan, or (c) modify any other provision of the Stock Purchase Plan in a manner that would increase the benefits accruing to participants under the Stock Purchase Plan.

Adjustment Upon Change in Capital Structure. In the event of a stock dividend, spinoff, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock, the number and kind of shares of stock to be subject to the Stock Purchase Plan, the maximum number of shares which may be delivered under the Stock Purchase Plan, the selling price and other relevant provisions shall be appropriately adjusted by the Compensation Committee, whose determination will be binding on all persons.

Federal Income Tax Information

Rights granted under the Stock Purchase Plan are intended to qualify under the provisions of Code Sections 421 and 423. Under these provisions, a participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this tax, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

If the stock is disposed of at least two years after the Grant Date and more than one year after the stock is acquired by the participant on an Investment Date, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the purchase price, or (b) the excess of the fair market value of the stock as of the Grant Date over the purchase price (determined as of the Grant Date) will be treated as ordinary income. Any further gain or any loss will be taxed as a long or short term capital gain or loss depending on the holding period.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the Investment Date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the date of purchase, the same amount of ordinary income is attributed to the participant, and a capital loss will be recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Stock Purchase Plan. The Company generally is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of stock under the Stock Purchase Plan, does not purport to be complete, and does not discuss the tax consequences of the participant’s death or the income tax laws of any municipality, state or foreign country in which a participant may reside.

Certain Holders under the Stock Purchase Plan

The following table sets forth the number of shares issued under the Stock Purchase Plan and are held as of July 7, 2004 by (i) the Named Executive Officers, (ii) nominees for election to the Board, (iii) the Company’s current executive officers as a group, (iv) the Company’s directors who are not employees as a group, and (v) all employees of the Company who are not executive officers as a group.

Name	Shares Issued
Sterling E. Phillips, Jr.	0
Michael Stolarik	0
Ronald B. Alexander	1,318
Stephen C. Dolbey	2,604
Charles Floyd	689
Donald Jewell	1,535
Heinz Wimmer	7,432
Palmer Esau	0
Julie Holt	0
Peter C. Belford, Sr.	0
C. Thomas Faulders, III	0
Lincoln D. Faurer	0
Martin M. Hale, Jr.	0
Thomas L. Hewitt	0
Joseph “Keith” Kellogg, Jr.	0
Gerald A. Poch	0
Daniel R. Young	0
Current executive officers as a group (9)	13,578
Directors who are not employees as a group (8)	0
Employees who are not executive officers as a group	497,349

Required Vote

Approval of the amendment of the Stock Purchase Plan requires the affirmative vote of the holders of a majority of our shares of Common Stock and Series A Preferred Stock present at the Annual Meeting in person or by proxy and entitled to vote. Neither broker non-votes nor abstentions are treated as votes cast for this purpose and have no effect on the outcome of the vote.

Recommendation of the Board

The Board unanimously recommends a vote FOR the amendment to the Stock Purchase Plan.

PROPOSAL NO. 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS OF THE COMPANY

Introduction

Ernst & Young LLP, Certified Public Accountants, have been the independent auditors for the Company since 1996 and their reappointment as independent auditors for the 2004 fiscal year has been approved by the Audit Committee of the Board, subject to ratification by the stockholders.

The Company has been advised by Ernst & Young LLP that neither Ernst & Young nor any of its members has had any relationship with the Company or any of its affiliates during the past three (3) years other than as independent auditors. The Company has been advised that a representative of Ernst & Young LLP will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

The following table sets forth the aggregate fees billed or to be billed by Ernst & Young LLP for the following services during fiscal 2003:

Principal Accountant Fees and Services

Our Audit Committee is responsible for appointment of the Company’s independent auditors. The following table sets forth the aggregate fees billed to Analex for the fiscal year ended December 31, 2003 and 2002, by the Company’s principal accountants, Ernst & Young LLP.

	2003	2002
Audit Fees(1)	$225,928	$105,100
Audit-Related Fees(2)	—	53,500
Tax Compliance	41,000	6,000

Total Fees	$266,928	$164,600

(1)	Audit fees were paid for services in connection with the annual audit and quarterly reviews of consolidated financial statements. Audit fees in 2003 also include fees for services in connection with the Series A Transaction and the SEC proxy statement filing.
(2)	Audit-related fees in 2002 were paid for services in connection with the acquisition of the former Analex Corporation.

The audit and non-audit services performed by Ernst & Young LLP in 2003 were pre-approved by the Audit Committee. The Audit Committee has determined that the provision of certain designated audit-related, tax and all other services do not impair the independence of Ernst & Young. The Audit Committee has given general approval for the Chief Financial Officer or his designee to engage Ernst & Young to provide certain permitted services if the fee for such services is not expected to exceed 5% of the total amount of fees paid by the Company to Ernst & Young during the fiscal year in which the services are rendered, and that such services have been promptly brought to the attention of the Audit Committee prior to the completion of the audit.

Required Vote

The affirmative vote of a majority of the votes present in person or by proxy by holders of the Common Stock and the Series A Preferred Stock, voting together as a single class, at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for 2004.

Recommendation of the Board

The Board unanimously recommends a vote FOR the ratification of appointment of Ernst & Young LLP as the Company’s independent auditors for 2004.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than 10% of a registered class of he Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulations to furnish the Company with copies of the Section 16(a) forms which they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than 10% beneficial owners were complied with in a timely manner, except that Mr. Charles Floyd, Mr. Gerald Young, Ms. Lese Ann Kodger, former directors, Messrs. Gilluly and Stout, and former executive officer, George Tonn have failed to timely file their Form 4s.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

To be eligible for inclusion in proxy materials for the Company’s 2005 annual meeting of stockholders, stockholder proposals must be received at the Company’s principal executive offices no later than April 27, 2005, unless such meeting is held more than 30 days before or after August 27, 2005, in which case the deadline for the receipt of such proposals will be a reasonable time prior to the date the Company prints and mails its proxy materials for such meeting.

INCORPORATION OF OTHER DOCUMENTS BY REFERENCE

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2003, including the financial statements and notes thereto and a copy of the Company’s Quarterly Report for the quarter ended March 31, 2004, including the financial statements and notes thereto are being mailed to stockholders of record along with this Proxy Statement.

The Company will provide without charge a copy of its 2003 Annual Report on Form 10-K, including the financial statements and the financial statement schedules required to be filed with the SEC. The Company will furnish any exhibit described in the list accompanying the 2003 Form 10-K and the first quarter 2004 Form 10-Q upon the payment, in advance, of the specified reasonable fees related to the Company’s furnishing of such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to the Company at its principal executive office, 5904 Richmond Highway, Suite 300, Alexandria, Virginia 22303, Attention: Corporate Secretary.

OTHER MATTERS

The Board knows of no other business matters to be acted upon at the Annual Meeting other than those referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

ANNEX A

ANALEX CORPORATION

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT is made on the 28th day of May, 2004, by and among Analex Corporation, a Delaware corporation (the “Company”), and the purchasers listed on Schedule I hereto, each of which is herein referred to as a “Purchaser” and, collectively, as the “Purchasers” (the “Agreement”).

W I T N E S S E T H:

WHEREAS the Company wishes to issue and sell to the Purchasers (i) convertible secured senior subordinated promissory notes in the aggregate principal amount of up to $37,000,000 maturing on the herein defined Maturity Date (each, a “Note” and, collectively, the “Notes”) which are convertible in accordance with their terms into shares of the Company’s Series B convertible preferred stock, $.02 par value per share (the “Series B Preferred Stock”) and (ii) detachable warrants to purchase up to that number of shares of common stock, $.02 par value per share, of the Company (the “Common Stock”) that is equal to twenty percent (20%) of the aggregate number of shares of Common Stock issued or issuable on conversion of Series B Preferred Stock issued or issuable upon conversion of the principal amount of the Notes (each, a “Warrant” and, collectively, the “Warrants”), and the Purchasers wish to purchase the Notes and the Warrants from the Company on the terms and conditions set forth herein;

WHEREAS if the stockholders of the Company approve the authorization and issuance of (or the conversion of the Notes into) the Series B Preferred Stock, the issuance and exercise of the Warrants and the Additional Warrants, (each as defined below) and the issuance of any Common Stock issuable upon conversion or exercise of the foregoing (the “Stockholder Approval”) prior to the date of issuance of any Notes, such Notes will not be issued and the Company instead will issue and sell to the Purchasers (i) the aggregate number of shares of Series B Preferred Stock determined by dividing the amount invested by the Purchasers by the Series B Original Issue Price (as defined below) (the “Shares”) and (ii) the Warrants, all on the terms and conditions set forth below;

WHEREAS the Company and the Purchasers are executing and delivering simultaneously herewith a voting agreement with a majority in interest of its stockholders pursuant to which such stockholders have agreed, among other things, to vote in favor of the transactions contemplated hereby;

NOW, THEREFORE, in consideration of the premises and agreements contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.1 Purchase and Sale of the Notes, Warrants and Shares; Company Option. Sale and Issuance of the Notes, Warrants and Shares; Company Option. The Notes, the Warrants and the Shares may be issued and sold at one or more Closings. On or prior to each Closing, the Company shall have authorized the issuance and sale to the Purchasers of (i) if the Stockholder Approval has not been obtained, the Notes to be issued and sold at such Closing, substantially in the form attached hereto as Exhibit A, (ii) if the Stockholder Approval has been obtained, the Shares to be issued and sold at such Closing and (iii) in all events, the Warrants, substantially in the form attached hereto as Exhibit B.

(a) Subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase at each Closing, and the Company agrees to sell and issue to each such Purchaser at such Closing:

(i) (A) if the Stockholder Approval has not been obtained, a Note, dated as of the applicable Closing Date, in an original principal amount equal to the dollar amount, in the case of the First Closing Date, set forth opposite such Purchaser’s name under the heading “Purchase Price” on Schedule I hereto and, in the case of Subsequent Closing Dates, set forth in the Notice of Exercise issued by the Company pursuant to the terms hereof (which amount for each Purchaser shall equal the total amount of the financing on the applicable Subsequent Closing Date multiplied by the Purchase Price Percentage of each Purchaser) or (B) if the Stockholder Approval has been obtained, the number of shares of Series B Preferred Stock determined by dividing the amount, in the case of the First Closing Date, set forth opposite such Purchaser’s name under the heading “Purchase Price” on Schedule I hereto and, in the case of Subsequent Closing Dates, set forth in the Notice of Exercise issued by the Company pursuant to the terms hereof (which amount for each Purchaser shall equal the total amount of the financing on the applicable Subsequent Closing Date multiplied by the Purchase Price Percentage of each Purchaser), in each case by the Series B Original Issue Price; and

(ii) whether or not Stockholder Approval has been obtained, Warrants for the number of shares of Common Stock equal to 20% of the number of shares of Common Stock issued or issuable on conversion of Series B Preferred Stock issued or issuable on conversion of the principal amount of such Purchaser’s Notes purchased on such Closing Date, all in exchange for the payment of the amount set forth opposite such Purchaser’s name, in the case of the First Closing Date, under the heading “Purchase Price” on Schedule I hereto and, in the case of Subsequent Closing Dates, in the Notice of Exercise issued by the Company pursuant to the terms hereof (which amount for each Purchaser shall equal the total amount of the financing on the applicable Subsequent Closing Date multiplied by the Purchase Price Percentage of each Purchaser) (the “Purchase Price”).

(b) Subject to the Company’s written approval, at the request of any Purchaser, additional entities may become Purchasers for all purposes of this Agreement prior to the First Closing Date by executing a counterpart signature page to this Agreement evidencing such party’s acceptance and acknowledgment of all of the rights and obligations of a Purchaser hereunder and delivering a copy thereof to the Company and each other Purchaser. From and after such execution, each such entity shall be a Purchaser for all purposes of this Agreement with the same effect as if such party had executed and delivered this Agreement on the date hereof. At the time that any such Purchaser becomes a party to this Agreement, (i) Schedule I hereto shall be revised to add the name and address of such Purchaser and to indicate the Purchase Price then applicable to each Purchaser and the Purchase Price Percentage for such Purchaser and (ii) Exhibit L shall be revised to add such Purchaser and the state in which its principal office is located. The aggregate Purchase Price on the First Closing Date shall not exceed $12,000,000.

(c) On or prior to the first anniversary of the First Closing Date and subject to the conditions set forth in this Section 1.1(c), the Company shall have the option (the “Company Option”) to require each Purchaser to purchase at one or more Subsequent Closings, (i) (A) if the Stockholder Approval has not been obtained, additional Notes or, (B) if the Stockholder Approval has been obtained, additional Shares (issued and sold at the Series B Original Issue Price), and (ii) in each case with Warrants (exercisable into the number of shares of Series B Preferred Stock determined in accordance with the calculation set forth in Section 1.1(a)(ii)). At least 15 days prior to each such Subsequent Closing, the Company shall send to the Purchasers a Notice of Exercise which sets forth the aggregate amount of financing acquired on the applicable Subsequent Closing Date. At such Subsequent Closing, subject to the terms hereof, each Purchaser shall purchase Securities (not including the exercise price of the Warrants) for the amount determined by multiplying the aggregate amount of the financing at the Subsequent Closing by the Purchase Price Percentage of such Purchaser. The aggregate Purchase Price of Securities (but not including the exercise price of the Warrants) issued on all of the Subsequent Closing Dates shall not exceed $25,000,000. Proceeds of Securities issued upon exercise of the Company Option shall be used solely for the purpose of paying the cost of acquisition of the stock (whether by purchase, merger or otherwise) or assets of one or more other companies in each case with an acquisition value (not including transaction expenses) of at least $10,000,000 (each a “Company Acquisition”), along with fees, expenses and integration costs related thereto. The Company’s right to exercise the Company Option is subject to the prior approval of each Company Acquisition (i) by a majority of the Company’s independent directors (who shall have the right to engage separate legal counsel and financial advisors in connection therewith) and (ii) to the extent required by the Company’s Amended Charter, any Law applicable to the Company or any contract to which the Company is a party, by the stockholders of the Company. The Company Option shall be exercised only in compliance with Section 7.18. Notwithstanding the foregoing and to the greatest extent permissible by applicable securities law, the Purchasers who are parties to this Agreement as of the First Closing Date may reallocate their respective Purchase Price Percentage with respect to their Subsequent Closing Amount as may be agreed upon by such Purchasers; provided, that, prior to the applicable Subsequent Closing Date, such Purchasers have provided the Company with timely notice of such reallocation.

(d) The Company shall reimburse the Purchasers for the costs and expenses described Section 15.7 by wire transfer of immediately available funds on each Closing Date. An invoice for all such costs and expenses shall be furnished by the Purchasers to the Company prior to such Closing Date.

1.3 Use of Proceeds. The Company agrees to use the net proceeds from the sale and issuance of Notes, the Shares and the Warrants pursuant to this Agreement for (a) the acquisition of all of the capital stock of Beta Analytics, Incorporated, (b) the cost of one or more Company Acquisitions in accordance with the terms of this Agreement, (c) fees, expenses and integration costs related to Company Acquisitions and (d) general corporate purposes.

1.4 Closings. Each purchase and sale of the Notes or the Shares and the Warrants shall take place at the offices of Thelen Reid & Priest LLP, 875 Third Avenue, New York, New York 10022.

(a) Subject to the satisfaction or waiver of the closing conditions set forth in Sections 5.1 and 5.2, the first closing shall take place on the date and at the time of the closing of the Company’s acquisition of Beta Analytics, Incorporated or on such other date and at such other time as the Company and Purchasers hereto mutually agree upon in writing (which time and place are designated as the “First Closing”). The date of the First Closing is referred to herein as the “First Closing Date.” At the First Closing, the Company shall deliver to each Purchaser (i) if the Stockholder Approval has not been obtained, a Note, dated as of the First Closing Date, in an original principal amount equal to the dollar amount set forth opposite such Purchaser’s name under the heading “Purchase Price” on Schedule I or (ii) if the Stockholder Approval has been obtained, the number of shares of Series B Preferred Stock determined by dividing the amount set forth opposite such Purchaser’s name under the heading “Purchase Price” on Schedule I by the Series B Original Issue Price and (iii) whether or not Stockholder Approval has been obtained, Warrants for the number of shares of Common Stock equal to 20% of the number of shares of Common Stock issued or issuable on conversion of Series B Preferred Stock issued or issuable on conversion of the principal amount of such Purchaser’s Notes purchased on the First Closing Date.

(b) Subject to the exercise of the Company Option in accordance with the terms of this Agreement and the Amended Charter and the satisfaction or waiver of the closing conditions set forth in Sections 5.3 and 5.4, Subsequent Closings shall take place on the date of the closing of a Company Acquisition or on such other date and at such other time as the Company and Purchasers hereto mutually agree upon in writing (each such time and place are designated as a “Subsequent Closing”). The date of each Subsequent Closing is referred to herein as a “Subsequent Closing Date.” At each Subsequent Closing, the Company shall deliver to each Purchaser (i) if the Stockholder Approval has not been obtained, a Note, dated as of such Subsequent Closing Date, in an original principal amount equal to the dollar amount set forth in the Notice of Exercise with respect to such Purchaser or (ii) if the Stockholder Approval has been obtained, the number of shares of Series B Preferred Stock determined by dividing the principal amount set forth in the Notice of Exercise with respect to such Purchaser by the Series B Original Issue Price and (iii) whether or not Stockholder Approval has been obtained, Warrants for the number of shares of Common Stock equal to 20% of the number of shares of Common Stock issued or issuable on conversion of Series B Preferred Stock issued or issuable on conversion of the principal amount of such Purchaser’s Notes purchased on such Subsequent Closing Date.

(c) The Purchase Price shall be paid by wire transfer of immediately available funds to such account as the Company designates in writing at least two (2) business days prior to the applicable Closing. The

Company shall pay any documentary stamp or similar issue or transfer taxes due as a result of the issuance and sale of the Securities.

1.5 Definitions. Capitalized terms used in this Agreement and not defined in the text hereof shall have the meanings given such terms in Section 10 hereof.

2. Term of the Notes; Security for the Notes; Subordination; Collateral Agent.

2.1 General. The Notes shall be issued in the aggregate principal amount of up to $37,000,000 and shall bear interest, be subject to conversion into shares of Series B Preferred Stock and otherwise be in the form attached hereto as Exhibit A.

2.2 Security. The Notes shall be equally and ratably secured by all of the assets of the Company and the Subsidiaries pursuant to the Original Security Agreement as amended by the First Amendment to Security Agreement in the form set forth as Exhibit C hereto (the “Security Agreement Amendment” and together, the “Security Agreement”), the Original Pledge Agreement and the First Amendment to Pledge Agreement in the form set forth as Exhibit D hereto (the “Pledge Agreement Amendment and together, the “Pledge Agreements”) and the Original Subsidiary Security Agreement as amended by the First Amendment to Subsidiary Security Agreement in the form set forth as Exhibit E hereto (the “Subsidiary Security Agreement Amendment” and together, the “Subsidiary Security Agreement”). Pursuant to a Junior Intercreditor Agreement substantially in the form of Exhibit F hereto (the “Junior Intercreditor Agreement”), the Notes shall be senior to the Company’s Secured Subordinated Convertible Promissory Notes dated December 9, 2003 in the original aggregate principal amount of $10,000,000. The parties hereto acknowledge and agree that the schedules attached to the Security Agreement and the Subsidiary Security Agreement shall be complete and true in all respects on or prior to the First Closing Date and not as of the date hereof.

2.3 Subordination. The right of repayment of principal of and interest on the Notes and the security interest of the Purchasers in the assets of the Company shall be subordinated only to (a) the rights and security interest of Bank of America, N.A. under the Amended and Restated Credit Agreement dated as of May 28, 2004, by and among the Company, Bank of America, N.A. and the Company’s subsidiaries (including, without limitation, such other subsidiaries of the Company as from time to time become party thereto) (the “Senior Credit Agreement”), in accordance with the Amended and Restated Intercreditor and Subordination Agreement in the form set forth as Exhibit G hereto (the “Intercreditor Agreement”) and (b) the rights of any Senior Lender in connection with any Senior Credit Facility pursuant to an intercreditor agreement containing terms no less favorable, as a whole, to the Purchasers than the terms of the Intercreditor Agreement.

2.4 Subsidiary Security Arrangements. The payment of the principal of and interest on the Notes by the Company shall be guaranteed by each Subsidiary (each a “Subsidiary Guarantor” and together, the “Subsidiary Guarantors”) listed in Section 3.1 of the Disclosure Schedule attached hereto (the “Disclosure Schedule”) in accordance with the Original Subsidiary Guarantee as amended by the First Amendment to Subsidiary Guarantee in the form set forth as Exhibit H hereto (the “Subsidiary Guarantee Amendment” and together, the “Subsidiary Guarantee”) and secured by the Collateral pursuant to the Security Agreement, Pledge Agreement, Mortgages, if any, and the Subsidiary Security Agreement.

2.5 Collateral Agent. Pequot Private Equity Fund III, L.P. (or, in its discretion, its investment advisor) shall act as collateral agent under the Collateral Documents (the “Collateral Agent”) in accordance with the terms and subject to the conditions to the obligations of the collateral agent as provided in this Agreement and in the Security Agreement.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser the following, except as set forth on the Disclosure Schedule, specifically identifying or cross-

referencing the relevant subparagraph(s) hereof, which Disclosure Schedule shall be deemed to be part of the representations and warranties as if made hereunder:

3.1 Organization and Qualification. Each of the Company and the Subsidiaries are duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation of organization as set forth in Section 3.1 of the Disclosure Schedule and has the requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted or proposed to be conducted. Each of the Company and the Subsidiaries is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction where it owns or leases real property or maintains employees or where the nature of its activities make such qualification necessary, except where such failure to qualify would not have a Material Adverse Effect with respect to the Company.

3.2 Certificate of Incorporation and Bylaws. The Company has delivered to the Purchasers true, correct, and complete copies of the Company’s certificate of incorporation, including all certificates of amendment and the Certificate of Designations, Powers, Preferences and Rights of Series B Convertible Preferred Stock and the Amendment to Certificate of Designations, Powers, Preferences and Rights of Series A Convertible Preferred Stock in the form included in Exhibit I attached hereto (such Certificate and Amendment are together referred to herein as the “Certificate of Designations” and, together with the certificate of incorporation and all certificates of amendment thereof, are referred to herein as the “Amended Charter”) and the Company’s Bylaws in the form attached hereto as Exhibit J (the “Bylaws”), in each case, as in effect on the date hereof.

3.3 Corporate Power and Authority. Each of the Company and the Subsidiary Guarantors has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party. The Company has all requisite legal and corporate power and authority to issue and sell the Securities to the Purchasers hereunder. The Company and each Subsidiary Guarantor has all requisite power and authority to carry out and perform its obligations under the terms of the Transaction Documents. The Company has all requisite legal and corporate power and authority to sell and issue the Notes, the Warrants, the Series B Preferred Stock issued or issuable on conversion of the Notes and the Common Stock issuable upon conversion of such Series B Preferred Stock and the exercise of the Warrants (such Series B Preferred Stock and Common Stock are, together, the “Conversion Shares”). The Conversion Shares have been duly reserved for issuance and when issued will be duly and validly issued, fully paid and nonassessable.

3.4 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares, of which 65,000,000 are designated as Common Stock, 13,416,789 shares of which are issued and outstanding (and an additional 1,832,460 shares of Common Stock will be issued to the stockholders of Beta Analytics, Incorporated in connection with the Company’s acquisition of the stock of Beta Analytics, Incorporated), and 35,000,000 are designated as Preferred Stock of which 12,000,000 shares are designated as Series A Convertible Preferred Stock 6,726,457 shares of which are issued and outstanding and 14,200,000 shares are designated as Series B Convertible Preferred Stock none of which are issued and outstanding. Shares of the authorized Preferred Stock have been reserved as follows: (i) 3,321,707 shares of the authorized Series A Preferred Stock have been reserved for issuance pursuant to conversion of the Series A Notes (as well as any such additional shares required if the Series A Notes convert at a price per share that is less than $3.0105) and (ii) 3,428,572 shares of the authorized Series B Preferred Stock have been reserved for issuance pursuant to conversion of the Notes. Shares of the authorized Common Stock have been reserved as follows: (i) 645,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted or to be granted after the date hereof under the 1994 Stock Option Plan of the Company (formerly Hadron, Inc.), (ii) 600,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted or to be granted after the date hereof under the 2000 Stock Option Plan of the Company (formerly Hadron, Inc.), (iii) 2,000,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted or to be granted after the date hereof under the 2002 Stock Option Plan of the Company (formerly Hadron, Inc.) and (iv) 875,725 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted pursuant to the Hadron, Inc. Non-Qualified Stock Option Agreement,

dated January 16, 2001, by and between the Company (formerly Hadron, Inc.) and Sterling E. Phillips, Jr., (the stock options described in clauses (i), (ii), (iii), and (iv), collectively, the “Options”), (v) 500,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of awards granted or to be granted after the date hereof under the Analex Corporation Employee Stock Purchase Plan, (vi) 4,800,000 shares of Common Stock have been reserved for issuance pursuant to conversion of the Series A Preferred Stock and the Series B Preferred Stock (based on the assumption that the Conversion Price will be $2.50 as well as any additional shares required if the Conversion Price is less than $2.50) and (vii) 10,048,164 shares of Common Stock have been reserved for issuance pursuant to conversion of the Series A Preferred Stock authorized for issuance as of the date hereof (as well as any such additional shares necessary if the Series A Notes convert at a price per share less than $3.0105), and (viii) 2,042,132 shares of Common Stock have been reserved for issuance pursuant to exercise of warrants outstanding on the date hereof. As of the date hereof, all issued and outstanding shares of the Company’s capital stock are duly authorized and validly issued, are fully paid and nonassessable and are owned of record, and to the Company’s Knowledge, beneficially, as of May 26, 2004, by the stockholders and in the amounts set forth in Section 3.4 of the Disclosure Schedule and have been issued in accordance with applicable federal and state securities laws; provided, that, as of the First Closing Date, there shall not have been any change to such list of stockholders and amounts set forth in Section 3.4 of the Disclosure Schedule, except for any exercise of options or warrants and transfers by such stockholders in the public market; a pro forma capitalization table reflecting the foregoing on a fully diluted basis immediately after the First Closing Date (assuming no additional issuances of securities between the date hereof and the First Closing Date and assuming that the Notes in the aggregate principal amount of $12,000,000 are issued on the First Closing Date) is attached hereto as Exhibit K. Except as set forth in this Section 3.4, Section 3.4 of the Disclosure Schedule or as provided in the Amended Charter, the Notes, the Warrants or the Additional Warrants, if any, there are no options, warrants, conversion privileges, or preemptive or other rights or agreements presently outstanding to purchase or otherwise acquire from the Company any shares of the capital stock or other securities of the Company. Except as set forth in Section 3.4 of the Disclosure Schedule, the Company has not entered into any agreements with any of its stockholders with respect to the voting of capital shares of the Company and to the Knowledge of the Company none of its stockholders are parties to such agreements. Any such voting agreements, other than the Amended and Restated Stockholders Agreement shall be terminated or expire on or prior to the First Closing Date. Except as aforesaid and as contemplated in the Transaction Documents, the Company is not a party to any agreement or understanding, and to its Knowledge, no stockholders are a party to such an agreement or understanding, that affects or relates to the voting or giving of written consents with respect to any security, or the voting by a director, of the Company. Except as aforesaid, to the Company’s Knowledge, no stockholder has granted options or other rights to any entity (other than the Company) to purchase any shares of Common Stock or other equity securities of the Company from such stockholder. Except as aforesaid or as set forth in Section 3.4 of the Disclosure Schedule or in the Amended Charter, the Notes, the Warrants, of the Additional Warrants, if any, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise to acquire or retire any shares of its capital stock. Except as set forth in Section 3.4 of the Disclosure Schedule, the Company has not declared or paid any dividend or made any other distribution of cash, stock or other property to its stockholders. The Company has no subsidiaries (including the Subsidiaries) other than as set forth in Section 3.4 of the Disclosure Schedule.

3.5 Authorization. The execution, delivery and performance by the Company and each Subsidiary of the Transaction Documents to which it is a party, the sale, issuance and delivery of the Securities and the performance of all of the obligations of the Company and the Subsidiaries under each of the Transaction Documents have been authorized or will be authorized prior to the Closing, and, other than stockholder approval and approvals of or required by the American Stock Exchange, if any, no other corporate action on the part of the Company or any Subsidiary and no other corporate or other approval or authorization is required on the part of the Company, any Subsidiary or any person by Law or otherwise in order to make the Transaction Documents the valid, binding and enforceable obligations (subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies) of the Company and each Subsidiary that is a party thereto. Each of the Transaction Documents, when executed and delivered by each of the Company and each Subsidiary that is a party thereto, will constitute a valid and legally binding obligation of the Company and each Subsidiary that is a party thereto, enforceable against the Company and such Subsidiaries that are parties thereto in accordance with its respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

3.6 Title to Properties and Assets; Leases; Insurance.

(a) Except as set forth in Section 3.6(a) of the Disclosure Schedule, neither the Company nor any Subsidiary currently owns any real property and has not owned any real property since March 31, 2000. Each of the Company and each Subsidiary has good and marketable title to or has, or will have, concurrently with the execution hereof, a valid leasehold interest in, or license to use, all of the property or assets used by it or located on its premises and necessary for the conduct of business as presently conducted, free and clear of all Liens, other than (x) as set forth on Section 3.6(a) of the Disclosure Schedule and (y) the permitted encumbrances set forth in Section 8.3 hereof (the “Permitted Liens”) which, together do not have a Material Adverse Effect with respect to the Company. The real property owned by the Company is maintained in good condition, reasonable wear and tear excepted.

(b) With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and each Subsidiary, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds which would have a Material Adverse Effect with respect to the Company. All premiums due and payable under all such policies and bonds have been paid and the Company and each Subsidiary is otherwise in compliance in all material respects with the terms of such policies and bonds. The Company has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. The Company and each Subsidiary maintains insurance in such amounts, including (as applicable) self-insurance, retainage and deductible arrangements, and of such a character as is reasonable for companies engaged in the same or similar business similarly situated. Section 3.6(b) of the Disclosure Schedule sets forth a list of all insurance coverage carried by the Company and each Subsidiary, identifying the carrier and the amount of coverage.

3.7 Related-Party Transactions. Except as set forth in Section 3.7 of the Disclosure Schedule, no employee, officer, stockholder, director or consultant of the Company or any Subsidiary or member of the immediate family (defined as parents, spouse, siblings or lineal descendants) of any such officer or director is indebted to the Company or any Subsidiary for borrowed money, and neither the Company nor any Subsidiary is indebted for borrowed money (or committed to make loans or extend or guarantee credit) to any of them other than for reimbursement of expenses incurred in connection with their service to the Company, and amounts accrued but not yet due to employees and other service providers. To the Company’s Knowledge, except as provided for in the Transaction Documents and except as set forth in Section 3.7 of the Disclosure Schedule, (a) no employee, officer, stockholder, director or consultant of the Company or any Subsidiary or any member of the immediate family of any such officer or director is, directly or indirectly, interested in any Material Contract or has any other material business relationship with the Company or any Subsidiary, except stock ownership in and employment by the Company and (b) no officer, director of the Company or any Subsidiary or any member of the immediate family of such officer or director has any material business relationship with any competitor of the Company or any Subsidiary.

3.8 Permits; Compliance with Applicable Law. Except as set forth on Section 3.8 of the Disclosure Schedule, the Company and each Subsidiary has all material franchises, permits, licenses, authorizations, approvals, registrations and any similar authority (“Permits”) necessary for the conduct of its business as now being conducted by it and believes it can obtain any similar authority for the conduct of its business as currently planned by the Company and the Subsidiaries to be conducted. The Permits shall include, without limitation, export control-related licenses and registrations and industrial security clearances (facility and personnel clearances) as appropriate for conduct of the Company’s and Subsidiaries’ businesses the absence of which would have a Material Adverse Effect with respect to the Company. Neither the Company nor any Subsidiary is in violation in any material respect of, or default in any material respect under, any such Permits. All such Permits are in full force and effect, and to the Company’s Knowledge, no violations in any material respect have been recorded in respect of any such Permits; no proceeding is pending or, to the Company’s Knowledge, threatened to revoke or limit any such Permit; and no such Permit will be suspended, cancelled or adversely modified as a result of the execution and delivery of Transaction Documents. The Company and each Subsidiary is in compliance in all respects with all applicable Laws, except where the failure to so comply would not have a Material Adverse Effect with respect to the Company.

3.9 Proprietary Rights.

(a) The Company and the Subsidiaries are the sole owners, free and clear of any Liens, other than (x) as set forth on Section 3.6(a) of the Disclosure Schedule and (y) Permitted Liens which shall not have a Material Adverse Effect with respect to the Company, or have a valid license, without the payment of any royalty (except with respect to off-the-shelf software that is licensed by the Company or a Subsidiary) and otherwise on commercially reasonable terms, to, all material Proprietary Rights. As used herein, the term “Proprietary Rights” means the Company’s or the Subsidiaries’ patents, trademarks, trade names, service marks, logos, designs, formulations, copyrights, and other trade rights and all registrations and applications therefor, all know-how, trade secrets, technology or processes, research and development, all Internet domain addresses, Web sites and computer programs, data bases and software documentation and all other intellectual property owned, licensed or otherwise used by the Company and the Subsidiaries (other than off-the-shelf software that is licensed by the Company or a Subsidiary). Set forth in Section 3.9(a) of the Disclosure Schedule is a true and correct list of all patents, trademarks, trade names, service marks, logos, and registered copyrights, as well as a list of all material proprietary software owned or licensed by the Company and the Subsidiaries. Section 3.9(a) of the Disclosure Schedule also indicates which of such items have been patented or registered or are in the process of application for the same. The Company and each Subsidiary has taken all reasonable actions to protect its rights in material Proprietary Rights owned by it. The rights of the Company and each Subsidiary in the material Proprietary Rights are valid and enforceable. Except as disclosed in Schedule 3.9(a) of the Disclosure Schedule, neither the Company nor any Subsidiary has received any written demand, claim, notice or inquiry from any person or entity in respect of the material Proprietary Rights which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, or the rights of the Company and the Subsidiaries in the material Proprietary Rights, and the Company has no Knowledge of any basis for any such challenge. To the Company’s Knowledge, neither the Company nor any Subsidiary is in violation or infringement of, and has not violated or infringed, any intellectual property rights of any other person or entity. To the Company’s Knowledge, except as set forth in Section 3.9(a) of the Disclosure Schedule, no third party is infringing on the rights of the Company and the Subsidiaries in and to the material Proprietary Rights. Except on an arm’s-length basis for value and other commercially reasonable terms, neither the Company nor any Subsidiary has granted any license with respect to the material Proprietary Rights to any person or entity.

(b) Also set forth in Section 3.9(b) of the Disclosure Schedule is a true and complete list of all material software currently licensed or used by the Company and the Subsidiaries in operating and maintaining its business, excluding all off-the-shelf or shrink-wrap licensed software (collectively the “Company Software”). All computer software developed by the Company was developed under Government Contracts. Current as of April 30, 2004, all computer software developed by the Company under Government Contracts is set forth in Section 3.9(b) of the Disclosure Schedule, identified by the particular Government Contract under which such computer software was developed. The Company and the Subsidiaries either own or have valid, royalty free and fully paid licenses for all of the Company Software; provided, that Government entities may have ownership rights in some of the Company Software because such Company Software was paid for in whole or in part by Government entities under Government Contracts.

(c) Section 3.9(c) of the Disclosure Schedule contains a complete and accurate list of all license and other agreements relating to the material Proprietary Rights.

3.10 Material Contracts. (a) Set forth in Section 3.10(a) of the Disclosure Schedule is a true and complete list of all material vendor and customer agreements, licenses, distribution agreements, confidentiality agreements, agreements prohibiting or limiting the ability of the Company and the Subsidiaries to freely complete purchase and sales orders, powers of attorney, undertakings, commitments, notes, indentures, Mortgages, guarantees, pledges, instruments, lease, decrees or obligations to which the Company and any of the Subsidiaries is a party and which relate to the business of the Company and the Subsidiaries or agreements by which the Company and the Subsidiaries are bound, including, without limitation, (i) any agreement which requires future expenditures by the Company or any Subsidiary in excess of $100,000 or which might result in payments to the Company or any Subsidiary in excess of $100,000, (ii) any purchase or task order which might result in payments to the Company or any Subsidiary in excess of $200,000, (iii) any employment and consulting agreements, (iv) any material agreement with any current or former stockholder (except for the Transaction Documents) and any agreement with any officer or director of the Company or any Subsidiary, or any “affiliate” or “associate” of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), including, without limitation, any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, (v) any agreement relating to the development, manufacture, marketing or distribution of the products or services of the Company and the Subsidiaries and (vi) any other agreement material to the business of the Company or any Subsidiary, regardless of the dollar value of the amounts receivable by or payment obligations of the Company or any Subsidiary thereunder; provided, however, that the agreements and purchase or task orders that are less than the amounts referred to in clauses (i) and (ii) shall not, in the aggregate, require future expenditures by the Company and its Subsidiaries in excess of $400,000 or result, in the aggregate, in payments to the Company and its Subsidiaries in excess of $400,000 (collectively, the “Material Contracts”). Set forth on Section 3.10(a) of the Disclosure Schedule is a list, complete and accurate in all material respects of the current assets and current liabilities of the Company and all financing arrangements of the Company relating to current assets or current liabilities of the Company.

(b) Assuming the due execution and delivery by the other parties thereto, each of such Material Contracts is as of the date hereof legal, valid and binding, and in full force and effect, and enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies. There is no breach, violation or default by the Company or any of the Subsidiaries (or, to the Company’s Knowledge, any other party) under any such Material Contract other than such breaches, violations and defaults which in the aggregate are immaterial, and no event (including, without limitation, the transactions contemplated by this Agreement) has occurred which, with notice or lapse of time or both, would (A) constitute a breach, violation or default by the Company or any Subsidiary (or, to the Company’s Knowledge, any other party) under any such Material Contract other than such breaches, violations and defaults which in the aggregate are immaterial, or (B) give rise to any Lien (other than a Permitted Lien) or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against the Company or any Subsidiary under any such Material Contract. Except as set forth in Section 3.10(b) of the Disclosure Schedule, neither the Company nor any Subsidiary is and, to the Company’s Knowledge, no other party to any of such Material Contract is in arrears in respect of the performance or satisfaction of any material terms or conditions on its part to be performed or satisfied under any of such Material Contract, and neither the Company nor any Subsidiary has and, to the Company’s Knowledge, no other party thereto has granted or been granted any material waiver or indulgence under any of such Material Contract or repudiated any provision thereof.

(c) The Company has provided or made available (to the extent it may do so to Persons without applicable security clearances and in compliance with Law applicable to it and its Material Contracts) to the

Purchasers complete copies of each of the Material Contracts, including all schedules, exhibits and attachments thereto.

3.11 Absence of Conflicts. The Company is not in violation of or default under any provision of its Amended Charter or Bylaws. No Subsidiary is in violation of or default under any provision of its articles or certificate of incorporation or by-laws or, if such Subsidiary is not a corporation, similar organizational and formation documents. The execution, delivery, and performance of, and compliance with the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, have not and will not:

(a) violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien (other than a Permitted Lien) upon any of the assets, properties or business of the Company and the Subsidiaries under, any of the terms, conditions or provisions of (i) the Amended Charter or the Bylaws, or (ii) any Material Contract; or

(b) violate any judgment, ruling, order, writ, injunction, award, decree, or any Law or regulation of any court or federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to the Company or any Subsidiary or any of their assets, properties or businesses, which violation would have a Material Adverse Effect with respect to the Company.

3.12 Litigation. Except as set forth in Section 3.12 of the Disclosure Schedule, there is no action, claim, litigation, tax or compliance audit, suit or proceeding, regulatory or administrative enforcement action or governmental inquiry or investigation (including, without limitation, a defective pricing investigation or claim or other proceeding in connection with the Company’s contracts), pending, or, to the Company’s Knowledge, any threat thereof, against the Company or any Subsidiary or any of their officers or directors or the assets of the Company or any Subsidiary. To the Company’s Knowledge, there is no reason to believe that any of the foregoing may occur which, in the aggregate, would have a Material Adverse Effect with respect to the Company. Neither the Company nor any Subsidiary is subject to any outstanding judgment, order or decree directed against the Company or any Subsidiary or any officer or director of any thereof. There is no action, suit, proceeding or investigation into the possibility thereof by the Company or any Subsidiary currently pending or that the Company or any Subsidiary presently intends to initiate against a third party.

3.13 Consents. No consent, approval, waiver or authorization, or designation, declaration, notification, or filing with any person or entity (governmental or private), on the part of the Company or any Subsidiary is required in connection with the valid execution, delivery and performance of the Transaction Documents, the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated hereby or by the Shares, the Notes, the Warrants, the Additional Warrants or the Conversion Shares (other than such notifications or filings required under applicable federal or state securities laws, if any), except for such consents, approvals, waivers, authorizations, designations, declarations, notifications, or filings that will be received prior to or as of the First Closing Date.

3.14 Labor Relations; Employees. Sterling E. Phillips, Jr. is the Chief Executive Officer of the Company. Set forth in Section 3.14 of the Disclosure Schedule is a true and correct list of the employees of the Company and each Subsidiary, which list provides, among other things, the name, title, job description and salary information concerning each such employee, as well a true and correct list of each employee who holds an H-1B “Specialty Occupation” Visa, if any, all as of April 30, 2004. Except as set forth in Section 3.14 of the Disclosure Schedule, neither the Company nor any Subsidiary is delinquent in payments with respect to any such employee, for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by the date hereof or amounts required to be reimbursed to any employee as of the date hereof. The Company and each Subsidiary is in compliance in all material respects with all Laws and orders relating to the employment of labor and classification of persons as employees, including, without limitation, all such Laws and orders relating to wages, hours, discrimination, civil rights, safety and the collection and payment of withholding and/or Social Security taxes and similar taxes and the provision of employee benefits. To the Company’s Knowledge, no officer, division leader or other significant employee of the Company or any Subsidiary has any current plans to terminate his employment with the Company or such Subsidiary. Except as set forth in Section 3.14 of the Disclosure Schedule, to the Company’s Knowledge neither the Company nor any Subsidiary employs members of any labor union. Except as set forth in Section 3.14 of the Disclosure Schedule, to the Company’s Knowledge, each employee of the Company and each Subsidiary is party to a memorandum of agreement with the Company or such Subsidiary and is subject to the confidentiality provisions thereof. The Company routinely conducts background checks (consisting of a background check of credit records, driving records, criminal records, bankruptcy and drug testing) on each prospective employee of the Company and each Subsidiary prior to making an offer of employment to each such employee and expects to continue to follow either its current background check procedure or some other procedure to its reasonable satisfaction after the date hereof.

3.15 Employee Benefit Plans. (a)Except as set forth in Section 3.10 or Section 3.15(a) of the Disclosure Schedule, the Company and the Subsidiaries have no employment agreements, labor or collective bargaining agreements and there are no employee benefit or compensation plans, agreements, arrangements or commitments (including “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) maintained by the Company or any Subsidiary for any employees of the Company or any Subsidiary or with respect to which the Company or any Subsidiary has liability, or makes or has an obligation to make contributions (each a “Company Employee Plan” and together the “Company Employee Plans”).

(b) Except as set forth in Section 3.15(b) of the Disclosure Schedule, each Company Employee Plan that is an employee welfare benefit plan as defined under Section 3(l) of ERISA is funded through an insurance company contract. Except as set forth in Section 3.15(b) of the Disclosure Schedule, each Company Employee Plan by its terms and operation is in compliance in all material respects with all applicable laws and all required filings, if any, with respect to such Company Employee Plan has been made. Except as set forth in Section 3.15(b) of the Disclosure Schedule, neither the Company nor any entity that is or was at any time treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code has at any time maintained, contributed to or been required to contribute to or has any liability with respect to, any plan subject to Title IV of ERISA (including, without limitation, any Multiemployer Plan). The Company’s Deferred Compensation Plan satisfies the requirements of Section 201(2) of ERISA. Except as set forth in Section 3.15(b) of the Disclosure Schedule, the events contemplated by this Agreement (either alone or together with any other event) will not (i) entitle any employees to severance pay, unemployment compensation, or other similar payments under any Company Employee Plan or Law applicable to the Company or any Subsidiary, (ii) accelerate the time of payment or vesting or increase the amount of benefits due under any Company Employee Plan or compensation to any employees of the Company or any Subsidiary or (iii) result in any payments (including parachute payments) under any Company Employee Plan or Law applicable to the Company or any Subsidiary becoming due to any employee.

There are no pending or, to the Company’s Knowledge, threatened strikes, job actions or other labor disputes affecting the Company or any Subsidiary or their employees and there have been no such disputes for the past three years.

3.16 Tax Returns, Payments and Elections. Since December 31, 1998, the Company and each Subsidiary has filed all tax returns and reports (including information returns and reports) as required by Law except to the extent that the failure to so file did not and does not have a Material Adverse Effect with respect to the Company. These returns and reports are true and correct in all material respects. The Company and each Subsidiary has paid or made provision for payment of all taxes and other assessments shown as due on such returns. The provision for taxes of the Company and the Subsidiaries as shown in the Financial Statements (as hereinafter defined) is adequate in all material respects for all taxes, assessments and governmental charges due or accrued as of the date thereof with respect to its business, properties and operations. Neither the Company nor any Subsidiary has elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation pursuant to Section 1362(a) or a collapsible corporation pursuant to Section 341(f) of the Code, nor has the Company or any Subsidiary made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect with respect to the Company. Since December 31, 1998, neither the Company nor any Subsidiary has had any tax deficiency proposed or assessed against it by the Internal Revenue Service or any other foreign, federal, state or local taxing authority and none have been asserted in writing or, to the Company’s Knowledge, threatened at any time for additional taxes. Since March 31, 2000, neither the Company nor any Subsidiary has executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Since December 31, 1998, none of the foreign, federal, state or local income or franchise tax or sales or use tax returns have ever been audited by governmental authorities. Since the date of the Financial Statements, neither the Company nor any Subsidiary has incurred any taxes, assessments or governmental charges other than in the ordinary course of business. Since March 31, 2000, the Company and each Subsidiary has withheld or collected from each payment made to each of its respective employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) and foreign taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

3.17 Brokers or Finders. Except as set forth in Section 3.17 of the Disclosure Schedule, neither the Company or any Subsidiary has incurred, or will incur, directly or indirectly, as a result of any action taken by the Company or any Subsidiary, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the issuance of the Securities or any transaction contemplated hereby or thereby. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company, any Subsidiary or any of their respective officers, employees or representatives is responsible.

3.18 Offering Exemption. Assuming the truth and accuracy of the representations and warranties contained in Section 4, the offer and sale of the Securities as contemplated hereby and the issuance and delivery to the Purchasers of the Securities and, if applicable, the Conversion Shares, are exempt from registration under the Securities Act, and will be registered or qualified (or exempt from registration or qualification) under applicable state securities and “blue sky” laws, as currently in effect.

3.19 Environmental Matters. (a) The Company complies and has at all times since March 31, 2000 complied with all federal, state and local laws, judgments, decrees, orders, consent agreements, authorizations, permits, licenses, rules, regulations, common or decision law (including, without limitation, principles of negligence and strict liability) relating to the protection, investigation or restoration of the environment (including, without limitation, natural resources) or the health or safety matters of humans and other living organisms, including the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Federal Clean Water Act, as amended, the Federal Clean Air Act, as amended, the Toxic Substances Control Act, or any state and local analogue (hereinafter “Environmental Laws”), except where the failure to comply would not reasonably be expected to have a Material Adverse Effect with respect to the Company.

(b) Except as set forth in Section 3.19(b) of the Disclosure Schedule, (i) the Company has no Knowledge of any claim, and has not received notice of a written complaint, order, directive, claim, request for information or citation, and to the Company’s Knowledge no proceeding has been instituted raising a claim against the Company or any predecessor or any of their respective real properties now or since March 31, 2000 formerly owned, leased or operated or other assets indicating or alleging any damage to the environment or any liability or obligation under or violation of any Environmental Law and (ii) the Company is not subject to any order, decree, injunction or other directive of any Governmental Authority.

(c) Except as set forth in Section 3.19(c) of the Disclosure Schedule, (i) the Company has not used and, to the Company’s Knowledge, no other person has used any portion of any property currently or since March 31, 2000 owned, operated or leased by the Company for the generation, handling, processing, treatment, storage or disposal of Hazardous Materials except in accordance with applicable Environmental Laws; (ii) the Company does not own or operate any underground tank or other underground storage receptacle for Hazardous Materials, any asbestos-containing materials or polychlorinated biphenyls, and, to the Company’s Knowledge, no underground tank or other underground storage receptacle for Hazardous Materials, asbestos-containing materials or polychlorinated biphenyls are located on any portion of any property currently owned, operated or leased by the Company and (iii) to the Company’s Knowledge, the Company has not caused or suffered to occur any Releases or threatened Releases of Hazardous Materials on, at, in, under, above, to, from or about any property currently or since March 31, 2000 owned, operated or leased by the Company.

(d) The execution, delivery and performance of this Agreement is not subject to any Environmental Laws which condition, restrict or prohibit the sale, lease or other transfer of property or operations, including any so-called “environmental cleanup responsibility acts” or requirements for the transfer of permits, approvals, or licenses. To the Company’s Knowledge, there have been no environmentally related audits, studies, reports, analyses (including soil and groundwater analyses), or investigations of any kind performed with respect to the currently or since March 31, 2000 owned, leased, or operated properties of the Company.

3.20 Offering of Notes, Warrants and Shares. No form of general solicitation or general advertising was used by the Company or any of its agents or representatives in connection with the offer and sale of the Securities. Neither the Company nor any agent acting on the Company’s behalf has, directly or indirectly, offered the Securities of the Company for sale to or solicited any offers to buy the Securities of the Company from, or otherwise approached or negotiated with respect thereto with any other potential purchaser.

3.21 Disclosure. Except as set forth in Section 3.21 of the Disclosure Schedule, none of (a) this Agreement (including, without limitation, the Disclosure Schedule and the Schedules and Exhibits attached hereto), (b) any other Transaction Documents, or (c) any statements, documents or agreements filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the “34 Act”) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein in light of the circumstances under which they were made not misleading. There is no fact which, to the Knowledge of the Company, has not been disclosed to the Purchasers, which could be expected to have a Material Adverse Effect with respect to the Company, or a material adverse effect on the ability of the Company and each Subsidiary to perform its obligations under the Transaction Documents. The Company’s financial projections that were provided to the Purchasers in connection with the transactions contemplated by this Agreement contain certain projections and forward looking statements which are based on the assumptions set forth in the Company Business Plan and which have been prepared by Company management in good faith and upon the belief that there is a reasonable basis for them. The representations made in the management presentations for the benefit of the Purchasers were made in good faith and upon the belief that there is a reasonable basis for them. Such management presentations contained certain projections and forward looking statements which were based on assumptions that to the Company’s Knowledge were reasonable. The Company notes that actual results of the Company may differ materially therefrom.

3.22 Financial Statements. (a) The Company has delivered to each Purchaser the audited financial statements of the Company and its Subsidiaries as at and for the years ended December 31, 2001, 2002 and 2003 and unaudited financial statements as at and for the fiscal quarter ended March 31, 2004 and the month ended April 30, 2004 (the “Financial Statements”). Except as set forth on Schedule 3.22 of the Disclosure Schedule, the Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) and fairly present the financial condition and operating results of the Company and its Subsidiaries as of the date, and for the period, indicated therein, except that the unaudited financial statements as at and for the fiscal quarter ended March 31, 2004 and the month ended April 30, 2004 are subject to normal year-end adjustments and do not contain all notes required under GAAP. Except as set forth in the Financial Statements, the Company and its Subsidiaries (other than Beta Analytics,

Incorporated) have no liabilities, obligations or commitments of any nature (whether accrued, absolute, contingent, unliquidated or otherwise, due or to become due and regardless of when addressed), which are required to be included in the Financial Statements in accordance with GAAP other than (a) liabilities that are listed on Section 3.22 of the Disclosure Schedule, (b) liabilities that have arisen in the ordinary course of business since December 31, 2003, and have not had and could not reasonably be expected to have a Material Adverse Effect with respect to the Company and (c) obligations to perform after the date hereof any contracts or agreement which have been disclosed on Section 3.10 of the Disclosure Schedule or which are not required to be disclosed Section 3.10 of the Disclosure Schedule because such contracts and agreements do not meet the disclosure thresholds under Section 3.10 of the Disclosure Schedule. Except as disclosed in the Financial Statements, neither the Company nor any Subsidiary thereof is a guarantor or indemnitor of any indebtedness of any other person or entity.

(b) The Company has delivered to each Purchaser the audited financial statements of Beta Analytics, Incorporated as at and for the years ended June 30, 2001, 2002 and 2003 and unaudited financial statements as at and for the 10 months ended April 30, 2004 (the “Beta Financial Statements”). Except as set forth on Schedule 3.22 of the Disclosure Schedule, the Beta Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition and operating results of Beta Analytics, Incorporated and its Subsidiaries as of the date, and for the period, indicated therein, except that the unaudited financial statements are subject to normal year-end adjustments and do not contain all notes required under GAAP. Except as set forth in the Beta Financial Statements, Beta Analytics, Incorporated and its Subsidiaries have no liabilities, obligations or commitments of any nature (whether accrued, absolute, contingent, unliquidated or otherwise, due or to become due and regardless of when addressed), which are required to be included in the Beta Financial Statements in accordance with GAAP other than (a) liabilities that are listed on Section 3.22 of the Disclosure Schedule, (b) liabilities that have arisen in the ordinary course of business since June 30, 2003, and have not had and could not reasonably be expected to have a Material Adverse Effect with respect to Beta Analytics, Incorporated and its Subsidiaries and (c) obligations to perform after the date hereof any contracts or agreement which have been disclosed on Section 3.10 of the Disclosure Schedule or which are not required to be disclosed Section 3.10 of the Disclosure Schedule because such contracts and agreements do not meet the disclosure thresholds under Section 3.10 of the Disclosure Schedule. Except as disclosed in the Beta Financial Statements, neither Beta Analytics, Incorporated nor any Subsidiary thereof is a guarantor or indemnitor of any indebtedness of any other person or entity.

3.23 No Suspension or Debarment. Neither the Company nor any Subsidiary during the last five (5) years has been and, to the Company’s Knowledge, none of their respective employees, consultants or agents during the last five (5) years has been suspended or debarred from eligibility for award of contracts with the Government or any other Governmental Authority or is or was the subject of a finding of non-responsibility or ineligibility for Government contracting. During the past five (5) years, no government contracting suspension or debarment action has been threatened or commenced against the Company or a Subsidiary, or, to the Company’s Knowledge, any of its officers or employees. The Company does not have Knowledge of a valid basis, nor specific circumstances that are or, with the passage of time, would likely become a basis for the Company’s or a Subsidiary’s suspension or debarment from award of contracts with the Government.

3.24 Liability for Cost and Pricing Data. There exists no basis for a claim of any material liability of the Company or a Subsidiary by any Government entity as a result of defective, inaccurate, incomplete or out-of-date cost or pricing data submitted to the Government or a Government contractor or subcontractor including, without limitation, any such data relating to liabilities accrued on the Company’s books or in its financial accounts for deferred compensation to any Company employees. To its Knowledge, neither the Company nor any Subsidiary is in violation, or currently alleged to be in violation, of the Truth in Negotiations Act, as amended. Neither the Company nor any Subsidiary has submitted to the Government or a Government contractor or subcontractor a materially inaccurate certification regarding cost or pricing data.

3.25 Government Contracts.

(a) A true and correct list of each Government Contract which is in effect as of the date of this Agreement and Government Bid to which the Company or a Subsidiary is a party, is set forth in Section 3.25 of the Disclosure Schedule. Prior to each Closing Date, the Company shall amend Section 3.25 of the Disclosure Schedule to include a true and correct list of each Government Contract and Government Bid which is entered into by the Company or a Subsidiary between the date of this Agreement and such Closing Date.

(b) Except as set forth in Section 3.25 of the Disclosure Schedule, (A) the Company and each Subsidiary has fully complied with all material terms and conditions of each Government Contract and Government Bid to which it is a party as required; (B) the Company and each Subsidiary has complied with all material requirements of any Law pertaining to such Government Contract or Government Bid; (C) all representations and certifications made by the Company and each Subsidiary with respect to such Government Contract or Government Bid were accurate, current and complete in every material respect as of their effective date and, the Company and each Subsidiary has fully complied with all such representations and certifications in all material respects; (D) neither the Company nor any Subsidiary is in violation, or currently alleged to be in violation, in any material respect, of the False Statements Act, as amended, the False Claims Act, as amended, or any other federal requirement relating to the communication of false statements or submission of false claims to the Government; and (E) no termination or default notice, cure notice or show cause notice has been issued to the Company or any Subsidiary and remains unresolved, and the Company has no Knowledge of any plan or proposal of any entity to issue any such notice.

(c) Except as set forth in Section 3.25 of the Disclosure Schedule, (A) to the Company’s Knowledge, none of the Company’s or a Subsidiary’s employees, consultants or agents is (or during the last five (5) years has been) under administrative, civil or criminal investigation or indictment by any Governmental Authority with respect to the conduct of the business of the Company or a Subsidiary; (B) to the Company’s Knowledge, there is no pending audit or investigation of the Company or any of its officers, employees or representatives or a Subsidiary or any of its officers, employees or representatives nor within the last five years has there been any audit or investigation of the Company or any of its officers, employees or representatives or a Subsidiary or any of its officers, employees or representatives resulting in a material adverse finding with respect to any material alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid; and (C) during the last five years, neither the Company nor any Subsidiary has made any voluntary disclosure in writing to the Government or any other Governmental Authority with respect to any material alleged irregularity, misstatement or omission arising under or relating to a Governmental Contract or Government Bid that has led to any of the consequences set forth in clause (A) or (B) of the immediately preceding sentence or any other material damage, penalty assessment, recoupment of payment or disallowance of cost.

(d) Except as set forth in Section 3.25 of the Disclosure Schedule, there are (A) no outstanding written claims against the Company, either by the Governmental Authority or any other Government or by any prime contractor, subcontractor, vendor or other third party arising under or relating to any Government Contract or Government Bid, and (B) to the Company’s Knowledge, no outstanding disputes (y) between the Company or a Subsidiary, on the one hand, and the Government or any Governmental Authority, on the other hand, under the Contract Disputes Act or any other Federal statute or (z) between the Company or a Subsidiary, on the one hand, and any prime contractor, subcontractor or vendor, on the other hand, arising under or relating to any Government Contract or Government Bid.

(e) Except as set forth in Section 3.25 of the Disclosure Schedule, the rates and rate schedules submitted to the Government with respect to the Government Contracts have been audited and closed out for all years prior to 1997.

(f) Except as set forth in Section 3.25 of the Disclosure Schedule, all Government Contracts have been awarded, and all Government Bids have been submitted, under a full and open competitive procurement process without preferential treatment of any kind. None of the Government Contracts listed on Schedule 3.25 of the Disclosure Schedule are subject to termination by a Governmental Authority as a result of the consummation of the transactions contemplated by this Agreement.

3.26 Changes. Except as expressly contemplated by the Transaction Documents or as set forth in Section 3.26 of the Disclosure Schedule, since December 31, 2003, there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company and the Subsidiaries from that reflected in the Financial Statements, except changes in the ordinary course of business that have not created, in the aggregate, a Material Adverse Effect with respect to the Company,

(b) any intentional waiver or cancellation of any material right of the Company or any Subsidiary, or the cancellation of any material debt or claim held by the Company or any Subsidiary,

(c) any payment, discharge or satisfaction of any material claim, liability or obligation of the Company or any Subsidiary other than in the ordinary course of business,

(d) any Lien (other than Permitted Liens) upon the assets of the Company or any Subsidiary that would be prohibited by the terms of the Amended Charter if it were to arise after the First Closing Date,

(e) any declaration or payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any securities of the Company or any Subsidiary,

(f) any sale, assignment or transfer of any material, tangible or intangible assets of the Company or any Subsidiary except in the ordinary course of business,

(g) any loan by the Company or any Subsidiary to any officer, director, employee, consultant or stockholder of the Company or any Subsidiary (other than advances to such persons in the case of travel, entertainment or other similar advances in the ordinary course of business),

(h) any material increase, direct or indirect, in the compensation paid or payable to any officer or director of the Company or any Subsidiary or, other than in the ordinary course of business, to any other employee, consultant or agent of the Company or any Subsidiary,

(i) any material change in the accounting methods, practices or policies of the Company or any Subsidiary,

(j) any indebtedness incurred for borrowed money by the Company or any Subsidiary other than in the ordinary course of business,

(k) any material adverse change in the manner of business or operations of the Company or any Subsidiary (including, without limitation, any accelerations or deferral of the payment of any material accounts payable or other current, material liabilities or deferral of the collection of any material accounts or notes receivable),

(l) any capital expenditures or commitments therefor by the Company or any Subsidiary that aggregate in excess of $100,000 for any twelve-month period,

(m) other than as disclosed in the capitalization table attached to this Agreement, any issuance of any stock, bonds or other securities of the Company or any Subsidiary,

(n) any amendment to the Amended Charter, Bylaws or other organizational documents of the Company or any amendment of the organizational or formation documents of any Subsidiary, or

(o) any agreement or commitment (contingent or otherwise) by the Company or any Subsidiary to do any of the foregoing.

3.27 Existing Registration Rights. Except as set forth in Section 3.27 of the Disclosure Schedule the Company has not granted or agreed to grant rights to require the registration of the Company’s equity securities under the Securities Act, including piggyback rights, to any person or entity.

3.28 Suppliers and Customers. Except as set forth in Section 3.28 of the Disclosure Schedule, since December 31, 2003, none of the Company’s or any Subsidiaries’ suppliers, vendors, or customers has: (i) terminated or cancelled a Material Contract or material business relationship; (ii) threatened in writing to terminate or cancel a Material Contract or material business relationship; (iii) expressed dissatisfaction in writing with the performance of the Company or any Subsidiary with respect to a Material Contract or material business relationship; or (iv) demanded in writing any material modification, termination or limitation of a Material Contract or material business relationship with the Company or any Subsidiary (excluding any contracts or business relationship which, if so terminated, cancelled, modified or limited, would not result in a Material Adverse Effect with respect to the Company), nor does the Company have Knowledge that any of the events described in clauses (i) – (iv), whether in writing or otherwise, will occur after the First Closing Date. Set forth in Section 3.28 of the Disclosure Schedule is a list describing the revenue derived from each of the Company’s largest customers for the period of March 31, 2003 through March 31, 2004 (determined by amount of revenue) and such list is true and correct in all material respects.

3.29 Foreign Corrupt Practices Act; USA Patriot Act. Neither the Company, any Subsidiary nor, to the Company’s Knowledge after reasonable inquiry by each of the individuals named in the definition of the term “Knowledge” in Section 10, any employee of the Company or any Subsidiary has violated the United States Foreign Corrupt Practices Act, as amended, or the USA Patriot Act in any material respect. To the Company’s Knowledge, no stockholder, director, officer, employee or agent of the Company or of a Subsidiary has, directly or indirectly, made or agreed to make, any unlawful or illegal payment, gift or political contribution to, or taken any other unlawful or illegal action, for the benefit of any customer, supplier, governmental employee or other Person who is or may be in a position to assist or hinder the business of the Company or a Subsidiary.

3.30 Work in Progress. Section 3.30 of the Disclosure Schedule contains a complete list of all contracts on which the Company and its Subsidiaries are currently working or which have not been completed, the customer for whom the work is being performed, and the amount and basis for payment and the status of the contract and the work being performed thereunder. There is currently no work being performed for which there is either (i) no written agreement signed by the customer, or (ii) no funding available and committed by the customer, in the case of contracts with a Governmental Authority.

3.31 Warranty and Related Matters. Section 3.31 of the Disclosure Schedule sets forth a complete list of all outstanding product and service warranties and guarantees on any of the products or services that the Company or its Subsidiaries distributes, services, markets or sells for itself, a customer or a third party (each such product or service shall be referred to herein as a “Company Product”). There are no existing or, to the Company’s Knowledge, threatened in writing, product liability, warranty or other similar claims against the Company or any of its Subsidiaries alleging that any Company Product is defective or fails to meet any product or services warranties except as set forth in Section 3.31 of the Disclosure Schedule.

3.32 Export Controls. None of the Company, a Subsidiary or, to the Company’s Knowledge, the Company’s or a Subsidiary’s employees have violated, in any material respect, any Law pertaining to export controls, technology transfer or industrial security including, without limitation, the Export Administration Act, as amended, the International Emergency Economic Powers Act, as amended, the Arms Export Control Act, as amended, the National Industrial Security Program Operating Manual, as amended, or any regulation, order, license or other legal requirement issued pursuant to the foregoing (including, without limitation, the Export Administration Regulations and the International Traffic in Arms Regulations). Neither the Company, any Subsidiary nor, to the Company’s Knowledge, any employee of the Company or any Subsidiary is the subject of an action by a Governmental Authority that restricts such person’s ability to engage in export transactions.

3.33 Termination of ESOP. The Analex Corporation Employee Stock Ownership Plan and Trust (“ESOP”) was terminated effective as of November 5, 2001 and the Company has received a favorable determination letter from the Internal Revenue Service with respect to such termination. Section 3.33 of the Disclosure Schedule sets forth the number of shares of the Company’s capital stock held by the ESOP pending distribution to the participants thereof as of the date hereof.

3.34 Relationship with General Electric Company. Except as set forth in Section 3.34 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any equity, creditor, or similar relationship (including, without limitation, any investment in (or right to acquire an investment in), or any debtor, revolving credit, leasing or creditor relationship, but excluding any vendor or vendee relationship) with General Electric Company or any of its Subsidiaries or Affiliates.

4. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants that:

4.1 Authorization. The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party, and the performance of all of the obligations of such Purchaser under each of such Transaction Documents have been duly and validly authorized, and no other action, approval or authorization is required on the part of such Purchaser or any Person by Law or otherwise in order to make the Transaction Documents the valid, binding and enforceable obligations (subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies) of such Purchaser that is a party thereto. Each of the Transaction Documents, when executed and delivered by such Purchaser that is a party thereto, will constitute a valid and legally binding obligation of such Purchaser that is a party thereto, enforceable against such Purchaser that is a party thereto in accordance with its terms subject to: (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

4.2 Purchase Entirely for Own Account. The Securities and the Conversion Shares (collectively, the “New Securities”) will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. For purposes of state securities laws, such Purchaser’s principal office is located in the state set forth opposite its name on Exhibit L. Such Purchaser is aware that the Company is issuing the New Securities pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder without complying with the registration provisions of the Securities Act or other applicable federal or state securities laws. Such Purchaser is also aware that the Company is relying upon, among other things, the representation and warranties of the Purchasers contained in this Agreement for purposes of complying with Regulation D.

4.3 Disclosure of Information. Such Purchaser has received and carefully reviewed all the information it considers necessary or appropriate for deciding whether to purchase the New Securities. Such Purchaser further represents that the Company has made available to such Purchaser, at a reasonable time prior to the date of this Agreement, an opportunity to (a) ask questions and receive answers from the Company regarding the terms and conditions of the offering of the New Securities and the business, properties and financial condition of the Company, all of which questions (if any) have been answered to the reasonable satisfaction of such Purchaser, and (b) obtain additional information, all of which was furnished by the Company to the reasonable satisfaction of such Purchaser. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchasers to rely thereon.

4.4 Investment Experience. Such Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in investing in companies similar to the Company and in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the New Securities. Such Purchaser has made the determination to enter into this Agreement and the other agreements contemplated hereby and to acquire the New Securities based upon its own independent evaluation and assessment of the value of the Company and its present and prospective business prospects.

4.5 Accredited Investor. Such Purchaser is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

4.6 Restricted Securities; Legends. Such Purchaser recognizes that the New Securities will not be registered under the Securities Act or other applicable federal or state securities laws. Such Purchaser understands that the New Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering. Such Purchaser agrees not to sell or transfer the New Securities unless such New Securities are registered under the Securities Act and under any other applicable securities laws or such sale or transfer is exempt from such registration. The certificates evidencing the Securities may bear the following legend:

THIS SECURITY HAS NOT AND THE SHARES OF STOCK WHICH MAY BE PURCHASED PURSUANT TO THE [EXERCISE] [CONVERSION] OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER.

4.7 No General Solicitation. Such Purchaser acknowledges that the New Securities were not offered to such Purchaser means of: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, or (b) any other form of general solicitation or advertising.

4.8 Absence of Conflicts. Such Purchaser’s execution, delivery, and performance of, and compliance with the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, have not and will not:

(a) violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets, properties or business of such Purchaser under, any of the terms, conditions or provisions of (i) its certificate/articles of formation or organization or any of its other formation or organizational documents, or (ii) any material contract to which it is a party; or

(b) violate any judgment, ruling, order, writ, injunction, award, decree, or any Law or regulation of any court or federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to such Purchaser or any of its assets, properties or businesses, which violation would have a Material Adverse Effect with respect to such Purchaser.

4.9 Brokers or Finders. Such Purchaser has not incurred, nor will it incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the issuance of the Securities or any transaction contemplated hereby or thereby. Such Purchaser agrees to indemnify and hold harmless the Company and each Subsidiary from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of its respective officers, employees or representatives is responsible.

4.10 Investigation by Purchaser. Such Purchaser acknowledges that, except for the representations and warranties of Company contained in Section 3 of this Agreement, the Disclosure Schedules hereto or in any other Transaction Document or schedules thereto, (i) none of the Company, its Subsidiaries or any of their directors, officers, employees, Affiliates, controlling persons, agents, advisors or representatives, makes or shall be deemed to have made any representation or warranty, either express or implied, and (ii) none of the Company, its Subsidiaries or any of their directors, officers, employees, Affiliates, controlling persons, agents, advisors or representatives, makes, or shall be deemed to have made, any representation or warranty, express or implied, as to the accuracy or completeness of any of the information or documents, financial or otherwise (including, without limitation, any estimates, projections, forecasts, budgets or other forward-looking information) provided or otherwise made available to such Purchaser or any of its directors, officers, employees, Affiliates, controlling persons, agents, advisors or representatives (including, without limitation, in any management presentations, information or offering memorandum, supplemental information or other materials or information with respect to any of the above). With respect to any such estimate, projection, budget or forecast delivered by or on behalf of the Company, such Purchaser acknowledges that (i) there are uncertainties inherent in attempting to make such estimates, projections, budgets and forecasts, and (ii) such Purchaser is aware that actual results may differ materially.

5. Conditions of the Parties at Closing.

5.1 Conditions of Purchasers’ Obligations at the First Closing. The obligations of each Purchaser under Section 1.1 of this Agreement are subject to the satisfaction by the Company on or before the First Closing of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 3 of this Agreement and of the Company and/or each of its Subsidiaries, as applicable, in each other Transaction Document shall be true and correct in all material respects on and as of the First Closing (except where another date or period of time is specifically stated herein for a representation or warranty and in such case such representation or warranty shall be true and correct in all material respects on and as of such date) with the same force and effect as though such representations and warranties had been made on and as of the date of the First Closing; provided, however, that representations and warranties that contain a materiality qualification shall be true and correct in all respects.

(b) Performance. The Company shall have performed and complied with all conditions contained in this Agreement that are required to be performed or complied with by it on or before the First Closing.

(c) No Default. Immediately prior to the issuance of the Securities and after giving effect thereto, no Event of Default, or event which, with the passage time or the giving of notice would constitute an Event of Default, shall have occurred and be continuing.

(d) No Material Adverse Effect; Compliance Certificate. No Material Adverse Effect with respect to the Company and no material adverse effect on the prospects of the Company shall have occurred between the date hereof and the First Closing Date and the President and/or Chief Executive Officer of the Company shall deliver to each Purchaser at the Closing a certificate stating that the conditions specified in Sections 5.1(a), (b) and (c) have been fulfilled and stating that the Transaction Documents are in full force and effect on the First Closing Date and that no Material Adverse Effect with respect to the Company and no material adverse effect on the prospects of the Company has occurred between the date hereof and the First Closing Date.

(e) Consents and Approvals. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or any other Person that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the First Closing and the purchase and payment of the Securities to be purchased by the Purchasers at the First Closing on the terms and conditions as provided herein shall not violate any Law applicable to the Company or the Purchasers.

(f) Notes. If the Stockholder Approval has not occurred, the Company shall deliver to each Purchaser its respective Note.

(g) Warrants. The Company shall deliver to each Purchaser its respective Warrants.

(h) Shares. If the Stockholder Approval has occurred, the Company shall deliver to each Purchaser a certificate representing the number of its respective Shares determined in accordance with Section 1.

(i) Stockholders’ Agreement; Registration Rights Agreement; etc. The Company shall have executed and delivered (i) an Amended and Restated Stockholders’ Voting Agreement substantially in the form attached hereto as Exhibit M (the “Stockholders Agreement”), (ii) a Registration Rights Agreement, substantially in the form attached hereto as Exhibit N (the “Registration Rights Agreement”) and (iii) a Co-Sale Agreement, substantially in the form attached hereto as Exhibit O (as amended, the “Co-Sale Agreement”).

(j) Security Agreement Amendment; Subsidiary Security Agreement Amendment; Pledge Agreement Amendment; Intercreditor Agreement Amendment, Subsidiary Guarantee Amendment and Junior Intercreditor Agreement. The Company shall have executed and delivered to the Purchasers the Security Agreement Amendment, the Pledge Agreement Amendment, the Intercreditor Agreement Amendment and the Junior Intercreditor Agreement. Each Subsidiary Guarantor shall execute and deliver to the Purchasers the Subsidiary Security Agreement Amendment and a Subsidiary Guarantee Amendment.

(k) Certificate of Designations. On or prior to the First Closing, there shall have been filed with the Secretary of State of the State of Delaware, the Certificate of Designations and the Amended Charter shall be in full force and effect on the First Closing Date.

(l) Good Standing; Qualification to do Business. The Company shall have delivered to the Purchasers certificates of good standing from the following jurisdictions with respect to the Company and each Subsidiary Guarantor dated as of a date no earlier than 15 days prior to the First Closing:

(i) With respect to the Company, from the State of Delaware and each jurisdiction in which it has qualified to do business.

(ii) With respect to SyCom Services Inc., from the State of Delaware and each jurisdiction in which it has qualified to do business.

(iii) With respect to Advanced Biosystems, Inc., from the State of Delaware and each jurisdiction in which it has qualified to do business.

(iv) With respect to Beta Analytics, Incorporated from the State of Maryland and each jurisdiction in which it has qualified to do business.

(m) Secretary’s Certificate. The Company shall have delivered to the Purchasers:

(i) a certificate executed by its Secretary certifying with respect to (a) a copy of its Amended Charter and the Bylaws (each as amended through the First Closing Date), (b) board resolutions authorizing the transactions contemplated by this Agreement and the Transaction Documents and (c) incumbency matters.

(ii) a certificate executed by the Secretary of each Subsidiary Guarantor certifying with respect to (a) a copy of such Subsidiary’s articles or certificate of incorporation and bylaws, (b) board resolutions authorizing the transactions contemplated by the Transaction Documents to which such Subsidiary is a party and (c) incumbency matters.

(n) Opinion of Company Counsel. Each Purchaser shall have received from Holland and Knight LLP, counsel to the Company, an opinion, dated the First Closing Date, in the form attached hereto as Exhibit P.

(o) Cross-Receipts of the Purchasers. The Company and the Purchasers shall have executed and delivered a cross-receipt acknowledging the Company’s delivery to the Purchasers of the Notes or certificates representing the Shares and the Warrants and the Purchasers’ payment therefor.

(p) No Acceleration of Vesting, etc. Neither the board of directors of the Company nor any committee responsible for the administration of Options or warrants of the Company shall have made any determination that could result in the acceleration of the vesting or rights to exercise Options or warrants or cause an accelerated pay-out of any such Options.

(q) Governmental Approvals for Collateral Assignment of Government Contracts. The Company and each Subsidiary shall have obtained all consents, waivers and approvals from any Governmental Authority and any other Person necessary in connection with the assignments contemplated by the Security Agreements and shall have provided copies thereof to the Purchasers; provided, that the Company and the Subsidiaries shall not be required to obtain approvals in connection with the Assignment of Claims Act to the extent obtaining such approvals would constitute a Default (as defined in the Senior Credit Agreement) under the Senior Credit Agreement or a default under the Senior Credit Facility.

(r) Closing Capitalization Table. The Company shall have delivered to the Purchasers revised Exhibit K accurately reflecting any additional issuances of securities between the date hereof and the First Closing Date.

(s) Fairness Opinion. The Company shall have delivered to the Purchasers a copy of the fairness opinion rendered by Houlihan, Lokey, Howard & Zukin to the Company with respect to the transactions contemplated by this Agreement dated the date of approval by the Company’s board of directors of the transactions contemplated by the Agreement.

(t) UCC-1 Financing Statements. The Company shall have prepared in form and substance reasonably satisfactory to the Purchasers copies of (i) financing statements on Form UCC-1 in connection with the assets of Beta Analytics, Incorporated and (ii) if necessary, amendments to the financing statements on Form UCC-1, each to be filed in accordance with Section 11.2, if necessary, and delivered copies of the same to the Purchasers.

(u) Termination of Liens. Each Lien with an asterisk set forth opposite its description in Section 3.6(a) of the Disclosure Schedule shall have been validly terminated in accordance with applicable law and the Company shall have furnished to the Purchasers a copy of the filed termination statement with respect thereto.

(v) Acquisition of Beta Analytics, Incorporated Concurrent with the First Closing, the Company shall have completed the acquisition of Beta Analytics, Incorporated resulting in Beta Analytics, Incorporated being a Material Subsidiary of the Company for purposes of this Agreement.

5.2 Conditions of Company’s Obligations at the First Closing. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction by the Purchasers on or before the First Closing of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Purchasers contained in Section 4 shall be true and correct in all material respects on and as of the First Closing (except where another date or period of time is specifically stated herein for a representation or warranty and in such case such representation or warranty shall be true and correct in all material respects on and as of such date) with the same force and effect as though such representations and warranties had been made on and as of the date of the First Closing; provided, however, that representations and warranties that contain a materiality qualification shall be true and correct in all respects.

(b) Performance. The Purchasers shall have performed and complied with all conditions contained in this Agreement that are required to be performed or complied with by it on or before the First Closing.

(c) Consents and Approvals. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or any other that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the First Closing and the purchase and payment of the Securities to be purchased by the Purchasers at the First Closing on the terms and conditions as provided herein shall not violate any Law applicable to the Company or the Purchasers.

(d) Stockholders’ Agreement; Registration Rights Agreement. The Purchasers shall have executed (i) the Stockholders’ Agreement, (ii) the Registration Rights Agreement, (iii) the Intercreditors Agreement Amendment and (iv) the Junior Intercreditor Agreement.

(e) Cross-Receipts of the Purchasers. The Company and the Purchasers shall have executed and delivered a cross-receipt acknowledging the Company’s delivery to the Purchasers of the Notes or certificates representing the Shares and the Warrants to be delivered on the First Closing Date and the Purchasers’ payment therefor.

(f) Purchase Price. The Purchasers shall have delivered to the Company the Purchase Price to be paid on the First Closing Date.

5.3 Conditions of Purchasers’ Obligations at each Subsequent Closing. The obligations of each Purchaser under Section 1.1 of this Agreement are subject to the satisfaction by the Company on or before each Subsequent Closing of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 3 of this Agreement and of the Company and/or each of its Subsidiaries, as applicable, in each other Transaction Document shall be true and correct in all material respects on and as of such Subsequent Closing (except where another date or period of time is specifically stated herein for a representation or warranty and in such case such representation or warranty shall be true and correct in all material respects on and as of such date) with the same force and effect as though such representations and warranties had been made on and as of the date of such Subsequent Closing; provided, however, that representations and warranties that contain a materiality qualification shall be true and correct in all respects; provided, however, that the Company may revise the Disclosure Schedules so long as the effect on the Company and its Subsidiaries of the information disclosed in such revisions is not materially adverse to the Company and its Subsidiaries taken as a whole.

(b) Performance. The Company shall have performed and complied with all conditions contained in this Agreement that are required to be performed or complied with by it on or before such Subsequent Closing.

(c) No Default. Immediately prior to the issuance of the Securities and after giving effect thereto, no Event of Default, or event which, with the passage time or the giving of notice would constitute an Event of Default, shall have occurred and be continuing.

(d) No Material Adverse Effect; Compliance Certificate. No Material Adverse Effect with respect to the Company and no material adverse effect on the prospects of the Company shall have occurred between the date hereof and such Subsequent Closing Date and the President and/or Chief Executive Officer of the Company shall deliver to each Purchaser at the Closing a certificate stating that the conditions specified in Sections 5.1(a), (b) and (c) have been fulfilled and stating that the Transaction Documents are in full force and effect on such Subsequent Closing Date and there has been no Material Adverse Effect with respect to the Company and no material adverse effect on the prospects of the Company between the date hereof and such Subsequent Closing Date.

(e) Consents and Approvals. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or any other Person that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of such Subsequent Closing and the purchase and payment of the Securities to be purchased by the Purchasers at such Subsequent Closing on the terms and conditions as provided herein shall not violate any Law applicable to the Company or the Purchasers.

(f) Notes. If the Stockholder Approval has not occurred, the Company shall deliver to each Purchaser its respective Note.

(g) Warrants. The Company shall deliver to each Purchaser its respective Warrants.

(h) Shares. If the Stockholder Approval has occurred, the Company shall deliver to each Purchaser a certificate representing that number of Shares that would have been issued upon conversion of such Purchaser’s Notes in accordance with their terms.

(i) Good Standing; Qualification to do Business. The Company shall have delivered to the Purchasers certificates of good standing from the following jurisdictions with respect to the Company and each Subsidiary Guarantor dated as of a date no earlier than 15 days prior to such Subsequent Closing:

(i) With respect to the Company, from the State of Delaware and each jurisdiction in which it has qualified to do business.

(ii) With respect to SyCom Services Inc., from the State of Delaware and each jurisdiction in which it has qualified to do business.

(iii) With respect to Advanced Biosystems, Inc., from the State of Delaware and each jurisdiction in which it has qualified to do business.

(iv) With respect to Beta Analytics, Incorporated from the State of Maryland and each jurisdiction in which it has qualified to do business.

(j) Secretary’s Certificate. The Company shall have delivered to the Purchasers

(i) a certificate executed by its Secretary certifying with respect to (a) copy of its Amended Charter and the Bylaws (each as amended through such Subsequent Closing Date), (b) resolutions evidencing approval by a majority of the Company’s independent directors of the acquisition to be financed with the Securities to be issued on such Subsequent Closing Date, (c) if the Stockholder Approval has been obtained, copies of all minutes of all meetings (or excerpts thereof) and all actions by written consent of the stockholders of the Company, if any, authorizing the issuance of such Securities, (d) evidence that 100% of the holders of the Series A Preferred Stock and the Series B Preferred Stock have not vetoed such acquisition and (e) incumbency matters.

(ii) a certificate executed by the Secretary of each Subsidiary Guarantor certifying with respect to (a) a copy of such Subsidiary’s articles or certificate of incorporation and bylaws, (b) board resolutions authorizing the transactions contemplated by the Transaction Documents to which such Subsidiary is a party and (c) incumbency matters.

(iii)

(k) Opinion of Company Counsel. Each Purchaser shall have received from Holland and Knight LLP, counsel to the Company, an opinion, dated such Subsequent Closing Date, in the form attached hereto as Exhibit P; provided, that changes in factual information contained in such opinion may be changed as appropriate on such Subsequent Closing Date.

(l) Cross-Receipts of the Purchasers. The Company and the Purchasers shall have executed and delivered a cross-receipt acknowledging the Company’s delivery to the Purchasers of the Notes or certificates representing the Shares and the Warrants and the Purchasers’ payment therefor.

(m) Closing Capitalization Table. The Company shall have delivered to the Purchasers revised Exhibit K accurately reflecting any additional issuances of securities between the date hereof and such Subsequent Closing Date.

(n) Company Acquisitions. Concurrent with any Subsequent Closing, the Company shall have consummated the Company Acquisitions with respect to which the Notice of Exercise was delivered.

5.4 Conditions of Company’s Obligations at each Subsequent Closing. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction by the Purchasers on or before each Subsequent Closing of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Purchasers contained in Section 4 shall be true and correct in all material respects on and as of such Subsequent Closing (except where another date or period of time is specifically stated herein for a representation or warranty and in such case such representation or warranty shall be true and correct in all material respects on and as of such date) with the same force and effect as though such representations and warranties had been made on and as of the date of such Subsequent Closing; provided, however, that representations and warranties that contain a materiality qualification shall be true and correct in all respects.

(b) Performance. The Purchasers shall have performed and complied with all conditions contained in this Agreement that are required to be performed or complied with by it on or before such Subsequent Closing.

(c) Consents and Approvals. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or any other that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of such Subsequent Closing and the purchase and payment of the Securities to be purchased by the Purchasers at such Subsequent Closing on the terms and conditions as provided herein shall not violate any Law applicable to the Company or the Purchasers.

(d) Cross-Receipts of the Purchasers. The Company and the Purchasers shall have executed and delivered a cross-receipt acknowledging the Company’s delivery to the Purchasers of the Notes or and certificates representing the Shares and the Warrants to be delivered on such Subsequent Closing Date and the Purchasers’ payment therefor.

(e) Purchase Price. The Purchasers shall have delivered to the Company the Purchase Price to be paid on such Subsequent Closing Date.

6. Events of Default and Remedies.

6.1 Events of Default. If the Notes are issued by the Company to the Purchasers, an Event of Default with respect to the Notes shall mean the occurrence and existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by any Law applicable to the Company and/or any Subsidiary):

(a) The Company shall fail to pay when due the principal of any Note.

(b) The Company shall fail to pay when due the interest on any Note, or any Credit Party shall fail to pay any other amount payable by such Credit Party in respect of the Note Indebtedness and such failure shall have continued for a period of three Business Days; provided, however, that for the avoidance of doubt, any accrual of interest permitted under the Notes or other Transaction Documents (in lieu of payment thereof) shall not constitute an Event of Default.

(c) Any representation or warranty made by any Credit Party in or pursuant to or in connection with this Agreement or any other Transaction Document shall prove to have been inaccurate in any material respect as of the time when made.

(d) Any Credit Party shall default in the performance or observance in any material respect of any covenant or agreement contained in Sections 7.1 through 7.6 and Section 8 of this Agreement and such default shall have continued for a period of 10 days following notice from the Purchasers.

(e) Any Security Agreement, Subsidiary Security Agreement, Pledge Agreement or Subsidiary Guarantee shall cease to be in full force and effect, or any Lien created or purported to be created in any Collateral pursuant to any of the Security Agreements shall fail to be a valid, enforceable and perfected (subject to the Intercreditor Agreement and the Junior Intercreditor Agreement) Lien in favor of the Purchasers securing the Note Indebtedness, any Transaction Document or material term or provision thereof shall cease to be in full force and effect or any Credit Party shall default in the performance or observance in any material respect of any covenant or agreement contained in this Agreement or any other Transaction Document (except as provided in Section 6.1(a),(b) or (d)), and such failure, cessation or default shall have continued for a period of 30 days following notice from the Purchasers.

(f) The occurrence of any default, event or condition which (i) causes or which would with the giving of notice or the passage of time or both, permit the Senior Lender to cause all or any part of the Senior Credit Facility to become due (by acceleration, mandatory prepayment or repurchase, or otherwise) before its otherwise stated maturity, or a failure to pay all or any part of the Senior Credit Facility at its stated maturity and (ii) has not been waived by the Senior Lender prior to the Maturity Date.

(g) Any Credit Party is in default and no valid defense exists under any contract or agreement, financial or otherwise, between such Credit Party and any other Person, such default involves claimed actual damages in excess of Two Million and 00/100 Dollars ($2,000,000.00), the other party thereto commences litigation or arbitration proceedings to exercise its rights and remedies under such contract or agreement as a consequence of such default and such default is not waived or cured prior to the Maturity Date.

(h) One or more judgments for the payment of money shall have been entered against any one or more of the Credit Parties which judgment or judgments exceed One Million and 00/100 Dollars ($1,000,000.00) in the aggregate, and such judgment or judgments shall have remained unvacated, undischarged and unstayed for a period of 30 consecutive days.

(i) One or more writs or warrants of attachment, garnishment, execution, distraint or similar process exceeding in value the aggregate amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) shall have been issued against any one or more of the Credit Parties or any of their respective properties and shall have remained unvacated, undischarged and unstayed for a period of 30 consecutive days.

(j) Any Governmental Approval now or hereafter made by or with any Governmental Authority in connection with this Agreement or any other Transaction Document is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or held to be illegal or invalid, and such event or condition, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect with respect to the Company.

(k) A proceeding shall have been instituted in respect of the Company or any Material Subsidiary (each, a “Material Credit Party”):

(i) seeking to have an order for relief entered in respect of such Material Credit Party, or seeking a declaration or entailing a finding that such Material Credit Party is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Material Credit Party, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

(ii) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Material Credit Party or for all or any substantial part of its property,

and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

(l) Any Material Credit Party shall become insolvent; shall fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due; shall voluntarily suspend transaction of its business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 6.1(k)(i), or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 6.1(k)(ii), or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its property; shall dissolve, wind-up, revoke or forfeit its charter or liquidate itself or any substantial part of its property; or shall take any action in furtherance of any of the foregoing.

(m) (i) the Company is (A) debarred from contracting with any part of the Government, (B) suspended from contracting with any part of the Government for more than 60 days or (C) subject to a suspension which prevents the Company from being granted an award, extension or renewal of a material Government Contract sought by the Company; (ii) a notice of termination for default shall have been issued under any material Government Contract and such notice has not been withdrawn in 60 days; (iii) a Government investigation shall have been commenced in connection with any Government Contract or the Company which is reasonably likely to result in criminal liability, suspension or debarment; or (iv) the termination of any material Government Contract due to fraud or willful misconduct.

(n) An event or condition shall have occurred which the Purchasers reasonably believe creates or reasonably believe will result in a Material Adverse Effect on the Company.

(o) One hundred and twenty (120) days shall have passed since the First Closing Date and the Stockholder Approval shall not have occurred, except that, if the SEC reviews the Company’s filings seeking the Stockholder Approval, one hundred and eighty (180) days have passed since the First Closing Date and the Stockholder Approval shall not have occurred.

(p) The occurrence of any default, event or condition which (i) causes or which would with the giving of notice or the passage of time or both, permit the holders of the Series A Notes to cause all or any part of the Series A Indebtedness to become due (by acceleration, mandatory prepayment or repurchase, or otherwise) before its otherwise stated maturity, or a failure to pay all or any part of the Series A Indebtedness at its stated maturity and (ii) has not been waived by the holders of the Series A Notes.

6.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder:

(a) the Collateral Agent, shall, upon being directed to do so in writing by the 66 2/3% in Interest Purchasers, declare the entire unpaid Note Indebtedness, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by the Company;

(b) upon the occurrence of any Event of Default specified in Section 6.1(k), above, and notwithstanding the lack of any declaration by the Collateral Agent under preceding clause, the entire unpaid Note Indebtedness, shall become automatically and immediately due and payable;

(c) the Collateral Agent shall, upon being directed to do so in writing by the 66 2/3% in Interest Purchasers, demand immediate delivery of cash collateral, and the Company agrees to deliver such cash collateral upon demand, in an amount equal to the Note Indebtedness due and payable;

(d) the Collateral Agent shall, if directed to do so by the 66 2/3% in Interest Purchasers (subject to the terms hereof), exercise any remedy permitted by this Agreement, or the Transaction Documents or at law or in equity; and

(e) during the continuance of any default described in Sections 6.1(a) or (b) and subject to the terms of Section 2.1(d) of the Stockholders’ Agreement, the 66 2/3% in Interest Purchasers shall have the rights set forth in Section 2.1(d) of the Stockholders’ Agreement.

If an Event of Default under Section 6.1(o) shall have occurred, the Company shall promptly issue to the Purchasers warrants to purchase $3,500,000 of Common Stock (the “Additional Warrants”). The Additional Warrants shall be issued to each Purchaser pro rata in such Purchaser’s Pro Rata Share. The Additional Warrants shall be in substantially the form of the Warrants, except that the exercise price of the Warrants shall be the Conversion Price. Notwithstanding anything to the contrary herein, if Stockholder Approval occurs following an Event of Default, the Notes shall still convert automatically into shares of Series B Preferred Stock pursuant to the terms of this Agreement and the Notes.

6.3 Waiver of Defaults. No Event of Default shall be waived by the Purchasers except in a writing signed by an officer of the Collateral Agent with the consent of the 66 2/3% in Interest Purchasers in accordance with Section 15.8 hereof. No waiver of any Event of Default shall extend to any other or further Event of Default. The Company expressly agrees that this Section and Sections 15.11 or 15.12 may not be waived or modified by the Purchasers or the Collateral Agent by course of performance, estoppel or otherwise.

7. Affirmative Covenants. The Company covenants and agrees that it will, and, as applicable, it will cause each of the Subsidiaries to comply, until the final payment in full of the Note Indebtedness (provided that the covenants and agreements in Sections 7.1, 7.3, 7.4, 7.6 and 7.8 through 7.13 shall survive the final payment in full of the Note Indebtedness until the date that less than 10% of the Series B Preferred Stock issued upon conversion or the Notes or pursuant to this Agreement remain outstanding) with each of the following covenants.

7.1 Financial Statements. The Company shall furnish to the Collateral Agent and each Purchaser:

(a) As soon as practicable, and in any event by the date of filing thereof by the Company with the SEC pursuant to the Company’s reporting requirements under the 34 Act, the Company shall furnish to the Collateral Agent and each Purchaser Consolidated and Consolidating statements of income, cash flows and changes in stockholders’ equity of the Company for such fiscal year and a Consolidated and Consolidating balance sheet of the Company as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding calendar year. Such financial statements shall be accompanied by an opinion of independent certified public accountants of recognized national standing selected by the Company and reasonably satisfactory to the Collateral Agent and each Purchaser. Such opinion shall be free of exceptions or qualifications not acceptable to the 66 2/3% in Interest Purchasers and in any event shall be free of any exception or qualification which is of “going concern” or like nature or which relates to a limited scope of examination. Such opinion in any event shall contain a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with GAAP and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and (ii) in the opinion of such accountants such financial statements present fairly in all material respects the financial position of the Company as of the end of such fiscal year and the results of its operations and its cash flows and changes in stockholders’ equity for such fiscal year, in conformity with GAAP; and

(b) As soon as practicable, and in any event by the date of filing thereof by the Company with the SEC pursuant to the Company’s reporting requirements under the 34 Act, the Company shall furnish to the Collateral Agent and each Purchaser unaudited Consolidated and Consolidating statements of income and cash flows of the Company for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter and an unaudited Consolidated and Consolidating balance sheet of the Company as of the close of such fiscal quarter, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods or as of the same date during the preceding fiscal year. Such financial statements shall be certified by a Responsible Officer of the Company as presenting fairly in all material respects the financial position of the Company as of the end of such fiscal quarter and the results of its operations and its cash flows for such fiscal quarter, in conformity with GAAP (but without physical inventory), subject to normal and recurring year-end audit adjustments and the lack of complete footnotes.

7.2 Additional Certificates. The Company shall deliver to the Collateral Agent, (a) at the same time it delivers the same to the Senior Lender, any such additional certificates (including, without limitation borrowing base and non-default certificates) at such time specified therein that it is provided to such Senior Lender, and (b) until final payment in full of the Note Indebtedness, promptly following the end of each fiscal quarter, a certificate confirming its compliance with the covenants set forth in Section 8.1(a) and (b).

7.3 Certain Other Reports and Information. The Company shall deliver to the Collateral Agent and each Purchaser, within 30 days of issuance, all accountants’ management letters (including a management letter stamped “draft”) pertaining to, all other reports submitted by accountants in connection with any audit of, and all other reports from outside accountants with respect to, the Company and its Subsidiaries (and, in any event, any independent auditors’ annual management letters, if issued, will be delivered to the Collateral Agent and each Purchaser concurrently with the financial statements referred to in Section 7.1(a)).

7.4 Further Information; Further Assurances. The Company will, with reasonable promptness, provide to the Collateral Agent and each Purchaser such further assurances and additional information, reports and statements respecting its business, operations, properties and financial condition and respecting its Affiliates and investments, as the Collateral Agent and/or each Purchaser may from time to time reasonably request.

7.5 Notice of Certain Events. Promptly upon becoming aware of any of the following, the Company shall give the Collateral Agent notice thereof, together with a written statement of a Responsible Officer of the Company setting forth the details thereof and any action with respect thereto taken or proposed to be taken by the Company:

(i) Any Default.

(ii) Any pending action, suit, proceeding or investigation by or before any Governmental Authority against or affecting the Company or any of its Subsidiaries (or any such action, suit, proceeding or investigation threatened in writing).

(iii) Any material violation, breach or default by the Company or any of its Subsidiaries of or under any agreement or instrument material to its business, assets, properties, operations, condition, financial or otherwise (it being expressly understood and agreed that the Company need not provide notice to the Collateral Agent pursuant to this Section 7.5(iii) of the termination of any such agreement or instrument in accordance with its terms).

(iv) Any Pension-Related Event. Such notice shall be accompanied by: (A) a copy of any notice, request, return, petition or other document received by the Company or any Controlled Group Member from any Person, or which has been or is to be filed with or provided to any Person (including the Internal Revenue Service, the PBGC or any Plan participant, beneficiary, alternate payee or employer representative), in connection with such Pension Related Event, and (B) in the case of any Pension-Related Event with respect to a Plan, the most recent Annual Report (5500 Series), with attachments thereto, and the most recent actuarial valuation report, for such Plan.

(v) (A) Any Environmental Claim made or threatened in writing against the Company or any of its Environmental Affiliates, or (B) the Company’s becoming aware of any past or present acts, omissions, events or circumstances (including any Release, disposition, removal, abandonment or escape of any Hazardous Materials on, at, in, under, above, to, from or about any facility or property now or previously owned, operated or leased by the Company, its Subsidiaries or any of their respective Environmental Affiliates) which could form the basis of any such Environmental Claim, which Environmental Claim, in the case of either clause (A) or (B), if adversely resolved, would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect with respect to the Company.

(vi) (A) Any claim, action, investigation or audit brought or threatened overtly or in writing by or against the Company or a Subsidiary in connection with one or more Government Contracts or Government Bids, including, but not limited to, (v) a claim that the Company or a Subsidiary supplied defective, inaccurate, incomplete or out-of-date cost or pricing data, (w) a claim that the Company or a Subsidiary violated the Truth in Negotiations Act, as amended, the False Statements Act, as amended, or the False Claims Act, as amended, (x) an action to suspend or debar the Company or a Subsidiary or one of its officers or employees from eligibility for award of contracts with the Government, (y) any dispute under the Contract Disputes Act or between the Company or a Subsidiary, on the one hand, and a prime contractor, subcontractor or vendor, on the other hand, or (z) any termination or default notice, cure notice or show cause notice, or (B) the Company’s becoming aware of any past or present acts, omissions, events or circumstances which could form the basis of any claim, action, investigation or audit described by clause (A), which, in the case of either clause (A) or (B), if adversely resolved, would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect with respect to the Company.

7.6 Visitation; Verification. The Company and its Subsidiaries shall permit such Persons as each Purchaser or the Collateral Agent may designate from time to time to visit and inspect any of the properties of the Company and its Subsidiaries to examine their respective books and records and take copies and extracts therefrom and to discuss their affairs with their directors, officers, employees and independent accountants at such times and as often each Purchaser or the Collateral Agent may reasonably request; provided that prior to the occurrence and continuation of an Event of Default, (i) any such Person shall provide at least two days’ prior advance notice to the Company of its intention to visit or inspect any of the properties of the Company and its Subsidiaries; and (ii) all such visits or inspections shall be conducted during the normal business hours of the Company and without undue interference with the conduct of the Company’s business. Following and during the continuation of an Event of Default, the Company shall reimburse each Purchaser or the Collateral Agent as applicable for reasonable costs and expenses of all inspections and at all other times all such visits or inspections shall be at the sole cost and expense of the

Purchasers. If any Purchaser or the Collateral Agent at any time has a reasonable basis to believe that there may be a violation of any federal, state or local laws, rules or regulations relating to or governing the use, storage, disposal, research or testing of anthrax and/or other biological or microbial agents which could reasonably be expected to have a Material Adverse Effect on the Company, then the Company shall, upon Collateral Agent’s or such Purchaser’s (as applicable) written request, (i) cause the performance of such environmental audits, and preparation of such environmental reports, at the Company’s expense, as Collateral Agent or such Purchaser may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Collateral Agent or such Purchaser and shall be in form and substance reasonably acceptable to Collateral Agent, and (ii) permit Collateral Agent or such Purchaser or their respective representatives to have access to all property for the purpose of conducting such environmental audits and testing. The Company shall reimburse Collateral Agent for the costs of such audits and tests.

Subject to the limitations required due to the nature of any classified work, contracts or customer relationships, the Collateral Agent and each Purchaser shall have the right to examine and verify accounts, inventory and other properties and liabilities of the Company and its Subsidiaries from time to time, and the Company shall cooperate with Collateral Agent and each Purchaser in such verification. Without limitation of the foregoing, subject to limitations required due to the nature of any classified work, contracts or customer relationships, the Company hereby authorizes its officers, employees and independent accountants to discuss with each Purchaser and the Collateral Agent the affairs of the Company and its Subsidiaries.

7.7 Payment of Loan Obligations. The Credit Parties will duly and punctually pay all sums to be paid to the Collateral Agent in accordance with the terms and conditions of the Transaction Documents, and will comply with, perform and observe all of the terms thereof.

7.8 Insurance.

(a) The Company shall, and shall cause each of its Subsidiaries to (i) maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, workers’ compensation, casualties and contingencies and of such types and in such amounts as are customary in the case of corporations engaged in the same or similar businesses or having similar properties similarly situated and naming the Collateral Agent as an additional insured and a loss payee, (ii) furnish to the Collateral Agent from time to time upon request copies of the policies under which such insurance is issued, original certificates of insurance and such other information relating to such insurance as the Collateral Agent may reasonably request, and (iii) provide such other insurance and endorsements as are required by this Agreement and the other Transaction Documents.

(b) The Company shall maintain in effect an errors and omissions insurance policy for the Company and its Subsidiaries with (i) coverage extending to all officers and directors of the Company, (ii) policy limits not less than those maintained by the Company and Subsidiaries on the date hereof, and (iii) deductibles not greater than those as are reasonable for companies engaged in the same or similar businesses and similarly situated.

7.9 Payment of Taxes and Other Potential Charges and Priority Claims. The Company shall, and shall cause each of its Subsidiaries to, pay or discharge:

(i) on or prior to the date on which material penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

(ii) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a material Lien upon any such property; and

(iii) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of such Credit Party in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

provided that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced it need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

7.10 Preservation of Corporate Status. The Company shall, and shall cause each of its Material Subsidiaries to, maintain its status as a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and to be duly qualified to do business as a foreign entity and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary.

7.11 Governmental Approvals and Filings. The Company shall, and shall cause each of its Subsidiaries to obtain, keep and maintain in full force and effect all Governmental Approvals necessary in connection with or to facilitate the execution and delivery of this Agreement or any other Transaction Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof; provided, that the Company and the Subsidiaries shall not be required to obtain approvals in connection with the Assignment of Claims Act to the extent obtaining such approvals would constitute a Default (as defined in the Senior Credit Agreement) under the Senior Credit Agreement or a default under the Senior Credit Facility.

7.12 Maintenance of Properties. The Company shall, and shall cause each of its Material Subsidiaries to (a) maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it (and make or cause to be made all needed and proper repairs, renewals, replacements and improvements thereto) which are necessary so that the business carried on in connection therewith may be properly conducted at all times and (b) maintain and hold in full force and effect all franchises, licenses, permits, certificates, authorizations, qualification, accreditations and other rights, consents and approvals (whether issued, made or given by a Governmental Authority or otherwise), necessary to own and operate its properties and to carry on its business as presently conducted and as presently planned to be conducted, except for any failure to comply with any of the foregoing which would not, either individually or in the aggregate, have a Material Adverse Effect on the Company. The Company shall not cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the property where such Release would violate in any respect, or form the basis for any Environmental Claims under, any Environmental Laws, where such Release could reasonably be expected to have a Material Adverse Effect on the Company.

7.13 Financial Accounting Practices. The Company shall, and shall cause each of its Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain systems of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

7.14 Additional Credit Parties. As soon as practicable and in any event within 30 days after any Person becomes a direct or indirect Subsidiary of the Company, the Company shall provide the Collateral Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit Q, (b) so long as no Senior Indebtedness is outstanding, cause certificates representing all of the capital stock held by such Person to be delivered to the Collateral Agent (together with undated stock powers signed in blank) and pledged to the Collateral Agent pursuant to an appropriate pledge agreement in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Collateral Agent and (c) cause such Person to (i) if such Person has any Subsidiaries, (A) so long as no Senior Indebtedness is outstanding, deliver certificates representing all of the capital stock held by such Subsidiaries (together with undated stock powers signed in blank) to the Collateral Agent and (B) execute a pledge agreement in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Collateral Agent, and (ii) deliver such other documentation as the Collateral Agent may reasonably request in connection with the foregoing, including appropriate UCC-1 financing statements, certified resolutions and other organizational and authorizing documents of such Person, all in form, content and scope reasonably satisfactory to the Collateral Agent. In addition, at the request of the Collateral Agent, the Company will use reasonable efforts to obtain and deliver landlord’s waivers.

7.15 Maintenance of Certain Accounts with Collateral Agent. The Company and each Subsidiary Guarantor shall maintain all its primary operating accounts, including all depository accounts (time and demand), collection accounts and disbursement accounts, with the Senior Lender or, in the absence of a Senior Lender, with a bank selected by the Company and such bank shall enter into a control agreement with the Collateral Agent with respect to all of such accounts.

7.16 Future Subsidiaries. The Company shall promptly (but in any case within 10 days) notify the Purchasers of the creation or acquisition, whether by purchase, merger or otherwise, of any new Subsidiary and shall cause any such Subsidiary to execute and deliver to the Purchasers a Subsidiary Guarantee, a Pledge Agreement, if applicable, Mortgages, if applicable, and to become party to the Subsidiary Security Agreement, and to perform all of the obligations of a Subsidiary thereunder.

7.17 Stockholder Approval. As soon as practicable after the date hereof, the Company shall use its best efforts to hold a meeting of the Company’s stockholders in compliance with the rules of the SEC regarding proxies, consents and authorizations of stockholders in Section 14 of the 34 Act, and the rules and regulations promulgated thereunder and shall make all appropriate filings related thereto (including, without limitation, the filing of any effective proxy statement) with the SEC to give effect thereto, to approve (a) the conversion of the Notes into shares of Series B Preferred Stock, and the issuance of the shares of Series B Preferred Stock upon such conversion, (b) the exercise of the Warrants by the Purchasers and the subsequent issuance of Common Stock upon such exercise, and (c) the issuance of 20% or more of the shares of the Company’s Common Stock, issued or issuable upon conversion of the Series B Preferred Stock and the exercise of the Warrants. The Company shall use its best efforts to deliver to the Purchasers a copy of such proxy statement and any amendments and supplements thereto at least five days prior to the filing thereof with the SEC.

7.18 Covenant Relating to Company Option. So long as the Company Option is in effect in accordance with the Amended Charter, the holders of 100% of the Series A Preferred Stock and 100% of the Notes, or if the Notes have been converted, 100% of the Series B Preferred Stock, voting together as a single class, shall have the right to veto (i) any Company Acquisition and (ii) the issuance of any securities ranking senior to or pari passu with the Series A Preferred Stock or the Series B Preferred Stock, or convertible into securities ranking senior to or pari passu with the Series A Preferred Stock or the Series B Preferred Stock, with respect to voting, dividend, liquidation or redemption rights, including the issuance of subordinated debt. The Company shall give each holder of Series A Preferred Stock and the Notes or Series B Preferred Stock notice, in the form attached hereto as Exhibit R (the “Notice of Exercise”), of each event described in (i) and (ii) at least 15 days prior to the occurrence of such event. If such holders veto such event, the Company shall not permit such event to occur.

7.19 Transactions with General Electric Company or its Affiliates. The Company shall provide GE Asset Management Incorporated written notice no less than fifteen (15) days prior to the occurrence, to its knowledge after due inquiry, of any of the following events: (i) the issuance by the Company or any of its Subsidiaries of any securities (including, without limitation, any capital stock or notes, debentures or other indebtedness, exchangeable for capital stock) of such Person to General Electric Company or any of its Subsidiaries or Affiliates, or (ii) the grant by the Company or any of its Subsidiaries of any options, warrants or other rights to acquire any securities of such Person to General Electric Company or any of its Subsidiaries or Affiliates.

7.20 Company Acquisition Information. Prior to the consummation of a Company Acquisition, the Company shall provide the holders of Series A Preferred Stock and Series B Preferred Stock with any information reasonably requested by such holders in connection with such Company Acquisition.

8. Negative Covenants. The Company covenants and agrees that, until the final payment in full of the Note Indebtedness, it will and will cause the Subsidiaries to comply with the covenants set forth below.

8.1 Financial Covenants. The Company hereby covenants to the Purchasers and the Collateral Agent as follows, which covenants shall be based upon the Consolidated financial statements of the Company:

(a) Total Funded Debt to EBITDA Ratio. The Company will maintain at all times on the last day of each fiscal quarter a Total Funded Debt to EBITDA ratio, measured quarterly, of not greater than the following:

Date hereof until June 30, 2004	4.7 to 1.0
July 1, 2004 until December 31, 2004	4.0 to 1.0
thereafter until payment in full of the Note Indebtedness or conversion of all of the Notes into equity securities	3.5 to 1.0

Notwithstanding the foregoing, if the Stockholder Approval occurs after June 30, 2004 but on or before September 30, 2004, then the Total Funded Debt to EBITDA ratio shall be 4.7 to 1.0 for the period from July 1, 2004 through September 30, 2004.

(b) Fixed Charge Coverage Ratio. The Company will maintain at all times on the last day of each fiscal quarter a Fixed Charge Coverage Ratio of not less than the following:

June 30, 2004	1.10 to 1.0
September 30, 2004	1.10 to 1.0
December 31, 2004 until payment in full of Note Indebtedness or conversion of all of the Notes into equity securities	1.20 to 1.0

The financial covenants referenced in this Section 8.1 shall be calculated and tested on a quarterly basis as of the last day of each quarter, for the four fiscal quarter periods then ended. Unless otherwise defined, all financial terms used in this Section 8.1 shall have the meanings attributed to such terms in accordance with GAAP (to the extent that such terms are defined by GAAP); provided, however, that for the avoidance of doubt, regardless of how the Series A Preferred Stock and the Series B Preferred Stock are characterized under GAAP, the Company’s Series A Preferred Stock and Series B Preferred Stock shall not constitute Indebtedness as defined in this Agreement.

8.2 Change of Operations. The Company shall not, and shall not permit any of its Subsidiaries to, change the general character of its business as conducted on the date hereof or as presently proposed to be conducted, or engage in any type of business not directly related to such business as presently and normally conducted or as presently proposed to be conducted.

8.3 Liens. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its property, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following (“Permitted Liens”):

(a) Liens at any time granted in favor of the Senior Lenders;

(b) Liens pursuant to the Security Documents in favor of the Collateral Agent to secure the Note Indebtedness and the Series A Indebtedness;

(c) Liens arising from taxes, assessments, charges or claims described in Section 7.9 that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to such Section 7.9;

(d) Deposits or pledges of cash or securities in the ordinary course of business to secure (i) worker’s compensation, unemployment insurance or other social security obligations, (ii) performance of bids, tenders, trade contracts (other than for payment of money) or leases, (iii) stay, surety or appeal bonds, or (iv) other obligations of a like nature incurred in the ordinary course of business;

(e) Title exceptions or encumbrances granted in the ordinary course of business, affecting real property owned by the Company or any of its Subsidiaries, provided that such exceptions do not in the aggregate materially detract from the value of such property or materially interfere with its use in the ordinary conduct of the Company’s or such Subsidiary’s business;

(f) Liens with respect to judgments, attachments and the like which do not constitute Events of Default hereunder;

(g) Liens arising from leases or subleases granted to others which do not interfere in any material respects with the business of the Company or its Subsidiaries;

(h) Liens securing Indebtedness permitted by Section 8.4(e), provided, however, that such Liens shall only extend to the property financed by the Indebtedness securing the same; and

(i) Liens existing on the date hereof and specified on Section 3.6(a) of the Disclosure Schedule.

“Permitted Lien” shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA or any Environmental Law. Nothing in this Section 8.3 shall be construed to limit any other restriction on Liens imposed by the Security Agreement, with respect to the Series A Indebtedness or otherwise in the Transaction Documents.

8.4 Indebtedness and Guaranty Obligations. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness or Guaranty Obligations, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

(a) Senior Indebtedness;

(b) Indebtedness and Guaranty Obligations to or in favor of the Collateral Agent pursuant to this Agreement and the other Transaction Documents;

(c) Series A Indebtedness to or in favor of the Collateral Agent pursuant to the Series A Purchase Agreement;

(d) Indebtedness of the Company or any of its Subsidiaries existing on the date hereof and listed in Section 8.4 of the Disclosure Schedule (and extensions, renewals and refinancings thereof on terms no less favorable in any material respect than those existing before such extension, renewal or refinancing);

(e) Purchase money Indebtedness (including Capitalized Leases) hereafter incurred by the Company or any of its Subsidiaries to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $500,000 during any fiscal year; (ii) such Indebtedness when incurred shall not exceed the purchase price of the assets(s) financed; and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(f) Indebtedness that is expressly subordinate to the monetary obligations arising under this Agreement pursuant to a written subordination agreement in form and substance reasonably acceptable to the Purchasers;

(g) Contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

(h) To the extent not mentioned above, accruals and accounts payable in the ordinary course of business not for borrowed money; and

(i) Intercompany Debt.

8.5 Loans, Advances and Investments. The Company shall not, and shall not permit any of its Subsidiaries to, make or suffer to exist or remain outstanding any loan or advance to, or purchase, acquire or own (beneficially or of record) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to or other investment in, any other Person, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

(a) Loans and investments existing on the date hereof and listed in Section 8.5 of the Disclosure Schedule (and extensions, renewals and refinancings thereof on terms no less favorable in any material respect than those existing immediately before such extension, renewal or refinancing);

(b) Receivables owing to the Company or any of its Subsidiaries arising from sales of inventory or services under usual and customary terms in the ordinary course of business;

(c) Advances to officers and employees of the Company to reimburse expenses incurred by such officers and employees in the ordinary course of business;

(d) Intercompany Debt;

(e) Cash Equivalent Investments; and

(f) Loans from the Senior Lender and the Purchasers to acquire the stock of Beta Analytics, Incorporated.

8.6 Dividends and Related Distributions. Company shall not, and shall not permit any of its Subsidiaries to, declare or make any Stock Payment, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for dividends, required redemption payments payable to holders of Series A Preferred Stock or Series B Preferred Stock or to a Credit Party and on exercise or conversion of the Securities and securities issued pursuant to the Series A Purchase Agreement.

8.7 Sale-Leasebacks. The Company shall not, and shall not permit any of its Subsidiaries to, enter into or suffer to remain in effect any transaction to which the Company or any of its Subsidiaries is a party involving the sale, transfer or other disposition by the Company or any of its Subsidiaries of any property, with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the same or a similar purpose or purposes, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing.

8.8 Mergers, Acquisitions, etc. Other than Permitted Acquisitions, the Company shall not, and shall not permit any of its Subsidiaries to (a) merge with or into or consolidate with any other Person, provided, however, (i) the Company may merge or consolidate with any of its Subsidiaries provided that the Company is the surviving corporation, and (ii) any Credit Party (other than the Company) may merge or consolidate with any other Credit Party (other than the Company), (b) liquidate, wind-up, dissolve or divide (provided that the Company may permit the Subsidiaries, except the Material Subsidiaries and the Subsidiary Guarantors, to liquidate, wind-up, and dissolve), (c) acquire any capital stock (or other equity interest) of any Person or all or any substantial portion of the properties of any going concern or going line of business, or (d) agree, become or remain liable (contingently or otherwise) to do any of the foregoing.

8.9 Dispositions of Properties. The Company shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, transfer, abandon or otherwise dispose of, voluntarily or involuntarily, any material part of its properties, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except (a) the Company and any of its Subsidiaries may (i) sell inventory in the ordinary course of business, (ii) sell or dispose of equipment in the ordinary course of business that is obsolete or no longer useable by or no longer useful to the Company or such Subsidiary in its business or (iii) sell or exchange any equipment so long as the purpose of such sale or exchange is to acquire replacement items of equipment which are the functional equivalent of the items of equipment so sold or exchanged, and (b) the Company may sell all or any portion of the ABS Interest.

By way of illustration, and without limitation, it is understood that the following are dispositions of property subject to this Section 8.9: any disposition of accounts, chattel paper or general intangibles, with or without recourse. For purposes of this provision, any transaction involving the disposition of properties having a value in excess of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) shall be deemed to be material. Nothing in this Section 8.9 shall be construed to limit any other restriction on dispositions of property imposed by the Security Agreement or otherwise in the Transaction Documents.

8.10 Dealings with Affiliates. Except for the sale of all or any portion of the ABS Interest, the Company shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with (including purchase or lease property or services from, sell or lease property or services to, loan or advance to, or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of such Company or Subsidiary, directly or indirectly, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, unless either (a) such transaction is entered into in good faith and on terms no less favorable to the Company or any such Subsidiary than those that could have been obtained in a comparable transaction on an arm’s-length basis from an unrelated Person or (b) the board of directors of the Company or a Subsidiary (including a majority of the directors having no direct or indirect interest in such transaction) approves the same.

8.11 Limitation on Other Restrictions on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, enter into, become or remain subject to any agreement or instrument, except for the Series A Purchase Agreement, the Transaction Documents and the Loan Documents (as such term is defined in the Senior Credit Agreement), that would prohibit the grant of any Lien upon any of its properties.

8.12 Limitation on Other Restrictions on Amendment of the Transaction Documents. The Company shall not, and shall not permit any of its Subsidiaries to, enter into, become or remain subject to any agreement or instrument, except for the Transaction Documents, that would prohibit or require the consent of any Person to any amendment, modification or supplement to any of the Transaction Documents.

8.13 Avoidance of Other Conflicts. The Company shall not, and shall not permit any of its Subsidiaries to, violate or be in conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with

(i) any Law,

(ii) its articles of incorporation or by-laws (or other constituent documents) in any material respect, or

(iii) any agreement or instrument to which it is a party or by which it is a party or by which it or any of its respective properties may be subject or bound,

which violation or conflict in clause (i) or (iii) above, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect with respect to the Company.

9. Indemnification.

9.1 General Indemnification. The Company shall indemnify, defend and hold each Purchaser, its affiliates and their respective officers, directors, partners (general and limited), employees, agents, trustees, advisors (including, without limitation, attorneys, accountants and financial advisors), attorneys-in-fact, successors and assigns (each a “Purchaser Entity”) harmless from and against all Losses incurred or suffered by a Purchaser Entity as a result of, in connection with or related to the breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or any of the other Transaction Documents, except to the extent that such Losses are the result of the gross negligence, willful misconduct or fraud of such Purchaser Entity. Each Purchaser, severally and not jointly, shall indemnify, defend and hold the Company, its affiliates, their respective officers, directors, employees, agents, attorneys, successors and assigns (each a “Company Entity”) harmless against all Losses as a result of the breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement or any of the other Transaction Documents, except to the extent that such Losses are a result of the gross negligence, willful misconduct or fraud of such Company Entity.

9.2 Indemnification Principles. For purposes of this Section 9, “Losses” shall mean each and all of the following items: claims, losses (including, without limitation, losses of earnings), liabilities, obligations, payments, damages (actual, punitive or consequential to the extent provided in this Section 9.2), charges, judgments, fines, penalties, amounts paid in settlement, costs, expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and reasonable fees, expenses and disbursements of counsel, consultants and other experts) and diminution in values of the Securities from the date hereof and only if the person making such a claim has sold such Securities prior to making such claim. Any payment (or deemed payment) by the Company to a Purchaser pursuant to this Section 9 shall be treated for federal income tax purposes as an adjustment to the price paid by such Purchaser for its respective Note pursuant to this Agreement. Each Purchaser and the Company hereby agrees that Losses shall not include punitive or consequential damages except to the extent that such Losses are the result of the gross negligence, willful misconduct or fraud of the party from whom the indemnification is being sought (the “Indemnifying Party”).

9.3 Claim Notice; Right to Defend. A party seeking indemnification (the “Indemnified Party”) under this Section 9 shall promptly upon becoming aware of the facts indicating that a claim for indemnification may be warranted, give to the Indemnifying Party a claim notice relating to such Loss (a “Claim Notice”). Each Claim Notice shall specify the nature of the claim, the applicable provision(s) of this Agreement or other instrument under which the claim for indemnity arises, and, if possible, the amount or the estimated amount thereof. No failure or delay in giving a Claim Notice (so long as the same is given prior to expiration of the representation or warranty upon which the claim is based) and no failure to include any specific information relating to the claim (such as the amount or estimated amount thereof) or any reference to any provision of this Agreement or other instrument under which the claim arises shall affect the obligation of the Indemnifying Party unless such failure materially and adversely prejudices the Indemnifying Party. If such Loss relates to the commencement of any action or proceeding by a third person, the Indemnified Party shall give a Claim Notice to the Indemnifying Party regarding such action or proceeding and the Indemnifying Party shall be entitled to participate therein to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After the delivery of notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such action or proceeding, the Indemnifying Party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the Indemnified Party under this Section 9 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, provided that each Indemnified Party shall have the right to employ separate counsel to represent it and assume its defense (in which case, the Indemnifying Party shall not represent it) if (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (ii) in the event the Indemnifying Party has not assumed the defense thereof within 10 days of receipt of notice of such claim or commencement of action, and in which case the fees and expenses of one such separate counsel shall be paid by the Indemnifying Party or (iii) if such Indemnified Party who is a defendant in any action or proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party. If any Indemnified Party employs such separate counsel it will not enter into any settlement agreement which is not approved by the Indemnifying Party, such approval not to be unreasonably withheld. If the Indemnifying Party so assumes the defense thereof, it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party. In any action hereunder as to which the Indemnifying Party has assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated hereunder to reimburse the Indemnified Party for the costs thereof.

9.4 Limitations on Indemnification. Other than with respect to any indemnification claim made with respect to Losses arising from a claim, action or proceeding by a third Person pursuant to this Section 9, for which indemnification obligations hereunder shall be unlimited, neither Company nor any Purchaser shall have any indemnification payment obligations with respect to Section 9.1 for Losses in excess of the aggregate Purchase Price paid for the Shares and Notes sold under this Agreement.

9.5 Subrogation. Upon making an indemnity payment pursuant to this Agreement, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnified Party against any third Person in respect of the Losses to which the payment related. Without limiting the generality of any other provision hereof, each such Indemnified Party and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation rights.

9.6 No Double Recovery; Use of Insurance. Notwithstanding anything herein to the contrary, neither Company nor any Purchaser shall be entitled to indemnification or reimbursement under any provision of this Agreement for any amount to the extent such party or any Affiliate has been indemnified or reimbursed for such amount under any other provision of this Agreement or any other Transaction Document. Furthermore, in the event any Losses related to a claim by an Indemnified Party are covered by insurance, the Indemnified Party agrees to use commercially reasonable efforts to seek recovery under such insurance and the Indemnified Party shall refund to the Indemnifying Party amounts of insurance actually received up to the amount of indemnification payments actually received with respect to such Losses to the extent the Indemnified Party recovers from the insurance.

9.7 Mitigation. The Company and each Purchaser each agrees to use reasonable efforts to mitigate any Loss which forms the basis of a claim under this Section 9.

10. Certain Definitions. For the purposes of this Agreement the following terms will have the following meanings:

“ABS Interest” shall mean all or a majority of the Company’s interest in Advanced Biosystems, Inc., its wholly-owned subsidiary.

“Additional Warrants” shall have the meaning ascribed to it in Section 6.2.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning ascribed to it in the preliminary paragraph.

“Amended Charter” shall have the meaning ascribed to it in Section 3.2.

“Approval” shall have the meaning ascribed to it in Section 15.8(a).

“Associate” shall have the meaning ascribed to it in Section 3.10(a).

“Beta Financial Statements” shall have the meaning ascribed to it in Section 3.22(b).

“Break Up Fee” shall have the meaning ascribed to it in Section 15.17(a).

“Business Day” shall mean any day other than a Saturday, Sunday, public holiday under the laws of the State of New York or any other day on which banking institutions are authorized to close in New York City.

“Bylaws” shall have the meaning ascribed to it in Section 3.2.

“Capital Expenditures” shall mean, for any period and with respect to any Person, all expenditures during such period by such Person which would be classified as capital expenditures in accordance with GAAP or are made in property which are the subject of a Synthetic Lease to which such Person becomes a lessee party during such period.

“Capital Lease” of any Person shall mean any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time.

“Capital Lease Obligations” shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capital Lease.

“Cash Equivalent Investments” shall mean any of the following: (a) obligations fully backed by the full faith and credit of the United States of America maturing not in excess of one year from the date of acquisition, (b) commercial paper maturing not in excess of one hundred and eighty (180) days from the date of acquisition and rated “P-1” by Moody’s Investors Service or “B” by Standard & Poor’s Corporation on the date of acquisition, and (c) the following obligations of any domestic commercial bank having capital and surplus in excess of Five Hundred Million and 00/100 Dollars ($500,000,000.00), which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (b) above: (i) time deposits, certificates of deposit and acceptances maturing not in excess of one (1) year from the date of acquisition, or (ii) repurchase obligations with a term of not more than 30 days for underlying securities of the type referred to in clause (a) above. In no event shall any investment as to which the Company is an issuer or a direct or indirect obligor be deemed a Cash Equivalent Investment.

“Certificate of Designations” shall have the meaning ascribed to it in Section 3.2.

“Claim Notice” shall have the meaning ascribed to it in Section 9.3.

“Closing” shall mean the First Closing or a Subsequent Closing, as applicable.

“Closing Date” shall mean the First Closing Date or a Subsequent Closing Date, as applicable.

“Code” shall have the meaning ascribed to it in Section 3.16.

“Collateral” shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Purchasers is or has been granted or arises or has arisen, under or in connection with this Agreement, the other Transaction Documents, or otherwise.

“Collateral Agent” shall have the meaning ascribed to it in Section 2.5.

“Collateral Documents” shall mean the Security Agreements, the Subsidiary Guarantees, the Mortgages, the Pledge Agreements and all of the other acknowledgments, certificates, stock powers, financing statements, instruments and other security documents executed by Company or any Subsidiary in favor of the Collateral Agent for the benefit of the Purchasers and delivered to the Collateral Agent, as security for the Note Indebtedness, in each case as of the Closing Date or, from time to time, subsequent thereto, in connection with such Security Agreements, the Guarantees, the Mortgages, the Pledge Agreements, this Agreement and the other Transaction Documents, in each case, as such collateral documents may be amended or otherwise modified from time to time.

“Company” shall have the meaning ascribed to it in the preliminary paragraph.

“Company Acquisition” shall have the meaning ascribed to it in Section 1.1I.

“Company Option” shall have the meaning ascribed to it in Section 1.1I.

“Company Business Plan” shall have the meaning ascribed to it in Section 3.21.

“Company Employee Plans” shall have the meaning ascribed to it in Section 3.15.

“Company Entity” shall have the meaning ascribed to it in Section 9.1.

“Company Software” shall have the meaning ascribed to it in Section 3.9(b).

“Company Product” shall have the meaning ascribed to it in Section 3.31.

“Common Stock” shall have the meaning ascribed to it in the recitals.

“Consolidated” or “Consolidating” shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP. Unless otherwise specified herein, references to consolidated financial statements or data of Company includes consolidation with its Subsidiaries in accordance with GAAP.

“Controlled Group Member” shall mean each trade or business (whether or not incorporated) which together with the Company is treated as a single employer under Section 4001(a)(14) or 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Conversion Price” shall have the meaning ascribed to such term in the Certificate of Designations.

“Conversion Shares” shall have the meaning ascribed to it in Section 3.3.

“Credit Parties” shall mean the Company and each of the Subsidiary Guarantors.

“Debt” shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP, including without limitation, any items so classified on a balance sheet and any reimbursement obligations in respect of letters of credit, obligations in respect of purchasers acceptances, provided, however that for purposes of calculating the aggregate Debt of such Person and its Subsidiaries (if any), the direct and indirect and absolute and contingent obligations of such Person (whether direct or contingent) shall be determined without duplication.

“Default” shall mean an event which, with the passage of time or giving of notice, will constitute an Event of Default.

“Disclosure Schedule” shall have the meaning ascribed to it in Section 2.4.

“Dollars” and the sign “$” shall mean lawful money of the United States of America.

“EBITDA” for any period shall mean the net earnings (or loss) after taxes of the Company for such period, (a) plus the sum of (i) the Interest Expense of the Company for such period to the extent deducted in calculating net earnings for such period, (ii) all charges against income for foreign, federal, state and local income taxes of the Company for such period, to the extent deducted in calculating net earnings for such period, (iii) the aggregate depreciation expense of the Company for such period, (iv) the aggregate amortization expense of the Company for such period, (v) losses from discontinued operations and extraordinary items, (vi) the United States Department of Justice Debt paid in the amount of $538,138, and (vii) all other non-cash charges deducted in determining such net earnings, (b) minus the sum of (i) income from discontinued operations and extraordinary items and (ii) all non-cash items (other than accrual basis revenues) included in determining such net earnings, all as determined on a Consolidated basis in accordance with GAAP.

“Environmental Affiliate” shall mean, with respect to any Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).

“Environmental Claim” shall mean, with respect to any Person, any action, suit, proceeding, notice, claim, complaint, demand, request for information or other communication (written or oral) against, of or to such Person by or from any other Person (including any Governmental Authority, citizens’ group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of or liability under any Environmental Laws or (b) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Hazardous Materials at any location, whether or not owned by such Person.

“Environmental Laws” shall have the meaning ascribed to it in Section 3.19.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.

“ESOP” shall have the meaning ascribed to it in Section 3.33.

“Event of Default” shall mean each of the Events of Default specified in Section 6.1 hereof.

“Financial Statements” shall have the meaning ascribed to it in Section 3.22.

“First Closing” shall have the meaning ascribed to it in Section 1.3.

“First Closing Date” shall have the meaning ascribed to it in Section 1.3.

“Fixed Charge Coverage Ratio” for any twelve-month period shall mean the ratio of (a) EBITDA minus Capital Expenditures and cash taxes for such period to (b) Fixed Charges for such period.

“Fixed Charges” for any period shall mean the sum of (a) Interest Expense for such period, plus (b) preferred stock cash dividends actually paid or required to be paid, plus (c) the aggregate amount of all non-compete payments made by the Company for such period, plus (d) without duplication, scheduled payments of principal on Indebtedness and Capital Lease Obligations of the Company for such period, all as determined on a Consolidated basis in accordance with GAAP.

“GAAP” shall have the meaning ascribed to it in Section 3.22.

“Government” shall mean the government of the United States of America, its agencies and instrumentalities.

“Governmental Approval” shall mean any approval, order, consent, waiver, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority.

“Governmental Authority” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Government Bid” shall mean any offer to sell made by the Company or a Subsidiary prior to the Closing Date which, if accepted, would result in a Government Contract and for which an award has not been issued 30 days or more prior to the date of this Agreement.

“Government Contract” shall mean any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, pricing agreement, letter contract, grant, cooperative agreement or other similar arrangement of any kind, between the Company or a Subsidiary on one hand, and (i) any Governmental Authority, (ii) any prime contractor of a Governmental Authority in its capacity as a prime contractor, or (iii) any subcontractor at any tier with respect to a contract with a Governmental Authority if such subcontractor is acting in its capacity as a subcontractor, on the other hand. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.

“Guaranty Obligations” shall mean with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collections) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefore, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be in amount equal to the outstanding principal amount of the Indebtedness in respect of which Guaranty Obligation is made.

“Hazardous Material” shall mean any element, compound, substance or other material (including, without limitation, any pollutant, contaminant, hazardous waste, hazardous substance, chemical substance, or product) that is listed, classified or regulated pursuant to any Environmental Law, including, without limitation, any petroleum product, by-product or additive, asbestos, presumed asbestos-containing material, asbestos-containing material, medical waste, chlorofluorocarbon, hydrochlorofluorocarbon, lead-containing paint, polychlorinated biphenyls, radioactive material or radon.

“Hereof”, “hereto”, “hereunder” and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

“Indebtedness” of a Person shall mean:

(a) all obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person (other than trade payables and accrued liabilities in the ordinary course);

(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(c) all obligations of such Person for the deferred purchase price of property or services;

(d) all obligations secured by a Lien on property owned by such Person, whether or not assumed (except inchoate Liens securing obligations not yet due and payable); and all Capital Lease Obligations or obligations under Synthetic Leases (without regard to any limitation on the rights and remedies of the holder of such Lien or the lessor under such Capital Lease or Synthetic Lease to repossession or sale of such property);

(e) the face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other payment or monetary indemnification obligations of such Person associated with such letters of credit or draws thereon;

(f) All obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person; and

(g) all obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement.

“Indemnified Party” shall have the meaning ascribed to it in Section 9.3.

“Indemnifying Party” shall have the meaning ascribed to it in Section 9.2.

“Intercompany Debt” shall mean any indebtedness owing by a Credit Party to another Credit Party.

“Intercreditor Agreement” shall have the meaning ascribed to it in Section 2.3.

“Interest Expense” for any period shall mean the total cash interest expense of the Company (including amortization of deferred financing fees, premiums or interest rate protection agreements and original issue discounts) for such period determined in accordance with GAAP.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Junior Intercreditor Agreement” shall have the meaning ascribed to it in Section 2.2.

“Knowledge” shall mean with respect to the Company, the actual knowledge of Sterling E. Phillips, Jr., Ronald Alexander, Deborah Hickox, Elisa Rivera, Julie Holt, Donald Jewell, Michael Stolarik, Steve Dolbey, Heinz Wimmer and Charlie Floyd.

“Law”, with respect to any Person, shall mean such Person’s certificate of incorporation or other organizational documents, its by-laws and any foreign, federal, state or local law, statute, rule, regulation, ordinance, code, directive, writ, injunction, decree, judgment or order applicable to such Person.

“Losses” shall have the meaning ascribed to it in Section 9.2.

“Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

“Material Adverse Effect” shall mean, with respect to any Person, an effect which is materially adverse to the business, assets, properties, operations, results of operations, or condition (financial or otherwise) of such Person individually or of such Person and its Subsidiaries taken as a whole.

“Material Contracts” shall have the meaning ascribed to it in Section 3.10.

“Material Credit Party” shall have the meaning ascribed to it in Section 6.1(k).

“Material Subsidiary” shall mean, at any time, each Subsidiary of the Company other than those that are not party to any Material Contract or are not conducting any business operations at such time and which on the date hereof are Advanced Biosystems, Inc., Sycom Services, Inc., and Beta Analytics, Incorporated.

“Maturity Date” with respect to any Note shall mean the date 120 days following the date of issuance thereof; provided, however, that if the SEC reviews the Company’s filings seeking Stockholder Approval, 180 days following the date of issuance thereof.

“Merger Agreement” shall mean that certain Agreement and Plan of Merger dated October 31, 2001 among Analex Corporation, the sellers identified therein, Analex Corporation Employee Stock Ownership Plan and Trust and the Company.

“Mortgages” shall mean all mortgages executed and delivered after the date hereof by the Company, any Subsidiary or any Person who becomes a Subsidiary after the date hereof, executed and delivered to the Collateral Agent on behalf of the Purchasers as of the date hereof by the Company and other Material Subsidiaries granting the Collateral Agent and the Purchasers first priority Liens, subject to the Intercreditor Agreement and Liens existing on the date of such Mortgage, on all of the real property owned by the Company and each of the Material Subsidiaries subject only to the Liens held by the Banks, Permitted Liens and such other encumbrances as are acceptable to the Collateral Agent and the Purchasers.

“Multiemployer Plan” shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Company or any Controlled Group Member has or had an obligation to contribute.

“New Securities” shall have the meaning ascribed to it in Section 4.2.

“Notes” shall have the meaning ascribed to it in the recitals.

“Note Indebtedness” shall mean without duplication principal, interest, fees, expenses and other charges related to the Collateral Documents and the Notes whether arising under the Collateral Documents or the Notes or under Section 15.7 hereof (other than the last sentence of Section 15.7), and indemnification obligations with respect to any of the foregoing, whether direct or indirect, absolute or contingent, of the Company to any of the Purchasers or to the Collateral Agent, in any manner and at any time, whether evidenced by the Notes or arising under this Agreement, due or hereafter to become due, now owing or that may be hereafter be incurred by Company to, any of the Purchasers or by the Collateral Agent, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all consolidation, amendments, renewals, replacements, substitutions or extensions of any of the foregoing.

“Notice of Exercise” shall have the meaning ascribed to it in Section 7.18.

“Options” shall have the meaning ascribed to it in Section 3.4.

“Original Intercreditor Agreement” shall mean the Intercreditor and Subordination Agreement dated December 9, 2003, among the Company, Bank of America, N.A. and certain Purchasers.

“Original Pledge Agreement” shall mean the Pledge Agreement dated as of December 9, 2003, among the Pledgors named therein, the Pledgees named therein and the Collateral Agent.

“Original Security Agreement” shall mean the Security Agreement dated as of December 9, 2003, among the Company, the Lenders named therein and the Collateral Agent.

“Original Subsidiary Guarantee” shall mean the Subsidiary Guarantee dated as of December 9, 2003, among the Subsidiary Guarantors named therein and the Lenders named therein.

“Original Subsidiary Security Agreement” shall mean the Subsidiary Security Agreement dated as of December 9, 2003 among the Subsidiaries named therein, the Lenders named therein and the Collateral Agent.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

“Pension-Related Event” shall mean any of the following events or conditions:

(a) Any action is taken by any Person (i) to terminate, or which would result in the termination of, a Plan, either pursuant to its terms or by operation of Law (including any amendment of a Plan which would result in a termination under Section 4041(e) of ERISA), or (ii) to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA;

(b) The PBGC notifies any Person of its determination that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

(c) Any Reportable Event occurs with respect to a Plan;

(d) Any action occurs or is taken which would reasonably be expected to result in the Company or any Controlled Group Member becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including seller liability incurred under Section 4204(a)(2) of ERISA), or the Company or any Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability;

(e) (i) There occurs any failure to meet the minimum funding standard under Section 302 of ERISA or Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or the Company or any Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan, or (iii) the Company or any Controlled Group Member fails to pay the PBGC premium with respect to a Plan when due and it remains unpaid for more than 30 days thereafter; or

(f) There occurs any “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code involving a Plan.

“Permits” shall have the meaning ascribed to it in Section 3.8.

“Permitted Acquisition” shall mean one or a series of related acquisitions (whether by asset purchase, stock purchase, merger, consolidation or otherwise) involving the payment by the Company and one or more Subsidiaries of consideration of less than $10 million and the acquisition of Beta Analytics, Incorporated

“Permitted Liens” shall have the meaning ascribed to it in Section 8.3.

“Person” shall mean an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

“Plan” shall mean (a) any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which the Company or any Controlled Group Member is or has been within the preceding five years a “contributing sponsor” within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of the Company or any Controlled Group Member and (b) any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) which is subject to Title I of ERISA by reason of Section 4 of ERISA and is subject to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code, of which the Company or any Controlled Group member is or has been within the preceding five years an employer liable for contributions within the meaning of Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code, or which is or has been within the preceding five years maintained for employees of the Company or any Controlled Group Member.

“Pledge Agreement” shall mean the Original Pledge Agreement as amended by the Pledge Agreement Amendment, and all pledge agreements executed and delivered after the Closing Date, pursuant to which Company and any Subsidiary grants to the Collateral Agent and the Purchasers a first priority security interest (subject to the rights of Senior Lenders) in all of the issued and outstanding stock of its Subsidiaries, as may be amended from time to time.

“Pledge Agreement Amendment” shall have the meaning ascribed to it in Section 2.2.

“Principal Amount and Purchase Price”, with respect to each Purchaser, shall mean the amount set forth next to such Purchaser’s name on Schedule I hereto.

“Pro Rata Share” shall have the meaning ascribed to it in Section 15.17.

“Proprietary Rights” shall have the meaning ascribed to it in Section 3.9.

“Purchaser(s)” shall have the meaning ascribed to it in the preliminary paragraph.

“Purchaser Entity” shall have the meaning ascribed to it in Section 9.1.

“Purchase Price” shall have the meaning ascribed to it in Section 1.1(a).

“Purchase Price Percentage” with respect to each Purchaser, shall mean the percentage set forth opposite such Purchaser’s name under the heading “Purchase Price Percentage” on Schedule I hereto.

“Registration Rights Agreement” shall have the meaning ascribed to it in Section 5.1(i).

“Release” shall mean any past or present release, spill, leak, leaching, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping.

“Reportable Event” shall mean (a) a reportable event described in Section 4043 of ERISA and regulations thereunder, (b) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, (c) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4063(e) of ERISA, or (d) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00).

“Responsible Officer” shall mean the Chief Executive Officer, Chief Operating Officer, Vice President of Finance or Chief Financial Officer of the Company.

“Restrictive Covenant” shall have the meaning ascribed to it in Section 15.19.

“SEC” shall have the meaning ascribed to it in Section 3.21.

“Securities” shall mean, collectively, the Notes, the Shares, the Warrants and the Additional Warrants, if any, issued pursuant to this Agreement.

“Securities Act” shall have the meaning ascribed to it in Section 3.10.

“Security Agreement” shall mean the Original Security Agreement as amended by the Security Agreement Amendment, and all other security agreements executed and delivered after the Closing Date by any Person which becomes a Subsidiary after the Closing Date, pursuant to which Company and each Subsidiary grants to the Collateral Agent and Purchasers a first priority security interest, to the extent therein provided, subject to the Liens existing on the date of such security agreements, in all of the Collateral described herein.

“Security Agreement Amendment” shall have the meaning ascribed to it in Section 2.2.

“Senior Credit Agreement” shall have the meaning ascribed to it in Section 2.3.

“Senior Credit Facility” shall mean, at any time, the credit facility evidencing Senior Indebtedness.

“Senior Debt” shall mean as of any date of determination all Total Debt as of such date less the Note Indebtedness and all Subordinated Debt.

“Senior Indebtedness” means Indebtedness and obligations under the Senior Credit Facility in effect on the date hereof, and Indebtedness under any future Senior Credit Facility so long as such future Senior Credit Facility consists of (a) borrowings determined on the basis of not more than 90% of the Company’s accounts receivable, even though such facility may be secured by all of the Company’s assets, (b) an additional amount not to exceed $1 million and (c) only one Senior Credit Facility is in effect at any time.

“Senior Lender” means each holder of Senior Indebtedness.

“Series A Indebtedness” shall mean without duplication principal, interest, fees, expenses and other charges related to the Series A Notes whether arising under the Series A Notes or under the Series A Purchase Agreement, and indemnification obligations with respect to any of the foregoing, whether direct or indirect, absolute or contingent, of the Company to any of the holders of the Series A Notes or to the Collateral Agent, in any manner and at any time, whether evidenced by the Series A Notes or arising under the Series A Purchase Agreement, due or hereafter to become due, now owing or that may be hereafter be incurred by Company to, any of the holders of the Series A Notes or by the Collateral Agent, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all consolidation, amendments, renewals, replacements, substitutions or extensions of any of the foregoing.

“Series A Notes” shall mean those certain secured subordinated promissory notes issued to certain Purchasers pursuant to the Series A Purchase Agreement.

“Series A Preferred Stock” means the Company’s Series A Convertible Preferred Stock, $.02 par value per shares.

“Series A Purchase Agreement” shall mean that certain Subordinated Note and Series A Preferred Stock Purchase Agreement, dated as of July 18, 2003, between the Company, Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

“Series B Original Issue Price” shall have the meaning ascribed to it in the Certificate of Designations.

“Series B Preferred Stock” shall have the meaning ascribed to it in the recitals.

“Shares” shall have the meaning ascribed to it in recitals.

“66 2/3% in Interest Purchasers” shall mean the Purchasers owning Securities, the original purchase price of which constitutes at least 66 2/3% of the dollars invested by all of the Purchasers in all of the then outstanding Securities.

“Stock Payment” by any Person shall mean any dividend, distribution, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefore) of such Person, including any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefore) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

“Stockholders’ Agreement” shall have the meaning ascribed to it in Section 5.1(i).

“Stockholder Approval” shall have the meaning ascribed to it in the second recital.

“Subordinated Debt” shall mean Debt of Company or a Subsidiary which has been subordinated in right of payment and priority to the Note Indebtedness, all on terms and conditions satisfactory to the Collateral Agent and the Purchasers.

“Subsequent Closing” shall have the meaning ascribed to it in Section 1.3.

“Subsequent Closing Date” shall have the meaning ascribed to it in Section 1.3.

“Subsequent Closing Amount”, with respect to each Purchaser, shall mean the amount set forth next to such Purchaser’s name on Schedule II hereto, which shall be an aggregate of $25,000,000 multiplied by such Purchaser’s Purchase Price Percentage.

“Subsidiary(ies)” shall mean any other corporation, limited liability company, association, joint stock company, joint venture or business trust of which, as of the date hereof or hereafter, (i) more than fifty percent (50%) of the outstanding voting stock, share capital or other equity interests is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or (ii) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein, Subsidiary(ies) shall refer to the Company’s Subsidiary(ies).

“Subsidiary Guarantee” shall have the meaning ascribed to it in Section 2.4.

“Subsidiary Guarantee Amendment” shall have the meaning ascribed to it in Section 2.4.

“Subsidiary Guarantor(s)” shall have the meaning ascribed to it in Section 2.4.

“Subsidiary Security Agreement” shall have the meaning ascribed to it in Section 2.2.

“Subsidiary Security Agreement Amendment” shall have the meaning ascribed to it in Section 2.2.

“Supermajority Purchasers” shall mean the Purchasers owning Securities, the original purchase price of which constitutes at least 75% of the dollars invested by all of the Purchasers in all of the then outstanding Securities.

“Synthetic Lease” shall mean any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where the transaction is considered Indebtedness for borrowed money for federal income tax purposes but is classified as an operating lease in accordance with GAAP for financial reporting purposes.

“34 Act” shall have the meaning ascribed to it in Section 3.21.

“Total Funded Debt” shall mean all Indebtedness (excluding Indebtedness consisting of obligations described in item (g) of the definition of Indebtedness), plus contingent and unconditional earn-out liabilities and contingent and unconditional non-compete liabilities, excepting (i) any cash bonus payments to employees of the Company related to the Expendable Launch Vehicle Integrated Services contract with NASA until such cash bonus payments are earned, (ii) any contingent earn-out payments related to Borrower’s acquisition of the stock of Beta Analytics, Incorporated until such earn-out payments are earned, and (iii) any contingent earn-out payments related to any acquisition of Company which closes after Closing Date and is consented to by the Senior Lender until such earn-out payments are earned.

“Transaction Documents” shall mean, collectively, this Agreement, the Securities, the Security Agreement, the Subsidiary Security Agreement, the Subsidiary Guarantee, the Pledge Agreement, the Mortgages, the Intercreditor Agreement, the Amended Charter, the Bylaws, the Stockholders’ Agreement, the Registration Rights Agreement, the Co-Sale Agreement and all other agreements and instruments and any other documents, certificates, instruments or agreements executed pursuant to or in connection with any such document or this Agreement, as such documents may be amended from time to time.

“UCC” shall mean the Uniform Commercial Code, as in effect from time to time in the State of Delaware.

“Warrant(s)” shall have the meaning ascribed to it in the recitals.

11. Post-Closing Covenants.

11.1 Registration of Common Stock Underlying Securities. Subject to the terms of the Registration Rights Agreement, the Company shall file with the SEC within 30 days following the conversion of the Notes a registration statement in respect of the Common Stock (i) underlying the Shares or (ii) underlying the shares of Series B Preferred Stock issuable upon conversion of the Notes, as applicable and (iii) issuable upon exercise of the Warrants and the Additional Warrants, if any, and shall use its reasonable best efforts to cause such registration statement to become effective within 90 days of the Closing Date and to remain effective until all of such Common Stock is sold or the Purchasers are entitled to sell all of such unsold Common Stock under Rule 144(k) or any successor provision without any limitation on the number of shares that may be sold at any time.

11.2 Filing of Financing Statements. If the Stockholder Approval has not occurred prior to the First Closing Date, the Company shall have filed, within 10 days of the First Closing Date, appropriately completed and duly executed copies of copies of (i) financing statements on Form UCC-1 with respect to the assets of Beta Analytics, Incorporated and (ii) if necessary, amendments to the financing statements on Form UCC-1 previously filed with respect to the Collateral, each to be filed with the Secretary of State of the State of Delaware in form and substance reasonably satisfactory to the Purchasers and shall provide evidence to the Collateral Agent of such filing.

11.3 Filing of Patent, Trademark and Copyright Recordation Forms. If the Stockholder Approval has not occurred prior to the First Closing Date, the Company shall have filed, within 90 days of the First Closing Date, (i) recordation forms with the United States Patent and Trademark Office with respect to the assets of Beta Analytics, Incorporated and (ii) if necessary, amendments of the recordation forms previously filed with respect to the Collateral with the United States Patent and Trademark Office to secure the Purchasers’ security interest in the Patents and Trademarks pledged as Collateral (as such term is defined in the Security Agreement) in the Security Agreement and with the United States Copyright Office to perfect the Purchasers’ security interest in the Copyrights pledged as Collateral in the Security Agreement, in each case in form and substance reasonably satisfactory to the Purchasers.

11.4 Insurance Coverage. If and to the extent that the liability of the Company disclosed in item 1 of Section 3.10(a) of the Disclosure Schedule, is not covered by the Company’s existing insurance described in Section 3.6(b) of the Disclosure Schedule, the Company shall obtain, within 60 days of the Closing Date, and provide to the Purchasers evidence of coverage for such liability, if and to the extent that such coverage is commercially available.

12. Transferability. Subject to the Co-Sale Agreement, each Purchaser may transfer the Shares, Notes, Warrants and Additional Warrants, shares of Series B Preferred Stock issuable upon conversion of the Notes and the shares of Common Stock issuable upon exercise of the Warrants and Additional Warrants, if any, and conversion of the Series B Preferred Stock, and the rights and obligations attached thereto, so long as (a) any such transfer(s) comply with applicable securities laws and (b) unless such securities have been registered under any applicable securities laws and transferred pursuant to a non-private, open market transaction on the securities exchange on which the Company’s Common Stock is listed, if such transferee is not a United States citizen or an entity formed under the laws of a U.S. jurisdiction, such Purchaser obtains the Company’s consent for such transfer (which shall not be unreasonably withheld).

13. Board Observer. The Company agrees that each of General Electric Pension Trust and New York Life Investment Management shall have one non-voting observer of the Board and any committee thereof, in accordance with Section 2.1 of the Stockholders’ Agreement.

14. Pre-First Closing Covenants.

14.1 Operation of Business Prior to Closing. The Company shall operate its business and the business of its Subsidiaries in the ordinary course and in a manner consistent with past practices between the date hereof and the First Closing Date.

14.2 Government Contracts and Government Bids. From the date hereof until the First Closing Date, the Company and each Subsidiary shall notify the Purchasers within five days of the date on which it:

(a) enters into or amends any (i) Government Contract involving annual expenditures or liabilities in excess of $100,000 or (ii) purchase or task order under existing Government Contract, involving annual expenditures or liabilities in excess of $150,000 or which is not cancelable within six months without penalty, cost or liability or which is otherwise material to the Company; or

(b) submits any new Government Bid which, if accepted, is expected to result in a loss to the Company or would result in a Government Contract with a backlog value in excess of (i) $100,000, if a new Government Bid, or (ii) $150,000, if a purchase or task order under an existing Government Contract.

14.3 Restriction on Issuance of Capital Stock. From the date hereof until the First Closing Date, the Company shall not authorize the issuance of any capital stock of the Company except for shares of capital stock issuable (i) upon the exercise of Options and warrants outstanding as of the date hereof, as set forth in Section 3.4, or granted after the date hereof and approved by the Board of Directors of the Company and (ii) as consideration for the acquisition of Beta Analytics, Incorporated

14.4 Preemptive Rights. To the extent that any Purchaser has or holds preemptive rights, such Purchaser hereby waives any and all preemptive rights that it may have with respect to Securities issued or issuable pursuant to this Agreement.

14.5 Consent of Series A Holders. By its execution below, each of Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. hereby consent to the transactions contemplated by this Agreement and the other Transaction Documents, as required by the Amended Charter and the Series A Purchase Agreement.

15. Miscellaneous.

15.1 Survival of Representations and Warranties. The representations and warranties of the Company and Purchasers contained in or made pursuant to this Agreement (other than those made in Sections 3.16 and 3.19) shall survive the execution and delivery of this Agreement and the other Transaction Documents and the Closing until April 30, 2006 and the representations and warranties of the Company made in Sections 3.16 and 3.19 shall survive the execution and delivery of this Agreement and the other Transaction Documents and the Closing for a period of six months after the applicable statute of limitations has expired, and, in each case, such representations and warranties shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

15.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

15.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, excluding the application of any conflicts of laws principles which would require the application of the laws of another state.

15.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

15.6 Notices. All notices and other communications required or permitted hereunder shall be in writing. Notices shall be delivered personally, via recognized overnight courier (such as Federal Express, DHL or Airborne Express) or via certified or registered mail. Notices may be delivered via facsimile or e-mail, provided that by no later than two days thereafter such notice is confirmed in writing and sent via one of the methods described in the previous sentence. Notices shall be addressed as follows:

(a) if to a Purchaser, to such Purchaser’s address set forth on Schedule I hereto, or at such other address or facsimile number as such Purchaser shall have furnished to the Company in writing, with a copy to Thelen Reid & Priest LLP, 875 Third Avenue, New York, New York 10022, Attention: E. Ann Gill, facsimile number (212) 829-2299 or

(b) if to the Company, to Analex Corporation, 5904 Richmond Highway, Suite 300 Alexandria, Virginia 22303, Attention: Chief Executive Officer, facsimile number (703) 329-8187, or at such other address or facsimile number as the Company shall have furnished in writing to the Purchasers, with a copy to Holland and Knight LLP, 2099 Pennsylvania Avenue, N.W., Suite 100, Washington, D.C. 20006, Attention: William J. Mutryn, facsimile number (202) 955-5564.

All notices shall be effective upon receipt.

15.7 Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby and shall reimburse the Purchasers for the reasonable out-of-pocket expenses (including legal fees and disbursements paid to counsel to the Purchasers), which the Purchasers have incurred with respect to the negotiation, execution, delivery and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby in an amount not exceeding three hundred thousand dollars ($300,000) with respect to the First Closing. The Company shall pay all costs and expenses (including reasonable legal fees and expenses) incurred by the Purchasers in connection with any Subsequent Closing and the enforcement of this Agreement and the Transaction Documents and in connection with any filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, that may be incurred by the Purchasers as a result of the purchase or ownership of the Securities. The Company shall pay all reasonable expenses incurred by the directors designated pursuant to Section 2.1(a), (b) and (c) of the Stockholders’ Agreement in connection with their attendance at meetings of the Company’s Board of Directors (including all reasonable travel and lodging expenses related thereto).

15.8 Amendments and Waivers. (a) Subject to the terms of Sections 15.8(b) and (c), and except to the extent expressly provided in Section 9, to the extent that (i) the terms of this Agreement require a Credit Party to obtain the consent or approval of the Purchasers, (ii) the terms of this Agreement require or permit a Credit Party to take any action, including but not limited to declaring a payment default or other Event of Default, (iii) a Credit Party seeks an amendment to or termination of any of the terms of this Agreement, or

(iv) a Credit Party seeks a waiver of any right to the Purchasers under this Agreement, such consent, approval, action, termination, amendment or waiver (each, an “Approval”) shall be made by the 66 2/3% in Interest Purchasers.

(b) Notwithstanding anything to the contrary contained in Section 15.8(a), the Purchasers shall not, without the prior written consent and approval of at least the Supermajority Purchasers, amend, modify, terminate or obtain a waiver of any provision of this Agreement, which will have the effect of (i) reducing the principal amount of any Notes or of any payment required to be made to the holders thereof, or modifying the terms of a payment or prepayment thereof or (ii) reducing the rate or extending the time for payment of interest under any Notes or (iii) releasing any Collateral.

(c) Notwithstanding anything to the contrary contained in Section 15.8(a), following a default pursuant to Section 6.1(a) hereof (a) each holder shall be permitted to exercise all of its rights and remedies under this Agreement, the Note held by such holder, and the Transaction Documents individually, and (b) the Company shall be required to seek any and all consents, approvals, waivers, terminations or amendments pursuant to this Agreement from each such holder individually, as provided in this Agreement. Each Purchaser agrees that, for the benefit of the other holders, any proceeds received by such holder as a result of the exercise of rights and remedies under this Agreement pursuant to this Section 15.8(c) will be divided, pro rata, among all holders of the Notes.

15.9 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

15.10 Entire Agreement. Each party hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in the Transaction Documents and acknowledges that it has not executed the Transaction Documents in reliance upon any such promises, representations, understandings or warranties not contained herein or therein and that the Transaction Documents supersede all prior agreements and understandings between the parties with respect thereto. There are no promises, covenants or undertakings other than those expressly set forth or provided for in the Transaction Documents.

15.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

15.12 Facsimile Signatures. Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to deliver promptly an original counterpart to each party to whom the faxed signature page was sent.

15.13 Other Remedies. In addition to those remedies specifically set forth herein and in the Transaction Documents, if any, each party may proceed to protect and enforce its rights under this Agreement and the Transaction Documents either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or in the Transaction Documents. No right or remedy conferred upon or reserved to any party under this Agreement or the Transaction Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given under this Agreement and the Transaction Documents or now and hereafter existing under applicable law.

15.14 Further Assurances. At any time or from time to time after the Closing, the Company, on the one hand, and the Purchasers, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the purchase contemplated herein and to otherwise carry out the intent of the parties hereunder.

15.15 Exchanges; Lost, Stolen or Mutilated Stock Certificates, Notes, Warrants and Additional Warrants. Upon surrender by any Purchaser to the Company of any stock certificate, Note, Warrant or Additional Warrant, the Company at its expense shall issue in exchange therefore, and deliver to such Purchaser, a replacement stock certificate, Note, Warrant, or Additional Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any stock certificate, Note, Warrant, or Additional Warrant and in case of any such loss, theft or destruction, upon delivery of an indemnity agreement, satisfactory to the Company, or in case of any such mutilation, upon surrender and cancellation of such stock certificate, Note, Warrant, or Additional Warrant, the Company at its expense shall issue and deliver to such Purchaser a new stock certificate, Note, Warrant, or Additional Warrant of like tenor, in lieu of such lost, stolen or mutilated stock certificate, Note, Warrant, or Additional Warrant.

15.16 Confidentiality. The Collateral Agent and each Purchaser agree that it will not disclose without the prior written consent of the Company (other than to its employees, its Affiliates, to the Collateral Agent or another Purchaser or to its auditors or counsel who have a legitimate need to receive such information) any information with respect to the Company and its Subsidiaries, which is furnished to a Purchaser in such Purchaser’s capacity as an investor in the Company (but not in such Purchaser’s capacity as director, if applicable) pursuant to this Agreement or any of the Transaction Documents; provided, that the Collateral Agent and any Purchaser may disclose such information (a) as has generally become available to the public or has been lawfully obtained by the Collateral Agent or such Purchaser from any third party under no duty of confidentiality to the Company, (b) as may be required in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Purchaser, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors (provided the Company is given reasonable prior written notice of such disclosure to the extent reasonably practicable), (c) as may be required in respect to any summons or subpoena or in connection with any litigation or arbitration (provided the Company is given reasonable prior written notice of such disclosure to the extent reasonably practicable), (d) in order to comply with any law, order regulation or ruling applicable to such Purchaser (provided the Company is given reasonable prior written notice of such disclosure to the extent reasonably practicable), and (e) to any permitted transferee or assignee or to any approved participant of, or with respect to, the Securities. If the transactions contemplated hereby are not consummated for any reason, each Purchaser shall return to the Company, without retaining any copies thereof, any schedules, documents or other written information obtained from the Company in connection with this Agreement and the transactions contemplated hereby and shall cause all of its representatives to whom it may have disclosed such information to do the same.

15.17 Break-Up Fee. (a) (a) In the event that the Company is unable to consummate the transactions contemplated in Section 1.3 hereof on the First Closing Date due to a determination by the board of directors of the Company that the consummation of such transactions conflict with its exercise of its fiduciary duties under applicable Law including, without limitation, the Delaware General Corporation Law, the Company shall pay to the Purchasers a “break-up” fee in the amount of two hundred and fifty thousand dollars ($250,000) (the “Break Up Fee”); provided, however, that if the transactions contemplated in Section 1.3(a) are not consummated because the acquisition of Beta Analytics, Incorporated is not consummated by the Company as a result of the exercise by the Company of its rights to terminate its agreement to acquire such company due to a material adverse change in the condition of such company, the Break Up Fee shall not be payable hereunder. The Break Up Fee shall by paid by the Company to the Purchasers by certified check, made payable to each Purchaser, or wire transfer of immediately available funds to such account as each Purchaser designates, in an amount equal to each Purchaser’s pro rata share based on the Purchase Price paid by such Purchaser at the First Closing as compared with the Purchase Price paid by all of the Purchasers at the First Closing (“Pro Rata Share”) of the Break Up Fee. If the Purchasers are unable to consummate the transactions contemplated in Section 1.3(a) on the First Closing Date for any reason other than as a result of the failure of the Company to comply with its obligations hereunder or to satisfy the closing conditions set forth in Section 5.1, each Purchaser shall pay to the Company its Pro Rata Share of the Break Up Fee. The Break Up Fee referenced in the immediately preceding sentence shall by paid by the Purchasers to the Company by certified check, made payable to the Company, or wire transfer of immediately available funds to such account as the Company designates.

(b) The Company and the Purchasers agree that if the Break Up Fee is payable hereunder, the right of the Company or the Purchasers, as the case may be, to receive such amount shall constitute the sole and exclusive remedy for, and such amount shall constitute liquidated damages in respect of, termination of this Agreement regardless of the circumstances giving rise to such termination.

15.18 Termination. This Agreement shall terminate on the date of termination of the Company’s agreement to purchase Beta Analytics, Incorporated. This Agreement may be terminated at any time prior to the Closing by mutual agreement of the Company and all Purchasers set forth in writing. Each provision hereof expressly stated to survive the termination shall survive the termination of this Agreement.

15.19 Most Favored Nations. If the Company refinances or renegotiates its Senior Credit Facility so that one or more of the covenants set forth in Section 7 or Section 8 of this Agreement are more restrictive upon the Company than any covenant(s) set forth in the Senior Credit Facility (each, a “Restrictive Covenant”), then, notwithstanding anything to the contrary in this Agreement (including Section 15.8) or in any of the other Transaction Documents, each Purchaser hereby agrees to amend this Agreement so that the Restrictive Covenant(s) are replaced with covenants that are the same as those set forth in such Senior Credit Facility as refinanced or renegotiated. In connection with and prior to any such amendment to this Agreement, the Company shall provide each Purchaser with a copy of the new Senior Credit Facility and the amendment to this Agreement. Thereafter, so long as such Senior Credit Facility is approved by the Board of Directors, such amendment to this Agreement which will be effective whether or not signed by the Purchasers.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company:

ANALEX CORPORATION

By:	/s/ Sterling E. Phillips, Jr.
Name: Sterling E. Phillips, Jr.
Title: Chief Executive Officer

Purchasers:

PEQUOT PRIVATE EQUITY FUND III, L.P.

By:	Pequot Capital Management, Inc., its Investment Manager

By:	/s/ Richard Joslin
Name: Richard Joslin
Title: Principal

PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P.

By:	Pequot Capital Management, Inc., its Investment Manager

By:	/s/ Richard Joslin
Name: Richard Joslin
Title: Principal

Signature Page to Purchase Agreement

GENERAL ELECTRIC PENSION TRUST

By:	GE ASSET MANAGEMENT INCORPORATED, its Investment Manager

By:	/s/ David Wiederecht
Name: David Wiederecht
Title: Vice President

NEW YORK LIFE CAPITAL PARTNERS, II, L.P.

By:	NYLCAP Manager, LLC, its General Partner

By:	/s/ James M. Barker, V.
Name: James M. Barker, V
Title: Vice President

Signature Page to Purchase Agreement

SCHEDULE I

Schedule of Purchasers

NAME AND ADDRESS OF PURCHASER	PURCHASE PRICE	PURCHASE PRICE PERCENTAGE (for Subsequent Closings)
Pequot Private Equity Fund III, L.P. c/o Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, Connecticut 06880 Attention: Carlos Rodrigues Aryeh Davis Fax: (203) 429-2400	$3,067,572	26.29%

Pequot Offshore Private Equity Partners III, L.P. c/o Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, Connecticut 06880 Attention: Carlos Rodrigues Aryeh Davis Fax: (203) 429-2400	$432,428	3.71%

General Electric Pension Trust c/o GE Asset Management Incorporated 3003 Summer Street Stamford, Connecticut 06905 Attention: Daniel L. Furman, Esq. Fax: (203) 326-4073	$5,000,000	40.00%

New York Life Capital Partners II, L.P. c/o NYLCAP Manager LLC 51 Madison Avenue, Room 3009 New York, New York 10010 Attention: Quint Barker Paul Stern Fax: (203) 576-5591	$3,500,000	30.00%

Totals	$12,000,000	100%

SCHEDULE II

Schedule of Purchasers at Subsequent Closings

NAME AND ADDRESS OF PURCHASER	AGGREGATE SUBSEQUENT CLOSING AMOUNTS
Pequot Private Equity Fund III, L.P. c/o Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, Connecticut 06880 Attention: Carlos Rodrigues Aryeh Davis Fax: (203) 429-2400	$6,573,368

Pequot Offshore Private Equity Partners III, L.P. c/o Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, Connecticut 06880 Attention: Carlos Rodrigues Aryeh Davis Fax: (203) 429-2400	$926,632

General Electric Pension Trust c/o GE Asset Management Incorporated 3003 Summer Street Stamford, Connecticut 06905 Attention: Daniel L. Furman, Esq. Fax: (203) 326-4073	$10,000,000

New York Life Capital Partners II, L.P. c/o NYLCAP Manager LLC 51 Madison Avenue, Room 3009 New York, New York 10010 Attention: Quint Barker Paul Stern Fax: (203) 576-5591	$7,500,000

Totals	$25,000,000

ANNEX B

ANALEX CORPORATION

AMENDMENT TO CERTIFICATE OF DESIGNATIONS,

POWERS, PREFERENCES AND RIGHTS

OF THE SERIES A CONVERTIBLE PREFERRED STOCK BY RESOLUTION OF THE

BOARD OF DIRECTORS

I, Sterling E. Phillips, Jr., Chief Executive Officer of Analex Corporation (the “Corporation”), organized and existing under the laws of the State of Delaware, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (“DGCL”), do hereby certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors duly adopted the following resolutions amending the Certificate of Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock (the “Certificate of Designations”), and these resolutions were approved by the holders of the requisite number of outstanding shares of Series A Convertible Preferred Stock in accordance with Section 151 of the DGCL and the Certificate of Designations:

NOW, THEREFORE, BE IT RESOLVED:

FIRST: That Section 7 of the Certificate of Designations be amended in its entirety to read as follows:

‘Section 7. Protective Provisions.

(a) So long as at least 50% of the shares of Series A Preferred Stock issued at the Series A Closing remain outstanding (as adjusted for any stock splits, stock dividends, combinations, recapitalizations involving equity of the Corporation, reclassifications of other similar events involving a change with respect to the Series A Preferred Stock), the Corporation shall not, without first obtaining the written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting as a separate class:

(i) increase or decrease the total number of authorized shares of Series A Preferred Stock the authorized shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Stock (except as otherwise required by the Charter or the Certificate of Designations);

(ii) alter, amend or repeal the Charter or the Corporation’s bylaws, so as to affect adversely the voting powers, preferences or other rights, including, without limitation, the liquidation preferences, dividend rights, conversion rights, redemption rights or any reduction in the stated value of the Series A Preferred Stock;

(iii) following the expiration of the Corporation Option and except for the issuance of any subordinated debt in an amount not to exceed $3,000,000, issue any securities, or securities that are convertible into securities, ranking senior to or pari passu with the Series A Preferred Stock but junior to the Series B Preferred Stock, with respect to voting, dividend, liquidation or redemption rights; or

(iv) issue any securities having an initial per share purchase price that is less than the Conversion Price (as adjusted for any stock splits, stock dividends, combinations, recapitalizations involving equity of the Corporation, reclassifications of other similar events involving a change with respect to the Series A Preferred Stock) other than Anti-Dilution Excluded Securities.

(b) So long as at least 50% of the shares of Series A Preferred Stock issued at the Series A Closing (as adjusted for any stock splits, stock dividends, combinations, recapitalizations involving equity of the Corporation, reclassifications of other similar events involving a change with respect to such Series A Preferred Stock) or, if the Corporation has failed to comply with its obligations to redeem the shares of Series A Preferred Stock in accordance with Section 11, so long as any shares of Series A Preferred Stock issued at the Series A Closing issued pursuant to the Note Purchase Agreement remain outstanding, the

Corporation shall not, without first obtaining the written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting as a separate class:

(i) merge or consolidate with one or more entities or sell all or substantially all of the capital stock or assets of the Corporation;

(ii) following the expiration of the Corporation Option, make an acquisition or series of related acquisitions for consideration aggregating more than $10,000,000 in value;

(iii) declare or pay any dividends or distributions on the capital stock of the Corporation, except for dividends and distributions paid on the Series A Preferred Stock in accordance with the Charter and the Series B Preferred Stock in accordance with the Series B Certificate of Designations;

(iv) voluntarily liquidate or dissolve, recapitalize or reorganize the Corporation;

(v) borrow funds (in one or a series of related borrowings) in an amount aggregating more than $3,000,000 other than revolving lines of credit provided by lenders based upon the Corporation’s accounts receivable;

(vi) repurchase or repay any of the Corporation’s indebtedness prior to the stated maturity of any such indebtedness other than the Series B Notes;

(vii) redeem or purchase any of the capital stock of the Corporation, except (x) repurchases of employee Common Stock upon termination of employment pursuant to employment agreements in effect at the time of the Series A Closing, (y) redemption of the Series A Preferred Stock as contemplated by the Certificate of Designations and (z) redemption of the Series B Preferred Stock as contemplated by the Series B Certificate of Designations;

(viii) increase or decrease the number of members of the Board, other than as permitted in the Stockholders’ Voting Agreement; or

(ix) elect, appoint or remove the Chief Executive Officer, Chief Financial Officer, President or Chief Operating Officer of the Corporation.’

SECOND: That Section 9 of the Certificate of Designations be amended in its entirety to read as follows:

‘Section 9. Preemptive Rights.

Each holder of Series A Preferred Stock or debt or equity of the Corporation that is convertible into shares of Series A Preferred Stock shall be entitled to purchase its pro rata share (calculated by multiplying the number of securities issued in such equity offering including those issued pursuant this Section 9 by a fraction, the numerator of which is the number of shares of Common Stock held by such holder on a Fully Diluted Basis and the denominator of which is the number of shares of Common Stock held by all such holders of securities of the Corporation on a Fully Diluted Basis) of any future private equity offering (including, without limitation, any offering of convertible debt) by the Corporation, except for the Preemptive Rights Excluded Securities.’

THIRD: That Section 11 of the Certificate of Designations be amended in its entirety to read as follows:

‘Section 11. Redemption Rights. The record Holders of the Series A Preferred Stock shall have redemption rights as follows:

(a) Subject to Section 11(b) below, the Series A Preferred Stock shall be subject to redemption, at the option of the holders of a majority of the then outstanding shares of Series A Preferred Stock at any time after the Series B Redemption Date, in four equal quarterly installments, with the first installment being made within sixty (60) days of the date of exercise of such option and the last installment on the date that is 9 months thereafter, in whole or in part, at a per share redemption price equal to the Series A Original Issue Price (as adjusted for any stock splits, stock dividends, combinations, recapitalizations involving equity securities of the Corporation, reclassifications of other similar events involving a change with respect to the Series A Preferred Stock) per share plus any accrued but unpaid dividends, payable in immediately available funds.

(b) The funds legally available to the Corporation for the payment of the redemption price of Series A Preferred Stock and Series B Preferred Stock shall be used first to pay the redemption price of Series B Preferred Stock on the dates established for redemption pursuant to Section 11(a) and the Corporation shall not be required to use such funds to pay the redemption price of Series A Preferred Stock unless the Corporation has paid, or reserved funds sufficient to pay, the entire redemption price of Series B Preferred Stock. If the funds legally available to the Corporation for the payment of the redemption price of the Series A Preferred Stock are not sufficient to redeem all of the shares of the Series A Preferred Stock required to be redeemed on any date, such funds shall be used to redeem the number of shares of Series A Preferred Stock which may be redeemed from such amount on a pro rata basis. If, at the end of each calendar quarter, thereafter (or more often than quarterly at the option of the Corporation), additional funds become available for the redemption of additional shares of Series A Preferred Stock required to be so redeemed, the Corporation shall (x) first, immediately use such funds to redeem shares of Series B Preferred Stock until such time as all of the shares of Series B Preferred Stock required to be redeemed pursuant to Section 12 of the Series B Certificate of Designations have been redeemed and (y) thereafter, use such funds to redeem shares of Series A Preferred Stock until such time as all of the shares of Series A Preferred Stock required to be redeemed pursuant to this Section 11 have been redeemed.

(c) If, on the dates established for redemption pursuant to Section 11(a), all of the shares of Series A Preferred Stock to be redeemed on each such date are not redeemed in full, all rights in respect of such shares of Series A Preferred Stock that have not been redeemed, including the right to receive the applicable redemption price, plus accrued and unpaid dividends, shall continue to be outstanding as evidenced by the certificates representing such shares. The exercise by the Holders of the option to redeem any shares of Series A Preferred Stock which were not redeemed on the dates established for redemption pursuant to Section 11(a), may be rescinded by such Holders at any time following the date established for such redemption by written notice to the Corporation. All shares of Series A Preferred Stock redeemed pursuant to Section 11(a) shall be retired and shall be restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series or class and may thereafter be reissued, subject to compliance with the terms hereof, as shares of any series of Preferred Stock other than shares of Series A Preferred Stock.

(d) The Holders shall have the right, but not the obligation, to pursue all remedies available to them at law or in equity and shall have the right to designate additional members to the Board such that the directors designated by such Holders constitute a majority of the members of the Board if the Corporation is unable to effect any such quarterly redemption installment for a period of nine (9) consecutive months after such installment was required to be paid pursuant to Section 11(a) hereof; provided, that if any such installment remains unpaid for a period of nine (9) consecutive months after such installment was required to be paid, such Holders shall be entitled to such increased Board representation unless all such installments that are then past due are paid; provided, however, that the Holders shall not have any right to designate additional members to the Board pursuant to this Section 11(d) during any time that the holders of Series B Preferred Stock have exercised their rights to designate additional members to the Board pursuant to Section 12(d) of the Series B Certificate of Designations. Such additional members of the Board shall be designated and elected in accordance with the provisions of Section 2.1 of the Stockholders’ Voting Agreement.’

FOURTH: That the following definitions in Section 12 of the Certificate of Designations be amended in their entirety to read as follows:

‘“Senior Indebtedness” means the indebtedness of the Corporation under that certain Amended and Restated Credit Agreement dated on or about the date hereof, as amended, by and between the Corporation and Bank of America, N.A. and any other Senior Indebtedness as such term is defined in the Note Purchase Agreement.

“Stockholders’ Voting Agreement” means that certain Amended and Restated Stockholders’ Voting Agreement, dated on or about the date hereof, between the Corporation and the investors named therein.’

FIFTH: That the following definitions be included, in the appropriate alphabetical order, in Section 12 of the Certificate of Designations:

‘“Corporation Option” means the option of the Corporation for the period of 12 calendar months following the Issue Date to require each purchaser named in the Series B Purchase Agreement to purchase either additional Series B Notes or additional shares of Series B Preferred Stock, and in each case, warrants of the Corporation for an aggregate purchase price not to exceed $20,000,000, all in accordance with the Series B Purchase Agreement.

“Issue Date” means the earlier of (x) the date of the initial conversion of any Series B Notes or (y) the date of the initial issuance of any Series B Preferred Stock, as the case may be.

“Series B Certificate of Designations” means that certain Certificate of Designations, Powers, Preferences and Rights of the Series B Convertible Preferred Stock of the Corporation, dated May 27, 2004, as amended.

“Series B Notes” means those certain secured senior subordinated convertible promissory notes issued by the Corporation pursuant to the Series B Purchase Agreement.

“Series B Preferred Stock” means the Series B Convertible Preferred Stock, par value $.02 per share, of the Corporation.

“Series B Purchase Agreement” means that certain Purchase Agreement, dated on or about the date hereof, between the Corporation and the purchasers named therein.

“Series B Redemption Date” means the date that is any time after the fourth anniversary of the Issue Date whereupon the Series B Preferred Stock shall be subject to redemption.’

Signature on following page.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be duly executed on its behalf by its Chief Executive Officer this 27th day of May, 2004.

ANALEX CORPORATION

By:	/s/ Sterling E. Phillips, Jr.
	Name:	Sterling E. Phillips, Jr.
	Title:	Chief Executive Officer

ANNEX C

CERTIFICATE OF DESIGNATIONS,

POWERS, PREFERENCES AND RIGHTS

OF THE SERIES B CONVERTIBLE PREFERRED STOCK

OF

ANALEX CORPORATION

Pursuant to Section 151 of the

Delaware General Corporation Law

Analex Corporation (the “Corporation”), organized and existing under the laws of the State of Delaware, does, by its Chief Executive Officer and under its corporate seal, hereby certify that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors has adopted the following resolution creating the following classes and series of the Corporation’s $0.02 par value Convertible Preferred Stock and determining the voting powers, designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of such classes and series:

RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), there is hereby created the following series of Preferred Stock:

•	13,500,000 shares shall be designated Series B Convertible Preferred Stock, par value $0.02 per share (the “Series B Preferred Stock”).

The designations, powers, preferences, and rights and the qualifications, limitations and restrictions of the Series B Preferred Stock in addition to those set forth in the Certificate of Incorporation shall be as follows:

Section 1. Designation and Amount. 13,500,000 shares of the unissued convertible preferred stock of the Corporation shall be designated as Series B Preferred Stock, par value $.02 per share. The Series B Preferred Stock shall be issued from time to time in accordance with the Purchase Agreement at a purchase price per share equal to the closing price of the Corporation’s common stock, $.02 par value per share (the “Common Stock”) on the day immediately preceding the date of the initial issuance of any secured senior subordinated convertible promissory notes (the “Notes”) issued by the Corporation pursuant to the Purchase Agreement, which closing price on May 27, 2004 was $3.50 (the “Series B Original Issue Price”).

Section 2. Rank. The Series B Preferred Stock shall rank: (i) subject to the requirements of Section 7 and Section 8, junior to any other class or series of capital stock of the Corporation hereafter created specifically ranking as to dividend rights, redemption rights, liquidation preference and other rights senior to the Series B Preferred Stock (the “Senior Securities”); (ii) subject to the requirements of Section 7 and Section 8, senior to all of the Common Stock; (iii) subject to the requirements of Section 7 and Section 8, senior to the Corporation’s Series A convertible preferred stock, $.02 par value per share (the “Series A Preferred Stock”), (iv) senior to any class or series of capital stock of the Corporation hereafter created not specifically ranking as to dividend rights, redemption rights, liquidation preference and other rights senior to or on parity with any Series B Preferred Stock of whatever subdivision (collectively, with the Common Stock and the Series A Preferred Stock, the “Junior Securities”); and (v) subject to the requirements of Section 7, on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking as to dividend rights, redemption rights, liquidation preference and other rights on a parity with the Series B Preferred Stock (the “Parity Securities”).

Section 3. Dividends. So long as shares of Series B Preferred Stock remain outstanding, the holders of each share of the Series B Preferred Stock shall be entitled, from and after the date of issuance of such share, to receive, and shall be paid quarterly in arrears (beginning on the last day of the calendar quarter following the date of the initial issuance of any Series B Preferred Stock (the “Series B Closing”) in cash out of funds legally available therefor, cumulative dividends, of an amount equal to 6% of the Series B Original Issue Price per share (as adjusted for any stock splits, combinations, recapitalizations involving equity securities of the Corporation, reclassifications or other similar events involving a change with respect to the Series B Preferred Stock), per annum with respect to each share of the Series B Preferred Stock; provided, however, if, at any time after the Series B Closing the Corporation’s projected available cash for operations for the following 12-month period, in each case calculated from the date such quarterly dividend installment would otherwise be paid, is less than One Million Dollars ($1,000,000) in excess of the business projections for the Corporation approved by the Board of Directors of the Corporation (the “Board”) for such 12-month period (which projections will be updated and presented to the Board for each calendar quarter) or the Corporation’s payment of such dividend in cash will result in an event of default under the Senior Indebtedness (as defined below), such dividend may, at the option of the Corporation, be paid to the holders of Series B Preferred Stock in shares of the Series B Preferred Stock valued at the Series B Original Issue Price (as adjusted for any stock splits, combinations, recapitalizations involving equity securities of the Corporation, reclassifications of other similar events involving a change with respect to the Series B Preferred Stock). The holders of shares of Series B Preferred Stock shall be entitled to receive such dividends, immediately after the payment of any dividends to Senior Securities required by the Corporation’s Certificate of Incorporation, as amended or amended and restated and in effect, including for this purpose any certificate(s) of designation (the “Charter”), prior and in preference to any dividends paid to Junior Securities but in parity with any distribution to the holders of Parity Securities.

Section 4. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, immediately after any distributions to Senior Securities required by the Charter, and prior and in preference to any distribution to Junior Securities but in parity with any distribution to the holders of Parity Securities, an amount per share equal to the sum of the Series B Original Issue Price (as adjusted for any stock splits, combinations, recapitalizations involving equity securities of the Corporation, reclassifications of other similar events involving a change with respect to the Series B Preferred Stock) and any accrued but unpaid dividends on the Series B Preferred Stock. If upon the occurrence of such event, and after the payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the holders of the Series B Preferred Stock and the holders of any Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts due to the holders of the Series B Preferred Stock and holders of the Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series B Preferred Stock and the Parity Securities, pro rata, based on the amount each such holder would receive if such full preferential amounts were paid unless otherwise provided in the Charter.

(b) Upon the completion of the distributions required by Section 4(a), if assets remain in the Corporation, they shall be distributed to the holders of Series A Preferred Stock with respect to any liquidation preference payable to such holders.

(c) Upon the completion of the distributions required by Section 4(a) and Section 4(b), if assets remain in the Corporation, they shall be distributed pro rata, on an as-converted to Common Stock basis, to the holders of Common Stock.

(d) A sale, conveyance or disposition of all or substantially all of the capital stock or assets of the Corporation or a merger, consolidation or other transaction or series of related transactions (whether involving the Corporation or a subsidiary thereof) in which the Corporation’s stockholders immediately prior to such transaction do not retain a majority of the voting power in the surviving entity (a “Transaction”), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4, unless the holders of 66 2/3% of the then outstanding shares of the Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, vote affirmatively or consent in writing that such transaction shall not be treated as a liquidation, dissolution or winding up within the meaning of this Section 4.

(e) Prior to the closing of a Transaction described in Section 4(d) which would constitute a liquidation, dissolution or winding up within the meaning of this Section 4, the Corporation shall, at its sole option, either (i) make all distributions of cash or other property that it is required to make to the holders of Series B Preferred Stock pursuant to the first sentence of Section 4(a), (ii) set aside sufficient funds or other property from which the distributions required to be made to such holders can be made, or (iii) in connection with a sale of all or substantially all the assets of the Corporation, establish an escrow or other similar arrangement with a third party pursuant to which the proceeds payable to the Corporation from a sale of all or substantially all the assets of the Corporation will be used to make the liquidating payments to such holders immediately after the consummation of such sale. In the event that the Corporation is unable to fully comply with any of the foregoing alternatives, the Corporation shall either: (x) cause such closing to be postponed until the Corporation complies with one of the foregoing alternatives, or (y) cancel such Transaction, in which event the rights of the holders of Series B Preferred Stock shall be the same as existing immediately prior to such proposed Transaction.

Section 5. Conversion of Series B Preferred Stock. The Corporation and the record holders of the Series B Preferred Stock shall have conversion rights as follows:

(a) Right to Convert.

(i) Each record holder of Series B Preferred Stock shall be entitled to convert whole shares of Series B Preferred Stock for the Common Stock issuable upon conversion of the Series B Preferred Stock, at any time at the option of the holder thereof, subject to adjustment as provided in Section 5(d) hereof, as follows: Each share of Series B Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is obtained by (I) multiplying the number of shares of Series B Preferred Stock so to be converted by the Series B Original Issue Price and (II) dividing the result by (1) the lowest of (A) $3.10, (B) the price that reflects a twenty percent (20%) discount to the trailing average closing price for the twenty (20) consecutive trading days of the Corporation’s Common Stock trading on the American Stock Exchange (or other stock exchange approved by the holders of 66 2/3% of the then outstanding shares of Series B Preferred Stock) immediately preceding the earlier of (x) the date of the initial conversion of any Notes or (y) the date of the initial issuance of the Series B Preferred Stock (the earlier of (x) or (y), the “Issue Date”), but in any event such price shall not be lower than $2.80, or (C) the closing price of the Common Stock on the day immediately preceding the Issue Date or (2) if an adjustment has taken place pursuant to this Section 5, then by the conversion price as last adjusted and in effect on the date any share or shares of Series B Preferred Stock are surrendered for conversion (such price, or such price last adjusted, hereafter referred to as the “Conversion Price”). For the avoidance of doubt, the foregoing formula may result in the conversion of Series B Preferred Stock into more or fewer shares of Common Stock. Accrued but unpaid dividends will be paid in cash upon any such conversion.

(ii) Notwithstanding the provisions of Section 5(a)(i) above, if an Event of Default (as defined in the Purchase Agreement) under Section 6.1(f) or (n) of the Purchase Agreement has occurred and is continuing on the Issue Date, the price referred to in Section 5(a)(i)(II)(1)(B) above shall be the price that reflects a twenty percent (20%) discount to the trailing average closing price for the twenty (20) consecutive trading days of the Common Stock trading on the American Stock Exchange (or other stock exchange approved by the holders of 66 2/3% of the then outstanding shares of Series B Preferred Stock) immediately preceding the Issue Date.

(b) Forced Conversion. (i) After the date that is 18 months following the earlier of the Issue Date, each share of outstanding Series B Preferred Stock shall, upon delivery of a Notice of Conversion (as defined below) pursuant to Section 5(c) below to each holder, be converted into fully-paid and non-assessable shares of Common Stock using the Conversion Price then in effect (A) on any date on which the average closing price for the immediately preceding twenty (20) consecutive trading days of the Common Stock trading on the American Stock Exchange (or other stock exchange approved by the holders of 66 2/3% of the then outstanding shares of Series B Preferred Stock) exceeds two-and-one-half (2.5) times the Series B Original Issue Price (as adjusted for any stock splits, combinations, recapitalizations involving equity securities of the Corporation, reclassifications of other similar events involving a change with respect to the Series B Preferred Stock) or (B) on the sixty-first (61st) day following the date on which the Corporation delivers a Notice of Conversion pursuant to Section 5(c) below to each holder and offers to pay to such holder an amount per share equal to or greater than two-and-one-half (2.5) times the Series B Original Issue Price as so adjusted (the “Cash Offer”) for each share of the Series B Preferred Stock held by such holder if such holder does not accept such offer by written notice of acceptance to the Corporation within 60 days of the date of such Notice of Conversion. Accrued but unpaid dividends shall be paid in cash on any such forced conversion. For the avoidance of doubt, only the shares of Series B Preferred Stock held by holders that do not accept the Cash Offer within 60 days of the Notice of Conversion with respect thereto shall be automatically converted in accordance with Section 5(b)(i)(B) and those holders that do accept the Cash Offer shall have their shares of Series B Preferred Stock repurchased by the Corporation pursuant to the terms of the Cash Offer.

(ii) Each share of outstanding Series B Preferred Stock shall be converted into Common Stock at the Conversion Price then in effect on any date after the Issue Date that the holders of 75% in interest of the then outstanding shares of Series B Preferred Stock agree in writing shall be the conversion date of all of the then outstanding shares of Series B Preferred Stock. Except as provided otherwise in Section 3 above, accrued but unpaid dividends will be paid in cash on any such conversion.

(iii) Notwithstanding anything to the contrary herein, no shares of outstanding Series B Preferred Stock shall be converted into Common Stock pursuant to this Section 5(b) unless at the time of such proposed conversion the Corporation shall have on file with the Securities and Exchange Commission an effective registration statement with respect to the shares of Common Stock issued or issuable to the holders (A) on conversion of the Series B Preferred Stock then issued or issuable to such holders, and (B) on exercise of all of the warrants to purchase Common Stock of the Corporation issued pursuant to the Purchase Agreement (the “Warrants”) and such shares of Common Stock have been approved by and listed on the American Stock Exchange (or other stock exchange approved by the holders of 66 2/3% of the then outstanding shares of Series B Preferred Stock).

(c) Mechanics of Conversion. In order to convert Series B Preferred Stock into full shares of Common Stock if (i) such conversion is pursuant to Section 5(a), the holder shall (A) fax a copy of a fully executed notice of conversion (“Notice of Conversion”) to the Corporation at the office of the Corporation or to the Corporation’s designated transfer agent (the “Transfer Agent”) for the Series B Preferred Stock stating that the holder elects to convert, which notice shall specify the date of conversion, the number of shares of Series B Preferred Stock to be converted, the Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted) and (B) surrender to a common courier for either overnight or two (2) day delivery to the office of the Corporation or its transfer agent, the original certificates representing the Series B Preferred Stock being converted (the “Preferred Stock Certificates”), duly endorsed for transfer, and (ii) such conversion is pursuant to Section 5(b), the Corporation shall fax a copy of a Notice of Conversion to the holders of Series B Preferred Stock stating that the shares of Series B Preferred Stock shall be converted into Common Stock, which notice shall specify the date of such conversion, the number of shares of Series B Preferred Stock that are being converted, the Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted); provided, however, that the Corporation’s failure to deliver a Notice of Conversion to each holder shall not affect the conversion of such shares of Series B Preferred Stock on the date specified in such Notice of Conversion and the cancellation of the certificates representing such shares of Series B Preferred Stock. In the event of a conversion pursuant to Section 5(b), the outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent and the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Corporation or the Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of Section 5(c)(i) below).

(i) Lost or Stolen Certificates. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series B Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificates, if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificates of like tenor and date; provided that the Corporation shall pay all costs of delivery (including insurance against loss and theft until delivered in an amount satisfactory to the holders of Series B Preferred Stock). However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificates if the holder contemporaneously requests the Corporation to convert such Series B Preferred Stock into Common Stock or if such shares of Series B Preferred Stock have been otherwise converted into Common Stock.

(ii) Delivery of Common Stock Upon Conversion. The Corporation no later than 6:00 p.m. (New York City time) on the third (3rd) business day after receipt by the Corporation or its transfer agent of all necessary documentation duly executed and in proper form required for conversion, including the original Preferred Stock Certificates to be converted (or after provision for security or indemnification in the case of lost, stolen or destroyed certificates, if required), shall issue and surrender to a common courier for either overnight or (if delivery is outside the United States) two (2) day delivery to the holder as shown on the stock records of the Corporation a certificate for the number of shares of Common Stock to which the holder shall be entitled as aforesaid.

(iii) Date of Conversion. The date on which a voluntary conversion pursuant to Section 5(a) occurs (the “Date of Voluntary Conversion”) shall be deemed to be the date the applicable Notice of Conversion is faxed to the Corporation or the Transfer Agent, as the case may be, provided that the copy of the Notice of Conversion is faxed to the Corporation on or prior to 6:00 p.m., New York City time, on the Date of Conversion. A forced conversion pursuant to Section 5(b) shall occur on the date on which such forced conversion is deemed to occur pursuant to Section 5(b) (the “Date of Forced Conversion”, and together with the Date of Voluntary Conversion, the “Date of Conversion”). The original Preferred Stock Certificates representing the shares of Series B Preferred Stock to be converted shall be surrendered by depositing such certificates with a common courier for either overnight or two (2) day delivery, as soon as practicable following the Date of Voluntary Conversion or as soon as practicable following the date such holder receives notice of the Date of Forced Conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Date of Conversion.

(iv) No Fractional Shares on Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall (after aggregating all shares into which shares of Series B Preferred held by each holder could be converted) pay cash equal to such fraction multiplied by the market price per share of Common Stock (as determined in a reasonable manner by the Board) at the close of business on the Date of Conversion.

(d) Adjustment of Conversion Price.

(i) Adjustments of Conversion Price Upon Issuance of Common Stock. If at any time after the Series B Closing, the Corporation shall issue or sell, or is, in accordance with Section 5(d)(i)(A) through (G) below, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale or deemed issue or sale, then, forthwith upon such issue or sale or deemed issue or sale, the Conversion Price shall be reduced to the net consideration per share received or deemed received by the Corporation pursuant to Sections 5(d)(i)(A) through (G), as applicable (“Full-Ratchet Anti-Dilution Protection”).

(A) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof (in all cases excluding the effect of a net issue election), by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in Section 5(d)(i)(C), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(B) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding; provided that (a) except as otherwise provided in Section 5(d)(i)(C), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 5(d)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(C) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if (1) the purchase price or exercise price provided for in any Option referred to in Section 5(d)(i)(A), (2) the number of shares into which the Option is exercisable, (3) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 5(d)(i)(A) or (B), or (4) the rate at which Convertible Securities referred to in Section 5(d)(i)(A) or (B) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the termination or expiration of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(D) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than Common Stock or Series B Preferred Stock) payable in Common Stock, then any Common Stock issuable in payment of such dividend or distribution shall be deemed to have been issued or sold for $.02 per share, unless the holders of at least 66 2/3% of the then outstanding Series B Preferred Stock shall have consented to such dividend or distribution.

(E) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board.

(F) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(G) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section 5(d)(i).

(ii) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance or sale from and after the date of filing of this Certificate of Designations of Anti-Dilution Excluded Securities (as defined below).

(iii) Adjustments for Subdivisions, Common Stock Dividends, Combinations or Consolidations of Common Stock. If the outstanding shares of Common Stock shall be subdivided or increased, by stock split, stock dividend or otherwise, into a greater number of shares of Common Stock, the Conversion Price shall concurrently with the effectiveness of such subdivision or payment of such stock dividend, be proportionately decreased. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(iv) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series B Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B Preferred Stock immediately before that change.

(v) Adjustments for Merger, Sale, Lease or Conveyance. In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another Corporation of the assets of the Corporation as an entirety or substantially as an entirety, which is not treated as a liquidation, dissolution or winding up pursuant to Section 4(d) above, the Series B Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of the Series B Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series B Preferred Stock.

(vi) Fractional Shares. If any adjustment under this Section 5(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be rounded to the nearest whole number of shares with one-half share being rounded up.

(vii) Notice of Adjustment. Concurrent with any adjustment pursuant to this Section 5(d), the Corporation shall provide prompt notice to the holders of Series B Preferred Stock notifying such holders of any such adjustment.

Section 6. Voting Rights. Except to the extent otherwise expressly provided by law or in Section 7 or Section 8, the Series B Preferred Stock shall vote together with all other classes and series of voting stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series B Preferred Stock shall entitle the holder thereof to one vote on all matters to be voted on by the stockholders of the Corporation.

Section 7. Protective Provisions.

(a) So long as at least 25% of the shares of Series B Preferred Stock issued pursuant to the Purchase Agreement remain outstanding (as adjusted for any stock splits, stock dividends, combinations, recapitalizations involving equity of the Corporation, reclassifications of other similar events involving a change with respect to the Series B Preferred Stock), the Corporation shall not, without first obtaining the written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock voting as a separate class:

(i) increase or decrease the total number of authorized shares of Series B Preferred Stock or the authorized shares of Common Stock reserved for issuance upon conversion of the Series B Preferred Stock (except as otherwise required by the Charter or this Certificate of Designations);

(ii) alter, amend or repeal the Charter or the Corporation’s bylaws, so as to affect adversely the voting powers, preferences or other rights, including, without limitation, the liquidation preferences, dividend rights, conversion rights, redemption rights or any reduction in the stated value of the Series B Preferred Stock;

(iii) following the expiration of the Corporation Option, issue any Senior Securities or any Parity Securities or securities that are convertible into Senior Securities or Parity Securities with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

(iv) waive or modify any provision of the Purchase Agreement or any related agreement between the Corporation and the purchasers listed in the Purchase Agreement;

(v) except for the Amended and Restated Stockholders’ Agreement and the Registration Rights Agreement, enter into any stockholders agreement, including any agreement relating to restrictions on transfer of any of class of stock of the Corporation, or any registration rights agreement; or

(vi) issue any Senior Securities, Parity Securities or Junior Securities having an initial per share purchase price that is less than the Conversion Price (as adjusted for any stock splits, combinations, stock dividends, recapitalizations involving equity securities of the Corporation, reclassifications of other similar events involving a change with respect to the Common Stock) other than Anti-Dilution Excluded Securities.

(b) So long as at least 50% of the shares of Series B Preferred Stock issued pursuant to the Purchase Agreement remain outstanding (as adjusted for any stock splits, stock dividends, combinations, recapitalizations involving equity of the Corporation, reclassifications of other similar events involving a change with respect to such Series B Preferred Stock) or, if the Corporation has failed to comply with its obligations to redeem the shares of Series B Preferred Stock in accordance with Section 12, so long as any shares of Series B Preferred Stock issued pursuant to the Purchase Agreement remain outstanding, the Corporation shall not, without first obtaining the written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock voting as a separate class:

(i) merge or consolidate with one or more entities or sell all or substantially all of the capital stock or assets of the Corporation;

(ii) following the expiration of the Corporation Option, make an acquisition or series of related acquisitions for consideration aggregating more than $10,000,000 in value;

(iii) declare or pay any dividends or distributions on the capital stock of the Corporation, except for dividends and distributions paid on the Series B Preferred Stock in accordance with this

Certificate of Designations and the Series A Preferred Stock in accordance with the Series A Certificate of Designations;

(iv) voluntarily liquidate or dissolve, recapitalize or reorganize the Corporation;

(v) borrow funds (in one or a series of related borrowings) in an amount aggregating more than $3,000,000 other than revolving lines of credit provided by lenders based upon the Corporation’s accounts receivable;

(vi) repurchase or repay any of the Corporation’s indebtedness prior to the stated maturity of any such indebtedness other than the Notes;

(vii) redeem or purchase any of the capital stock of the Corporation, except (x) repurchases of employee Common Stock upon termination of employment pursuant to employment agreements in effect at the time of the Series B Closing, (y) redemption of the Series B Preferred Stock as contemplated by this Certificate of Designations and (z) redemption of the Series A Preferred Stock as contemplated by this Certificate of Designations and the Series A Certificate of Designations;

(viii) increase or decrease the number of members of the Board, other than as permitted in the Amended and Restated Stockholders’ Agreement; or

(ix) elect, appoint or remove the Chief Executive Officer, Chief Financial Officer, President or Chief Operating Officer of the Corporation.

Section 8. Special Veto Rights. (a) Notwithstanding anything contained in Section 7 to the contrary and for as long as the Corporation Option is in effect, if the Corporation desires to (i) enter into an Acquisition or (ii) issue any Senior Securities or Parity Securities or any securities ranking senior to or pari passu with the Series A Preferred Stock, or convertible into Senior Securities or Parity Securities or any securities ranking senior to or pari passu with the Series A Preferred Stock, with respect to voting, dividend, liquidation or redemption rights, including the issuance of subordinated debt (each of clause (i) and (ii), a “Special Event” and collectively the “Special Events”), the Corporation shall provide a written notice (the “Notice of Exercise”) to each holder of Series A Preferred Stock and Series B Preferred Stock of such Special Event.

(b) The Notice of Exercise shall be in substantially the form and substance attached as Exhibit Q to the Purchase Agreement and shall be delivered to each holder of Series A Preferred Stock and Series B Preferred Stock at least 15 days prior to the occurrence of any such Special Event. The Notice of Exercise shall provide, among other things, the date that the Corporation proposes to consummate any such Special Event (the “Special Event Date”).

(c) The holders of 100% of the Series A Preferred Stock and the Series B Preferred Stock, voting as a single class, shall have the right to veto any such Special Event by returning the Notice of Exercise to the Corporation and indicating a veto of such Special Event in the space provided on the Notice of Exercise (each, a “Veto”). If the Corporation receives a Veto from 100% of the holders of the Series A Preferred Stock and the Series B Preferred Stock for any such Special Event, then the Corporation shall be not be permitted to enter into any such Special Event.

Section 9. Status of Converted Stock. In the event any shares of Series B Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series B Preferred Stock.

Section 10. Preemptive Rights. Each holder of Series B Preferred Stock or debt or equity of the Corporation that is convertible into shares of Series B Preferred Stock shall be entitled to purchase its pro rata share (calculated by multiplying the number of securities issued in such equity offering including those issued pursuant this Section 10 by a fraction, the numerator of which is the number of shares of Common

Stock held by such holder on a Fully Diluted Basis and the denominator of which is the number of shares of Common Stock held by all such holders of securities of the Corporation on a Fully Diluted Basis) of any future private equity offering (including, without limitation, any offering of convertible debt) by the Corporation, except for the Preemptive Rights Excluded Securities.

Section 11. Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Series B Preferred Stock: (a) solely for the purpose of effecting the conversion of shares of Series B Preferred Stock issued or issuable to the holders, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock and rights to acquire shares of Series B Preferred Stock, (b) solely for the purpose of effecting the exercise of all of the Warrants, such number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of all of the outstanding Warrants and (c) solely for the purpose of effecting the conversion of the Notes, such number of shares of Series B Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding Notes; and if at any time the number of authorized but unissued shares of Common Stock or Series B Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock and rights to acquire shares of Series B Preferred Stock, the exercise of the Warrants and the conversion of the Notes issued or issuable to the holders, in addition to such other remedies as shall be available to the holder of Series B Preferred Stock or such rights, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock and Series B Preferred Stock, as applicable, to such number as shall be sufficient for such purposes, including, without limitation, using best efforts to obtain stockholder approval of any necessary amendment to the Charter.

Section 12. Redemption Rights. The record holders of the Series B Preferred Stock shall have redemption rights as follows:

(a) The Series B Preferred Stock shall be subject to redemption, at the option of the holders of 66 2/3% of the then outstanding shares of Series B Preferred Stock at any time after the fourth anniversary of the Issue Date (the “Series B Redemption Date”), in four equal quarterly installments, with the first installment being made within sixty (60) days of the date of exercise of such option and the last installment on the date that is 9 months thereafter, in whole or in part, at a per share redemption price equal to the Series B Original Issue Price (as adjusted for any stock splits, combinations, recapitalizations involving equity securities of the Corporation, reclassifications of other similar events involving a change with respect to the Series B Preferred Stock) per share plus any accrued but unpaid dividends, payable in immediately available funds.

(b) The funds legally available to the Corporation for the payment of the redemption price of any Junior Securities shall be used first to pay the redemption price of Series B Preferred Stock on the dates established for redemption pursuant to Section 12(a) and no such funds shall be used (or will be required to be used) to pay the redemption price of any Junior Securities unless the Corporation has paid, or reserved funds sufficient to pay, the entire redemption price of Series B Preferred Stock. If the funds legally available to the Corporation for the payment of the redemption price of the Series B Preferred Stock are not sufficient to redeem all of the shares of the Series B Preferred Stock required to be redeemed on any date, such funds shall be used to redeem the number of shares of Series B Preferred Stock which may be redeemed from such amount on a pro rata basis. If, at the end of each calendar quarter, thereafter (or more often than quarterly at the option of the Corporation), additional funds become available for the redemption of additional shares of Series B Preferred Stock required to be so redeemed, the Corporation shall immediately use such funds to redeem shares of Series B Preferred Stock until such time as all of the shares of Series B Preferred Stock required to be redeemed pursuant to this Section 12 have been redeemed.

(c) If, on the dates established for redemption pursuant to Section 12(a), all of the shares of Series B Preferred Stock to be redeemed on each such date are not redeemed in full, all rights in respect of such shares of Series B Preferred Stock that have not been redeemed, including the right to receive the applicable redemption price, plus accrued and unpaid dividends, shall continue to be outstanding as evidenced by the certificates representing such shares. The exercise by the holders of the option to redeem any shares of Series B Preferred Stock which were not redeemed on the dates established for redemption pursuant to Section 12(a), may be rescinded by such holders at any time following the date established for such redemption by written notice to the Corporation. All shares of Series B Preferred Stock redeemed pursuant to Section 12(a) shall be retired and shall be restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series or class and may thereafter be reissued, subject to compliance with the terms hereof, as shares of any series of Preferred Stock other than shares of Series B Preferred Stock.

(d) The holders, upon the prior vote (separately as a class) or written approval of the holders of at least 66 2/3% of the then outstanding shares of Series B Preferred Stock, shall have the right, but not the obligation, to pursue all remedies available to them at law or in equity and shall have the right to designate additional members to the Board such that the directors designated by such holders constitute a majority of the members of the Board if the Corporation is unable to effect any such quarterly redemption installment for a period of nine (9) consecutive months after such installment was required to be paid pursuant to Section 12(a) hereof; provided, that if any such installment remains unpaid for a period of nine (9) consecutive months after such installment was required to be paid, such holders shall be entitled to such increased Board representation unless all such installments that are then past due are paid. Such additional members of the Board shall be designated and elected in accordance with the provisions of Section 2.1 of the Amended and Restated Stockholders’ Agreement.

Section 13. Definitions. As used in this Certificate, the following capitalized terms have the following meanings.

“Acquisition” means any acquisition of the stock (whether by purchase, merger or otherwise) or assets of one or more other entities by the Corporation, in each case, with an acquisition cost of at least $10,000,000.

“Amended and Restated Stockholders’ Agreement” means that certain Amended and Restated Stockholders’ Voting Agreement effective on or about the date hereof by and among the Corporation and certain stockholders of the Corporation listed on the signature pages thereto. From and after the date hereof, references in the Series A Certificate of Designations to the Stockholders Voting Agreement shall mean and refer to the Amended and Restated Stockholders Voting Agreement.

“Anti-Dilution Excluded Securities” mean any of the following securities: (1) securities issued to employees, consultants, officers or directors of the Corporation or options to purchase Common Stock granted by the Corporation to employees, consultants, officers, or directors of the Corporation pursuant to any option plan, agreement or other arrangement duly adopted by the Corporation and approved by the compensation committee of the Board; (2) securities issued on exercise of the Warrants; (3) securities issued on conversion of the Notes; (4) the Series B Preferred Stock and any Common Stock issued upon conversion of the Series B Preferred Stock; (5) for the avoidance of doubt, securities issued on the conversion of any Convertible Securities or the exercise of any Options, in each case, outstanding on the date of the filing hereof; (6) for the avoidance of doubt, securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with Section 5(d)(iii) or (iv); and (7) securities issued to financial institutions in connection with commercial credit transactions, equipment credit financings or similar credit transactions approved by the Board, including each member of the Board which may be designated by a Pequot Majority in Interest pursuant to Section 2.1(a)(ii) of the Amended and Restated Stockholders’ Agreement.

“Corporation Option” means the option of the Corporation for the period of 12 calendar months following the Issue Date to require each purchaser named in the Purchase Agreement to purchase either additional Notes or additional shares of Series B Preferred Stock for an aggregate purchase price not to exceed $20,000,000, all in accordance with the Purchase Agreement.

“Fully Diluted Basis” means when used in reference to the number of shares of Common Stock held by a person or entity at any time, a number of shares of Common Stock equal to the sum of (x) the number of issued and outstanding shares of Common Stock then held by or such person or entity, plus (y) the total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all Convertible Securities and Options issued and outstanding at such time that are then held by such person or entity.

“Purchase Agreement” means that certain Purchase Agreement, dated on or about the date hereof, between the Corporation and the purchasers named therein.

“Preemptive Rights Excluded Securities” mean an of the following securities: (1) securities issued to employees, consultants, officers or directors of the Corporation or options to purchase Common Stock granted by the Corporation to employees, consultants, officers, or directors of the Corporation pursuant to any option plan, agreement or other arrangement duly adopted by the Corporation and approved by the compensation committee of the Board; (2) securities issued on exercise of the Warrants; (3) securities issued on conversion of the Notes; (4) the Series B Preferred Stock and any Common Stock issued on conversion of the Series B Preferred Stock; (5) for the avoidance of doubt, securities issued on the conversion of any Convertible Securities or the exercise of any Options, in each case, outstanding on the date of the filing hereof; (6) for the avoidance of doubt, securities sold by the Corporation in any public offering; (7) for the avoidance of doubt, securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with Section 5(d)(iii), (iv) or (v); (8) securities issued to financial institutions in connection with commercial credit transactions, equipment credit financings or similar credit transactions approved by the Board including each member of the Board designated pursuant to Section 2.1(a)(ii) of the Amended and Restated Stockholders’ Agreement, and the issuance of Common Stock upon the conversion or exercise of any such securities constituting Convertible Securities or Options; and (9) the issuance of securities of the Corporation issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination by the Corporation approved by the Board.

“Registration Rights Agreement” means that certain Registration Rights Agreement effective on or about the date hereof by and among the Corporation and certain stockholders of the Corporation listed on the signature pages thereto.

“Series A Certificate of Designations” means that certain Certificate of Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock of the Corporation, dated December 9, 2003, as amended.

“Series A Closing” means the date of the initial issuance of Series A Preferred Stock (December 9, 2003).

“Senior Indebtedness” means the indebtedness of the Corporation under that certain Amended and Restated Credit Agreement dated on or about the date hereof, as amended, by and between the Corporation and Bank of America, N.A. and any other Senior Indebtedness as such term is defined in the Purchase Agreement.

Signature on following page.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its Chief Executive Officer this 27th day of May, 2004.

ANALEX CORPORATION

By:	/s/ Sterling E. Phillips, Jr.
	Name:	Sterling E. Phillips, Jr.
	Title:	Chief Executive Officer

ANNEX D

THIS NOTE AND THE SHARES OF PREFERRED STOCK WHICH MAY BE PURCHASED UPON THE CONVERSION OF THIS NOTE (AND THE SHARES OF COMMON STOCK WHICH MAY BE ISSUED UPON CONVERSION OF SUCH SHARES OF PREFERRED STOCK) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER. THE CONVERSION OF THIS NOTE IS SUBJECT TO THE APPLICABLE REQUIREMENTS OF THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN AMENDED AND RESTATED INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF MAY 28, 2004, AS AMENDED (THE “INTERCREDITOR AGREEMENT”) BY AND AMONG PEQUOT PRIVATE EQUITY FUND III, L.P., AS COLLATERAL AGENT, THE JUNIOR LENDERS NAMED THEREIN, ANALEX CORPORATION (THE “BORROWER”) AND BANK OF AMERICA, N.A. (THE “SENIOR LENDER”), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE BORROWER PURSUANT TO THAT CERTAIN AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF MAY 28, 2004 (THE “CREDIT AGREEMENT”), BY AND AMONG THE BORROWER, SUBSIDIARIES OF THE BORROWER FROM TIME TO TIME PARTY THERETO AND THE SENIOR LENDER, AS SUCH CREDIT AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME (SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT) AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THAT AGREEMENT AS CONTEMPLATED BY THE INTERCREDITOR AGREEMENT.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SENIOR IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN JUNIOR INTERCREDITOR AND SUBORDINATION AGREEMENT (THE “JUNIOR INTERCREDITOR AGREEMENT”) DATED AS OF MAY 28, 2004 BY AND AMONG PEQUOT PRIVATE EQUITY FUND III, L.P., AS COLLATERAL AGENT, THE OTHER PARTIES NAMED THEREIN AND THE BORROWER, TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE BORROWER PURSUANT TO THAT CERTAIN SUBORDINATED NOTE AND SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF JULY 18, 2003 (THE “SERIES A PURCHASE AGREEMENT”), BY AND AMONG THE BORROWER, PEQUOT PRIVATE EQUITY FUND III, L.P. AND PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P. EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, THE JUNIOR INTERCREDITOR AGREEMENT AND THE PURCHASE AGREEMENT DATED AS OF MAY 28, 2004 BETWEEN THE BORROWER AND THE PURCHASERS NAMED THEREIN (AS MODIFIED AND SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME, THE “SERIES B PURCHASE AGREEMENT”), COPIES OF WHICH ARE AVAILABLE TO THE HOLDERS HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST TO THE BORROWER AT ITS PRINCIPAL PLACE OF BUSINESS.

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE ARE SUBJECT TO THE TERMS OF A CERTAIN AMENDED AND RESTATED STOCKHOLDERS’ VOTING AGREEMENT, DATED MAY 28, 2004, AMONG THE BORROWER AND CERTAIN STOCKHOLDERS SIGNATORY THERETO (THE “STOCKHOLDERS’ AGREEMENT”). THE STOCKHOLDERS’ AGREEMENT CONTAINS CERTAIN RESTRICTIVE PROVISIONS RELATING TO THE VOTING OF SUCH SECURITIES (INCLUDING THE GRANT OF AN IRREVOCABLE PROXY RELATIVE TO VOTING MATTERS). A COPY OF THE STOCKHOLDERS’ AGREEMENT IS ON FILE AT THE BORROWER’S PRINCIPAL OFFICES. UPON WRITTEN REQUEST TO THE BORROWER’S SECRETARY, A COPY OF

THE STOCKHOLDERS’ AGREEMENT WILL BE PROVIDED WITHOUT CHARGE TO THE HOLDER HEREOF.

THIS NOTE MAY NOT BE ASSIGNED, NEGOTIATED OR TRANSFERRED EXCEPT AS SET FORTH HEREIN.

THIS NOTE MAY NOT BE CONVERTED PRIOR TO STOCKHOLDER APPROVAL, AS DESCRIBED HEREIN.

SECURED SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$	May 28, 2004

FOR VALUE RECEIVED, the undersigned, Analex Corporation, a Delaware corporation (the “Borrower”), promises to pay to                      (the “Holder”), the principal sum of                      ($            ) with interest on the unpaid balance from the date hereof, at the rate of seven percent (7%) per annum in lawful money of the United States of America, at                         , or at such other place as the Holder may designate in writing. This Note is one of the secured, senior subordinated convertible promissory notes (collectively, the “Notes”) referred to in, and purchased pursuant to, the Series B Purchase Agreement and evidences a borrowing from the Holder by the Borrower under the Series B Purchase Agreement. The obligations of the Borrower under this Note are secured as provided in the Series B Purchase Agreement. This Note is subject to acceleration pursuant to the terms of the Series B Purchase Agreement.

The principal of this Note shall be due and payable in full on the date that is 120 days following the date of issuance hereof; provided, however, that if the SEC reviews the Company’s filings seeking Stockholder Approval, this Note shall be due and payable in full on the date that is 180 days following the date of issuance hereof (the “Maturity Date”).

Interest on this Note shall be due and payable in cash quarterly in arrears on each of June 30, 2004 and if the Maturity Date has not occurred, September 30, 2004 and ending with a final partial quarterly interest payment on the Maturity Date; provided, however, that if (a) the Borrower’s available cash for operations for the 12-month period immediately following the date any quarterly interest installment would otherwise be paid in cash, is less than One Million Dollars ($1,000,000) in excess of the business projections for the Borrower approved by the Board of Directors of the Borrower (the “Board”) for such 12-month period (which projections will be updated and presented to the Board for each calendar quarter) or (b) the Borrower’s payment of such interest will result in a default under any Senior Indebtedness, and the Holder has received notice thereof from the Borrower, then, at the option of the Borrower, the accrued interest on this Note may be added to the principal of this Note rather than being paid in cash. The Borrower shall provide the Holder with five (5) business days’ prior written notice of the exercise of such option in accordance with the terms of Section 10(d) below which notice shall set forth in reasonable detail the calculations of such cash available for operations and the Borrower’s projections or the applicable default under any Senior Indebtedness.

All computations of interest payable hereunder shall be made on the basis of the actual number of days in the period for which such interest is payable and a year of 365 or 366 days, as applicable.

Notwithstanding any other provision of this Note, to the extent permitted by applicable law, interest shall be due and payable on any overdue unpaid installment of principal or interest on this Note (including amounts due and unpaid upon any acceleration of this Note) within five (5) days of its due date at a rate equal to the lesser of (i) fourteen percent (14%) and (ii) the maximum rate permitted by applicable law. Notwithstanding anything to the contrary herein, interest that is accrued and added to the principal amount of this Note pursuant to the second previous paragraph hereof shall not be considered overdue unless and until the principal on this Note is due.

Notwithstanding anything to the contrary contained in the immediately preceding paragraph and in addition to the remedies provided to the Holder in the Series B Purchase Agreement, if an Event of Default pursuant to

Section 6.1(o) of the Series B Purchase Agreement has occurred and is continuing, interest shall immediately be due and payable at a rate equal to the lesser of (i) fourteen percent (14%) per annum and continuously increasing thereafter at the end of each successive calendar quarter at a rate of three quarters of one percent (.75%) and (ii) the maximum rate permitted by applicable law, in either case, for so long as any amounts payable under this Note remain outstanding.

1. No Prepayment of the Note. The principal of this Note and the interest accrued hereon may not be prepaid without the prior written consent of the holders of a majority of the then outstanding aggregate principal amounts of all Notes.

2. Automatic Conversion. On the date of the Stockholders Approval, the outstanding principal of and accrued and unpaid interest on this Note shall be automatically converted into that number of fully paid and non-assessable shares of Series B Preferred Stock determined by dividing (i) the sum of the aggregate principal amount of this Note and the interest accrued and unpaid thereon by (ii) an amount equal to the Series B Original Issue Price per share then in effect as set forth in that certain Certificate of Designations, Powers, Preferences and Rights of the Series B Convertible Preferred Stock, dated May 27, 2004. This Note may not be converted prior to Stockholder Approval.

3. No Fractional Shares. No fractional shares of Series B Preferred Stock shall be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Borrower shall (after aggregating all shares into which the Notes held by each holder could be converted) pay cash equal to such fraction multiplied by the Series B Original Issue Price at the close of business on the date of conversion.

4. Event of Default; Remedies. Upon the occurrence and during the continuance of an Event of Default, this Note may be accelerated in the manner described in the Series B Purchase Agreement and the Holder and the Collateral Agent shall have all of the rights and remedies provided in the Series B Purchase Agreement.

5. Waiver of Certain Rights. Subject to any applicable notice periods, all parties to this Note, including Borrower and any sureties, endorsers, or guarantors, hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be without notice or consent of any of them.

6. Enforcement. The Holder may enforce this Note as described in the Series B Purchase Agreement.

7. Subordination. Repayment of this Note shall be subordinated to the extent and in the manner set forth in the Intercreditor Agreement and in the Series B Purchase Agreement. The Holder hereby agrees that it will enter into a subordination agreement with any Senior Lender in connection with any Senior Credit Facility containing terms no less favorable, as a whole, to the holders of the Notes than those in the Intercreditor Agreement.

8. Seniority. Repayment of this Note shall rank senior to any and all outstanding Indebtedness issued by the Borrower pursuant to the Series A Purchase Agreement in the manner set forth in the Junior Intercreditor Agreement and in the Series B Purchase Agreement. Notwithstanding anything contained in Section 7 to the contrary, if the Senior Indebtedness is fully repaid or ceases to exist on its terms and the Borrower has not borrowed any additional amounts from any Senior Lender, until the issuance of any Senior Indebtedness, the repayment of this Note and priority with respect to the security interests granted to the Holder pursuant to the Series B Purchase Agreement shall rank senior to any and all existing and future Indebtedness incurred by the Borrower, including the Indebtedness created under the Series A Purchase Agreement.

9. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Series B Purchase Agreement.

10. Miscellaneous. The following general provisions apply:

(a) This Note, and the obligations and rights of the Borrower hereunder, shall be binding upon and inure to the benefit of the Borrower, the Holder, and their respective heirs, personal representatives, successors and assigns. The Holder may transfer this Note, the shares of Series B Preferred Stock issuable upon conversion of this Note, and the shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock, and the rights and obligations attached thereto, so long as (a) any such transfer(s) comply with applicable securities laws and the terms of that certain Co-Sale Agreement, dated May 28, 2004, among the Borrower and the other parties named therein, as amended and (b) unless such securities have been registered in accordance with all applicable securities laws and transferred pursuant to a non-private, open market transaction on the securities exchange on which the Company’s Common Stock is listed, if such transferee is not a United States citizen or an entity formed under the laws of a U.S. jurisdiction, the Holder obtains the Borrower’s consent for such transfer (which shall not be unreasonably withheld).

(b) No amendment or waiver of any provision of the Note, nor consent to any departure by a party herefrom, shall in any event be effective unless the same shall be in writing and signed by the holders holding 66 2/3% of the then outstanding aggregate principal amounts of the Notes. Any amendment, waiver or consent so made or effected shall be binding upon all of the holders of the Notes; provided, however, the principal amount of this Note shall not be reduced or the collateral for this Note released without the prior written consent of the holders of at least 75% of the then outstanding aggregate principal amounts of the Notes and, provided further, that the Borrower shall provide all holders of Notes with amended versions of their respective Notes. Any principal so reduced shall be so reduced proportionally for all such holders of the Notes.

(c) All payments shall be made in such coin and currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

(d) All notices, requests, consents and demands hereunder shall be made in writing in the manner described in the Series B Purchase Agreement.

(e) Whenever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Note will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

(f) This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

Signature on the following page

IN WITNESS WHEREOF, the Borrower has caused this instrument to be executed in its corporate name by a duly authorized officer, by order of its Board of Directors as of the day and year first above written.

ANALEX CORPORATION

By:
	Name:	Sterling E. Phillips, Jr.
	Title:	Chief Executive Officer

Signature Page to Analex Corporation Secured Subordinated Convertible Note

ANNEX E

THIS WARRANT AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN PURCHASE AGREEMENT, DATED MAY 28, 2004 BY AND AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN (AS AMENDED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS, THE “PURCHASE AGREEMENT”). A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS WARRANT WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

THE SECURITIES REPRESENTED HEREBY MAY BE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH MAY PLACE CERTAIN RESTRICTIONS ON THE VOTING OF SUCH SECURITIES (INCLUDING THE GRANT OF AN IRREVOCABLE PROXY RELATIVE TO VOTING MATTERS). A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS SECURITY WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

THIS WARRANT MAY NOT BE EXERCISED PRIOR TO STOCKHOLDER APPROVAL, AS DESCRIBED HEREIN.

No. W-2004-	Void After Expiration Date (as defined below)

WARRANT

TO PURCHASE COMMON STOCK OF

ANALEX CORPORATION

Dated May 28, 2004

THIS WARRANT CERTIFIES THAT, for value received,                          or its permitted transferees (the “Holder”) is entitled to purchase from ANALEX CORPORATION, a Delaware corporation (the “Company”), up to the number of duly authorized, validly issued and (upon payment or net issue election as set forth herein) fully paid and nonassessable shares (the “Shares”) of common stock, $.02 par value per share (the “Common Stock”), of the Company, as further described and defined below.

Section 1. Number of Shares. The maximum number of Shares which may be purchased upon the exercise of this Warrant is one (1) share of Common Stock for every five (5) shares of Common Stock issued or issuable upon conversion of Series B convertible preferred stock of the Company, par value $.02 per share (the “Series B Preferred Stock”) issued on the date hereof to the Holder by the Company or issuable upon the conversion of the principal amount of the secured senior subordinated convertible promissory notes of the Company, issued on the date hereof to the Holder by the Company pursuant to the Purchase Agreement. Capitalized terms used in this Warrant but not otherwise defined in this Warrant will have the meanings assigned to such terms in the Purchase Agreement.

Section 2. Exercise Price. The price per share at which the Holder may purchase the Common Stock shall be the price that equals the price that reflects a twenty-five percent (25%) premium to the trailing average closing price of the Common Stock for the twenty (20) trading days immediately preceding the date hereof (the “Exercise Price”), as adjusted from time to time in accordance with Section 6 hereof.

Section 3. Expiration Date. This Warrant shall expire at 5:00 p.m. New York Time on the tenth anniversary of the date hereof (the “Expiration Date”). Upon the Expiration Date, all rights of the Holder to purchase Common Stock pursuant to this Warrant shall immediately terminate.

Section 4. Exercise and Payment.

Section 4.1 Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part at any time following the Stockholder Approval and from time to time, by the surrender of this Warrant (together with a duly executed notice of exercise in the form attached hereto as Exhibit A-1) at the principal office of the Company, and by the payment to the Company, by wire transfer of immediately available funds, of an amount equal to the aggregate Exercise Price of the Shares being purchased.

Section 4.2 Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this

Warrant or such portion (together with a duly executed exercise notice in the form attached hereto as Exhibit A-2) at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of Shares as is computed using the following formula:

X = Y (A-B)

        A

where

X =	the number of Shares to be issued to the Holder pursuant to this Section 4.2.

Y=	the number of Shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.2.

A=	the Fair Market Value of one share of Common Stock, as determined in accordance with Section 7 herein, as at the time the net issue election is made pursuant to this Section 4.2.

B =	the Exercise Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.2.

Section 4.3 Stock Certificates. In the event of the exercise of all or any portion of this Warrant, certificates for the Shares so purchased shall be delivered to the Holder by the Company at the Company’s own expense (including the payment by the Company of any applicable issue taxes or governmental charges imposed in connection with the issuance or delivery of the Common Stock) within a reasonable time, which shall in no event be later than ten (10) days thereafter and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

If this Warrant shall be surrendered for exercise within any period during which the transfer books for shares of the Common Stock or other securities purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

Section 5. Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of this Warrant will, upon issuance and receipt of the Exercise Price therefor, be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and free and clear of all taxes, liens, encumbrances and charges with respect to the issue thereof. During the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the exercise of this Warrant.

Section 6. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

Section 6.1 Adjustments for Subdivisions of Common Stock. If the number of shares of Common Stock outstanding at any time is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split up of stock, then the Exercise Price in effect immediately prior to such stock dividend, subdivision or split shall, concurrently with the effectiveness of such dividend, subdivision or split up, be proportionately decreased and the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased in proportion to such increase of outstanding shares of Common Stock.

Section 6.2 Adjustments for Combinations Common Stock. If the number of shares of Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common Stock, then the Exercise Price in effect immediately prior thereto shall, concurrently with the effectiveness of such combination, be proportionately increased and the number of shares of Common Stock issuable upon exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

Section 6.3 Adjustments for Stock Dividends and Other Distributions. If the Company at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution (excluding any repurchases of securities by the Company not made on a pro rata basis from all holders of any class of the Company securities) payable in property or in securities of the Company other than shares of Common Stock, then and in each such event the Holder of this Warrant shall receive at the time of exercise, the amount of property or the number of securities of the Company that the Holder would have received had it exercised this Warrant immediately prior to such event.

Section 6.4 Adjustments for Reclassification, Exchange and Substitution. Upon a Notice Event (as defined below), if the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, merger, reclassification or otherwise (other than a subdivision or combination of shares provided for above) this Warrant shall thereafter be exercisable into, in lieu of the number of shares of Common Stock which the Holder would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the Holder upon exercise of this Warrant immediately before that change.

Section 6.5 Notice of Certain Events. In the event (each, a “Notice Event”): (a) the Company authorizes the issuance to all holders of Common Stock rights or warrants to subscribe for or purchase shares of its capital stock, or any other subscription rights or warrants; (b) the Company authorizes the distribution to all holders of Common Stock evidences of indebtedness or assets or other securities; (c) of any capital reorganization or reclassification of Common Stock, other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock; (d) of any liquidation or merger to which the Company is a party and for which approval of any of the Company’s holders of Common Stock is required, other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the shares of Common Stock issuable upon the exercise of this Warrant; (e) of the conveyance or transfer of the Company’s properties and assets, substantially as an entirety; or (f) of the Company’s voluntary or involuntary dissolution, liquidation or winding-up; then, in each case, the Company shall cause to be mailed by certified mail to the Holder, at least 10 days prior to the applicable record or effective date hereinafter specified, a notice stating the material terms relating to the exercise of the Warrants, the name, title and telephone number of a Company representative who shall be available to answer any questions relating to such exercise and the dates as of which (i) the holders of Common Stock of record will be entitled to receive any such rights, warrants or distributions are to be determined, (ii) such Notice Event is expected to become effective and (iii) that Holders of record of Warrants shall be entitled to exchange or sell their Shares issuable upon the exercise of this Warrant for securities or other property, if any, deliverable upon such Notice Event. In addition, if the Company receives written notice that a purchase, tender or exchange offer has been made to the holders of more than 50% of the outstanding Common Stock, the Company shall give the Holder reasonable notice (but will not be required to give not more than 10 days notice) thereof.

Section 7. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder. In lieu of such fractional shares the Company shall make a cash payment therefor based upon the Fair Market Value of the Common Stock on such date as determined in good faith by the Company’s Board of Directors as follows:

For purposes of this Warrant, “Fair Market Value” of a Share as of a particular date means: (a) if the Common Stock is traded on an exchange or the over-the-counter market or otherwise quoted or reported on a national exchange, the most recently reported closing price, (b) if conversion or exercise is simultaneous with an underwritten public offering of Common Stock registered under the Act, then the initial public offering price (before deducting commissions, discounts or expenses) per share sold in such offer, and (c) otherwise that price determined in good faith and in such reasonable manner as prescribed by a majority of the Company’s Independent Directors (as such term is defined in that certain Amended and Restated Stockholders’ Voting Agreement, dated May 28, 2004, between the Company and the investors named therein).

Section 8. Restrictions on Transfer.

Section 8.1 Transfer. The Holder may transfer this Warrant and the Shares issuable upon exercise of this Warrant, and the rights and obligations attached thereto, so long as (a) any such transfer(s) comply with applicable securities laws and the terms of that certain Co-Sale Agreement, dated May 28, 2004, among the Borrower and the other parties named therein, as amended, and (b) unless such securities have been registered in accordance with applicable securities laws and transferred pursuant to a non-private, open market transaction on the securities exchange on which the Company’s Common Stock is listed, if such transferee is not a United States citizen or an entity formed under the laws of a U.S. jurisdiction, the Holder obtains the Company’s consent for such transfer (which shall not be unreasonably withheld).

Section 8.2 Restrictive Legend. Unless a registration statement is in effect with respect thereto, each certificate representing (i) the Shares and (ii) any other securities issued in respect of the Shares upon any stock split, stock dividend or recapitalization (collectively, the “Restricted Securities”), shall be endorsed as follows:

THIS WARRANT AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE TERMS AND CONDITIONS OF A PURCHASE AGREEMENT. A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS WARRANT WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

THE SECURITIES REPRESENTED HEREBY MAY BE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH MAY PLACE CERTAIN RESTRICTIONS ON THE VOTING OF SUCH SECURITIES (INCLUDING THE GRANT OF AN IRREVOCABLE PROXY RELATIVE TO VOTING MATTERS). A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS SECURITY WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

Section 9. No Rights of Stockholders. This Warrant does not entitle the Holder to any voting rights as a stockholder of the Company prior to the exercise of the Warrant. Nothing in this Warrant shall obligate the Holder to exercise this Warrant, it being understood that the decision as to whether to exercise the Warrant shall be made exclusively by the Holder.

Section 10. No Impairment. The Company will not, by amendment of its Certificate of Incorporation, as amended, including any certificates of designation with respect thereto, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but it will at all times in good faith assist in the carrying out of all of the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

Section 11. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant provided, that the Company shall pay all costs of delivery (including insurance against loss and theft until delivered in an amount satisfactory to the Holder).

Section 12. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

Section 13. Miscellaneous.

Section 13.1 Governing Law. This Warrant shall be governed by and construed in all respects in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

Section 13.2 Entire Agreement; Amendment. Each party hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in the Transaction Documents and acknowledges that it has not executed this Warrant in reliance upon any such promises, representations, understandings or warranties not contained herein or therein and that the Transaction Documents supersede all prior agreements and understandings between the parties with respect thereto. There are no promises, covenants or undertakings other than those expressly set forth or provided for in the Transaction Documents. Neither this Warrant nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the 66 2/3% in Interest Purchasers and the Company. Any amendment, waiver, discharge or termination so made or effected shall be binding upon all of the Holders.

Section 13.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors and assigns, heirs, executors, and administrators of the Company and the Holder.

Section 13.4 Severability. Whenever possible, each provision of this Warrant will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Warrant will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

Section 13.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, by overnight courier, or otherwise delivered by hand or by messenger or sent by facsimile and confirmed by mail, addressed:

(i) if to the Company, at Analex Corporation, 5904 Richmond Highway, Suite 300, Alexandria, Virginia 22303, Attention: Chief Executive Officer; and

(ii) if to the Holder, at the address of such Holder set forth on the signature page of this Warrant.

All notices shall be effective upon receipt.

Section 13.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 13.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Signatures on the following pages.

This Warrant to purchase Common Stock is issued this 28th day of May, 2004.

ANALEX CORPORATION

By:
Name:	Sterling E. Phillips, Jr.
Title:	Chief Executive Officer

ANNEX F

AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of May 28, 2004, is by and among the persons listed on Schedule I hereto (each a “Stockholder”, and, collectively, the “Stockholders”).

WHEREAS, Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. (collectively, “Pequot”) and Analex Corporation, a Delaware corporation (the “Company”) have entered into a binding Summary of Terms for Financing (the “Summary of Terms”) and propose to enter into a Purchase Agreement (as the same may be amended or supplemented, the “Purchase Agreement”) providing for the purchase by Pequot and possibly other investors of certain secured subordinated convertible promissory notes of the Company (the “Notes”) or shares of Series B convertible preferred stock, $.02 par value per share, of the Company (the “Series B Preferred Stock”) and certain warrants to purchase Common Stock, $.02 par value per share, of the Company (the “Common Stock”) (the transactions contemplated by the Summary of Terms and the Purchase Agreement, including without limitation the issuance of the Series B Preferred Stock and the conversion of the Notes into Series B Preferred Stock are referred to herein as the “Transactions”);

WHEREAS, certain of the Stockholders will become stockholders of the Company in consideration of the sale of certain securities presently owned by them to the Company, which sale may occur before or after the approval of the Transactions by the stockholders of the Company;

WHEREAS, as a condition to the execution and delivery of the Summary of Terms and the Purchase Agreement, Pequot has requested that the Stockholders enter into this Agreement;

WHEREAS, the Stockholders believe that the execution, delivery and performance of the Summary of Terms and the Purchase Agreement and the consummation of the transactions contemplated thereby is in the best interests of the Company and its shareholders; and

WHEREAS, each Stockholder is or expects to be the record and beneficial owner, or the trustee of a trust whose beneficiaries are the beneficial owners, of such number of shares of Common Stock and/or preferred stock of the Company, par value $0.02 per share (the “Preferred Stock”) set forth opposite such Stockholder’s name on Schedule I hereto (such shares of Common Stock and/or Preferred Stock, as such shares may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction, together with shares of Common Stock and/or Preferred Stock that may be acquired after the date hereof by such Stockholder, including without limitation shares of Common Stock and/or Preferred Stock issued upon the exercise of options or warrants to purchase Common Stock and/or Preferred Stock (as the same may be adjusted as aforesaid), being collectively referred to herein as the “Shares”).

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the Stockholders agree as follows:

1. Representations and Warranties of the Stockholders. Each Stockholder hereby, severally and not jointly, represents and warrants to the other Stockholders as follows:

(a) Authority. The Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms (subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies). Except as set forth on Schedule II hereto, neither the execution, delivery or performance of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby will (i) require any filing with, or permit, authorization, consent or approval of, any federal, state, local or municipal foreign or other government or subdivision, branch, department or agency thereof or any governmental or quasi-governmental authority of any nature, including any court or other tribunal, (a “Governmental Entity”), (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any pledge, claim, lien, option, charge, encumbrance or security interest of any kind or nature whatsoever (a “Lien”) upon any of the properties or assets of the Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation (a “Contract”) to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets, including the Stockholder’s Shares, may be bound or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree (an “Order”) or any statute, law, ordinance, rule or regulation of any Governmental Entity (a “Law”) applicable to the Stockholder or any of the Stockholder’s properties or assets, including the Stockholder’s Shares.

(b) The Shares. Subject to the terms of this Agreement, the Stockholder’s Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder. Except as set forth on Schedule II hereto, the Stockholder has good and marketable title to such Shares, free and clear of any Liens, proxies, voting trusts or agreements, understandings or arrangements, except for any such Liens or proxies arising hereunder. The Stockholder owns of record or beneficially no Common Stock or other voting interest in the Company other than such Stockholder’s Shares and shares of Company Common Stock issuable upon the exercise of options and warrants, in each case as set forth on Schedule I hereto.

2. Board Approval. Each Stockholder understands and acknowledges that the Board of Directors of the Company has, to the extent required by applicable law, duly and validly authorized and approved, this Agreement, the Summary of Terms and the transactions contemplated hereby, thereby and by the Purchase Agreement.

3. Agreements of Each Stockholder. Each Stockholder, severally and not jointly, agrees as follows:

(a) Until the Transactions are consummated or the Purchase Agreement is terminated in accordance with its terms, the Stockholder shall not, (i) except as otherwise expressly provided herein, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Shares to any person, (ii) enter into or exercise its rights under any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Shares or (iii) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby.

(b) At any meeting of Stockholders of the Company called to vote upon the Transactions or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Transactions or which is necessary to consummate the Transactions is sought, each Stockholder shall, including by executing a written consent if requested by the Company, vote (or cause to be voted) such Stockholder’s Shares in favor of the Transactions.

(c) Each Stockholder understands, acknowledges and agrees that Pequot is entering into the Summary of Terms and the Purchase Agreement in reliance upon the execution and delivery of this Agreement by each Stockholder and the agreements of the Stockholders herein.

4. Grant of Irrevocable Proxy Coupled with an Interest; Appointment of Proxy.

(a) Each Stockholder hereby irrevocably grants to, and appoints Sterling E. Phillips, Jr., and any other individual who shall hereafter be designated by the Stockholders, and each of them, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder’s Shares, or grant a consent or approval in respect of such Shares, at any meeting of Stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought in favor of the Transaction, the adoption by the Company of the Summary of Terms, the Purchase Agreement and the approval of the other transactions contemplated by the Summary of Terms and the Purchase Agreement; including, without limitation, the conversion of the Notes into Series B Preferred Stock, the issuance and exercise of the Warrants and the approval of the issuance of the maximum number of shares of Common Stock issuable on conversion of the Notes and the Series B Preferred Stock and the exercise of the Warrants.

(b) Each Stockholder represents that any proxies heretofore given in respect of such Stockholder’s Shares are not irrevocable, and that any such proxies are hereby revoked.

(c) Each Stockholder hereby affirms that the proxy set forth in this Section 4 is coupled with an interest and is irrevocable until such time as this Agreement terminates in accordance with its terms. Such Stockholder hereby further affirms that the irrevocable proxy is given in connection with the execution of the Summary of Terms and the Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

5. Transfers of Shares. During the term of this Agreement, no Stockholder shall Transfer any Shares unless the Person receiving Transfer of such Shares executes an Instrument of Accession in the form attached hereto as Exhibit A agreeing to be bound by the terms of this Agreement. As used herein, “Transfer” shall mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Securities.

6. Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as the Company or Pequot may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote such Stockholder’s Shares as contemplated by Section 4.

7. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earliest to occur of the following events: (a) approval of the Transactions by the stockholders of the Company, (b) the termination of the Purchase Agreement in accordance with its terms, (c) if the Purchase Agreement is not executed and delivered, upon the expiration of the Summary of Terms and any extensions thereof, and/or (d) the one year anniversary of the date hereof. Nothing in this Section 7 shall relieve any Stockholder from liability for willful breach of this Agreement.

8. General.

(a) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(b) Entire Agreement; Third-Party Beneficiaries. Each party hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in this Agreement and acknowledges that it has not executed this Agreement in reliance upon any such promises, representations, understandings or warranties not contained herein and that this Agreement supersedes all prior agreements and understandings between the parties with respect thereto. There are no promises, covenants or undertakings other than those expressly set forth or provided for in this Agreement. Pequot shall be a third party beneficiary of the rights and benefits of this Agreement. This Agreement is not intended to confer upon any person other than the parties hereto and Pequot any rights or remedies hereunder.

(c) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. All notices and other communications required or permitted hereunder shall be in writing. Notices shall be delivered personally, via recognized overnight courier (such as Federal Express, DHL or Airborne Express) or via certified or registered mail. Notices may be delivered via facsimile or e-mail, provided that by no later than two days thereafter such notice is confirmed in writing and sent via one of the methods described in the previous sentence. Notices shall be addressed to the address of each Stockholder as is set forth on the books and records of the Company, or at such other address or facsimile number as such Stockholder shall have furnished in writing to the other parties hereto. All notices shall be effective upon receipt.

(f) Severability Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

(g) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(h) Facsimile Signatures. Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.

(i) Amendment and Waiver. This Agreement may be amended by the parties hereto by execution of an instrument in writing signed on behalf of the Stockholders holding a majority of Shares held by all of the Stockholders. Any amendment signed by the Stockholders holding a majority of Shares held by all of the Stockholders shall bind all of the Stockholders. Any action, extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party. An action, extension or waiver signed by the Stockholders holding a majority of Shares held by all of the Stockholders shall bind all of the Stockholders.

9. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his, her or its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Shares and nothing herein shall limit or affect any actions taken by a Stockholder in its capacity as an officer or director of the Company to the extent specifically permitted by the Purchase Agreement or as otherwise required by law.

10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States. This being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

IN WITNESS WHEREOF, each party hereto has signed this Agreement as of the date first written above.

COMMON STOCKHOLDERS:

By:	/s/ Sterling E. Phillips, Jr.
Sterling E. Phillips, Jr.

COMMON STOCKHOLDERS:

By:	/s/ Gerald McNichols
Gerald McNichols

COMMON STOCKHOLDERS:

By:	/s/ Peter Belford
Peter Belford

COMMON STOCKHOLDERS:

By:	/s/ C.W. Gilluly
C. W. Gilluly

COMMON STOCKHOLDERS:

By:	/s/ J. Richard Knop
J. Richard Knop

COMMON STOCKHOLDERS:

By:	/s/ Arthur A. Hutchins
Arthur A. Hutchins

COMMON STOCKHOLDERS:

By:	/s/ Joseph H. Saul
Joseph H. Saul

COMMON STOCKHOLDERS:

DRG IRREVOCABLE TRUST

By:	/s/ Chand N. Gupta
Chand N. Gupta, Trustee

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each party hereto has signed this Agreement as of the date first written above.

SERIES A CONVERTIBLE PREFERRED STOCKHOLDERS:

PEQUOT PRIVATE EQUITY FUND III, L.P.

By:	Pequot Capital Management, Inc., its Investment Manager

By:	/s/ Richard Joslin
Name: Richard Joslin
Title: Principal

PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P.
By:	Pequot Capital Management, Inc., its Investment Manager

By:	/s/ Richard Joslin
Name: Richard Joslin
Title: Principal

[Signature Page to Voting Agreement]

SCHEDULE I

STOCKHOLDER	COMMON STOCK	SERIES A PREFERRED STOCK
Peter Belford	1,038,733
J. Richard Knop	1,074,982
C.W. Gilluly	706,845
DRG Irrevocable Trust	700,000
Pequot Private Equity Fund III, L.P.		5,895,397
Pequot Offshore Private Equity Partners, III, L.P.		831,060
Arthur A. Hutchins*	916,230
Joseph H. Saul*	916,230
Total		6,726,457

*	If Shares are acquired following approval of the Transactions, such Stockholder will not execute this Agreement or to vote to approve the Transactions.

SCHEDULE II

Required Filings:

Filings with the Securities and Exchange Commission pursuant to the requirements of the Securities and Exchange Act of 1934, as amended.

Voting Agreements With Respect To the Shares:

The Stockholders’ Voting Agreement, dated as of July 18, 2003, by and among the Company and the individuals listed on the signature pages thereto.

Holders designated on Schedule I with an asterisk have entered into an agreement on the date hereof to acquire the number of Shares listed next to their names.

Exhibit A

Form of Instrument of Accession

Instrument of Accession

Reference is made to that certain Voting Agreement dated as of July 18, 2003, a copy of which attached hereto (as amended and in effect from time to time, the “Voting Agreement”), among the Stockholders (as defined therein).

The undersigned,                                                                              , in order to become the owner or holder of [identify Securities being Transferred] (the “Securities”) of Analex Corporation, a Delaware corporation (the “Company”) hereby agrees that by his, her or its execution hereof the undersigned is a Stockholder party to the Voting Agreement subject to all of the restrictions and conditions applicable to Stockholders set forth in such Voting Agreement, and all of the Shares purchased by the undersigned in connection herewith (and any and all debt and equity of the Company issued in respect hereof) are subject to all the restrictions and conditions applicable to such Shares as set forth in the Voting Agreement. This Instrument of Accession shall take effect and shall become a part of said Voting Agreement immediately upon execution.

Executed as of the date set forth below under the laws of the State of Delaware.

Signature

Address

Date:

ANNEX G

ANALEX CORPORATION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) dated as of May 28, 2004 is by and among ANALEX CORPORATION, a Delaware corporation (the “Company”) and each of the stockholders of the Company listed on Schedule I hereto (the “Investor Stockholders”).

Preliminary Statement

The Company and the Investor Stockholders are entering into a Purchase Agreement, dated May 28, 2004 and as amended from time to time (the “Purchase Agreement”), providing for the purchase by the Investor Stockholders of either (i) (x) secured senior subordinated convertible promissory notes (the “Notes”) which are convertible into shares of the Company’s Series B convertible preferred stock, $.02 par value per share (“Series B Preferred Stock”) or (y) shares of Series B Preferred Stock (the “Shares”) and, in either case, (ii) warrants to purchase shares of Common Stock (as defined below) of the Company (the “New Warrants”) and, in each case, subject to the terms and provisions of the Purchase Agreement;

Simultaneously with, and as a condition to, the closing of the transactions contemplated in the Purchase Agreement, the Company and the Investor Stockholders desire to enter into this Agreement to provide certain registration and other rights with respect to the Company’s common stock, $.02 par value per share (“Common Stock”) and its Series B Preferred Stock held by or issuable to the Investor Stockholders; and

Except for those registration rights set forth in (i) that certain Agreement and Plan of Merger dated as of the 31st day of October, 2001, by and among the Company, Analex Corporation, a Nevada corporation, and each of the selling equity holders named therein, (ii) that certain Registration Rights Agreement, dated as of December 9, 2003, by and among the Company and the stockholders listed therein (as amended, the “Pequot Registration Rights Agreement”), and (iii) that certain Registration Rights Agreement, dated as of May 28, 2004, by and among the Company and the stockholders listed therein (the “Beta Analytics Registration Rights Agreement”), no other registration rights, other than those set forth herein with respect to the Investor Stockholders, have been granted by the Company to its stockholders and are in existence as of the date hereof.

Terms and Conditions

In consideration of the mutual covenants and agreements contained in this Agreement and the Purchase Agreement, and intending to be legally bound, the parties hereto agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms have the meanings indicated below or in the referenced sections of this Agreement:

“Additional Warrants.” Those certain additional warrants to purchase up to $3,500,000 of Common Stock which may be issued to the Investor Stockholders in accordance with Section 6.2 of the Purchase Agreement.

“AMEX.” The American Stock Exchange.

“Common Stock.” As defined in the Preliminary Statement hereof.

“Company Acquisition.” Any acquisition by the Company of the stock (whether by purchase, merger or otherwise) or assets of one or more other entities in each case with an acquisition value (not including transaction expenses) of at least $10,000,000.

“Exchange Act.” The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Investor Stockholders.” As defined in the Preliminary Statement hereof, and their successors, assigns and transferees.

“New Warrants.” As defined in the Preliminary Statement hereof.

“Notes.” As defined in the Preliminary Statement hereof.

“Pequot Registration Rights Agreement.” As defined in the Preliminary Statement hereof.

“Pequot Registrable Securities.” Any Common Stock issued or issuable upon conversion or exercise of the (i) Company’s secured subordinated convertible promissory notes which are convertible into shares of the Company’s Series A convertible preferred stock, $.02 par value per share (the “Series A Preferred Stock”), (ii) shares of Series A Preferred Stock and (ii) warrants to purchase shares of Common Stock, and all other shares of Common Stock of the Company or any successor acquired from time to time by the Pequot Stockholders pursuant to the Series A Purchase Agreement; provided, that a Pequot Registrable Security ceases to be a Pequot Registrable Security when (i) it is registered under the Securities Act and disposed of in accordance with the registration statement covering it or (ii) it is sold or transferred in accordance with the requirements of Rule 144 (or similar provisions then in effect) promulgated by the SEC under the Securities Act (“Rule 144”).

“Pequot Stockholders.” Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. and their successors and assigns.

“Person.” An individual, a partnership, a corporation, a limited liability company or partnership, an association, a joint stock company, a trust, a business trust, a joint venture, an unincorporated organization or a government entity or any department, agency, or political subdivision thereof.

“Piggyback Registration.” As defined in Section 4(a) hereof.

“Purchase Agreement.” As defined in the Preliminary Statement hereof.

“Registrable Securities.” Any Common Stock issued or issuable upon conversion or exercise of the Shares, Notes and Warrants or deriving therefrom, and all other shares of Common Stock of the Company or any successor owned from time to time by the Investor Stockholders other than the Pequot Registrable Securities; provided, that a Registrable Security ceases to be a Registrable Security when (i) it is registered under the Securities Act and disposed of in accordance with the registration statement covering it or (ii) it is sold or transferred in accordance with the requirements of Rule 144 (or similar provisions then in effect) promulgated by the SEC under the Securities Act (“Rule 144”).

“Registration Expenses.” As defined in Section 7(a) hereof.

“Registration Statement.” Registration Statement shall mean the registration statement contemplated by Section 3 and any additional registration statements contemplated by Section 4, including (in each case) the prospectus, amendments and supplements to such registration statement or prospectus, all exhibits attached thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“SEC.” The United States Securities and Exchange Commission.

“Securities Act.” The Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Series A Purchase Agreement.” That certain Subordinated Note and Series A Convertible Preferred Stock Purchase Agreement, dated July 18, 2003, between the Company and the Pequot Stockholders.

“Series B Preferred Stock.” As defined in the Preliminary Statement hereof.

“Shares.” As defined in the Preliminary Statement hereof.

“Subsequent Closing Provisions” As defined in Section 3(a) hereof.

“Subsequent Closings” As defined in the Purchase Agreement.

“Warrants.” The New Warrants and the Additional Warrants, collectively.

Section 2. Securities Subject to this Agreement.

(a) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever that Person owns, directly or beneficially, or has the right to acquire, Registrable Securities, disregarding any legal restrictions upon the exercise of that right.

(b) Majority of Registrable Securities. As used in this Agreement, the term “majority of the Registrable Securities” means more than 50% of the Registrable Securities being registered unless the context indicates that it is more than 50% of the Registrable Securities then issued and outstanding.

Section 3. Registration on Form S-3. (a) Subject to receipt of necessary information from the Investor Stockholders, the Company will, as soon as practical but in no event later than 30 days following the earlier of the date of (x) the conversion of the Notes or (y) the initial issuance of the Series B Preferred Stock, in each case pursuant to the terms and conditions of the Purchase Agreement, prepare and file with the SEC a Registration Statement on Form S-3 to permit a public offering and resale of the Registrable Securities under the Securities Act on a continuous (or shelf) basis under Rule 415. The Company acknowledges that the plan of distribution contemplated by such Registration Statement shall include offers and sales through underwriters or agents, offers and sales directly to investors, block trades and such other methods of offer and sale as the Investor Stockholders shall request. The Company will use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC within 90 days following the earlier of the date of (x) the conversion of the Notes or (y) the initial issuance of the Series B Preferred Stock, in each case, pursuant to the terms and conditions of the Purchase Agreement. The Company will cause such Registration Statement to remain effective until such time as all of the shares of Common Stock designated thereunder are sold or the holders thereof are entitled to rely on Rule 144(k) for sales of Registrable Securities without registration under the Securities Act and without compliance with the public information, sales volume, manner of sale or notice requirements of Rule 144(c), (e), (f) or (h). The Company will file its pro-forma financial statements required by the Company’s Form 8-K filing obligations under the Exchange Act within (i) 75 days of the Company’s filing of the applicable Form 8-K relating to the Company’s acquisition of Beta Analytics, Incorporated and (ii) 60 days of the Company’s filing of the applicable Form 8-K relating to any other Company Acquisition. The Company will pay all Registration Expenses of each registration of Registrable Securities pursuant to this Section 3. The number of shares of Common Stock designated in the Registration Statement shall be equal to the sum of the number of shares of Common Stock issuable upon (a) the conversion of the Series B Preferred Stock issued on conversion of the Notes and the conversion of the Series B Preferred Stock and (b) the exercise of the Warrants held by or issuable to the Investor Stockholders. The Company acknowledges that at the time the Company files the Registration Statement pursuant to this Section 3 the number of Registrable Securities will not be fixed due to the antidilution and other provisions related to the Notes, Shares and Warrants (“Adjustment Provisions”) and due to possible future issuances of Notes, Shares and Warrants at Subsequent Closings (“Subsequent Closing Provisions”). Accordingly, the Company agrees that it will register the number of shares of Common Stock issuable upon conversion of Series B Preferred Stock issuable on conversion of the Notes and the conversion of the Series B Preferred Stock and on the exercise of the Warrants held by or issuable to the Investor Stockholders as of the date hereof. The Company agrees that, thereafter, it will file, as soon as practicable but in no event later than 30 days after the issuance of additional Registrable Securities that are not covered by such Registration Statement (due to the effect of the Adjustment Provisions and the Subsequent Closing Provisions) such amendments and/or supplements to the Registration Statement, and such additional Registration Statements as are necessary in order to ensure that at least 100% of the number of shares of Common Stock issuable on conversion of the Series B Preferred Stock issuable on conversion of the Notes and the conversion of the Series B Preferred Stock and on the exercise of the Warrants held by or issuable to the Investor Stockholders are included in a Registration Statement, and the Company will use its reasonable best efforts to cause such amendments, supplements and additional Registration Statements to be declared effective within 90 days following the issuance of such additional Registrable Securities that are not otherwise covered by an effective Registration Statement.

(b) Selection of Underwriters. If any registration pursuant to this Section 3 is an underwritten offering, the Pequot Stockholders together with one additional Investor Stockholder selected by the Pequot Stockholders will select, upon consultation with the Company, as the investment banker(s) and manager(s) that will administer the offering a nationally recognized investment banker(s) and manager(s) with demonstrable industry-specific expertise and experience and reasonably acceptable to the Company provided that for so long as General Electric Pension Trust (“GEPT”) shall be a holder of or entitled to Registrable Securities which are subject to an underwritten offering, in the case of any such public offering or equity of the Company in which existing shareholders of the Company are permitted to sell such equity, GEPT shall have the right, in its sole discretion, to approve or disapprove of any underwriter in which General Electric Company owns a direct or indirect interest of five percent (5%) or more.

Section 4. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities in an underwritten offering under the Securities Act, whether for its own account or for the account of another stockholder (except for the registration of securities to be offered pursuant to an employee benefit plan on Form S-8, pursuant to a registration made on Form S-4 or any successor forms then in effect) at any time other than pursuant to a registration in connection with Section 3 above and the registration form to be used may be used for the registration of the Registrable Securities (a “Piggyback Registration”), it will so notify in writing all holders of Registrable Securities no later than twenty (20) days prior to the anticipated filing date. Subject to the provisions of Section 4(c), the Company will include in the Piggyback Registration all Registrable Securities, on a pro rata basis based upon the total number of Registrable Securities with respect to which the Company has received written requests for inclusion within ten (10) days after the issuance of the Company’s notice. Such holder’s notice shall state the intended method of disposition of the Registrable Securities by such holder. Such Registrable Securities may be made subject to an underwriters’ over-allotment option, if so requested by the managing underwriter. The holders of Registrable Securities may withdraw all or any part of the Registrable Securities from a Piggyback Registration at any time before ten (10) business days prior to the effective date of the Piggyback Registration. In any Piggyback Registration, the Company, the holders of Registrable Securities and any Person who hereafter becomes entitled to register its securities in a registration initiated by the Company must sell their securities on the same terms and conditions. A registration of Registrable Securities pursuant to this Section 4 shall be in addition to the registration pursuant to Section 3.

(b) Piggyback Expenses. The Company shall pay to the holders of the Registrable Securities included in a Piggyback Registration all Registration Expenses of those holders.

(c) Underwriting; Priority on Piggyback Registrations. The right of any such holder to be included in an underwritten registration pursuant to this Section 4 shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If the managing underwriter gives the Company its written opinion that the total number or dollar amount of securities requested to be included in the registration exceeds the number or dollar amount of securities that can be sold, the Company will include the securities in the registration in the following order of priority: (i) first, subject to the first proviso below, all securities the Company or the stockholder, if any, on whose account securities are being registered proposes to sell; (ii) second, subject to the first proviso below, up to the full number or dollar amount of Registrable Securities requested to be included in the registration (allocated pro rata among the holders of Registrable Securities requested to be included in the registration, on the basis of the dollar amount or number of Registrable Securities requested to be included, as the case may be); (iii) third, up to the full number or dollar amount of Pequot Registrable Securities requested to be included in the registration (allocated pursuant to the Pequot Registration Rights Agreement) and (iv) fourth, any other securities (provided they are of the same class as the securities sold by the Company) requested to be included, allocated among the holders of such securities in such proportions as the Company and those holders may agree; provided, that at least fifteen percent (15%) of the Registrable Securities and fifteen percent (15%) of the Pequot Registrable Securities requested to be included in such registration shall be included in the offering; provided, further, that, (i) the holders of Registrable Securities shall not be subject to any cutback in the amount of Registrable Securities requested to be included in the registration unless all other holders of securities requesting to be included in such registration other than the stockholder, if any, on whose account securities are being registered, and, other than the holders of the Pequot Registrable Securities to the extent of fifteen percent (15%) of the Pequot Registrable Securities, have been excluded from such registration and (ii) the holders of the Pequot Registrable Securities shall not be subject to any cutback in the amount of Pequot Registrable Securities requested to be included in the registration unless all other holders of securities requesting to be included in such registration, other than the holders of the Registrable Securities, have been excluded from such registration. In the event that the managing underwriter advises the Company that an underwriters’ over-allotment option is necessary or advisable, the allocation provided for in this Section 4(c) shall apply to the determination of which securities are to be included in the registration of such shares.

(d) Selection of Underwriters. In any Piggyback Registration, the Company will select as the investment banker(s) and manager(s) that will administer the offering a nationally recognized investment banker(s) and manager(s) with demonstrable industry-specific expertise and experience. The Company and the holders of Registrable Securities whose shares are being registered shall enter into a customary underwriting agreement with such investment banker(s) and manager(s); provided that for so long as GEPT shall be a holder of or entitled to Registerable Securities which are subject to an underwritten offering, in the case of any such public offering or equity of the Company in which existing shareholders of the Company are permitted to sell such equity, GEPT shall have the right, in its sole discretion, to approve or disapprove of any underwriter in which General Electric Company owns a direct or indirect interest of five percent (5%) or more.

(e) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4 prior to the effectiveness of such registration whether or not any holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 7 hereof.

Section 5. “Lock-Up” Agreements.

If requested by the managing underwriter, each holder of Registrable Securities agrees not to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to (each, a “Disposition”) any Registrable Securities (or other securities) of the Company held by such holder (other than those included in the registration) for a 30 day period (or such longer period requested by the managing underwriter which shall in no event exceed 90 days) after the effective date of the first two registrations by the Company only (and not by any stockholder on whose account securities are to be registered) pursuant to Section 4 after the date hereof unless the managing underwriter(s) agrees otherwise; provided, however, that all officers and directors of the Company, all holders of at least five percent (5%) of the Company’s equity securities purchased from the Company (other than securities purchased from the Company at any time after the date of this Agreement in a registered public offering) and all other persons with registration rights (whether or not pursuant to this Agreement) are bound by and have entered into a similar agreement and the restrictions on transfer have not been waived in whole or in part with respect to any such officers, directors, holders or persons. If any officer or director, holder or person is released by the Company from such similar agreements or the Company has waived in whole or in part any restrictions on transfer, the Investor Stockholders shall be similarly released by the Company or shall be entitled to require that the Company modify the obligations of such Investor Stockholders in connection with this Section 5.

Section 6. Registration Procedures.

(a) Obligations of the Company. Whenever required to register any Registrable Securities, the Company shall as expeditiously as practicable:

(1) prepare and, as soon as practicable, but in any event within 30 days following the earlier of the date of (x) the conversion of the Notes or (y) the initial issuance of the Series B Preferred Stock, in each case pursuant to the terms and conditions of the Purchase Agreement, in the case of a registration pursuant to Section 3, file with the SEC a Registration Statement on Form S-3 to permit a public offering and resale of the Registrable Securities under the Securities Act on a continuous (or shelf) basis under Rule 415 and use reasonable best efforts to cause the Registration Statement to become effective. At least ten (10) days before filing a Registration Statement or prospectus or at least three (3) business days before filing any amendments or supplements thereto, the Company will furnish to the counsel of the holders of a majority of the Registrable Securities being registered copies of all documents proposed to be filed for that counsel’s review and approval, which approval shall not be unreasonably withheld or delayed;

(2) immediately notify each seller of Registrable Securities of any stop order threatened or issued by the SEC and take all actions reasonably required to prevent the entry of a stop order or if entered to have it rescinded or otherwise removed;

(3) prepare and file with the SEC such amendments and supplements to the registration statement and the corresponding prospectus necessary to keep the registration statement effective, in the case of the registration required by Section 3 hereof for the period provided in Section 3 and in any other case for 90 days or such shorter period as may be required to sell all Registrable Securities covered by the registration statement; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement during each period in accordance with the sellers’ intended methods of disposition as set forth in the registration statement;

(4) furnish to each seller of Registrable Securities a sufficient number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits), the corresponding prospectus (including each preliminary prospectus), and such other documents as a seller may reasonably request to facilitate the disposition of the seller’s Registrable Securities;

(5) use its best efforts to register or qualify the Registrable Securities under securities or blue sky laws of jurisdictions in the United States of America as any seller requests within twenty (20) days following the original filing of a registration statement and do any and all other reasonable acts and things that may be necessary or advisable to enable the seller to consummate the disposition of the seller’s Registrable Securities in such jurisdiction; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process;

(6) notify each seller of Registrable Securities, at any time when a prospectus is required to be delivered under the Securities Act, of any event as a result of which the prospectus or any document incorporated therein by reference contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, and use best efforts to prepare a supplement or amendment to the prospectus or any such document incorporated therein so that thereafter the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements were made;

(7) cause all registered Registrable Securities to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

(8) provide an institutional transfer agent and registrar and a CUSIP number for all Registrable Securities on or before the effective date of the registration statement;

(9) enter into such customary agreements, including an underwriting agreement in customary form (which underwriting agreement shall include a “lock-up” agreement regarding offers or sales by the Company, in customary form and with such duration as may be reasonably requested by the underwriters), and take all other actions in connection with those agreements as the holders of a majority of the Registrable Securities being registered or the underwriters, if any, reasonably request to expedite or facilitate the disposition of the Registrable Securities;

(10) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to the registration statement, and any attorney, accountant, or other agent of any seller or underwriter, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any seller, underwriter, attorney, accountant, or other agent in connection with the registration statement; provided that an appropriate confidentiality agreement is executed by any such seller, underwriter, attorney, accountant or other agent;

(11) in connection with any underwritten offering, obtain a “comfort” letter from the Company’s independent public accountants in customary form and covering those matters customarily covered by “comfort” letters as the holders of a majority of the Registrable Securities being registered or the managing underwriter reasonably requests (and, if the Company is able after using its reasonable efforts, the letter shall be addressed to holders of the Registrable Securities, the Company and the underwriters);

(12) in connection with any underwritten offering, furnish, at the request of the holders of a majority of the Registrable Securities being registered or underwriter(s) of the offering, an opinion of counsel representing the Company for the purposes of the registration, in the form and substance customarily given to underwriters in an underwritten public offering and reasonably satisfactory to counsel representing the holders of Registrable Securities being registered and the underwriter(s) of the offering, addressed to the underwriters and to the holders of the Registrable Securities being registered;

(13) use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement complying with the provisions of Section 11(a) of the Securities Act and covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement;

(14) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the AMEX; and

(15) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

(b) Seller Information. In the event of any registration by the Company, from time to time, the Company may require each seller of Registrable Securities subject to the registration to furnish to the Company information regarding such seller, the Registrable Securities held by them, and the distribution of the securities subject to the registration, and such seller shall furnish all such information reasonably requested by the Company.

(c) Notice to Discontinue. Each holder of Registrable Securities agrees by acquisition of such securities that, upon receipt of any notice from the Company of any event of the kind described in Section 6(a)(6), the holder will discontinue disposition of Registrable Securities until the holder receives copies of the supplemented or amended prospectus contemplated by Section 6(a)(6). In addition, if the Company requests, the holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the holder’s possession, of the prospectus covering the Registrable Securities current at the time of receipt of the notice. If the Company gives any such notice, the time period mentioned in Section 6(a)(3) shall be extended by the number of days elapsing between the date of notice and the date that each seller receives the copies of the supplemented or amended prospectus contemplated in Section 6(a)(6).

(d) Notice by Holders. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, those holders shall notify the Company, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event concerning that holder of the Registrable Securities, as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 7. Registration Expenses.

(a) Generally. All costs and expenses incurred in connection with the Company’s performance of or compliance with this Agreement (the “Registration Expenses”) shall be paid by the Company as provided in this Agreement. The term “Registration Expenses” includes without limitation all registration filing fees, reasonable professional fees and other reasonable expenses of the Company’s compliance with federal, state and other securities laws (including fees and disbursements of counsel for the underwriters in connection with state or other securities law qualifications and registrations), printing expenses, messenger, telephone and delivery expenses; reasonable fees and disbursements of counsel for the Company and for one counsel for the holders of Registrable Securities; reasonable fees and disbursement of the independent certified public accountants selected by the Company (including the expenses of any audit or “comfort” letters required by or incident to performance of the obligations contemplated by this Agreement); fees and expenses of the underwriters (excluding discounts and commissions); fees and expenses of any special experts retained by the Company at the request of the managing underwriters in connection with the registration; and applicable stock exchange and AMEX registration and filing fees. The term “Registration Expenses” does not include underwriting fees or commissions or transfer taxes, all of which shall be paid by each of the sellers of Registrable Securities with respect to the Registrable Securities sold by such seller.

(b) Other Expenses. To the extent the Company is not required to pay Registration Expenses, each holder of securities included in any registration will pay those Registration Expenses allocable to the holder’s securities so included, and any Registration Expenses not allocable will be borne by all sellers in proportion to the number of securities each registers.

Section 8. Indemnification.

(a) Indemnification by Company. In the event of any registration of Registrable Securities under the Securities Act pursuant to this Agreement, to the full extent permitted by law, the Company agrees to indemnify and hold harmless each holder of Registrable Securities, its officers, directors, trustees, partners, employees, advisors and agents, and each Person who controls the holder (within the meaning of the Securities Act and the Exchange Act) against any and all losses, claims, damages, liabilities and expenses arising out of (i) any untrue or allegedly untrue statement of material fact contained in or incorporated by reference into any registration statement or any amendment thereof under which such Registrable Securities were registered under the Securities Act, any prospectus or preliminary prospectus contained therein or any amendment thereof or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent the untrue statement or omission resulted from information that the holder furnished in writing to the Company expressly for use therein, and (ii) any failure to comply with any law, rule or regulation applicable to such registration. Such indemnity shall remain in full force and effect, regardless of any investigation made by such indemnified party, and shall survive the transfer of such Registrable Securities by such holder. In connection with a firm or best efforts underwritten offering, to the extent customarily required by the managing underwriter, the Company will indemnify the underwriters, their officers and directors and each Person who controls the underwriters (within the meaning of the Securities Act and the Exchange Act), to the extent customary in such agreements.

(b) Indemnification by Holders of Securities. In connection with any registration statement, each participating holder of Registrable Securities will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any registration statement or prospectus and each participating holder agrees, severally and not jointly, to indemnify and hold harmless, to the extent permitted by law, the Company, its directors, officers, trustees, partners, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) against any and all losses, claims, damages, liabilities and expenses arising out of any untrue or allegedly untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto necessary to make the statements therein not misleading, but only to the extent that the untrue statement or omission is contained in or omitted from any information or affidavit the holder furnished in writing to the Company expressly for use therein and only in an amount not exceeding the net proceeds received by the holder with respect to securities sold pursuant to such registration statement. Such indemnity shall remain in full force and effect, regardless of any investigation made by the Company, and shall survive the transfer of such Registrable Securities by such holder. In connection with a firm or best efforts underwritten offering, to the extent customarily required by the managing underwriter, each participating holder of Registrable Securities will indemnify the underwriters, their officers and directors and each Person who controls the underwriters (within the meaning of the Securities Act and the Exchange Act), to the same extent as it has indemnified the Company; provided, that the indemnity obligations of any holder contained in such agreement shall be limited to the amount of such holder’s net proceeds received from the sale of its Registrable Securities in such offering.

(c) Indemnification Proceedings. Any Person entitled to indemnification under this Agreement will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in the indemnified party’s reasonable judgment a conflict of interest may exist between the indemnified and indemnifying parties with respect to the claim, permit the indemnifying party to assume the defense of the claim with counsel reasonably satisfactory to the indemnified party. If the indemnifying party does not assume the defense, the indemnifying party will not be liable for any settlement made without its consent (but that consent may not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or will enter into any settlement that does not include as an unconditional term thereof the claimant’s or plaintiff’s release of the indemnified party from all liability concerning the claim or litigation or which includes any non-monetary settlement. An indemnifying party who is not entitled to or elects not to assume the defense of a claim will not be under an obligation to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between the indemnified party and any other indemnified party with respect to the claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of no more than one additional counsel for the indemnified parties.

(d) Contribution. If the indemnification provided for in Section 8(a) or (b) is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party thereunder shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnified party and the indemnifying party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnified party and the indemnifying party and the parties’ relative intent and knowledge.

The parties hereto agree that it would not be just and equitable if contribution pursuant this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything herein to the contrary, no participating holder of Registrable Securities acting as an indemnifying party shall be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses, if any) received by such participating holder exceeds the amount of any damages that such participating holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The obligations of the Company and the holders of Registrable Securities under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement, including the termination of this Agreement.

Section 9. Rule 144. With a view to making available to the holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) So long as a holder owns any Registrable Securities, furnish to such holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

Section 10. Participation in Underwritten Registration. No Person may participate in any underwritten registration without (a) agreeing to sell securities on the basis provided in underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (the holders of Registrable Securities in a registration pursuant to Section 3 and the Company or stockholders on whose account securities are being registered in a piggyback registration pursuant to Section 4(d)), and (b) completing and executing all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required by the underwriting arrangements.

Section 11. Termination. This Agreement shall terminate with respect to a holder of Registrable Securities as of such time such holder is entitled to rely on Rule 144(k) for sales of Registrable Securities without registration under the Securities Act and without compliance with the public information, sales volume, manner of sale or notice requirements of Rule 144 (c), (e), (f) or (h).

Section 12. Suspension of Registration Statement. The Company shall be permitted to suspend the effectiveness of any Registration Statement hereunder if (i) the Company provides at least 10 days’ prior written notice to the Investor Stockholders of the Company’s intention to make a public offering of its Common Stock within 30 days of such notice, other than a Registration Statement filed pursuant to Section 3 hereof or (ii) a merger, acquisition, business combination or other similar transaction has been proposed and is being actively considered by the Company and notice of the same is provided to the Investor Stockholders. Notwithstanding anything to the contrary in this Section 12, the Company shall not be permitted to suspend the effectiveness of any Registration Statement hereunder for more than 30 consecutive days at any one time or more than 60 days in any 12-month period.

Section 13. Covenants.

(a) Certain Restrictions The Pequot Stockholders agree that they will not sell any Registrable Securities or any other securities of the Company owned by the Pequot Stockholders until the earlier of (i) the effective date of a registration statement prepared by the Company and filed with the SEC in accordance with Section 3 or (ii) the termination of the Purchase Agreement in accordance with its terms.

Section 14. Miscellaneous.

(a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Securities, (ii) any and all shares of voting common stock of the Company into which the Registrable Securities are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall use its best efforts to cause any successor or assign (whether by sale, merger or otherwise) to enter into a new registration rights agreement with the holders of Registrable Securities on terms substantially the same as this Agreement as a condition of any such transaction.

(b) Amendment. This Agreement may be amended or modified only by a written agreement executed by (i) the Company and (ii) the holders of at least a 66 2/3% in interest of the Registrable Securities. Any amendment or modification signed by the Company and at least a majority in interest of the holders of Registrable Securities shall bind all of the parties hereto.

(c) Attorneys’ Fees. In any legal action or proceeding brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover all reasonable expenses, charges, court costs and attorneys’ fees in addition to any other available remedy at law or in equity.

(d) Benefit of Parties; Assignment. Subject to the terms and conditions of the Purchase Agreement and this subsection (d), including, without limitation, the transfer restrictions contained therein, all of the terms and provisions of this Agreement shall be binding on and inure to the benefit of the parties and their respective successors and assigns, including, without limitation, all subsequent holders of securities entitled to the benefits of this Agreement who agree in writing to become bound by the terms of this Agreement. The rights to cause the Company to register Registrable Securities under this Agreement may be transferred or assigned by such holder only to: (i) partners, members and affiliates of such holder or (ii) a transferee or assignee who acquires at least five percent (5%) of the Registrable Securities then outstanding (or, if a smaller amount, the number of Registrable Securities held by such holder on an as-converted and fully diluted basis), provided that the Company is given written notice promptly following the time of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing prior to such transfer or assignment, the obligations of such holder under this Agreement.

(e) Captions. The captions of the sections and subsections of this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Agreement.

(f) Cooperation. The parties agree that after execution of this Agreement they will from time to time, upon the request of any other party and without further consideration, execute, acknowledge and deliver in proper form any further instruments and take such other action as any other party may reasonably require to carry out effectively the intent of this Agreement.

(g) Counterparts; Facsimile Execution. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Facsimile execution and delivery of this Agreement shall be legal, valid and binding execution and delivery for all purposes.

(h) Entire Agreement. Each party hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in the Transaction Documents (as defined in the Purchase Agreement) and acknowledges that it has not executed this Agreement in reliance upon any such promises, representations, understandings or warranties not contained herein or therein and that the Transaction Documents supersede all prior agreements and understandings between the parties with respect thereto. There are no promises, covenants or undertakings other than those expressly set forth or provided for in the Transaction Documents.

(i) Governing Law. The internal law of the State of Delaware will govern the interpretation, construction, and enforcement of this Agreement and all transactions and agreements contemplated hereby, notwithstanding any state’s choice of law rules to the contrary.

(j) No Inconsistent Agreements. The Company represents and warrants that (i) it has not granted to any Person the right to request or require the Company to register any securities issued by the Company other than the rights contained herein and the rights set forth in the agreements described in the third paragraph of the Preliminary Statement hereto (the “Existing Registration Rights Agreements”), (ii) this Agreement does not conflict with and is not inconsistent with the rights set forth in the Existing Registration Rights Agreements and (iii) any and all rights granted pursuant to the Existing Registration Rights Agreements shall rank junior to the rights granted to the Investor Stockholders under this Agreement. For so long as at least 10% of the shares of Series B Preferred Stock acquired by the Investor Stockholders pursuant to the Purchase Agreement remain outstanding, the Company shall not, except with the prior written consent of at least a majority in interest of the Registrable Securities held by the Investor Stockholders, enter into any agreement with respect to its securities that shall grant to any Person registration rights that in any way conflict with or are prior to or equal in right to the rights provided under this Agreement.

(k) Notices. All notices, requests, demands, or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and properly addressed to the addresses of the parties set forth in the Purchase Agreement or to such other address(es) as the respective parties hereto shall from time to time designate to the other(s) in writing. All notices shall be effective upon receipt.

(l) Specific Performance. Each of the parties agrees that damages for a breach of or default under this Agreement would be inadequate and that in addition to all other remedies available at law or in equity that the parties and their successors and assigns shall be entitled to specific performance or injunctive relief, or both, in the event of a breach or a threatened breach of this Agreement.

(m) Validity of Provisions. Should any part of this Agreement for any reason be declared by any court of competent jurisdiction to be invalid, that decision shall not affect the validity of the remaining portion, which shall continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated; provided, however, that this Agreement shall be interpreted to carry out to the greatest extent possible the intent of the parties and to provide to each party substantially the same benefits as such party would have received under this Agreement if such invalid part of this Agreement had been enforceable. Whenever the words “include” or “including” are used in the Agreement, they shall be deemed to be followed by the words “without limitation.”

(n) Consent of Pequot Stockholders. In accordance with Section 13(j) of the Pequot Registration Rights Agreement, by executing this Agreement the Pequot Stockholders hereby consent to (x) the registration and other rights granted by the Company to the Investor Stockholders under this Agreement and (y) the terms and provisions set forth in Section 4(c) of this Agreement with respect to the priority of piggyback rights to the extent that such terms and provisions constitute an amendment of the rights set forth in Section 4(c) of the Pequot Registration Rights Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

ANALEX CORPORATION

By:	/s/ Sterling E. Phillips, Jr.
Name: Sterling E. Phillips, Jr.
Title: Chief Executive Officer

INVESTOR STOCKHOLDERS:

PEQUOT PRIVATE EQUITY FUND III, L.P.

By:	Pequot Capital Management, Inc., as Investment Manager

By:	/s/ Richard Joslin
Name: Richard Joslin
Title: Principal

Notice to:	Aryeh Davis, Esq. Carlos Rodrigues c/o Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, CT 06880

PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P.

By:	Pequot Capital Management, Inc., as Investment Manager

By:	/s/ Richard Joslin
Name: Richard Joslin
Title: Principal

Notice to:	Aryeh Davis, Esq. Carlos Rodrigues c/o Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, CT 06880

GENERAL ELECTRIC PENSION TRUST

By:	GE ASSET MANAGEMENT INCORPORATED, its Investment Manager

By:	/s/ David Wiederecht
Name:	David Wiederecht
Title:	Vice President

NEW YORK LIFE CAPITAL PARTNERS II, L.P.

By:	NYLCAP Manager, LLC, its Investment Manager

By:	/s/ James M. Barker, V
Name:	James M. Barker, V
Title:	Vice President

SCHEDULE I

Series A Investor Stockholders

Name and Address of Stockholder
1.	Pequot Private Equity Fund III, L.P.

500 Nyala Farm Road
Westport, CT 06880
Attention: Carlos Rodrigues
Aryeh Davis, Esq.
Tel: (203) 429-2200
Fax: (203) 429-2400

2.	Pequot Offshore Private Equity Partners III, L.P.

500 Nyala Farm Road
Westport, CT 06880
Attention: Carlos Rodrigues
Aryeh Davis, Esq.
Tel: (203) 429-2200
Fax: (203) 429-2400

3.	General Electric Pension Trust

c/o GE Asset Management Incorporated
3003 Summer Street
Stamford, Connecticut 06905
Attention: Daniel L. Furman, Esq.
Fax: (203) 326-4073

4.	New York Life Capital Partners II, L.P.

c/o NYLCAP Manager LLC
51 Madison Avenue, Room 3009
New York, New York 10010
Attention: Quint Barker and Paul Stern
Fax: (212) 576-5591

ANNEX H

ANALEX CORPORATION

AMENDED AND RESTATED

STOCKHOLDERS’ VOTING AGREEMENT

This AMENDED AND RESTATED STOCKHOLDERS’ VOTING AGREEMENT (this “Agreement”), dated as of May 28, 2004, is among (a) ANALEX CORPORATION, a Delaware corporation (the “Company”), (b) the shareholders of the Company listed on the signature pages hereto under the heading “Principal Shareholders” (each a “Principal Shareholder” and, collectively, the “Principal Shareholders”), (c) PEQUOT PRIVATE EQUITY FUND III, L.P., PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P. and the other investors listed on the signature pages hereto under the heading “Investor Shareholders” (each an “Investor Shareholder” and, collectively, the “Investor Shareholders”) and (d) each other Person who becomes a party to this Agreement, subject to the conditions set forth herein, by executing an Instrument of Accession (“Instrument of Accession”) in the form of Schedule I hereto.

WHEREAS, simultaneously with, and as a condition to, the closing of the transactions contemplated by the Series B Purchase Agreement, the Company, the Investor Shareholders and the Principal Shareholders are entering into this Agreement in order to amend and restate the Stockholders Voting Agreement and to set forth their relative rights with regard to the election of the Board;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and the Series B Purchase Agreement, and intending to be legally bound, the parties hereto agree that the Stockholders Voting Agreement is hereby deleted in its entirety and is restated as follows:

Section 1. DEFINITIONS. For all purposes of this Agreement, including the Recitals, except as otherwise defined herein, the following terms shall have the meanings set forth below:

Board. Board shall mean the board of directors of the Company.

Common Stock. Common Stock shall mean (a) the Company’s Common Stock, $.02 par value per share and (b) any shares of any other class of capital stock of the Company hereafter issued which are (i) not preferred as to dividends or assets over any class of stock of the Company, (ii) not subject to redemption pursuant to the terms thereof or (iii) issued to the holders of shares of Common Stock upon any reclassification thereof.

Event of Default. Event of Default shall mean the occurrence and continuance of an Event of Default as such term is defined in Section 6.1 of the Series A Purchase Agreement, or an Event of Default as such term is defined in Section 6.1 of the Series B Purchase Agreement, or both.

Forced Conversion. Forced Conversion shall mean the conversion of the Series A Preferred Stock pursuant to Section 5(b)(i) or (ii) of the Series A Certificate of Designation.

Independent Directors. Independent Directors shall mean those members of the Board who satisfy the requirements set forth in Section 803 of the American Stock Exchange Company Guide.

Instrument of Accession. Instrument of Accession shall have the meaning ascribed to it in the preamble to this Agreement.

Investor Notes. Investor Notes shall mean (i) the Series A Notes and (ii) the secured senior subordinated convertible notes of the Company issued from time to time to the Investor Shareholders pursuant to the Series B Purchase Agreement and any notes issued upon transfer, exchange or replacement thereof.

Investor Securities. Investor Securities shall mean (a) the Investor Warrants, (b) the Investor Notes, (c) the Investor Shares, (d) all other debt of or equity interests in the Company owned from time to time by any Investor Shareholder, (e) all shares of the Company’s capital stock issued or issuable upon conversion or exercise of any security described in (a), (b), (c) or (d) and (f) all shares of the Company’s capital stock issued with respect to any such securities by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company’s capital stock. Investor Securities will continue to be Investor Securities in the hands of any holder including, without limitation, a Principal Shareholder and each transferee thereof will succeed to the rights and obligations of a holder of Investor Securities hereunder; provided that shares of Investor Securities will cease to be Investor Securities when transferred (i) to the Company or (ii) pursuant to a Public Sale.

Investor Shares. Investor Shares shall mean all shares of Series A Preferred Stock and Series B Preferred Stock issued to the Investor Shareholders and issued or issuable on conversion of the Investor Notes.

Investor Shareholders. Investor Shareholders shall mean Pequot Private Equity Fund III, L.P., Pequot Offshore Private Equity Partners III, L.P. and each other investor listed on the signature pages hereto under the heading “Investor Shareholders”, for so long as such Persons hold Investor Securities and any other Person to whom Investor Securities are transferred for so long as such Person holds any Investor Securities; provided, however, that any such transferee shall be an Investor Shareholder only in connection with the Investor Securities held by such Person.

Investor Warrants. Investor Warrants shall mean the warrants of the Company for the purchase of shares of Common Stock issued to Pequot pursuant to the Series A Purchase Agreement and to the Investor Shareholders pursuant to the Series B Purchase Agreement and any warrants issued upon transfer, exchange or replacement thereof.

Other Securities. Other Securities shall mean (a) all of the shares of the Company’s capital stock purchased by or issued from time to time to any of the Principal Shareholders other than the Investor Securities, (b) all shares of the Company’s capital stock issued or issuable upon conversion of such shares and (c) all shares of the Company’s capital stock issued with respect to such shares by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company’s capital stock. Other Securities will continue to be Other Securities in the hands of any holder and each transferee thereof will succeed to the rights and obligations of a holder of Other Securities hereunder; provided that shares of Other Securities will cease to be Other Securities when transferred (i) to the Company, (ii) to any Investor Shareholders or (iii) pursuant to a Public Sale.

Pequot. Pequot shall mean Pequot Private Equity Fund III, L.P., Pequot Offshore Private Equity Partners III, L.P. and their respective transferees and assigns.

Pequot Majority in Interest. Pequot Majority in Interest shall mean the Investor Shareholders holding at least a majority of the shares of Common Stock issued or issuable, directly or indirectly, upon the conversion or exercise of the Investor Securities purchased by Pequot.

Person. Person shall mean an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

Principal Shareholder Majority in Interest. Principal Shareholder Majority in Interest shall mean the Principal Shareholders holding at least a majority of shares of the then outstanding Common Stock then held by all of the Principal Shareholders.

Public Offering. Public Offering shall mean a public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of Common Stock.

Public Sale. Public Sale shall mean any sale of Common Stock to the public pursuant to a Public Offering or to the public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act.

Securities. Securities shall mean the Investor Securities and the Other Securities.

Securities Act. Securities Act shall mean the Securities Act of 1933, as amended.

Series A Certificate of Designation. Certificate of Designation means the Certificate of Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock of the Company, dated December 9, 2003, as amended.

Series A Closing. Series A Closing shall mean the closing of the purchase and sale of Series A Preferred Stock (December 9, 2003) as contemplated by the Series A Purchase Agreement.

Series A Notes. Series A Notes shall mean the secured subordinated convertible notes of the Company issued to Pequot pursuant to the Series A Purchase Agreement.

Series A Preferred Stock. Series A Preferred Stock shall mean the Series A Convertible Preferred Stock, $.02 par value per share, of the Company.

Series A Purchase Agreement. Series A Purchase Agreement shall mean the Subordinated Note and Series A Preferred Stock Purchase Agreement, dated July 18, 2003, among the Company, Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

Series B Certificate of Designation. Certificate of Designation means the Certificate of Designations, Powers, Preferences and Rights of the Series B Convertible Preferred Stock of the Company, dated May 27, 2004.

Series B Majority in Interest. Series B Majority in Interest shall mean the Investor Shareholders holding at least a majority of the shares of Common Stock issued or issuable, directly or indirectly, upon the conversion or exercise of the Investor Securities purchased by such Investor Shareholders pursuant to the Series B Purchase Agreement.

Series B Preferred Stock. Series B Preferred Stock shall mean the Series B Convertible Preferred Stock, $.02 par value per share, of the Company.

Series B Purchase Agreement. Series B Purchase Agreement shall mean that certain Purchase Agreement, dated May 28, 2004, among the Company and the Investor Shareholders.

Shareholder(s). Shareholder shall mean each party hereto other than the Company and Shareholders shall mean, collectively, the parties hereto other than the Company.

Stockholders Voting Agreement. Stockholders Voting Agreement shall mean that certain Stockholders’ Voting Agreement, dated as of July 18, 2003, by and among the Company and the shareholders listed therein.

Transfer. Transfer shall mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Securities.

SECTION 2. BOARD.

2.1. Board; Voting Agreements. (a) Subject to paragraphs (b), (c) and (d) below, in any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each Shareholder shall vote, or cause to be voted, or cause such Shareholder’s designees as directors to vote, all Securities owned by such Shareholder or over which such Shareholder has voting control and are capable of being voted so as to fix the number of directors of the Company at nine (9), unless and until additional members are designated by the Investor Shareholders in accordance with paragraphs (b) and (c) below, at which time the number of directors of the Company shall be fixed at the minimum number as may be necessary to permit the Investor Shareholders to designate a majority of such number, and to nominate and elect such directors of the Company as follows:

(i) Sterling E. Phillips, Jr., for so long as he remains an employee of the Company and thereafter, the Person serving as the Chief Executive Officer of the Company, and if no Person is serving as the Chief Executive Officer, then the Person serving as the President of the Company;

(ii) Two directors designated by a Pequot Majority in Interest, for so long as either (A) (x) any of the Investor Notes originally purchased by Pequot, (y) shares representing 50% or more of the shares of Series A Preferred Stock originally issued at the Series A Closing or (z) shares representing 50% or more of the shares of Series A Preferred Stock issued pursuant to the Series A Purchase Agreement and the Series B Preferred Stock issued to Pequot pursuant to the Series B Purchase Agreement, are outstanding or (B) if there has been a Forced Conversion of the Series A Preferred Stock and none of the Series A Notes remains outstanding, for the remainder of the original 4-year term of the Series A Notes so long as Pequot owns at least 20% of the issued and outstanding shares of Common Stock, who shall initially be Gerald A. Poch and Martin Hale, respectively; provided, however, that (1) if the Series A Notes are no longer outstanding and less than 50% but more than 25% of the shares of the (i) Series A Preferred Stock originally issued at the Series A Closing or (ii) Series A Preferred Stock issued to Pequot pursuant to the Series A Purchase Agreement and Series B Preferred Stock issued to Pequot pursuant to the Series B Purchase Agreement, are outstanding or (2) if there has been a Forced Conversion and none of the Series A Notes remain outstanding and Pequot owns less than 20% but more than 5% of the issued and outstanding Common Stock and the events in paragraphs (b) and (c) below shall have not occurred, then the Pequot Majority in Interest will only be entitled to designate one director; provided, further that each director designated by a Pequot Majority in Interest shall be entitled to serve as director for the remainder of such director’s elected term;

(iii) one non-employee director designated by the Chief Executive Officer of the Company (or if there is no Chief Executive Officer, by the President of the Company) and reasonably acceptable to the Investor Shareholders, who shall initially be Peter C. Belford; and

(iv) five (5) Independent Directors nominated by the nominating committee of the Board, which shall be comprised solely of the Independent Directors then serving on the Board.

If, at any time, Pequot is entitled to designate only one of the directors described in Section 2.1(a)(ii), then the director that Pequot is no longer entitled to designate pursuant to Section 2.1(a)(ii) shall be designated by the nominating committee of the Board.

(b) If the Company fails at any time, to redeem the Series A Preferred Stock as required by and in accordance with the Section 11 of the Series A Certificate of Designation and such failure continues for a period of nine (9) consecutive months, at the end of such nine-month period a Pequot Majority in Interest shall have the right, but not the obligation, to designate additional members to the Board from time to time as is necessary for the members of the Board designated by a Pequot Majority in Interest to constitute a majority of the members of the Board and the Shareholders hereby agree to vote to elect and reelect such additional members so designated by a Pequot Majority in Interest in accordance with and pursuant to the terms of this Section 2.1, provided, that this right to designate such additional members to the Board shall terminate at the time the Company has redeemed all of the shares of Series A Preferred Stock that it is obligated to redeem at such time in accordance with the Section 11 of the Series A Certificate of Designation; provided, further, that during any time that a

Series B Majority in Interest has exercised their rights under Section 2.1(c) below, a Pequot Majority in Interest will not have the right to designate additional members to the Board.

(c) If the Company fails at any time, to redeem the Series B Preferred Stock as required by and in accordance with the Section 12 of the Series B Certificate of Designation and such failure continues for a period of nine (9) consecutive months, at the end of such nine-month period a Series B Majority in Interest shall have the right, but not the obligation, to designate additional members to the Board from time to time as is necessary for the members of the Board designated by the Investor Shareholders to constitute a majority of the members of the Board and the Shareholders hereby agree to vote to elect and reelect such additional members so designated by the Investor Shareholders in accordance with and pursuant to the terms of this Section 2.1, provided, that the right to designate such additional members to the Board shall terminate at the time the Company has redeemed all of the shares of Series B Preferred Stock that it is obligated to redeem at such time in accordance with the Section 12 of the Series B Certificate of Designation.

(d) If an Event of Default occurs and is continuing for a period of twelve (12) consecutive months after notice of such Event of Default by an Investor Shareholder, (i) a Series A Majority in Interest, if the Event of Default is only under the Series A Purchase Agreement and not under the Series B Purchase Agreement or (ii) a Series B Majority in Interest, if the Event of Default is under the Series B Purchase Agreement, shall have the right, but not the obligation, to designate additional members to the Board such that the members of the Board designated by the Investor Shareholders shall constitute a majority of the members of the Board and the Shareholders hereby agree to vote to elect and reelect such additional members so designated by the Investor Shareholders in accordance with and pursuant to the terms of this Section 2.1, provided, that the right to designate such additional members to the Board shall terminate effective upon the repayment of the principal and interest accrued under the Investor Notes in accordance with the terms thereof or a cure of the Event of Default in accordance with the terms of Section 6.1 of the Series A Purchase Agreement or Series B Purchase Agreement, as applicable.

(e) If any vacancy shall occur in the Board of the Company as a result of death, disability, resignation or any other termination of a director, the replacement for such vacating director shall be designated by the Person or Persons who, pursuant to paragraph (a), (b) or (c) above, originally designated such vacating director. Directors designated pursuant to Section 2 may be removed only in accordance with the bylaws of the Company then in effect or Delaware law.

(f) The Shareholders hereby agree that one of the five directors designated pursuant to Section 2.1(a)(iv) shall be the independent “financial expert” required on the audit committee of the Company by the Sarbanes-Oxley Act of 2002, as amended.

(g) The term of office of all directors of the Company shall be one (1) year. At each annual meeting of stockholders of the Company called in accordance with the bylaws of the Company, the stockholders shall elect directors in accordance with the bylaws of the Company and, when applicable, in accordance with this Agreement, each of whom shall hold office for a term of one (1) year or until his or her successor is elected and qualified.

(h) To the greatest extent permitted by applicable law and the rules and regulations of the American Stock Exchange, at least one of the directors designated by a Pequot Majority in Interest pursuant to Section 2.1(a)(ii) above shall be a member of any committee formed by the Board including, without limitation, the compensation committee and the audit committee.

(i) The Investor Shareholders, other than Pequot, shall have the right, so long as they own Securities, to designate up to two, but in no event more than one for any such Investor Shareholder, representative(s) who shall be entitled to attend each meeting of the Board or any committee thereof as a non-voting observer, whether such meeting is conducted in person or by teleconference and shall receive all communications and other materials provided to the Board, at the same time and in the same manner that such communications and other materials are provided to such members of the Board; provided that the Board, upon the advice of corporate legal counsel, may, in its sole discretion, exclude any such observer from any meeting or portion thereof or withhold information otherwise distributed to the members of the Board (including, without limitation, in order to protect the attorney-client privilege); provided, however, that such representative(s) shall only be permitted to attend meetings of and receive communications from the audit committee of the Board, whether any such meetings are conducted in person or by teleconference, if such attendance and receipt of communications is permitted by the applicable rules and regulations of the American Stock Exchange.

2.2. PROXY. EACH SHAREHOLDER HEREBY GRANTS TO THE COMPANY AN IRREVOCABLE PROXY, COUPLED WITH AN INTEREST, TO VOTE ALL OF THE VOTING SECURITIES OWNED BY SUCH SHAREHOLDER OR OVER WHICH SUCH SHAREHOLDER HAS VOTING CONTROL TO THE EXTENT NECESSARY TO CARRY OUT THE PROVISIONS OF THIS SECTION 2, BUT ONLY IN THE EVENT OF AND TO THE EXTENT NECESSARY TO REMEDY ANY BREACH BY SUCH SHAREHOLDER OF HIS, HER OR ITS OBLIGATIONS UNDER THE VOTING AGREEMENT CONTAINED HEREIN.

2.3. Action by Shareholders; Voting Agreement. Each Shareholder further agrees that such Shareholder will not vote any Securities owned by such Shareholder or over which such Shareholder has voting control, or take any action by written consent, or take any other action as a stockholder of the Company, to circumvent the voting arrangements required by this Section 2. Each Shareholder hereby agrees to vote or cause to be voted or cause such Shareholder’s designees as directors to vote all Securities owned by such Shareholder or over which such Shareholder has voting control so as to comply with this Section 2. The provisions set forth herein constitute a voting agreement under Section 218(c) of the Delaware General Corporation Law, as amended, and, in connection therewith, the Shareholders expressly consent to the enforcement of this Section 2 by specific performance.

Section 3. MISCELLANEOUS.

3.1. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

3.2. Entire Agreement; No Third Party Beneficiaries. Each party hereby acknowledges that no other party or any other Person has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in this Agreement and acknowledges that it has not executed this Agreement in reliance upon any such promises, representations, understandings or warranties not contained herein and that this Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

3.3. Successors and Assigns. This Agreement will bind and inure to the benefit of and be enforceable by the Company and the Shareholders and their respective heirs, successors and assigns.

3.4. Counterparts; Facsimile Signatures. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement. Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.

3.5. Remedies. The Shareholders will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Shareholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. In the event of any dispute involving the terms of this Agreement, the prevailing party shall be entitled to collect reasonable fees and expenses incurred by the prevailing party in connection with such dispute from the other parties to such dispute.

3.6. Notices. All notices and other communications required or permitted hereunder shall be in writing. Notices shall be delivered personally via recognized overnight courier (such as Federal Express, DHL or Airborne Express) or via certified or registered mail. Notices may be delivered via facsimile or e-mail, provided that by no later than two days thereafter such notice is confirmed in writing and sent via one of the methods described in the previous sentence. Notices to an Investor Shareholder shall be sent as provided in connection with notices to the Purchasers in the Series B Purchase Agreement. Notices to the Company shall be sent as provided in the Series B Purchase Agreement. Notices to a Principal Shareholder shall be sent to such address as set forth on the books and records of the Company, or at such other address or facsimile number as such Principal Shareholder shall have furnished in writing to the other parties hereto. All notices shall be effective upon receipt.

3.7. Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement will be effective against the Company or the Shareholders unless such modification, amendment or waiver is approved in writing by the Company, a Pequot Majority in Interest, a Series B Majority in Interest and a Principal Shareholder Majority in Interest. Any modification, amendment or waiver signed by the Company, a Pequot Majority in Interest, a Series B Majority in Interest and a Principal Shareholder Majority in Interest shall bind all of the parties hereto. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

3.8. Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated in a writing approved by the Company, a Pequot Majority in Interest and Series B Majority in Interest. This Agreement will terminate automatically upon the earliest to occur of (a) the completion of any voluntary or involuntary liquidation or dissolution of the Company, (b) the sale of all or substantially all of the Company’s assets or of a majority of the outstanding equity of the Company (determined on a fully diluted basis) to any Person that is not a party to this Agreement (whether pursuant to a merger, consolidation or otherwise) or (c) on the date that a Pequot Majority in Interest are no longer entitled to designate any directors pursuant to Section 2.1(a)(ii).

3.9. GOVERNING LAW. THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

3.10. Future Shareholders’ Rights; Transfers. The Company shall not issue (except in a Public Offering, or pursuant to exercise of stock options or warrants) any Common Stock or securities convertible into or exercisable for Common Stock unless (i) the Person receiving such Common Stock executes an Instrument of Accession, or (ii) the Company in good faith believes that at least nine (9) of its largest stockholders are already parties to this Agreement. Notwithstanding anything to the contrary in this section, parties agree that the total number of parties to this Agreement at any time (including parties who execute the Instrument of Accession) shall not exceed ten (10). Except as otherwise provided in this Section 3.9., no Shareholder shall Transfer any Securities other than to the Company or pursuant to a Public Sale unless the Person receiving Transfer of such Securities executes an Instrument of Accession.

3.11. Restrictive Legends. Stock certificates representing the Securities (except for the securities to be issued in connection with a Stock Purchase Agreement by and among the Company, Beta Analytics, Incorporated, Arthur A. Hutchins and Joseph H. Saul, dated as of the date hereof) shall be endorsed with the following legend:

THE SECURITIES REPRESENTED HEREBY MAY BE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH MAY PLACE CERTAIN RESTRICTIONS ON THE VOTING OF AND THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SECURITIES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS SECURITY WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders’ Voting Agreement on the day and year first above written.

ANALEX CORPORATION

By:	/s/ Sterling E. Phillips, Jr.
Name: Sterling E. Phillips, Jr.
Title: Chief Executive Officer

INVESTOR SHAREHOLDERS:

PEQUOT PRIVATE EQUITY FUND III, L.P.

By:	Pequot Capital Management, Inc., Its Investment Manager

By:	/s/ Richard Joslin
Name: Richard Joslin
Title: Principal

PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P.

By:	Pequot Capital Management, Inc., Its Investment Manager

By:	/s/ Richard Joslin
Name: Richard Joslin
Title: Principal

INVESTOR SHAREHOLDERS:

GENERAL ELECTRIC PENSION TRUST

By:	GE Asset Management Incorporated, Its Investment Manager

By:	/s/ David Wiederecht
Name: David Wiederecht
Title: Vice President

INVESTOR SHAREHOLDERS:

NEW YORK LIFE CAPITAL PARTNERS II, L.P.

By:	NYLCAP Manager, LLC, Its Investment Manager

By:	/s/ James M. Barker, V
Name: James M. Barker, V
Title: Vice President

Signature Page to Stockholders’ Voting Agreement

PRINCIPAL SHAREHOLDERS:

By:	J. Richard Knop
J. Richard Knop

PRINCIPAL SHAREHOLDERS:

By:	/s/ C. W. Gilluly
C. W. Gilluly

PRINCIPAL SHAREHOLDERS:

By:	/s/ Peter Belford, Sr.
Peter Belford, Sr.

PRINCIPAL SHAREHOLDERS:

By:	/s/ Arthur A. Hutchins
Arthur A. Hutchins

PRINCIPAL SHAREHOLDERS:

By:	/s/ Joseph H. Saul
Joseph H. Saul

PRINCIPAL SHAREHOLDERS:

DRG IRREVOCABLE TRUST

By:	/s/ Chand N. Gupta
Chand N. Gupta, Trustee

Signature Page to Stockholders’ Voting Agreement

Schedule I

Form of Instrument of Accession

Instrument of Accession

Reference is made to that certain Amended and Restated Stockholders’ Voting Agreement dated as of May     , 2004, a copy of which is attached hereto (as amended and in effect from time to time, the “Stockholders Agreement”), among Analex Corporation (the “Company”), and the Shareholders (as defined therein).

The undersigned,                                              , in order to become the owner or holder of [identify Securities being Transferred] (the “Securities”) of the Company hereby agrees that by his execution hereof the undersigned is a Shareholder party to the Stockholders Agreement subject to all of the restrictions and conditions applicable to Shareholders set forth in such Stockholders’ Agreement, and all of the Securities purchased by the undersigned in connection herewith (and any and all debt and equity of the Company issued in respect thereof) are subject to all the restrictions and conditions applicable to such Securities as set forth in the Stockholders Agreement. This Instrument of Accession shall take effect and shall become a part of said Stockholders Agreement immediately upon execution.

Executed as of the date set forth below under the laws of the State of Delaware.

Signature:

Address:

Date:

Accepted:

ANALEX CORPORATION

By:
Date:

ANNEX I

AMENDED AND RESTATED CREDIT AGREEMENT

BY AND

BETWEEN

ANALEX CORPORATION

a Delaware corporation

as Borrower

AND

BANK OF AMERICA, N.A.

as Lender

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of May 28, 2004 (the “Closing Date”) is by and among ANALEX CORPORATION, a Delaware corporation formerly known as Hadron, Inc. (the “Borrower”), and the subsidiaries of the Borrower identified on the signature pages hereto and such other subsidiaries of the Borrower as may from time to time become a party hereto (the “Subsidiary Guarantors”), and BANK OF AMERICA, N.A., a national banking association (the “Lender”).

W I T N E S S E T H

WHEREAS, the Borrower has requested that the Lender increase a revolving credit facility to the Borrower in the current maximum principal sum of Eight Million and 00/100 Dollars ($8,000,000.00) in order to enable it to borrow on a committed revolving credit basis from and after the date hereof and at any time and from time to time prior to the Revolving Credit Facility Maturity Date (as hereinafter defined) in an aggregate principal amount not to exceed Twenty Million and 00/100 Dollars ($20,000,000.00) at any time outstanding; and

WHEREAS, the Borrower has requested that the Lender make an advance under the Revolving Credit Facility to pay in full a term loan from the Lender to the Borrower in the original principal sum of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00); and

WHEREAS, the Borrower has requested that the Lender consider providing increases to the revolving credit commitment up to an additional Twenty Million Dollars ($20,000,000) pursuant to an annual guidance facility; and

WHEREAS, the Lender is willing to extend such credit to the Borrower on the terms and subject to the conditions hereinafter set forth amending and restating in its entirety the Credit Agreement dated November 2, 2001, as previously amended.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto hereby covenant and agree as follows:

1.	DEFINITIONS; CONSTRUCTION.

1.1	Certain Definitions.

In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

“ABI” means Advanced Biosystems, Inc., a Delaware corporation.

“ACH Transactions” shall have the meaning set forth in Section 2.4(c).

“Affiliate” of a Person (the “Specified Person”) shall mean (a) any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person, (b) any director or officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of the Specified Person or of a Person who is an Affiliate of the Specified Person within the meaning of the preceding clause (a), and (c) for each individual who is an Affiliate of the Specified Person within the meaning of the foregoing clause (a) or (b), any spouse or direct lineal descendant of such Affiliate. For purposes of the preceding sentence, “control” of a Person shall mean (x) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and (y) in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, ten percent (10%) or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, ten percent (10%) or more of any class of equity interest).

“Annual Guidance Facility Expiration Date” means December 31, 2004.

“Annual Guidance Facility Loans” shall have the meaning set forth in Section 2.2.

“Annual Guidance Facility Maximum Amount” shall have the meaning set forth in Section 2.2.

“Applicable Margin” for purposes of calculating the interest on each Loan, the Letter of Credit Fee and the Revolving Unused Fee, for any day shall mean the applicable percentage, as set forth on the Pricing Grid, corresponding to the Total Funded Debt to EBITDA ratio in effect as of the most recent Calculation Date. The initial Applicable Margins shall be based on Pricing Level V until the first Applicable Margin Change Date for the Calculation Date occurring on June 30, 2004. Thereafter, determination of the appropriate Applicable Margins based on the Total Funded Debt to EBITDA ratio shall be made on each Calculation Date upon receipt by the Lender of the Required Financial Information for such Calculation Date. The Total Funded Debt to EBITDA ratio in effect as of a Calculation Date shall establish the Applicable Margins that shall be effective as of the date designated by the lender as the Applicable Margin Change Date. The Lender shall determine the Applicable Margins as of the Calculation Date occurring on June 30, 2004 and on each Calculation Date thereafter and shall promptly notify the Borrower of the Applicable Margins so determined and of the Applicable Margin Change Date. Such determinations by the Lender of the Applicable Margins shall be conclusive absent demonstrable error. If the Borrower fails to provide the Required Financial Information for a Calculation Date to the Lender, when required pursuant to this Agreement, the Applicable Margins shall be based on Pricing Level IV as set forth in the Pricing Grid until such time as the Required Financial Information is provided whereupon the Pricing Level shall be determined by the then current Total Funded Debt to EBITDA ratio.

“Applicable Margin Change Date” shall mean, with respect to the Calculation Date occurring on June 30, 2004 and any Calculation Date thereafter, a date designated by the Lender that is not more than five (5) Business Days after receipt by the Lender of the Required Financial Information for such Calculation Date.

“Assignment of Claims Act” shall mean the federal Assignment of Claims Act of 1940, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

“Autoborrow Service Agreement” shall have the meaning set forth in Section 2.4(b).

“BAI” means Beta Analytics, Incorporated, a Maryland corporation.

“Borrowing Base” shall have the meaning set forth in Section 2.12(a).

“Borrowing Base/Non-Default Certificate” shall have the meaning set forth in Section 2.12(b).

“Business Day” shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Virginia or other day on which banking institutions are authorized or obligated to close in McLean, Virginia.

“Calculation Date” shall mean the last day of each fiscal quarter of the Borrower.

“Capital Expenditures” shall mean, for any period and with respect to any Person, all expenditures during such period by such Person which would be classified as capital expenditures in accordance with GAAP or are made in property which are the subject of a Synthetic Lease to which such Person becomes a lessee party during such period.

“Capitalized Lease” shall mean at any time any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and “Capitalized Lease Obligation” of any Person at any time shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

“Cash Equivalent Investments” shall mean any of the following: (a) obligations fully backed by the full faith and credit of the United States of America maturing not in excess of one year from the date of acquisition, (b) commercial paper maturing not in excess of one hundred eighty (180) days from the date of acquisition and rated “P-1” by Moody’s Investors Service or “A-1” by Standard & Poor’s Corporation on the date of acquisition, (c) the following obligations of any domestic commercial bank having capital and surplus in excess of Five Hundred Million and 00/100 Dollars ($500,000,000.00), which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (b) above: (i) time deposits, certificates of deposit and acceptances maturing not in excess of one (1) year from the date of acquisition, or (ii) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the type referred to in clause (a) above and (d) any deposits with Lender or its Affiliates (including deposits in money market funds). In no event shall any investment as to which a Borrower is an issuer or a direct or indirect obligor be deemed a Cash Equivalent Investment.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

“Change of Control” shall mean the occurrence of any of the following events: (i) after the Closing Date, any Person (other than the Purchasers and their Affiliates) or two or more Persons (other than the Purchasers and their Affiliates) acting in concert, shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in his or their acquisition of or control over, voting stock of the Borrower (or other securities convertible into such voting stock) representing 50% or more of the combined voting power of all voting stock of the Borrower, or (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower’s board of directors or whose nomination for election by the Borrower’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved and any new director designated, nominated and elected pursuant to the Stockholders’ Agreement (as defined in the Second Note Purchase Agreement)) cease for any reason to constitute a majority of the directors of the Borrower then in office. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

“Closing Date” shall have the meaning set forth in the preamble of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

“Collateral” shall mean the property from time to time subject to or intended by the parties to be subject to the Liens of the Security Documents.

“Commitments” of the Lender shall mean, the Revolving Credit Facility Commitment.

“Controlled Group Member” shall mean each trade or business (whether or not incorporated) which together with the Borrower is treated as a single employer under Section 4001(a)(14) or 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Credit Party” shall mean each of the Borrower and the Subsidiary Guarantors.

“Default” shall mean any event or condition which constitutes an Event of Default or with notice or the passage of time or both would, unless cured or waived, constitute an Event of Default.

“Department of Justice Debt” shall mean the obligations for the payment of money by the Borrower or any of its Subsidiaries under that certain Settlement Agreement effective as of July 12, 1994 between Borrower, Xanalex Corporation and Analex Systems, Inc., and the United States of America, as amended by the First Modification to Settlement Agreement entered into August 30, 1999.

“Dollar,” “Dollars” and the symbol “$” shall mean lawful money of the United States of America.

“EBITDA” for any period shall mean the net earnings (or loss) after taxes of the Borrower for such period, (a) plus the sum of (i) the Interest Expense of the Borrower for such period to the extent deducted in calculating net earnings for such period, (ii) all charges against income for foreign, federal, state and local income taxes of the Borrower for such period, to the extent deducted in calculating net earnings for such period, (iii) the aggregate depreciation expense of the Borrower for such period, (iv) the aggregate amortization expense of the Borrower for such period, (v) losses from discontinued operations and extraordinary items and (vi) the Department of Justice Debt paid in the amount of $538,138, (vii) Borrower’s payment of $280,000 to Jon Stout related to the termination of Mr. Stout’s employment by Borrower and (viii) all other non-cash charges deducted in determining such net earnings, (b) minus the sum of (i) income from discontinued operations and extraordinary items and (ii) all non-cash items (other than accrual basis revenues) included in determining such net earnings, all as determined on a consolidated basis in accordance with GAAP.

“Eligible Billed Receivables” shall mean all rights to payment due to the Borrower which (a) constitute an “account” as defined in the Uniform Commercial Code as in effect in the applicable jurisdiction; (b) represent amounts due and owing (i) for products actually delivered or services actually performed or rendered by or on behalf of the Borrower pursuant to a written contract or written agreement now or hereafter entered into by the Borrower and a Person which is not an Affiliate of the Borrower, or (ii) as interim billings or progress payments in accordance with fixed price contracts between the Borrower and a Person which is not an Affiliate of the Borrower; (c) have been properly billed; (d) arise in the ordinary course of the Borrower’s business; (e) are not subject to any defense, set-off or counterclaim; and (f) are not Ineligible Receivables.

“Eligible Unbilled Receivables” shall mean rights to payment due to the Borrower arising out of work actually performed by the Borrower under Government Contracts which (a) constitute an “account” as defined in the Uniform Commercial Code as in effect in the applicable jurisdiction; (b) are eligible to be billed to the Government in accordance with the applicable Government Contract within thirty (30) days of the “as of” date of the applicable Borrowing Base/Non-Default Certificate (with no additional performance required by any Person, and no condition to payment by the Government other than receipt of an appropriate invoice); (c) have not been billed to the Government solely as a result of timing differences between the date the revenue is recognized on the Borrower’s books and the date the invoice is actually rendered; (d) represent revenue recognized on the books of the Borrower not more than thirty (30) days prior to the “as of” date of the applicable Borrowing Base/Non-Default Certificate; (e) may, in accordance with GAAP, be included as current assets of the Borrower, even though such amounts have not been billed to the Government; and (f) are not Ineligible Receivables.

“Environmental Affiliate” shall mean, with respect to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).

“Environmental Claim” shall mean, with respect to any Person, any action, suit, proceeding, notice, claim, complaint, demand, request for information or other communication (written or oral) against, of or to such Person by or from any other Person (including any Governmental Authority, citizens’ group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Environmental Concern Materials at any location, whether or not owned by such Person.

“Environmental Concern Materials” shall mean (a) any explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including any “Hazardous Substance” as defined in CERCLA or any similar state Law), (b) any toxic chemical or other toxic substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

“Environmental Law” shall mean any applicable Law relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. Without limitation, “Environmental Law” shall also include any Governmental Approval required pursuant to any Environmental Law and the terms and conditions thereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“Event of Default” shall mean any of the Events of Default described in Section 7.1.

“First Note Purchase Agreement” shall mean that certain Subordinated Note and Series A Convertible Preferred Stock Purchase Agreement dated July 18, 2003, by and among the Borrower and the First Purchasers.

“First Purchasers” shall mean Pequot Private Equity Fund III, L.P., a Delaware limited partnership and Pequot Offshore Private Equity Partners III, L.P., a Delaware limited partnership.

“Fixed Charge Coverage Ratio” for any twelve month period shall mean the ratio of (a) EBITDA minus Capital Expenditures and cash taxes paid in such period to (b) Fixed Charges for such period.

“Fixed Charges” for any period shall mean the sum of (a) Interest Expense for such period, plus (b) Preferred Stock cash dividends actually paid or required to be paid, plus (c) the aggregate amount of all non-compete payments made by the Borrower for such period, plus (d) without duplication, scheduled payments of principal on Indebtedness and Capitalized Lease Obligations of the Borrower for such period, all as determined on a consolidated basis in accordance with GAAP. For avoidance of doubt, the Borrower’s payment of $280,000 to Jon Stout related to the termination of Mr. Stout’s employment agreement shall not constitute a Fixed Charge.

“GAAP” shall have the meaning set forth in Section 1.3.

“Government” shall mean the United States government or any department or agency thereof.

“Government Contracts” shall mean written contracts between the Borrower and the Government.

“Governmental Approval” shall mean any approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority.

“Governmental Authority” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Guaranty” shall have the meaning set forth in Section 4.1(e).

“Guaranty Obligations” shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collections) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be in amount equal to the outstanding principal amount of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hazardous Substance” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances, pollutants or contaminants as defined in CERCLA, HMTA, RCRA or any other applicable Environmental Law, rule, order or regulation.

“Hazardous Wastes” shall mean, without limitation, all waste materials subject to regulation under CERCLA, RCRA, or analogous state law, and/or any other applicable Federal and/or state law now in force or hereafter enacted relating to hazardous waste treatment or disposal.

“HMTA” shall mean the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.)

“Indebtedness” of a Person shall mean:

(a) All obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person (other than trade payables and accrued liabilities in the ordinary course);

(b) All obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(c) All obligations of such Person for the deferred purchase price of property or services;

(d) All obligations secured by a Lien on property owned by such Person, whether or not assumed (except inchoate Liens securing obligations not yet due and payable); and all obligations of such Person under Capitalized Leases or Synthetic Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease or Synthetic Lease to repossession or sale of such property);

(e) The face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other payment or monetary indemnification obligations of such Person associated with such letters of credit or draws thereon;

(f) All obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person; and

(g) All obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement.

“Indemnified Parties” shall mean the Lender, its affiliates, and the directors, officers and employees of each of the foregoing.

“Ineligible Receivables” shall mean all receivables which are (a) evidenced by a promissory note or similar instrument, unless such note or instrument is endorsed in blank or to the order of the Lender and delivered to the Lender; (b) owed or payable by an account debtor who is more than ninety (90) days past due in the payment of fifty percent (50%) or more of the aggregate balance due from such account debtor to the Borrower (c) owed or payable by an account debtor other than the Government or a prime contractor under a contract with the Government with respect to which the Borrower is a subcontractor (including the Affiliates of such account debtor) whose accounts constitute more than 25% of the total accounts of the Borrower, to the extent of such excess; (d) owed or payable by an account debtor that is an Affiliate, stockholder or employee of the Borrower; (e) owing from any Person that is the subject of any (i) suit, lien, levy or judgment which could reasonably be expected to affect the collectability of said account(s), or (ii) bankruptcy, insolvency or similar process or proceeding; (f) accounts owing from foreign account debtors; (g) unbilled as a result of cost variances, retainage provisions, “milestone” requirements or any other reason, except for timing differences; (h) bonded; or (i) deemed ineligible by the Lender, in its reasonable discretion.

“Intercompany Debt” shall mean any indebtedness which is owing by a Credit Party to another Credit Party.

“Interest Expense” for any period shall mean the total cash interest expense of the Borrower (including amortization of deferred financing fees, premiums or interest rate protection agreements and original issue discounts) for such period determined in accordance with GAAP.

“Law” shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority with applicable jurisdiction.

“Letter of Credit” and “Letters of Credit” shall mean, respectively, each and all of the standby letters of credit issued pursuant to this Agreement.

“Letter of Credit Application” shall have the meaning assigned to such term in Section 2.14 of this Agreement.

“Letter of Credit Fee” shall have the meaning set forth in Section 2.13(c).

“Letter of Credit Obligations” shall mean, at any particular time, the aggregate amount of all liabilities of the Borrower with respect to Letters of Credit, whether or not such liability is contingent, including (without duplication) the sum of (a) the aggregate amount of Letter of Credit Undrawn Availability then outstanding, and (b) the aggregate amount of all unpaid Letter of Credit Reimbursement Obligations.

“Letter of Credit Reimbursement Obligation” with respect to a Letter of Credit means the obligation of the Borrower to reimburse the Lender for Letter of Credit Unreimbursed Draws, together with interest thereon.

“Letter of Credit Undrawn Availability” with respect to a Letter of Credit at any time shall mean the maximum amount available to be drawn under such Letter of Credit at such time or thereafter, regardless of the existence or satisfaction of any conditions or limitations on drawing.

“Letter of Credit Unreimbursed Draws” with respect to a Letter of Credit at any time shall mean the aggregate amount at such time of all payments made by the Lender under such Letter of Credit, to the extent not repaid by the Borrower.

“LIBOR Rate” on any date shall mean the rate of interest (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate page 3750 (or any successor page) as the one (1) month London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the second Business Day preceding such date, as adjusted from time to time in the Lender’s sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If for any reason such rate is not available, the term “LIBOR Rate” shall mean the rate of interest (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO page as the one (1) month London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time), on the second Business Day preceding such date, as adjusted from time to time in Lender’s sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO page, the applicable rate shall be the arithmetic mean of all such rates. For purposes of determining the interest rate applicable to the Revolving Credit Facility Loans or the Annual Guidance Facility Loans, any change in the interest rate, by virtue of the LIBOR Rate as a component of the interest rate, shall take effect two Business Days after the date of the change in the LIBOR Rate as indicated on Telerate Page 3750 or Reuters Screen LIBO page, as the case may be.

“Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

“Loan” shall mean any loan by the Lender to the Borrower under this Agreement, and “Loans” shall mean all loans made by the Lender under this Agreement.

“Loan Documents” shall mean this Agreement, the Note, the Security Agreement, the Pledge Agreement, the Guaranty, the Pequot Subordination Agreement and all other agreements and instruments extending, renewing, refinancing or amending any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter.

“Material Adverse Effect” shall mean: (a) a material adverse effect on the business, assets, properties, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, or (b) a material adverse effect on the ability of any Credit Party to perform or comply with any term or condition of any Loan Document, or (c) a material adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of the Lender to enforce any provision, rights or remedies under or in connection with any Loan Document.

“Material Contract” shall mean a Government Contract and/or other contract or agreement of the Borrower for a term greater than six (6) months and involving an amount in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00).

“Multiemployer Plan” shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any Controlled Group Member has or had an obligation to contribute.

“Net Value” shall have the meaning set forth in Section 2.12(a).

“Net Worth” shall mean the Borrower’s total assets (including leaseholds and leasehold improvements and reserves against assets) less total liabilities (including accrued and deferred income taxes).

“Note” shall mean the Revolving Credit Facility Note.

“Note Purchase Agreements” shall mean the First Note Purchase Agreement and the Second Note Purchase Agreement.

“Obligations” shall mean all indebtedness, obligations and liabilities of the Credit Parties to the Lender from time to time arising under or in connection with or evidenced or secured by this Agreement or any other Loan Document, and all extensions, renewals or refinancings thereof, whether such indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising. Without limitation of the foregoing, such indebtedness, obligations and liabilities include the principal amount of Loans, all Letter of Credit Obligations, interest, fees, indemnities or obligations respecting expenses under or in connection with this Agreement or any other Loan Document, and all extensions, renewals. refinancings and amendments thereof, whether or not such Loans were made or Letters of Credit issued in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Lender to lend. The term “Obligations” shall include all obligations of the Borrower under any Swap Contract. Obligations shall remain Obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Obligations or any interest therein.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

“Pension Plan” and “Pension Plans” shall have the meanings set forth in Section 3.11.

“Pension-Related Event” shall mean any of the following events or conditions:

(a) Any action is taken by any Person (i) to terminate, or which would result in the termination of, a Plan, either pursuant to its terms or by operation of law (including any amendment of a Plan which would result in a termination under Section 4041(e) of ERISA), or (ii) to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA;

(b) The PBGC notifies any Person of its determination that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

(c) Any Reportable Event occurs with respect to a Plan;

(d) Any action occurs or is taken which would reasonably be expected to result in the Borrower or any Controlled Group Member becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including seller liability incurred under Section 4204(a)(2) of ERISA), or the Borrower or any Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability;

(e) There occurs (i) any failure to meet the minimum funding standard under Section 302 of ERISA or Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or the Borrower or any Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan, or (iii) the Borrower or any Controlled Group Member fails to pay the PBGC premium with respect to a Plan when due and it remains unpaid for more than thirty (30) days thereafter; or

(f) There occurs any “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code involving a Plan.

“Pequot Subordination Agreement” shall mean that certain Amended and Restated Intercreditor and Subordination Agreement to be dated the Closing Date, by and among the Lender, the Purchasers, the Borrower and the Subsidiary Guarantors, in the form of Exhibit F hereto, as amended, modified and supplemented from time to time.

“Permitted Liens” shall have the meaning set forth in Section 6.4.

“Person” shall mean an individual, corporation, limited liability company, partnership, trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

“Plan” shall mean (a) any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which the Borrower or any Controlled Group Member is or has been within the preceding five years a “contributing sponsor” within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of the Borrower or any Controlled Group Member and (b) any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan which is subject to Title I of ERISA by reason of Section 4 of ERISA and is subject to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code), of which the Borrower or any Controlled Group Member is or has been within the preceding five years an employer liable for contributions within the meaning of Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code, or which is or has been within the preceding five years maintained for employees of the Borrower or any Controlled Group Member.

“Pledge Agreement” shall have the meaning set forth in Section 4.1(c).

“Preferred Stock” means Borrower’s Series A Convertible Preferred Stock, par value $0.02 per share and the Borrower’s Series B Convertible Preferred Stock, par value $0.02 per share.

“Pricing Grid” shall mean the pricing grid attached hereto as Exhibit B.

“Prime Rate” shall mean the rate of interest publicly announced from time to time by the Lender as its Prime Rate (the “Index”). The Prime Rate is set by the Lender based on various factors, including the Lender’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Lender may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Lender’s Prime Rate. The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this Agreement, the Lender may designate a substitute index after notifying the Borrower. The Lender will tell the Borrower the current Index rate upon the Borrower’s request.

“Purchasers” shall mean the First Purchasers and the Second Purchasers.

“RCRA” shall mean the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et. seq.)

“Regular Interest Payment Date” shall mean the first day of each calendar month.

“Releases” shall have the meaning set forth in Section 3.12.

“Relevant Date” shall have the meaning set forth in Section 1.3.

“Reportable Event” shall mean (a) a reportable event described in Section 4043 of ERISA and regulations thereunder, (b) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, (c) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4068(f) of ERISA, or (d) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00).

“Required Financial Information” shall mean, with respect to the applicable Calculation Date, (i) the financial statements of the Borrower required to be delivered pursuant to Section 5.1(a) or (b) for the fiscal period or quarter ending as of such Calculation Date, and (ii) the Compliance Certificate required by Section 5.1(e) to be delivered with the financial statements described in clause (i) above.

“Responsible Officer,” in the case of the Borrower, shall mean the Chief Executive Officer, Chief Operating Officer, Vice President of Finance or Chief Financial Officer of the Borrower.

“Revolving Credit Facility Available Amount” shall have the meaning set forth in Section 2.1(a).

“Revolving Credit Facility Commitment” shall have the meaning set forth in Section 2.1(a).

“Revolving Credit Facility Committed Amount” shall mean Twenty Million Dollars ($20,000,000).

“Revolving Credit Facility Loans” shall have the meaning set forth in Section 2.1(a).

“Revolving Credit Facility Maturity Date” shall mean May 31, 2007.

“Revolving Credit Facility Note” shall mean the promissory note of the Borrower executed and delivered under Section 2.1(c), together with all extensions, renewals, restatements or amendments thereof in whole or part.

“Revolving Loan Account” shall have the meaning set forth in Section 2.1(d).

“Revolving Unused Fee” shall have the meaning set forth in Section 2.4.

“Second Note Purchase Agreement” shall mean that certain Purchase Agreement dated May 28, 2004 by and among the Borrower and the Second Purchasers.

“Second Purchasers” shall mean the First Purchasers, General Electric Pension Trust, New York Life Capital Partners II, L.P. and/or certain of their affiliates.

“Security Agreement” shall mean that certain Security Agreement dated as of November 2, 2002, by and among the Borrower, the Lender and other Persons named therein, as amended by that certain First Amendment to Security Agreement dated July 18, 2003.

“Security Document” shall mean each of the Security Agreement, the Pledge Agreement and all other agreements creating a Lien on any Person’s property to secure the Obligations.

“Solvent” means, with respect to any Person at any time, that at such time (a) the sum of the debts and liabilities (including, without limitation, contingent liabilities) of such Person is not greater than all of the assets of such Person at a fair valuation, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person has not incurred debts or liabilities (including, without limitation, contingent liabilities) beyond such Person’s ability to pay as such debts and liabilities mature, (d) such Person is not engaged in, and is not about to engage in, a business or transaction for which such Person’s property constitutes or would constitute unreasonably small capital, and (e) such Person is not otherwise insolvent as defined in, or otherwise in a condition which would render any transfer, conveyance, obligation or act then made, incurred or performed by it avoidable or fraudulent pursuant to, any Law that may be applicable to such Person pertaining to bankruptcy, insolvency or creditors’ rights (including, but not limited to, the Bankruptcy Code of 1978, as amended, and, to the extent applicable to such Person, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any other applicable Law pertaining to fraudulent conveyances or fraudulent transfers or preferences).

“Stock Payment” by any Person shall mean any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such Person, including any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

“Subsidiary” shall mean, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not, at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.

“Subsidiary Guarantors” shall have the meaning set forth in the preamble to this Agreement.

“Swap Contract” shall mean any document, instrument or agreement between the Borrower and the Lender or any affiliate of the Lender, now existing or entered into in the future, relating to an interest rate swap transaction, interest rate cap, floor or collar transaction, any similar transaction, any option to enter into any of the foregoing, and any combination of the foregoing, which agreement may be oral or in writing, including any master agreement relating to or governing any or all of the foregoing and any related schedule or confirmation, each as amended from time to time.

“Synthetic Lease” shall mean any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where the transaction is considered Indebtedness for borrowed money for federal income tax purposes but is classified as an operating lease in accordance with GAAP for financial reporting purposes.

“Taxes” shall have the meaning set forth in Section 2.11(a).

“Total Funded Debt” shall mean all Indebtedness (excluding Indebtedness consisting of obligations described in item (g) of the definition of Indebtedness), plus contingent and unconditional earn-out liabilities and contingent and unconditional non-compete liabilities, excepting (i) any cash bonus payments to employees of the Borrower related to the Expendable Launch Vehicle Integrated Services (“ELVIS”) contract with NASA until such cash bonus payments are earned; (ii) any contingent earn-out payments related to Borrower’s acquisition of the Stock of BAI until such earn-out payments are earned and (iii) any contingent earn-out payments related to any acquisition of Borrower which closes after the Closing Date and is consented to by Bank, until such earn-out payments are earned.

1.2	Construction.

Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; “or” has the inclusive meaning represented by the phrase “and/or”; and the terms “property” and “assets” include all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed, now existing or hereafter acquired. References in this Agreement to “determinations” (and similar terms) by the Lender mean and include good faith determinations or estimates by the Lender (in the case of quantitative determinations) and good faith determinations or beliefs by the Lender (in the case of qualitative determinations), and references to “conclusive” determinations by the Lender shall mean determinations by the Lender, as the case may be, which are made in good faith and absent manifest error. The words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “includes” and “including” (and similar terms) in this Agreement mean “includes without limitation” and “including without limitation,” respectively (and similarly for similar terms). The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified. Each annex, exhibit and schedule to this Agreement constitutes part of this Agreement. Each of the covenants, terms and provisions of this Agreement is intended to have, and shall have, independent effect, and compliance with any particular covenant, term or provision shall not constitute compliance with any other covenant, term or provision.

1.3	Accounting Principles.

(a) As used herein, “GAAP” shall mean generally accepted accounting principles in the United States, as such principles shall be in effect at the Relevant Date. As used herein, “Relevant Date” shall mean the date a relevant computation or determination is or was to be made or the date of relevant financial statements, as the case may be.

(b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

2.	THE FACILITIES.

2.1	Revolving Credit Facility.

(a) Revolving Credit Facility Commitment. Subject to the terms and conditions and relying upon the representations and warranties of the Borrower herein set forth, the Lender agrees (such agreement being herein called the Lender’s “Revolving Credit Facility Commitment”) to make loans (the “Revolving Credit Facility Loans”) to the Borrower at any time or from time to time on or after the date hereof and to but not including the Revolving Credit Facility Maturity Date, subject, however, to the conditions that the aggregate principal amount of all Revolving Credit Facility Loans and all Letter of Credit Obligations at any

time outstanding shall not exceed the lesser of (i) the Revolving Credit Facility Committed Amount, and (ii) the Borrowing Base at such time (the lesser of the amounts described in the foregoing clauses (i) and (ii) being referred to herein as the “Revolving Credit Facility Available Amount”). Notwithstanding anything herein to the contrary, the aggregate outstanding principal amount of all Revolving Credit Facility Loans and all Letter of Credit Obligations, shall not exceed the Borrowing Base.

(b) Nature of Credit. Within the limits of time and amount set forth in this Section 2.1, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Facility Loans hereunder.

(c) Revolving Credit Facility Note. The obligation of the Borrowers to repay the unpaid principal amount of the Revolving Credit Facility Loans made by the Lender and to pay interest thereon shall be evidenced in part by a promissory note of the Borrower dated the Closing Date (together with any extensions, renewals or amendments thereof, the “Revolving Credit Facility Note”), in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to the order of the Lender in a face amount of Twenty Million and 00/100 Dollars ($20,000,000.00).

(d) Revolving Loan Account. The Lender will establish and maintain a revolving loan account on its books (the “Revolving Loan Account”) to which the Lender will (i) debit (A) the principal amount of each advance of the Revolving Credit Facility Loans made by the Lender hereunder as of the date made, (B) the amount of any interest accrued on the Revolving Credit Facility Loans as and when due, and (C) any other amounts due and payable by the Borrower to the Lender from time to time under the provisions of this Agreement in connection with the Revolving Credit Facility Loans, including enforcement costs, fees, late charges, and service, collection and audit fees, as and when due and payable, and (ii) credit all payments made by the Borrower to the Lender on account of the Revolving Credit Facility Loans as of the date made, including funds credited to the Revolving Loan Account from the Collateral Account (as defined in the Security Agreement). All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Lender in cash or solvent credits. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be presumed conclusively to be correct, and shall constitute an account stated between the Lender and the Borrower unless the Lender receives specific written objection thereto from the Borrower within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Lender.

(e) Maturity. To the extent not due and payable earlier, the Revolving Credit Facility Loans shall be due and payable on the Revolving Credit Facility Maturity Date.

(f) Termination; Reduction of the Revolving Credit Facility Committed Amounts. The Borrower may terminate the Lender’s obligation to make Revolving Credit Facility Loans; provided that the Borrower shall have provided written notice thereof to the Lender at least five (5) Business Days prior to the termination date. On the termination date, the principal amounts of all Revolving Credit Facility Loans, together with interest on each such principal amount and any fees or expenses owed to the Lender to such date, shall be due and payable and all Letter of Credit Obligations shall be satisfied. The Borrower may from time to time prior to the Revolving Credit Facility Maturity Date reduce the Revolving Credit Facility Committed Amount of the Lender to an aggregate amount not less than the sum of the unpaid principal amount of the Revolving Credit Facility Loans then outstanding plus the principal amount of all Revolving Credit Facility Loans not yet made as to which notice has been given by the Borrower plus all Letter of Credit Obligations; provided that there shall be no Default. Reduction of the Revolving Credit Facility Committed Amount shall be made by providing not less than five (5) Business Days’ notice (which notice shall be irrevocable) to such effect to the Lender.

2.2	Annual Guidance Facility.

(a) Annual Guidance Facility Maximum Amount. Subject to the terms and conditions and relying upon the representations and warranties of the Borrower herein set forth, the Lender will consider the Borrower’s application to make loans (the “Annual Guidance Facility Loans”) to the Borrower at any time or from time to time on or after the date hereof and to and including the Annual Guidance Facility Expiration Date, subject, however, to the conditions that the aggregate principal amount of all Annual Guidance Facility Loans at any time outstanding shall not exceed Twenty Million and 00/100 Dollars ($20,000,000.00), (the amount described in the foregoing clauses being referred to herein as the “Annual Guidance Facility Maximum Amount”). The decision to make any Annual Guidance Facility Loan to the Borrower shall be made in the Lender’s sole discretion. There is no commitment by the Lender to make any Annual Guidance Facility Loan.

(b) Nature of Credit. To the extent that the Lender makes Annual Guidance Facility Loans, such loans shall increase the Revolving Credit Facility Committed Amount subject to the provisions of Section 2.3(d).

(c) Obligation to Repay. The obligation of the Borrower to repay the unpaid principal amount of the Annual Guidance Facility Loans made by the Lender and to pay interest thereon shall be evidenced by one or more amendments to the Revolving Credit Facility Note each dated the date on which the respective Annual Guidance Facility Loan is made in an aggregate face amount of up to Twenty Million and 00/100 Dollars ($20,000,000.00).

2.3	Fees.

(a) Revolving Unused Fee. The Borrower shall pay to the Lender for each day during the period set forth below a commitment fee (the “Revolving Unused Fee”) at a rate per annum equal to the Applicable Margin, multiplied by the following amount: for each day from and including the date hereof to but not including the Revolving Credit Facility Maturity Date, the amount (not less than zero) equal to (i) the Revolving Credit Facility Committed Amount on such day, minus (ii) the aggregate principal amount of all Revolving Credit Facility Loans, plus the aggregate Letter of Credit Obligations on such day. The Revolving Unused Fee shall be due and payable for the preceding period for which such fee has not been paid: (x) on the first Regular Interest Payment Date of each calendar quarter, and (y) on the Revolving Credit Facility Maturity Date.

(b) Administration Fee. An administration fee in the amount of Fifteen Thousand Dollars and 00/100 ($15,000.00) shall be paid each year, payable in advance in equal quarterly payments, beginning on the Closing Date and on the first day of each calendar quarter thereafter until the Obligations are paid in full and the Revolving Credit Facility Commitment is terminated.

(c) Origination Fee. An origination fee in the amount of One Hundred Thousand and 00/100 Dollars ($100,000.00) shall be paid on the Closing Date.

(d) Annual Guidance Facility Fee. No fee shall be charged in connection with the Annual Guidance Facility; provided, however, that if the Lender agrees to make Annual Guidance Facility Loans to increase the Revolving Credit Facility Committed Amount, an origination fee equal to fifty (50) basis points of the increased amount(s) shall be due and payable to the Lender.

2.4	Making of Loans.

(a) Loan Requests. Whenever the Borrower desires that the Lender make Revolving Credit Facility Loans or Annual Guidance Facility Loans, the Borrower shall provide notice to the Lender setting forth the following information:

(i) The date, which shall be a Business Day, on which such proposed Loans are to be made; and

(ii) The aggregate principal amount of such proposed Loans, which shall be in integral multiples of $50,000.

Unless any applicable condition specified in Article 4 has not been satisfied, on the date specified in such notice the Lender shall make the proceeds of the Loan available to the Borrower requesting such Loan in funds immediately available.

(b) Automatic Loans. In addition to the foregoing, the Borrower authorizes the Lender to make Revolving Credit Facility Loans, if all applicable conditions specified in Article 4 have been satisfied, in accordance with the terms of the Automatic Service Agreement between the Borrower and the Lender (the “Autoborrow Service Agreement”).

(c) Swap Contracts and ACH Transactions. If the Borrower fails to make a payment to the Lender under a Swap Contract or pursuant to an obligation arising from an ACH Transaction, the Lender may, but is not required to, advance such payment for the account of the Borrower and such advance shall be deemed to be a Revolving Credit Facility Loan. For purposes of this Section 2.4(c), “ACH Transactions” shall mean any transaction involving cash management or related services, including the transfer of funds through an automated clearinghouse by the Lender for the account of the Borrower.

2.5	Interest Rates.

(a) LIBOR Rate. The unpaid principal amount of the Loans shall bear interest for each day until due at the LIBOR Rate plus the Applicable Margin.

(b) Interest Calculation. All interest payable hereunder shall be calculated on the basis of a 365/366-day year, counting the actual number of days elapsed.

2.6	Optional Prepayments of Revolving Credit Facility Loans.

The Borrower shall have the right at its option from time to time to prepay the Revolving Credit Facility Loans in whole or part at any time without premium or penalty.

2.7	Mandatory Prepayments; Borrowing Base.

If at any time the aggregate outstanding principal amount of Revolving Credit Facility Loans plus Letter of Credit Obligations exceed the Borrowing Base, the Borrower shall prepay a principal amount of the Revolving Credit Facility Loans, in an aggregate amount not less than the amount of such excess, concurrently with the delivery of any Borrowing Base/Non-Default Certificate which shows such an excess. Prepayments required by this Section 2.7 shall be applied as follows: to pay all accrued but unpaid interest on, and then the principal of the Revolving Credit Facility Loans .

2.8	Interest Payment Dates.

Interest on the Loans shall be due and payable on each Regular Interest Payment Date. After maturity of any part of the Loans (by acceleration or otherwise), interest on such part shall be due and payable on demand.

2.9	Payments Generally.

(a) Payments Generally. All payments and prepayments to be made by the Borrower in respect of principal, interest, fees, indemnity, expenses or other amounts due from the Borrower hereunder or under any other Loan Document shall be payable in Dollars by 1:00 o’clock p.m., Charlotte, North Carolina time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and, upon any failure to make any such payment when so due and expiration of any applicable cure period with respect to such payment, an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature. Such payments shall be made to the Lender in Dollars in funds immediately available. Any payment or prepayment received by the Lender after 1:00 o’clock p.m., Charlotte, North Carolina time, on any day shall be deemed to have been received on the next succeeding Business Day.

(b) Interest on Overdue Amounts. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) principal, interest, fees, indemnity, expenses or any other amounts due from the Borrower hereunder or under any other Loan Document, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum which for each day shall be equal to a rate per annum two percent (2%) above the rate otherwise applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then four percent (4.0%) greater than the Prime Rate).

To the extent permitted by law, interest accrued on any amount which has become due hereunder or under any other Loan Document shall compound on a day-by-day basis, and hence shall be added daily to the overdue amount to which such interest relates.

(c) Automatic Debit. The Borrower has elected to authorize the Lender to effect payment of sums due under this Agreement and the other Loan Documents by means of debiting the Borrower’s account number 4124657128. This authorization shall not affect the obligation of the Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if the Lender fails to debit the account. Without limiting the foregoing, the Borrower has authorized the Lender to effect payment of sums due under this Agreement in connection with the Revolving Credit Facility Loans in accordance with the Autoborrow Service Agreement.

2.10	Additional Compensation in Certain Circumstances.

Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If any Law or guideline or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of law) now existing or hereafter adopted:

(i) subjects the Lender to any tax or changes the basis of taxation with respect to this Agreement, the Note, the Commitments, the Loans, or payments by the Borrower of principal, interest, fees or other amounts due from the Borrower hereunder or under the Note (except for taxes payable by the Lender based on the overall net income or gross receipts of the Lender imposed by the jurisdictions foreign, federal, state and/or local),

(ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, the Lender (other than requirements expressly included herein in the determination of the LIBOR Rate hereunder),

(iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, the Lender, or (B) otherwise applicable to the obligations of the Lender under this Agreement, or

(iv) imposes upon the Lender any other condition or expense with respect to this Agreement, the Note, the Commitments or its making, maintenance or funding of any Loan, Letter of Credit, or any security for any thereof, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon the Lender, or, in the case of clause (iii), any Person controlling the Lender, with respect to this Agreement, the Note, the Commitments or the making, maintenance or funding of any Loan or Letter of Credit, (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on the Lender’s or controlling Person’s capital, taking into consideration the Lender’s or controlling Person’s policies with respect to capital adequacy) by an amount which the Lender deems to be material, the Lender may from time to time notify the Borrower of the amount determined (using any averaging and attribution methods) by the Lender (which determination shall be conclusive) to be necessary to compensate the Lender for such increase, reduction or imposition. In making any such determination the Lender may take into account any special, supplemental or other nonrecurring items, may apply any averaging or attribution methods, and may make such determination prospectively or retrospectively. Such amount shall be due and payable by the Borrower to the Lender five Business Days after such notice is given.

2.11	Taxes.

(a) Payments Net of Taxes. All payments made by the Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, excluding

(i) income, gross receipts or franchise taxes imposed on the Lender by the jurisdiction under the laws of which the Lender is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between Lender and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

(ii) income, gross receipts or franchise taxes imposed by any jurisdiction in which the Lender’s lending offices which make or book Loans are located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called “Taxes”). If any Taxes are required to be withheld or deducted from any amounts payable to the Lender under this Agreement or any other Loan Document, the Borrower shall pay the relevant amount of such Taxes and the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are paid by the Borrower with respect to payments made in connection with this Agreement or any other Loan Document, as promptly as possible thereafter, the Borrower shall send to the Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.

(b) Indemnity. The Borrower hereby indemnifies the Lender for the full amount of all Taxes attributable to payments by or on behalf of the Borrower hereunder or under any of the other Loan Documents, any Taxes paid by the Lender, any present or future claims, liabilities or losses, including, without limitation, reasonable and documented attorneys’ fees, with respect to or resulting from any omission to pay or delay in paying any Taxes (including any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any failure to pay such Taxes), whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within five (5) days from the date the Lender makes written demand therefor.

(c) The agreements in this Section 2.11 shall survive the termination of this Agreement and the other Loan Documents, and all other amounts payable hereunder.

2.12	Borrowing Base.

(a) Borrowing Base. The “Borrowing Base” for the Borrower at any time shall mean the sum, at the date of the most recent Borrowing Base/Non-Default Certificate required to be furnished pursuant to Section 2.12(b), of

(i) Ninety percent (90%) of the Net Value (as hereinafter defined) of Eligible Billed Receivables representing amounts due and owing from the Government (or from a prime contractor under a contract with the Government with respect to which the Borrower is a subcontractor), which are outstanding less than ninety-one (91) days from the date of original invoice; plus

(ii) Ninety percent (90%) of the Net Value of Eligible Billed Receivables representing amounts due from a prime contractor under a contract with the Government with respect to which the Borrower is a subcontractor, which are outstanding less than ninety-one days from the date of original invoice; plus

(iii) Eighty percent (80%) of the Net Value of Eligible Billed Receivables representing amounts due and owing from domestic account debtors (other than the Government), which are outstanding less than ninety-one (91) days from the date of original invoice; plus

(iv) The lesser of (A) fifty percent (50%) of the Net Value of Eligible Unbilled Receivables and (B) $3,000,000; plus

(v) $2,500,000 for the period May 28, 2004 through May 31, 2005.

The “Net Value” of an Eligible Billed Receivable or an Eligible Unbilled Receivable shall be its face amount, net of any discount for prompt payment (and net of any other amount representing payment of finance charges, late charges, or interest (however denominated)), and net of any portion thereof which constitutes payment of sales, use or other taxes.

(b) Borrowing Base/Non-Default Certificates. On the Closing Date and monthly thereafter the Borrower shall furnish to the Lender a certificate (each, a “Borrowing Base/Non-Default Certificate”) substantially in the form of Exhibit C hereto, appropriately completed and signed by a Responsible Officer of the Borrower and setting forth the information required therein. Borrowing Base/Non-Default Certificates shall be delivered to the Lender within twenty-five (25) days following the last day of each calendar month or at such other time as the Lender may specify in its sole and absolute discretion.

To the extent that the Borrower is required to deliver a Borrowing Base/Non-Default Certificate on a particular day, the Eligible Billed Receivables and the Eligible Unbilled Receivables reflected on such Borrowing Base/Non-Default Certificate, the Net Values applicable thereto, and the calculations of the Borrowing Base thereunder, shall be determined as of the last day of the month immediately preceding the date of such Borrowing Base/Non-Default Certificate or as of such other date as the Lender may specify. The Borrowing Base determined pursuant to any such Borrowing Base/Non-Default Certificate shall be effective until delivery of a subsequent Borrowing Base/Non-Default Certificate.

2.13	Letters of Credit.

(a) General. Subject to the terms and conditions of this Agreement, and relying upon the representations and warranties herein set forth, the Lender shall issue for the account of the Borrower Letters of Credit at any time or from time to time on or after the date hereof. The Borrower shall not request any Letter of Credit to be issued (and the Lender shall not be obligated to issue any Letter of Credit) except within the following limitations: on the date of issuance of any Letter of Credit (and after giving effect to such issuance): the sum of the aggregate Letter of Credit Obligations plus the aggregate amount of all Revolving Credit Facility Loans outstanding shall not exceed the Revolving Credit Facility Available Amount.

(b) Terms of Letters of Credit. The Borrower shall not request any Letter of Credit to be issued (and the Lender shall not be obligated to issue any Letter of Credit) except within the following limitations: each Letter of Credit (i) shall have an expiration date no later than the earlier of (A) one year from the date of issue and (B) thirty (30) days before the Revolving Credit Facility Maturity Date and (ii) shall be denominated in Dollars. Subject to the terms and conditions of this Agreement, each Letter of Credit shall be subject to any other reasonable requirements for letters of credit normally and customarily imposed by the Lender.

(c) Letter of Credit Fees. The Borrower shall pay a fee (the “Letter of Credit Fee”), with respect to each Letter of Credit, in the amount of the Applicable Margin applied to the face amount of such Letter of Credit, payable before such Letter of Credit is issued. The Borrower shall also pay to the Lender such Letter of Credit administrative, amendment and other fees based on the Lender’s standard pricing for such fees, as amended from time to time.

2.14	Procedure for Issuance and Amendment of Letters of Credit.

(a) Request for Issuance. The Borrower may from time to time request, upon at least three (3) Business Days’ notice, the Lender to issue a Letter of Credit by:

(i) delivering to the Lender a written request to such effect, specifying the date on which such Letter of Credit is to be issued, the expiration date thereof, and the stated amount thereof, and

(ii) delivering to the Lender an application, in such form as may from time to time be approved by the Lender (the “Letter of Credit Application”), completed to the satisfaction of the Lender, together with such other certificates, documents and other papers and information as the Lender may request.

If all conditions precedent to the issuance of a Letter of Credit are fulfilled, the Lender shall deliver the original of such Letter of Credit to the beneficiary thereof or as the Borrower shall otherwise direct.

(b) Request for Extension or Increase. The Borrower may from time to time request the Lender to extend the expiration date of an outstanding Letter of Credit or increase the Letter of Credit Undrawn Availability of such Letter of Credit. Such extension or increase shall for all purposes hereunder be treated as though the Borrower had requested issuance of a replacement Letter of Credit (except only that the Lender may, if it elects, issue a notice of extension or increase in lieu of issuing a new Letter of Credit in substitution for the outstanding Letter of Credit).

2.15	Letter of Credit Drawings and Reimbursements.

The Borrower hereby agrees to reimburse the Lender, by making payment to the Lender in accordance with Section 2.9(a), on the date and in the amount of each payment made by the Lender under any Letter of Credit, upon notice (which may be by telephone) by the Lender to the Borrower of such payment, without further notice, protest or demand, all of which are hereby waived, and an action therefor shall thereupon immediately accrue. To the extent such payment is not timely made, the Borrower hereby agrees to pay to the Lender on demand, interest on any Letter of Credit Unreimbursed Draws for each day from and including the date of such payment by the Lender until reimbursed in full (before and after judgment), in accordance with Section 2.9(b), at the rate per annum set forth in Section 2.9(b).

2.16	Obligations Absolute.

The payment obligations of the Borrower shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

(a) any lack of validity or enforceability of this Agreement, any Letter of Credit or any other Loan Document;

(b) the existence of any claim, set-off, defense or other right which Borrower or any other Person may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), the Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction;

(c) any draft, certificate, statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, unless payment by the Lender under such circumstances results solely from the gross negligence or willful misconduct of the Lender;

(d) payment by the Lender under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, or payment by the Lender under the Letter of Credit in any other circumstances in which conditions to payment are not met, except any such payment resulting solely from the gross negligence or willful misconduct of the Lender; or

(e) any other event, condition or circumstance whatever, whether or not similar to any of the foregoing.

The Borrower bears the risk of, and neither the Lender nor any of its directors, officers, employees or Lenders shall be liable or responsible for any of, the foregoing matters, the use which may be made of any Letter of Credit, or acts or omissions of the beneficiary or any transferee in connection therewith.

2.17	Further Assurances.

The Borrower hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Lender more fully to effect the purposes of this Agreement and the issuance of the Letters of Credit hereunder.

2.18	Letter of Credit Applications.

The representations, warranties and covenants by the Borrower under, and rights and remedies of the Lender under, any Letter of Credit Application relating to any Letter of Credit are in addition to, and not in limitation or derogation of, representations, warranties and covenants by the Borrower under, and rights and remedies of the Lender under, this Agreement, the Loan Documents, and applicable Law. In the event of any inconsistency between the terms of this Agreement and any Letter of Credit Application, this Agreement shall prevail.

2.19	ABI Disposition.

The Lender acknowledges that Borrower is contemplating the sale or other disposition of all of its ownership interests in ABI, one of the Credit Parties. Notwithstanding any other provision contained in this Agreement and the other Loan Documents, the Lender agrees that Borrower may dispose of its ownership interest in ABI upon given written notice thereof to the Lender, and contemporaneously with any such disposition, Lender shall (a) release ABI from all obligations it may have under the Loan Documents (including this Agreement and the Guaranty) and (b) release its liens on ABI’s assets.

3.	REPRESENTATIONS AND WARRANTIES.

To induce the Lender to enter into this Agreement, the Credit Parties represent, warrant, covenant and agree as follows:

3.1	Corporate Existence and Qualification.

Each of the Borrower and the Subsidiary Guarantors is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all corporate power and authority and all necessary licenses and permits to own, operate and lease its properties and carry on its business as now being conducted, and as it may reasonably be expected in the future to be conducted. Each of the Borrower and the Subsidiary Guarantors is duly qualified and authorized to do business and is in good standing in each jurisdiction in which the nature of its activities or the character of its properties makes qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. Schedule 3.1 states as of the date hereof the jurisdictions where the character of the properties owned or leased by each of the Borrower and the Subsidiary Guarantors or the nature of its business makes qualification to do business as a foreign corporation necessary.

3.2	Authority: Noncontravention.

The execution, delivery and performance of the obligations of the Credit Parties set forth in this Agreement, the Note and the other Loan Documents (a) have been duly authorized by all necessary corporate and/or stockholder action; (b) do not require the consent of any Governmental Authority; (c) will not violate or result in (and with notice or the lapse of time will not violate or result in) the breach of any provision of any Articles of Incorporation or Bylaws, any material indenture, instrument, agreement or other undertaking to which any Credit Party is a party or by which any Credit Party is bound, or any order or regulation of any Governmental Authority; and (d) except as provided for in this Agreement, result in the creation of a Lien upon any of the properties or assets of any Credit Party. When the Loan Documents are executed and delivered, they will constitute legal, valid and binding obligations of the Credit Parties, enforceable against the Credit Parties in accordance with their respective terms.

3.3	Financial Position: Solvency.

(a) The Borrower has heretofore furnished to the Lender consolidated and consolidating balance sheets as of December 31, 2003 and the related consolidated and consolidating statements of income, cash flows and changes in stockholders’ equity for the fiscal year then ended, as reported on by Ernst & Young, independent certified public accountant. Such financial statements (including the notes thereto) present fairly in all material respects the financial condition of the Borrower as of the end of such fiscal year and the results of its operations and cash flows for the fiscal year then ended, all in conformity with GAAP.

(b) The Borrower has heretofore furnished to the Lender unaudited interim consolidated and consolidating balance sheets as of March 31, 2004, together with the related consolidated and consolidating statements of income and cash flows for the applicable calendar periods ending on such date. Such financial statements present fairly in all material respects the financial condition of the Borrower as of the end of such period and the results of its operations and its cash flows for the period then ended, all in conformity with GAAP, subject to normal and recurring year-end audit adjustments and the lack of complete footnotes.

(c) As of the date hereof there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole since the date of December 31, 2003.

(d) On and as of the Closing Date and after giving effect to all Loans and other obligations and liabilities being incurred on such date in connection therewith, and on the date of each subsequent Loan or other extension of credit hereunder and after giving effect to the application of the proceeds thereof in accordance with the terms of the Loan Documents, the Borrower is and will be Solvent.

3.4	Payment of Taxes.

Each of the Borrower and its Subsidiaries has filed all tax returns and reports required to be filed by it with the United States Government and/or with all state and local governments, and has paid in full or made adequate provision on its books for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such tax returns and reports, except to the extent that the validity or amount thereof is being contested in good faith by appropriate proceedings and the non-payment thereof pending such contest will not result in the execution of any tax lien or otherwise jeopardize the Lender’s interests in any part of the Collateral.

3.5	Accuracy of Submitted Information; Omissions.

As of the date furnished, all documents, certificates, information, materials and financial statements furnished or to be furnished to the Lender pursuant to the Agreement or otherwise in connection with a Loan or Letter of Credit (a) are true and correct in all material respects; (b) do not contain any untrue statement of a material fact; and (c) do not omit any material fact necessary to make the statements contained therein or herein not, in light of the circumstances under which they were made, misleading; it being understood that projections are merely reasonable estimates of future events, and are subject to uncertainties and that actual results during the period covered by the projections may differ from the projected results.

3.6	Government Contracts.

No notice of suspension, debarment or termination for default has been received by any Credit Party and no cure notice (other than any immaterial cure notice under any GSA contract) has been received by any Credit Party in connection with any Government Contract currently in effect or other contract currently in effect pursuant to which any Credit Party is directly or indirectly acting as a subcontractor under or in connection with a Government Contract. All Government Contracts and all other contracts which constitute Material Contracts are listed on Schedule 3.6 attached hereto.

3.7	No Defaults or Liabilities.

Neither the Borrower nor any of its Subsidiaries is in default in the performance of any obligation, covenant or condition contained in any Material Contract to which it is a party.

3.8	No Violations of Law.

Neither the Borrower nor any of its Subsidiaries is in material violation of any applicable Laws; neither the Borrower nor any of its Subsidiaries has failed to obtain any material license, permit, franchise or other governmental authorization necessary to the ownership of its properties or to the conduct of its business, and each of the Borrower and its Subsidiaries has conducted its business and operation in compliance in all material respects with all applicable Laws.

3.9	Litigation and Proceedings.

Except for the matters set forth on Schedule 3.9 attached hereto, no action, suit or proceeding against or affecting the Borrower or any of its Subsidiaries is presently pending, or to the knowledge of any Credit Party threatened, in any court, before any Governmental Authority, which involves the possibility of any judgment or liability in excess of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) and not fully covered by insurance and no Credit Party is aware of any existing basis for any such action, suit or proceeding. Neither the Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction or decree of any Governmental Authority.

3.10	Fiscal Year.

The Borrower’s fiscal year ends on December 31.

3.11	Pension Plans.

(a) The present value of all benefits vested under all “employee pension benefit plans” as such term is defined in Section 3(2) of ERISA, from time to time maintained by the Borrower (individually, a “Pension Plan” and collectively, the “Pension Plans”) did not, as of December 31, 2003, exceed the value of the assets of the Pension Plans allocable to such vested benefits;

(b) No Pension Plan, trust created thereunder or other person dealing with any Pension Plan has engaged in a non-exempt transaction proscribed by Section 406 of ERISA or no Pension Plan or trust created thereunder has been terminated, and there has been no non-exempt “prohibited transaction” as such term is defined in Section 4975 of the Code, which could have a Material Adverse Effect;

(c) There have been no “Reportable Events” (as that term is defined in Section 4043 of ERISA and the regulations thereunder) with respect to any Pension Plan or trust created thereunder after June 30, 1974; and

(d) No Pension Plan or trust created thereunder has incurred any “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA or Section 412 of the Code) as of the end of any plan year, whether or not waived, since the effective date of ERISA.

3.12	O.S.H.A. and Environmental Compliance.

(a) Each of the Borrower and its Subsidiaries has duly complied in all material respects with, and its facilities, business assets, property, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act (“O.S.H.A.”), the Environmental Protection Act, RCRA and all other Environmental Laws where noncompliance with such Environmental Laws could result in a Material Adverse Effect; and there have been no citations, notices, notifications or orders of any such non-compliance issued to the Borrower or any of its Subsidiaries or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations;

(b) Each of the Borrower and its Subsidiaries has been issued all required federal, state and local licenses, certificates and permits necessary or appropriate in the operation of its facilities, businesses, assets, property, leaseholds and equipment, unless the failure to obtain any such license, certificate or permit would not have a Material Adverse Effect; and

(c) (i) There are no visible signs of releases, spills, discharges, leaks or disposal collectively (referred to herein as “Releases”) of Hazardous Substances at, upon, under or within any real property owned or any premises leased by the Borrower or any of its Subsidiaries, (ii) there are no underground storage tanks or polychlorinated biphenyls on any real property owned or any premises leased by the Borrower or any of its Subsidiaries (except for storage tanks and polychlorinated biphenyls which exist and are maintained in compliance with applicable Environmental Laws, rules and regulations); (iii) to the knowledge of the Borrower, no real property owned or premises leased by the Borrower or any of its Subsidiaries has ever been used as a treatment, storage or disposal facility for Hazardous Waste (except for such use as could not reasonably be expected to result in material liability for the Borrower or any of its Subsidiaries) and (iv) no Hazardous Substances are present on any real property owned or any premises leased by the Borrower or any of its Subsidiaries, except for such quantities of Hazardous Substances as are handled in all material respects in accordance with all applicable manufacturer’s instructions and governmental regulations, and as are necessary for the operation of the business of the Borrower and its Subsidiaries. Each of the Borrower and its Subsidiaries, for itself and its successors and assigns, hereby covenants and agrees to indemnify, defend and hold harmless the Lender from and against any and all liabilities, losses, claims, damages, suits, penalties, costs and expenses of every kind or nature, including, without limitation, reasonable attorneys’ fees, arising from or in connection with (A) the presence or alleged presence of any Hazardous Substance or Hazardous Waste on, under or about any property of the Borrower or any of its Subsidiaries (including, without limitation, any property or premises now or hereafter owned or leased by the Borrower or any of its Subsidiaries), or which is caused by or results from, directly or indirectly, any act or omission to act by the Borrower or any of its Subsidiaries; and (B) the Borrower’s or any of its Subsidiaries’ violation of any Environmental Law.

3.13	Intellectual Property.

All patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, tradenames, trade secrets and licenses material for the conduct of the business of the Borrower and its Subsidiaries owned by each of the Borrower and its Subsidiaries, are valid and are listed on Schedule 3.13; there is no objection or pending challenge to the validity of any such patent, trademark, copyright, tradename, trade secret or license, except where such invalidity would not have a Material Adverse Effect; the Borrower is not aware of any grounds for any such challenge or objection thereto; except as hereafter may be disclosed to the Lender in writing, neither the Borrower nor any of its Subsidiaries pays a royalty to anyone in connection with any patent, trademark, copyright, tradename, trade secret or license; and each of the Borrower and its Subsidiaries has the right to bring legal action for the infringement of any such patent, trademark, copyright, tradename, trade secret or license.

3.14	Existing or Pending Defaults; Material Contracts.

Except as set forth on Schedule 3.14 attached hereto, the Borrower is not aware of any condition, act, event or occurrence that would or reasonably could prejudice the Lender’s rights in connection with any Material Contract, including, without limitation, any pending or threatened suspension, debarment or other governmental action or proceeding, any pending or threatened litigation, and any other legal or administrative proceeding or investigation pending or threatened against the Borrower or any of its Subsidiaries in connection with any Material Contract.

3.15	Title to Property.

Each of the Borrower and its Subsidiaries has good and marketable title in fee simple to all real property owned or purported to be owned by it and good title to all other property of whatever nature owned or purported to be owned by it, including all property reflected in the most recent audited balance sheet referred to in Section 3.3 or submitted pursuant to Section 5.1(a), as the case may be (except as sold or otherwise disposed of in the ordinary course of business after the date of such balance sheet), in each case free and clear of all Liens, other than Permitted Liens.

3.16	Office Locations: Leases.

All office and other locations of the Borrower and its Subsidiaries as of the Closing Date are set forth on Schedule 3.16 attached hereto. All material leases and other agreements under which the Borrower or any of its Subsidiaries is the lessee are in full force and effect and constitute legal, valid and binding obligations of, and are legally enforceable against, the respective parties thereto. All necessary governmental approvals, if any, have been obtained for each such material lease or agreement, and there have been no threatened cancellations thereof or outstanding material disputes with respect thereto.

3.17	Labor Relations.

Except as set forth on Schedule 3.17, there are no strikes, work stoppages, grievance proceedings, union organization efforts or other controversies pending, or to the Borrower’s knowledge threatened or reasonably anticipated, between the Borrower or any of its Subsidiaries and any union or other collective bargaining unit representing any employee of the Borrower or any of its Subsidiaries. Each of the Borrower and its Subsidiaries has complied and is in compliance with all applicable Laws relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorizations, equal employment opportunity, immigration, withholding, unemployment compensation, employee privacy and right to know. Except as set forth on Schedule 3.17, there are, as of the date hereof, no collective bargaining agreements or employment agreements between the Borrower or any of its Subsidiaries and any of its employees or professional services agreements not terminable at will. To the best of the knowledge of the Borrower, except as set forth on Schedule 3.17, neither the Borrower nor any of its Subsidiaries is the subject of any union organizational activities relating to its business or assets. The consummation of the transactions contemplated hereby will not cause the Borrower or any of its Subsidiaries to incur or suffer any liability relating to, or obligation to pay, severance, termination or other similar payments to any person or entity.

3.18	Absence of Undisclosed Liabilities.

Neither the Borrower nor any of its Subsidiaries has any liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments or that has, or would be likely to have, a Material Adverse Effect, except (a) as disclosed in the financial statements referred to in Section 3.3 and (b) liabilities, obligations, commitments and losses incurred after March 31, 2004, in the ordinary course of business and consistent with past practices.

3.19	Subsidiaries.

As of the date hereof, the Borrower has no Subsidiaries or owns interests in no other Person, except those set forth on Schedule 3.19.

3.20	Margin Regulations.

Except as permitted by Section 6.5(d) hereof (i) no part of the proceeds of any Loan hereunder will be used for the purpose of buying or carrying any “margin stock,” as such term is used in Regulations G and U of the

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Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any “margin stock” and (ii) the Borrower owns no “margin stock.” The Borrower is not engaged in the business of extending credit to others for the purpose of buying or carrying “margin stock.” Neither the making of any Loan nor any use of proceeds of any such Loan will violate or conflict with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. as amended from time to time.

3.21	Survival of Representation and Warranties.

All representations and warranties made herein shall survive the making of the Loans, and (except for (i) such representations and warranties as expressly relate to an earlier date and (ii) such representations and warranties as may have changed since the Closing Date, if the Lender has received notice of such change and such change is acceptable to the Lender) shall be deemed remade as of the date of each request for an advance or readvance of any Loan proceeds or for the issuance or amendment or renewal of any Letter of Credit.

4.	CONDITIONS OF LENDING.

4.1	Conditions to Initial Loans.

The obligation of the Lender to make any Loans on the Closing Date and to issue any Letter of Credit on the Closing Date is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or issuance of such Letter of Credit, of the following conditions precedent, in addition to the conditions precedent set forth in Section 4.2:

(a) Agreement; Note. The Lender shall have received a counterpart of this Agreement, duly executed by the Credit Parties, and the Amended and Restated Revolving Credit Facility Note conforming to the requirements hereof and duly executed on behalf of the Borrower.

(b) Additional Documents. The Lender shall have received the following, each of which shall be in form and substance satisfactory to the Lender:

(i) A Joinder Agreement duly executed by BAI in the form of Exhibit H hereto;

(ii) Evidence of the completion of all recordings and filings of or with respect to, and of all other actions with respect to, the Security Agreement as may be necessary or, in the opinion of the Lender, desirable to create or perfect the Liens created or intended by the parties to be created by the Security Agreement as valid, continuing and perfected Liens in favor of the Lender securing the Obligations, prior to all other Liens and evidence of the payment of any necessary fee, tax or expense relating to such recording or filing (including any filing with any United States Federal Governmental Authority as may be required by the Assignment of Claims Act);

(iii) Evidence of the insurance required by the terms of the Security Agreement, containing the endorsements required by such Security Agreement and this Agreement; and

(iv) A contemporaneous search of UCC, tax, judgment and litigation dockets and records and other appropriate registers shall have revealed no filings or recordings in effect with respect to the Collateral, except Permitted Liens (it being understood that such acceptance does not limit the obligations of the Credit Parties with respect to the priority of the Liens in favor of the Lender), and the Lender shall have received a copy of the search reports received as a result of the search and of the acknowledgment copies of the financing statements or other instruments required to be filed or recorded pursuant to this subsection bearing evidence of the recording of such statements or instruments at each of such filing or recording places.

(c) Pledge Agreement. The Lender shall have received (i) executed copies of the First Amendment to Pledge Agreement in substantially the form of Exhibit D (the Pledge Agreement dated November 2, 2001 as amended by the First Amendment to Pledge Agreement and as it may be further amended, modified and

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supplemented from time to time, the “Pledge Agreement”); and (ii) all stock certificates evidencing the stock pledged to the Lender pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto.

(d) Guaranty. The Lender shall have received the Amended and Restated Continuing and Unconditional Guaranty in substantially the form of Exhibit E (as amended, modified and supplemented from time to time, the “Guaranty”), executed and delivered by the Subsidiary Guarantors.

(e) Subordination Agreement. The Lender shall have received executed copies of the Pequot Subordination Agreement.

(f) Acquisition of Beta Analytics, Incorporated. The Lender shall be satisfied with the final terms and conditions of, and the documentation relating to, the acquisition of BAI by the Borrower.

(g) Capitalization. The capital structure of the Borrower and its Subsidiaries and the terms, conditions, amounts and holders of all equity, debt and other indebtedness, obligations and liabilities of each of them, shall be satisfactory to the Lender.

(h) Cash Management. The Lender shall have received such evidence as it shall have requested as to the Borrower’s satisfaction of the covenants set forth in Section 5.12.

(i) Corporate Proceedings. The Lender shall have received certificates by the Secretary or Assistant Secretary of each Credit Party dated as of the Closing Date as to (i) true copies of the articles of incorporation and by-laws of each Credit Party in effect on such date (which, in the case of articles of incorporation, shall be certified to be true, correct and complete by the Secretary of State or other Governmental Authority in each Credit Party’s jurisdiction of incorporation not more than thirty (30) days before the Closing Date), (ii) true copies of all corporate action taken by each Credit Party relative to this Agreement and the other Loan Documents and (iii) the incumbency and signature of the respective officers of each Credit Party executing this Agreement and the other Loan Documents to which such Credit Party is a party, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Lender shall have received certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than thirty (30) days before the Closing Date showing the good standing of each Credit Party in its state of incorporation and each state listed on Schedule 3.1 hereto.

(j) Insurance. The Lender shall have received evidence satisfactory to it that the insurance policies required by this Agreement and the other Loan Documents have been obtained, containing the endorsements required hereby and thereby.

(k) Litigation. There shall not be pending or threatened any action, suit, proceeding or investigation by or before any Governmental Authority which would, if determined adversely, have a Material Adverse Effect.

(l) Compliance Certificate. The Lender shall have received a Compliance Certificate in substantially the form set forth as Exhibit F, duly completed and signed by a Responsible Officer of the Borrower.

(m) Financial Statements. The Lender shall have received (i) audited consolidated and consolidating financial statements of the Borrower (including a balance sheet and statements of income, cash flows and changes in stockholders’ equity) for the fiscal year ended December 31, 2003, (ii) unaudited consolidated and consolidating financial statements of the Borrower (including a balance sheet and statements of income and cash flows) for the three month period ended March 31, 2004, and (iii) such other financial information as the Lender may request, all of which shall be satisfactory to the Lender.

(n) Field Examination. The Lender shall have conducted a field examination of the Borrower satisfactory to the Lender and its legal counsel, including an examination of matters relating to litigation, taxes, labor and human resources, insurance, pension liabilities, owned and leased real estate, material contracts, debt agreements and environmental risk, and an audit of accounts receivable, inventory, accounts payable and financial controls and systems.

(o) Working Capital. The Lender shall be satisfied that the Borrower will have sufficient working capital.

(p) Contract Status Backlog Report. The Lender shall have received a contract status backlog report prepared as of March 31, 2004.

(q) Legal Opinion of Counsel to the Borrower. The Lender shall have received an opinion addressed to the Lender, dated the Closing Date, of Holland & Knight, LLP counsel to the Borrower, in form and substance satisfactory to the Lender.

(r) Officers’ Certificates. The Lender shall have received certificates from such officers of the Credit Parties as to such matters as the Lender may reasonably request.

(s) Fees, Expenses, etc. All fees and other compensation required to be paid to the Lender pursuant hereto on or prior to the Closing Date shall have been paid or received, including the One Hundred Thousand and 00/100 Dollars ($100,000.00) origination fee required by Section 2.3(c).

(t) Borrowing Base Certificate. The Lender shall have received a Borrowing Base/Non-Default Certificate reflecting the Borrowing Base as of April 30, 2004.

(u) No Material Adverse Change, etc. No material adverse change shall have occurred in the business, operations, assets, properties, or condition (financial or otherwise) of the Borrower and its Subsidiaries since March 31, 2004.

(v) Additional Matters. The Lender shall have received such other certificates, opinions, documents and instruments as may be reasonably requested by the Lender. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Lender in its reasonable discretion.

4.2	Conditions to All Loans.

The obligation of the Lender to make any Loan and the obligation of the Lender to issue any Letter of Credit is subject to performance by the Credit Parties of their obligations to be performed hereunder or under the other Loan Documents on or before the date of such Loan or issuance of such Letter of Credit, satisfaction of the conditions precedent set forth herein and in the other Loan Documents and to satisfaction of the following further conditions precedent:

(a) Notice. Appropriate notice of such Loan or Letter of Credit shall have been given by the Borrower as provided in Article 2 (except in the case of a Revolving Credit Facility Loan made in accordance with the Autoborrow Service Agreement).

(b) Representations and Warranties. Each of the representations and warranties made herein and in each other Loan Document (except for (i) such representations and warranties as expressly relate to an earlier date and (ii) such representations and warranties as may have changed since the Closing Date, if the Lender has received notice of such change and such change is acceptable to the Lender) shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to the Loans or Letters of Credit requested to be made or issued on such date.

(c) No Defaults. No Default shall have occurred and be continuing on such date or after giving effect to the Loans or Letters of Credit requested to be made or issued on such date.

(d) No Material Adverse Change. No material adverse change shall have occurred in the business, assets, properties, operations, or condition (financial or otherwise) of the Borrower and its Subsidiaries since the Closing Date.

(e) Regulation U. If at the time the Borrower owns any “margin stock,” the Borrower shall deliver Form U-1 and take all steps necessary to comply with Regulation U.

Each request by the Borrower for any Loan or Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions set forth in this Section 4.2 have been satisfied as of the date of such request. Failure of the Lender to receive notice from the Borrower to the contrary before such Loan is made or Letter of Credit issued shall constitute a further representation and warranty by the Borrower that the conditions referred to in this Section 4.2 have been satisfied as of the date such Loan is made or such Letter of Credit issued.

5.	AFFIRMATIVE COVENANTS.

Each Credit Party hereby covenants to the Lender as follows:

5.1	Basic Reporting Requirements.

(a) Annual Audit Reports. As soon as practicable, and in any event within one hundred twenty (120) days after the close of each fiscal year, the Borrower shall furnish to the Lender consolidated and consolidating statements of income, cash flows and changes in stockholders’ equity of the Borrower for such fiscal year and a consolidated and consolidating balance sheet of the Borrower as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding calendar year. Such financial statements shall be accompanied by an opinion of Ernst & Young or any other independent certified public accountants of recognized national standing selected by the Borrower and satisfactory to the Lender. Such opinion shall be free of exceptions or qualifications not acceptable to the Lender and in any event shall be free of any exception or qualification which is of “going concern” or like nature or which relates to a limited scope of examination. Such opinion in any event shall contain a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with GAAP and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and (ii) in the opinion of such accountants such financial statements present fairly in all material respects the financial position of the Borrower as of the end of such fiscal year and the results of its operations and its cash flows and changes in stockholders’ equity for such fiscal year, in conformity with GAAP.

(b) Quarterly Consolidated and Consolidating Reports. As soon as practicable, and in any event within forty-five (45) days after the close of each fiscal quarter of each fiscal year, the Borrower shall furnish to the Lender unaudited consolidated and consolidating statements of income and cash flows of the Borrower for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter and an unaudited consolidated and consolidating balance sheet of the Borrower as of the close of such fiscal quarter, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods or as of the same date during the preceding fiscal year. Such financial statements shall be certified by a Responsible Officer of the Borrower as presenting fairly in all material respects the financial position of the Borrower as of the end of such fiscal quarter and the results of its operations and its cash flows for such fiscal quarter, in conformity with GAAP (but without physical inventory), subject to normal and recurring year-end audit adjustments and the lack of complete footnotes.

(c) Compliance Certificates. At the same time the financial statements required by Section 5.1(a) and Section 5.1(b) are furnished to the Lender, the Borrower shall deliver to the Lender a Compliance Certificate in substantially the form set forth as Exhibit G, duly completed and signed by a Responsible Officer of the Borrower.

(d) Borrowing Base/Non-Default Certificates. The Borrower shall provide Borrowing Base/Non-Default Certificates in accordance with Section 2.12(b), and at such time, the Borrower shall also deliver to the Lender a corresponding billed and unbilled accounts receivable aging report.

(e) Certain Other Reports and Information.

(i) Promptly upon their becoming available, and in any event within forty-five (45) days following the end of each calendar quarter, the Borrower shall deliver to the Lender a contract status backlog report prepared as of the last day of such quarter.

(ii) Promptly upon their becoming available, and in any event within forty-five (45) days following the end of each calendar quarter, a list of all the Credit Parties’ revenue-generating contracts broken out by Credit Party, prime government contracts, government sub-contracts and commercial contracts.

(iii) The Borrower shall deliver to the Lender, within thirty (30) days of issuance, all accountants’ management letters (including a management letter stamped “draft”) pertaining to, all other reports submitted by accountants in connection with any audit of, and all other reports from outside accountants with respect to, the Borrower and its Subsidiaries (and, in any event, any independent auditors’ annual management letters, if issued, will be delivered to the Lender concurrently with the financial statements referred to in subsection (a) of this Section 5.1).

(f) Further Information. The Borrower will promptly furnish to the Lender such other information and in such form as the Lender may reasonably request from time to time.

(g) Notice of Certain Events. Promptly upon becoming aware of any of the following, the Borrower shall give the Lender notice thereof, together with a written statement of a Responsible Officer of the Borrower setting forth the details thereof and any action with respect thereto taken or proposed to be taken by the Borrower:

(i) Any Default.

(ii) Any material adverse change in the business, assets, properties, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries.

(iii) Any pending action, suit, proceeding or investigation by or before any Governmental Authority against or affecting the Borrower (or any such action, suit, proceeding or investigation threatened in writing).

(iv) Any material violation, breach or default by the Borrower or any of its Subsidiaries of or under any agreement or instrument material to its business, assets, properties, operations, condition, financial or otherwise (it being expressly understood and agreed that the Borrower need not provide notice to the Lender pursuant to this Section 5.1 (i)(iv) of the termination of any such agreement or instrument in accordance with its terms).

(v) Any Pension-Related Event. Such notice shall be accompanied by: (A)a copy of any notice, request, return, petition or other document received by the Borrower or any Controlled Group Member from any Person, or which has been or is to be filed with or provided to any Person (including the Internal Revenue Service, the PBGC or any Plan participant, beneficiary, alternate payee or employer representative), in connection with such Pension-Related Event, and (B) in the case of any Pension-Related Event with respect to a Plan, the most recent Annual Report (5500 Series), with attachments thereto, and the most recent actuarial valuation report, for such Plan.

(vi) (A) Any Environmental Claim made or threatened in writing against the Borrower or any of its Environmental Affiliates, or (B) the Borrower’s becoming aware of any past or present acts, omissions, events or circumstances (including any dumping, leaking, disposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by the Borrower, its Subsidiaries or any of their respective Environmental Affiliates) which could form the basis of any such Environmental Claim, which Environmental Claim, in the case of either clause (A) or (B), if adversely resolved, would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(vii) Any Default (as defined in either of the Note Purchase Agreements).

(h) Visitation; Verification. The Borrower and its Subsidiaries shall permit such Persons as the Lender may designate from time to time to visit and inspect any of the properties of the Borrower and its Subsidiaries to examine their respective books and records and take copies and extracts therefrom and to discuss their affairs with their directors, officers, employees and independent accountants at such times and as often as the Lender may reasonably request; provided that prior to the occurrence and continuation of an Event of Default, (i) the Lender shall provide at least two days’ prior advance notice to the Borrower of its intention to visit or inspect any of the properties of the Borrower and its Subsidiaries; and (ii) all such visits or inspections shall be conducted during the normal business hours of the Borrower and without undue interference with the conduct of the Borrower’s business. Prior to the occurrence and continuation of an Event of Default, the Borrower shall reimburse the Lender for actual out-of-pocket costs and expenses of no more than two such visits or inspections in any calendar year; and any additional visits or inspections shall be at the sole cost and expense of the Lender. Following an Event of Default, the Borrower shall reimburse the Lender for all visits or inspections.

The Lender shall have the right to examine and verify accounts, inventory and other properties and liabilities of the Borrower and its Subsidiaries from time to time, and the Borrower shall cooperate with the Lender in such verification. Without limitation of the foregoing, the Borrower hereby authorizes its officers, employees and independent accountants to discuss with the Lender the affairs of the Borrower and its Subsidiaries.

5.2	Payment of Loan Obligations.

The Credit Parties will duly and punctually pay all sums to be paid to the Lender in accordance with the terms and conditions of the Loan Documents, and will comply with, perform and observe all of the terms thereof.

5.3	Insurance.

The Borrower shall, and shall cause each of its Subsidiaries to (a) maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, workers compensation, casualties and contingencies and of such types and in such amounts as are customary in the case of corporations engaged in the same or similar businesses or having similar properties similarly situated and naming the Lender as an additional insured and a loss payee, (b) furnish to the Lender from time to time upon request copies of the policies under which such insurance is issued, original certificates of insurance and such other information relating to such insurance as the Lender may reasonably request, and (c) provide such other insurance and endorsements as are required by this Agreement and the other Loan Documents.

5.4	Payment of Taxes and Other Potential Charges and Priority Claims.

The Borrower shall, and shall cause each of its Subsidiaries to, pay or discharge

(a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

(b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

(c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of such Credit Party in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

provided that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced it need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

5.5	Preservation of Corporate Status.

The Borrower shall, and shall cause each of its Subsidiaries to, maintain its status as a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and to be duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary or advisable.

5.6	Governmental Approvals and Filings.

The Borrower shall, and shall cause each of its Subsidiaries to, keep and maintain in full force and effect all Governmental Approvals necessary in connection with execution and delivery of this Agreement or any other Loan Document, consummation of the transactions hereon or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

5.7	Maintenance of Properties.

The Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it (and make or cause to be made all needed and proper repairs, renewals, replacements and improvements thereto) which are necessary so that the business carried on in connection therewith may be properly conducted at all times and (b) maintain and hold in full force and effect all franchises, licenses, permits, certificates, authorizations, qualification, accreditations and other rights, consents and approvals (whether issued, made or given by a Governmental Authority or otherwise), necessary to own and operate its properties and to carry on its business as presently conducted and as presently planned to be conducted, except for any failure to comply with any of the foregoing which would not, either individually or in the aggregate, have a Material Adverse Effect.

5.8	Avoidance of Other Conflicts.

The Borrower shall not, and shall not permit any of its Subsidiaries to, violate or be in conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with

(a) any Law,

(b) its articles of incorporation or by-laws (or other constituent documents), or

(c) any agreement or instrument to which it is a party or by which it is a party or by which it or any of its respective properties may be subject or bound,

which violation or conflict, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.9	Financial Accounting Practices

The Borrower shall, and shall cause each of its Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain systems of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.10	Use of Proceeds.

The Borrower shall apply the proceeds of the Revolving Credit Facility Loans or any Annual Guidance Facility Loans only for the following purposes: (a) on the Closing Date, for the purchase by the Borrower of all of the issued and outstanding stock of BAI, (b) for general corporate purposes, and (c) for working capital. The proceeds of any Annual Guidance Facility Loans may also be used for the purchase of other Persons. The Borrower shall not use the proceeds of any Loans directly or indirectly for any unlawful purpose, in any manner inconsistent with Section 3.20, or inconsistent with any other provision of this Agreement or any other Loan Document.

5.11	Additional Credit Parties.

As soon as practicable and in any event within 30 days after any Person becomes a direct or indirect Subsidiary of the Borrower, the Borrower shall provide the Lender with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit H, (b) cause 100% of the capital stock of such Person to be delivered to the Lender (together with undated stock powers signed in blank) and pledged to the Lender pursuant to an appropriate pledge agreement in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Lender and (c) cause such Person to (i) if such Person has any Subsidiaries, (A) deliver 100% of the capital stock of such Subsidiaries (together with undated stock powers signed in blank) to the Lender and (B) execute a pledge agreement in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Lender, and (ii) deliver such other documentation as the Lender may reasonably request in connection with the foregoing, including appropriate UCC-1 financing statements, landlord’s waivers, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Lender.

5.12	Maintenance of Certain Accounts with Lender.

The Borrower shall maintain all its primary operating accounts, including all depository accounts (time and demand), collection accounts and disbursement accounts, with the Lender.

5.13	Government Contracts.

At the Lender’s request, documentation necessary for compliance with the Assignment of Claims Act will be executed and delivered by the appropriate Credit Parties with respect to any Government Contract which constitutes a Material Contract. In any event, no Government Contract will be assigned pursuant to the Assignment of Claims Act to the Junior Lender (as defined in the Pequot Subordination Agreement) or any other Person; provided however, that if a Credit Party assigns to the Lender any Government Contract pursuant to the Assignment of Claims Act, the Lender shall, subject to the Pequot Subordination Agreement and to the extent permitted by applicable law, permit the Junior Lender to be a subordinate assignee of such Government Contract or otherwise participate, on terms reasonably acceptable to the Lender, in such assignment to the Lender.

5.14	Interest Rate Swap.

Within 30 days after the Closing Date, after consultation with the Lender, the Borrower may enter into an interest rate protection agreement satisfactory to the Lender for a notional amount of up to $20,000,000. The Borrower is not required to enter into such agreement with the Lender.

5.15	Further Assurances; Additional Requested Information.

The Borrower will provide to the Lender such further assurances and additional information, reports and statements respecting its business, operations, properties and financial condition and respecting its Affiliates and investments, as the Lender may from time to time reasonably request.

6.	NEGATIVE COVENANTS

Each Credit Party hereby covenants to the Lender as follows:

6.1	Financial Covenants.

The Borrower hereby covenants to the Lender as follows, which covenants shall be based upon the consolidated financial statements of the Borrower:

(a) Total Funded Debt to EBITDA Ratio. The Borrower will maintain at all times during the following periods Total Funded Debt to EBITDA ratio, measured quarterly, of not greater than the following:

PERIOD	MAXIMUM TOTAL DEBT TO EBITDA RATIO
Closing Date –06/30/04	4.70 to 1.00
07/01/04 – 12/30/04	4.00 to 1.00
12/31/04 – thereafter	3.50 to 1.00

The foregoing notwithstanding, if Stockholder Approval (as defined in the Second Note Purchase Agreement) approving the conversion of subordinate debt to equity does not occur until after June 30, 2004 but on or before September 30, 2004, then the Maximum Total Debt to EBITDA Ratio shall be 4.70 to 1.00 for the period July 1, 2004 through September 30, 2004.

(b) Fixed Charge Coverage Ratio. The Borrower will maintain at all times during the following periods a Fixed Charge Coverage Ratio of not less than the following.

PERIOD	MINIMUM FIXED CHARGE COVERAGE RATIO
06/30/04	1.10 to 1.00
09/01/04	1.10 to 1.00
12/31/04 thereafter	1.20 to 1.00

The financial covenants referenced in this Section 6.1 shall be calculated and tested on a quarterly basis as of the last day of each quarter for the four fiscal quarter period then ended. Unless otherwise defined, all financial terms used in this Section 6.1 shall have the meanings attributed to such terms in accordance with GAAP; provided however, that for the avoidance of doubt, regardless of how the Borrower’s Preferred Stock is characterized under GAAP, such Preferred Stock shall not constitute Indebtedness, as used in this Agreement.

6.2	Change of Operations.

The Borrower shall not, and shall not permit any of its Subsidiaries to, change the general character of its business as conducted on the date hereof, or engage in any type of business not directly related to such business as presently and normally conducted.

6.3	Liens.

The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its property, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following (“Permitted Liens”):

(a) Liens pursuant to the Security Documents in favor of the Lender to secure the Obligations;

(b) Liens securing the Junior Indebtedness (as defined in the Pequot Subordination Agreement);

(c) Liens arising from taxes, assessments, charges or claims described in Section 5.4 that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to such Section 5.4;

(d) Deposits or pledges of cash or securities in the ordinary course of business to secure (i) worker’s compensation, unemployment insurance or other social security obligations, (ii) performance of bids, tenders, trade contracts (other than for payment of money) or leases, (iii) stay, surety or appeal bonds, or (iv) other obligations of a like nature incurred in the ordinary course of business;

(e) Liens securing Indebtedness permitted by Section 6.4(d), provided, however, that such Liens shall only extend to the property financed by the Indebtedness securing the same;

(f) Liens existing on the date hereof and specified on Schedule 6.3;

(g) Title exceptions or encumbrances granted in the ordinary course of business, affecting real property owned by the Borrower or any of its Subsidiaries, provided that such exceptions do not in the aggregate materially detract from the value of such property of materially interfere with its use in the ordinary conduct of the Borrower’s or each Subsidiary’s business;

(h) Liens with respect to judgments, attachments and the like which do not constitute Events of Default hereunder; and

(i) Liens arising from leases or subleases granted to others which do not interfere in any material respects with the business of the Borrower or its Subsidiaries.

“Permitted Lien” shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA or any Environmental Law. Nothing in this Section 6.3 shall be construed to limit any other restriction on Liens imposed by the Security Agreement or otherwise in the Loan Documents.

6.4	Indebtedness and Guaranty Obligations.

The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness or Guaranty Obligations, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

(a) Indebtedness and Guaranty Obligations to or in favor of the Lender pursuant to this Agreement and the other Loan Documents;

(b) The Junior Indebtedness (as defined in the Pequot Subordination Agreement);

(c) Indebtedness of the Borrower or any of its Subsidiaries existing on the date hereof and listed in Schedule 6.4 (and extensions, renewals and refinancings thereof on terms no less favorable in any material respect than those existing before such extension, renewal or refinancing);

(d) Purchase money Indebtedness (including Capitalized Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $500,000 during any fiscal year; (ii) such Indebtedness when incurred shall not exceed the purchase price of the assets(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(e) Intercompany Debt;

(f) Indebtedness that is expressly subordinate to the monetary obligations arising under this Agreement pursuant to a written subordination agreement in form and substance reasonably acceptable to the Lender;

(g) Contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and

(h) To the extent not mentioned above, accruals and accounts payable in the ordinary course of business not for borrowed money.

6.5	Loans, Advances and Investments.

The Borrower shall not, and shall not permit any of its Subsidiaries to, make or suffer to exist or remain outstanding any loan or advance to, or purchase, acquire or own (beneficially or of record) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to or other investment in, any other Person, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

(a) Loans and investments existing on the date hereof and listed in Schedule 6.5 (and extensions, renewals and refinancings thereof on terms no less favorable in any material respect than those existing immediately before such extension, renewal or refinancing);

(b) Receivables owing to the Borrower or any of its Subsidiaries arising from sales of inventory or services under usual and customary terms in the ordinary course of business;

(c) Advances to officers and employees of the Borrower to reimburse expenses incurred by such officers and employees in the ordinary course of business;

(d) Intercompany Debt;

(e) Acquire the stock of BAI; and

(f) Cash Equivalent Investments.

6.6	Dividends and Related Distributions.

The Borrower shall not, and shall not permit any of its Subsidiaries to, declare or make any Stock Payment, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except

(a) dividends payable to a Credit Party; and

(b) so long as no Event of Default has occurred and is continuing, or would occur as a result of such dividends, dividends payable to holders of Preferred Stock in accordance with (i) the Borrower’s Certificate of Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock dated December 9, 2003, as amended, or (ii) the Borrower’s Certificate of Designations, Powers, Preferences and Rights of the Series B Convertible Preferred Stock, substantially in the form attached as an exhibit to the Second Note Purchase Agreement (collectively, the “Certificates of Designation”);

(c) so long as no Event of Default has occurred and is continuing, or would occur as a result of such payment, required redemption payments to holders of Preferred Stock in accordance with the Certificates of Designation;

(d) issue any stock upon exercise of any warrants issued pursuant to the Note Purchase Agreements or otherwise consented to by the Lender; and

(e) issue stock upon the conversion of Convertible Indebtedness issued pursuant to the Note Purchase Agreements or otherwise consented to by the Lender.

6.7	Sale-Leasebacks.

The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or suffer to remain in effect any transaction to which the Borrower or any of its Subsidiaries is a party involving the sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any property, with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the same or a similar purpose or purposes, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing.

6.8	Mergers, Acquisitions, etc.

The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) merge with or into or consolidate with any other Person, provided, however, (i) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower is the surviving corporation, and (ii) any Credit Party (other than the Borrower) may merge or consolidate with any other Credit Party (other than the Borrower), (b) liquidate, wind-up, dissolve or divide, (c) other than with respect to BAI acquire any capital stock (or other equity interest) of any Person or all or any substantial portion of the properties of any going concern or going line of business, or (d) agree, become or remain liable (contingently or otherwise) to do any of the foregoing.

6.9	Dispositions of Properties.

The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, transfer, abandon or otherwise dispose of, voluntarily or involuntarily, any material part of its properties, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except the Borrower and any of its Subsidiaries may sell inventory in the ordinary course of business, sell or dispose of equipment in the ordinary course of business that is obsolete or no longer useable by or no longer useful to the Borrower or such Subsidiary in its business or sell or exchange any equipment so long as the purpose of such sale or exchange is to acquire replacement items of equipment which are the functional equivalent of the items of equipment so sold or exchanged. The foregoing notwithstanding, the Borrower may sell or dispose of its interests in ABI.

By way of illustration, and without limitation, it is understood that the following are dispositions of property subject to this Section 6.9: Any disposition of accounts, chattel paper or general intangibles, with or without recourse. For purposes of this provision, any transaction involving the disposition of properties having a value in excess of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) shall be deemed to be material. Nothing in this Section 6.9 shall be construed to limit any other restriction on dispositions of property imposed by the Security Agreement or otherwise in the Loan Documents.

6.10	Dealings with Affiliates.

The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with (including purchase or lease property or services from, sell or lease property or services to, loan or advance to, or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of such Borrower or Subsidiary that is not a Credit Party, directly or indirectly, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

(a) Officers and employees of the Borrower and its Subsidiaries may be compensated for services rendered in such capacity to the Borrower and its Subsidiaries; provided that the board of directors of the Borrower or a Subsidiary of the Borrower (including a majority of the directors having no direct or indirect interest in such transaction) approve the same (it being understood that no compensation shall be paid to any director of any Borrower or a Subsidiary of the Borrower for service as a director).

(b) Other transactions may be entered into with Affiliates in good faith and on terms no less favorable to the Borrower or any such Subsidiary than those that could have been obtained in a comparable transaction on an arm’s-length basis from an unrelated Person, provided that the board of directors of the Borrower or such Subsidiary (including a majority of the directors having no direct or indirect interest in such transaction) approve or ratify such transaction and determine that such terms are no less favorable to the Borrower or such Subsidiary than those that could have been obtained in a comparable transaction on an arm’s-length basis from an unrelated Person.

6.11	Limitation on Other Restrictions on Liens.

The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into, become or remain subject to any agreement or instrument, except the Loan Documents and the Junior Loan Documents (as defined in the Pequot Subordination Agreement), that would prohibit the grant of any Lien upon any of its properties.

6.12	Limitation on Other Restrictions on Amendment of the Loan Documents.

The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into, become or remain subject to any agreement or instrument, except for the Loan Documents, that would prohibit or require the consent of any Person to any amendment, modification or supplement to any of the Loan Documents.

7.	DEFAULTS

7.1	Events of Default.

An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

(a) Any Credit Party shall fail to pay when due principal of any Loan or any Letter of Credit Reimbursement Obligation.

(b) Any Credit Party shall fail to pay when due interest on any Loan, any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document and such failure shall have continued for a period of three (3) Business Days.

(c) Any representation or warranty made by any Credit Party in or pursuant to or in connection with this Agreement or any other Loan Document, or any statement made by any Credit Party in any financial statement, certificate, report, exhibit or document furnished by such Credit Party to the Lender pursuant to or in connection with this Agreement or any other Loan Document, shall prove to have been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement not misleading).

(d) Any Credit Party shall default in the performance or observance of any of the covenants contained in Section 2.12, 5.1(e) or (h), 5.10 or 5.12 or Article 6.

(e) Any Credit Party shall default in the performance or observance of any other covenant, agreement or duty under this Agreement or any other Loan Document and (i) in the case of a default under Section 5.1 (other than as referred to in subsection (e) or (h)) such default shall have continued for a period of ten (10) days and (ii) in the case of any other default such default shall have continued for a period of thirty (30) days following notice from the Lender.

(f) Any Cross-Default Event shall occur with respect to Cross-Default Obligations. As used herein, “Cross-Default Obligation” shall mean any Indebtedness or Guaranty Obligation of a Credit Party or any agreement or instrument creating, evidencing or securing such Indebtedness or Guaranty Obligation. As used herein, “Cross-Default Event” with respect to a Cross-Default Obligation shall mean the occurrence of any default, event or condition (other than a default, event or condition waived by the obligee of such Cross-Default Obligation) which causes or which would permit any Person or Persons to cause or which would, with the giving of notice or the passage of time or both, permit any Person or Persons to cause all or any part of such Cross-Default Obligation to become due (by acceleration, mandatory prepayment or repurchase, or otherwise) before its otherwise stated maturity, or failure to pay all or any part of such Cross-Default Obligation at its stated maturity.

(g) Any Credit Party is in default under any contract or agreement, financial or otherwise, between such Credit Party and any other Person, involving amounts in excess of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00), and the other party thereto commences exercise of its rights and remedies under such contract or agreement as a consequence of such default.

(h) One or more judgments for the payment of money shall have been entered against any one or more of the Credit Parties which judgment or judgments, exceed One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) in the aggregate, and such judgment or judgments shall have remained unvacated, undischarged and unstayed for a period of thirty (30) consecutive days.

(i) One or more writs or warrants of attachment, garnishment, execution, distraint or similar process exceeding in value the aggregate amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) shall have been issued against any one or more of the Credit Parties or any of their respective properties and shall have remained unvacated, undischarged and unstayed for a period of thirty (30) consecutive days.

(j) Any Governmental Approval now or hereafter made by or with any Governmental Authority in connection with this Agreement or any other Loan Document is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or shall have been held to be illegal or invalid, and the Lender shall have determined (which determination shall be conclusive) that such event or condition, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(k) Any Security Document shall cease to be in full force and effect, or any Lien created or purported to be created in any Collateral pursuant to any Security Document shall fail to be a valid, enforceable and perfected Lien in favor of the Lender securing the Obligations, prior to all other Liens, or the Borrower or any Governmental Authority shall assert any of the foregoing.

(l) Any Loan Document or term or provision thereof shall cease to be in full force and effect (except in accordance with the express terms of such Loan Document), or any Credit Party shall, or shall purport to, terminate (except in accordance with the terms of such Loan Document), repudiate, declare voidable or void, or otherwise contest the legality, validity, binding effect or enforceability of, any Loan Document or any term or provision thereof, or any obligation or liability of the Borrower thereunder.

(m) Any one or more Pension-Related Events referred to in subsection (a)(ii), (b) or (e) of the definition of “Pension-Related Event” shall have occurred; or any one or more other Pension-Related Events shall have occurred and the Lender shall determine (which determination shall be conclusive) that such other Pension-Related Events would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(n) A proceeding shall have been instituted in respect of any Credit Party:

(i) seeking to have an order for relief entered in respect of such Credit Party, or seeking a declaration or entailing a finding that such Credit Party is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Credit Party its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

(ii) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Credit Party or for all or any substantial part of its property,

and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days.

(o) Any Credit Party shall become insolvent; shall fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due; shall voluntarily suspend transaction of its business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.1(n)(i), or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.1(n)(ii), or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its property; shall dissolve, wind-up, revoke or forfeit its charter or liquidate itself or any substantial part of its property; or shall take any action in furtherance of any of the foregoing.

(p) A Change of Control shall have occurred.

(q) (i) A notice of debarment, notice of suspension or notice of termination for default shall have been issued under any Government Contract; (ii) the Borrower is barred or suspended from contracting with any part of the Government; (iii) a Government investigation shall have been commenced in connection with any Government Contract or the Borrower which could reasonably result in criminal or civil liability, suspension, debarment, or any other adverse administrative action arising by reason of alleged fraud, willful misconduct, neglect, default or other wrongdoing; (iv) the actual termination of any Material Contract due to alleged fraud, willful misconduct, neglect, default or any other wrongdoing; or (v) a cure notice issued under any Government Contract shall remain uncured beyond (A) the expiration of the time period available to the Borrower pursuant to such Government Contract and/or such cure notice, to cure the noticed default, or (B) the date on which the other contracting party is entitled to exercise its rights and remedies under the Government Contract as a consequence of such default.

(r) An event shall have occurred which gives the Lender the right or option to terminate any Swap Contract.

(s) The subordinate debt issued by the Borrower pursuant to the Second Note Purchase Agreement is not converted into equity on or before October 1, 2004.

(t) An event or condition shall have occurred which the Lender reasonably believes creates a Material Adverse Effect.

7.2	Consequences of an Event of Default.

(a) If an Event of Default specified in any subsection of Section 7.1 (other than subsection (n) and (o)) shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Lender shall be under no further obligation to make Loans or issue Letters of Credit hereunder, and the Lender may by notice to the Credit Parties, from time to time do any or all of the following:

(i) Declare the Commitments terminated, whereupon the Commitments will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

(ii) Declare the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

(iii) Terminate any Swap Contract or exercise any rights provided thereunder or in connection therewith.

(iv) Exercise any and all other rights and remedies under this Agreement or the other Loan Documents as the Lender may then have hereunder or thereunder, at law, in equity or otherwise.

(b) If an Event of Default specified in subsection (n) or (o) of Section 7.1 shall occur or exist, then, in addition to all other rights and remedies which the Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Commitments shall automatically terminate and the Lender shall be under no further obligation to make Loans or issue Letters of Credit, and the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

(c) If an Event of Default shall occur, at the Lender’s request, the Credit Parties shall provide the Lender with cash collateral in the aggregate amount of Letter of Credit Undrawn Availability for all Letters of Credit.

8.	MISCELLANEOUS.

8.1	Holidays.

Whenever any payment or action to be made or taken hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

8.2	Records.

The Lender’s Revolving Credit Facility Committed Amount, the unpaid principal amount of the Loans, Letter of Credit Obligations, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, the Revolving Unused Fee and the Letter of Credit Fee shall at all times be ascertained from the records of the Lender, which shall be conclusive absent manifest error.

8.3	Amendments and Waivers.

Neither this Agreement nor any other Loan Document may be amended, modified or supplemented except in writing signed by the Lender and the Credit Parties that are a party to such agreement and shall be effective only to the extent set forth in such writing, Any Default waived or consented to in any such waiver, amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Default or impair any right consequent thereto.

8.4	No Implied Waiver; Cumulative Remedies.

No course of dealing and no delay or failure of the Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lender under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have hereunder or thereunder, at law, in equity or otherwise.

8.5	Notices.

(a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively “notices”) under this Agreement or any other Loan Document shall be in writing (including telecopied communication) and shall be sent by first-class mail, or by nationally-recognized overnight courier, or by telecopier (with confirmation in writing mailed first-class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. Notices to the Subsidiary Guarantors shall be given by giving such notice to the Borrower at the Borrower’s address. Any such properly given notice shall be effective on the earliest to occur of receipt, telephone confirmation of receipt of telecopy communication, one (1) Business Day after delivery to a nationally-recognized overnight courier, or three (3) Business Days after deposit in the mail.

(b) The Lender may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any other Loan Document) purportedly made by or on behalf of any Credit Party, and the Lender shall not have any duty to verify the identity or authority of any Person giving such notice.

8.6	Expenses; Taxes; Indemnity.

(a) The Borrower agrees to pay or cause to be paid and to save the Lender harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including reasonable and documented fees and expenses of outside counsel, including local counsel, auditors, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by the Lender from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Loan Documents, (ii) any amendments, modifications, supplements, waivers or consents requested by the Borrower (whether or not ultimately entered into or granted) to this Agreement or any other Loan Document, and (iii) the preservation and, following an Event of Default, enforcement of rights under this Agreement or any other Loan Document (including any such costs or expenses arising from or relating to (A) the creation, perfection or protection of the Lender’s Lien on any Collateral, (B) the protection, collection, lease, sale, taking possession of, preservation of, or realization on, any Collateral, including advances for storage, insurance premiums, transportation charges, taxes, filing fees and the like, (C) collection or enforcement of any outstanding Loan or any other amount owing by the Credit Parties hereunder or thereunder by the Lender, and (D) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the other Loan Documents).

(b) The Borrower hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter payable in connection with this Agreement or any other Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrower agrees to save the Lender harmless from and against any and all present or future claims. liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions.

(c) The Borrower hereby agrees to reimburse and indemnify each of the Indemnified Parties from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan or Letter of Credit (and without in any way limiting the generality of the foregoing, including any grant of any Lien on any Collateral or any exercise by the Lender of any of its rights or remedies under this Agreement or any other Loan Document) or any Swap Contract; but excluding any related income or franchise taxes and such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent resulting from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrower under this subsection (c), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document or any Swap Contract, are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

8.7	Severability.

The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

8.8	Prior Understandings.

This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

8.9	Duration; Survival.

All representations and warranties of the Credit Parties contained herein or in any other Loan Document or made in connection herewith or therewith shall survive the making of, and shall not be waived by the execution and delivery of, this Agreement or any other Loan Document, any investigation by or knowledge of the Lender, the making of any Loan, or any other event or condition whatever. All covenants and agreements of the Credit Parties contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until payment in full of all Obligations. Without limitation, all obligations of the Credit Parties hereunder or under any other Loan Document to make payments to or indemnify the Lender shall survive the payment in full of all other Obligations, termination of the Borrower’s right to borrow hereunder, the assignment by the Lender of all of its rights and obligations under this Agreement, and all other events and conditions whatever.

8.10	Counterparts.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

8.11	Limitation on Payments.

The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan Document, the Borrower shall not be required to make any payment to or for the account of the Lender, and the Lender shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate or conflict with non-waivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by the Lender.

8.12	Set-Off.

Each Credit Party hereby agrees that if any Obligation of such Credit Party shall be due and payable (by acceleration or otherwise), and such Credit Party shall fail to pay the same beyond any cure period with respect thereto, the Lender shall have the right, without notice to such Credit Party, to set-off against and to appropriate and apply to such Obligation any indebtedness, liability or obligation of any nature owing to such Credit Party by the Lender, including all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by such Credit Party with the Lender, in each case to the maximum extent permitted by Law. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the Lender or any other Person shall have given notice or made any demand to such Credit Party or any other Person, whether such indebtedness, obligation or liability owed to such Credit Party is contingent, absolute, matured or unmatured (it being agreed that the Lender may deem such indebtedness, obligation or liability to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Lender or any other Person. The Lender agrees promptly to notify such

Credit Party after any such set-off and application made by the Lender; provided, however, that the failure to give such notice shall not effect the validity of set-off application. Each Credit Party hereby agrees that any branch, subsidiary or affiliate of the Lender shall have the same rights of set-off as the Lender as provided in this Section 8.12 (regardless of whether such branch, subsidiary or affiliate would otherwise be deemed in privity with or a direct creditor of such Credit Party). The rights provided by this Section 8.12 are in addition to all other rights of set-off and banker’s lien and all other rights and remedies which the Lender (or any such branch, subsidiary or affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise, and nothing in this Agreement or any other Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or banker’s lien of any such Person.

8.13	Successors and Assigns; Assignments.

(a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Lender, all future holders of the Note, and their respective successors and assigns, except that the Credit Parties may not assign or transfer any of their rights hereunder or interests herein without the prior written consent of all the Lender, and any purported assignment without such consent shall be void.

(b) Assignments. The Lender may at any time assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or any portion of its Commitments and Loans owing to it and any Note held by it) to any Person. Upon such assignment, the purchasing Lender shall be a party hereto and shall have the rights and obligations of the Lender hereunder, and the Lender shall be released from its obligations under this Agreement to the extent so transferred (and, in the case of an assignment covering all or the remaining portion of the Lender’s rights and obligations under this Agreement, the Lender shall cease to be a party to this Agreement).

(c) Financial and Other Information. The Credit Parties authorize the Lender to disclose to any transferee and any prospective transferee any and all financial and other information in its possession concerning the Credit Parties and affiliates which has been or may be delivered to it by or on behalf of the Credit Parties in connection with this Agreement or any other Loan Document or its credit evaluation of the Credit Parties.

8.14	Materiality.

Unless the context clearly indicates to the contrary, determinations regarding the materiality of any act, event, condition or circumstance shall be in the reasonable judgment of the Lender.

8.15	Governing Law; Arbitration: Waiver of Jury Trial; Limitation of Liability.

(a) Governing Law.

THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

(b) Arbitration; Jury Trial Waiver.

(i) THIS PARAGRAPH CONCERNS THE RESOLUTION OF ANY CONTROVERSIES OR CLAIMS BETWEEN ANY CREDIT PARTY AND LENDER, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE, INCLUDING BUT NOT LIMITED TO CONTROVERSIES OR CLAIMS THAT ARISE OUT OF OR RELATE TO: (I) THIS AGREEMENT (INCLUDING ANY RENEWALS, EXTENSIONS OR MODIFICATIONS); OR (II) ANY DOCUMENT RELATED TO THIS AGREEMENT (COLLECTIVELY A “CLAIM”);

(ii) AT THE REQUEST OF ANY CREDIT PARTY OR LENDER, ANY CLAIM SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (TITLE 9, U.S. CODE) (THE “ACT”). THE ACT WILL APPLY EVEN THOUGH THIS AGREEMENT PROVIDES THAT IT IS GOVERNED BY THE LAW OF A SPECIFIED STATE;

(iii) ARBITRATION PROCEEDINGS WILL BE DETERMINED IN ACCORDANCE WITH THE ACT, THE APPLICABLE RULES AND PROCEDURES FOR THE ARBITRATION OF DISPUTES OF JAMS OR ANY SUCCESSOR THEREOF (“JAMS”), AND THE TERMS OF THIS PARAGRAPH. IN THE EVENT OF ANY INCONSISTENCY, THE TERMS OF THIS PARAGRAPH SHALL CONTROL;

(iv) THE ARBITRATION SHALL BE ADMINISTERED BY JAMS AND CONDUCTED IN ANY U.S. STATE WHERE REAL OR TANGIBLE PERSONAL PROPERTY COLLATERAL FOR THIS CREDIT IS LOCATED OR IF THERE IS NO SUCH COLLATERAL, IN THE COMMONWEALTH OF VIRGINIA. ALL CLAIMS SHALL BE DETERMINED BY ONE ARBITRATOR; HOWEVER, IF CLAIMS EXCEED $5,000,000, UPON THE REQUEST OF ANY PARTY, THE CLAIMS SHALL BE DECIDED BY THREE ARBITRATORS. ALL ARBITRATION HEARINGS SHALL COMMENCE WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION AND CLOSE WITHIN 90 DAYS OF COMMENCEMENT AND THE AWARD OF THE ARBITRATOR(S) SHALL BE ISSUED WITHIN 30 DAYS OF THE CLOSE OF THE HEARING. HOWEVER, THE ARBITRATOR(S), UPON A SHOWING OF GOOD CAUSE, MAY EXTEND THE COMMENCEMENT OF THE HEARING FOR UP TO AN ADDITIONAL 60 DAYS. THE ARBITRATOR(S) SHALL PROVIDE A CONCISE WRITTEN STATEMENT OF REASONS FOR THE AWARD. THE ARBITRATION AWARD MAY BE SUBMITTED TO ANY COURT HAVING JURISDICTION TO BE CONFIRMED AND ENFORCED;

(v) THE ARBITRATOR(S) WILL HAVE THE AUTHORITY TO DECIDE WHETHER ANY CLAIM IS BARRED BY THE STATUTE OF LIMITATIONS AND, IF SO, TO DISMISS THE ARBITRATION ON THAT BASIS. FOR PURPOSES OF THE APPLICATION OF THE STATUTE OF LIMITATIONS, THE SERVICE ON JAMS UNDER APPLICABLE JAMS RULES OF A NOTICE OF CLAIM IS THE EQUIVALENT OF THE FILING OF A LAWSUIT. ANY DISPUTE CONCERNING THIS ARBITRATION PROVISION OR WHETHER A CLAIM IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). THE ARBITRATOR(S) SHALL HAVE THE POWER TO AWARD LEGAL FEES PURSUANT TO THE TERMS OF THIS AGREEMENT;

(vi) THIS PARAGRAPH DOES NOT LIMIT THE RIGHT OF ANY CREDIT PARTY OR LENDER TO: (I) EXERCISE SELF-HELP REMEDIES, SUCH AS BUT NOT LIMITED TO, SETOFF; (II) INITIATE JUDICIAL OR NONJUDICIAL FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL; (III) EXERCISE ANY JUDICIAL OR POWER OF SALE RIGHTS, OR (IV) ACT IN A COURT OF LAW TO OBTAIN AN INTERIM REMEDY, SUCH AS BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WRIT OF POSSESSION OR APPOINTMENT OF A RECEIVER, OR ADDITIONAL OR SUPPLEMENTARY REMEDIES; AND

(vii) BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

(c) Limitation of Liability.

TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY ANY CREDIT PARTY AGAINST THE LENDER OR ANY AFFILIATE, DIRECTOR, OFFICER,

EMPLOYEE, ATTORNEY OR AGENT OF IT FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY). EACH CREDIT PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM PRESENTLY EXISTS OR ARISES HEREAFTER AND WHETHER OR NOT SUCH CLAIM IS KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

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IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement under seal as of the date first above written.

BORROWER: ANALEX CORPORATION

By:	/s/ Sterling E. Phillips, Jr.		(SEAL)
	Name:	Sterling E. Phillips, Jr.
	Title:	President and CEO

ADDRESS FOR NOTICES TO BORROWER AND SUBSIDIARY GUARANTORS:
5904 Richmond Highway Suite 300 Alexandria, Virginia 22303 Tel: 703-329-9400 Fax: 703-329-9405

SUBSIDIARY GUARANTORS: ADVANCED BIOSYSTEMS, INC.

By:	/s/ Sterling E. Phillips, Jr.		(SEAL)
	Name:	Sterling E. Phillips, Jr.
	Title:	President and CEO

SYCOM SERVICES, INC.

By:	/s/ Sterling E. Phillips, Jr.		(SEAL)
	Name:	Sterling E. Phillips, Jr.
	Title:	President and CEO

LENDER: BANK OF AMERICA, N.A.

By:	/s/ Diane E. Bauman	(SEAL)
Diane E. Bauman Senior Vice President

ADDRESS FOR NOTICES TO LENDER: 8300 Greensboro Drive Mezzanine McLean, Virginia 22102 Attn: Commercial Banking Tel: (703) 761-8558 Fax: (703) 761-8118

ANNEX J

AMENDED AND RESTATED INTERCREDITOR

AND SUBORDINATION AGREEMENT

THIS AMENDED AND RESTATED INTERCREDITOR AND SUBORDINATION AGREEMENT (this “Agreement”) is made this 28th day of May, 2004, by and among BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns are hereinafter referred to as the “Senior Lender”), PEQUOT PRIVATE EQUITY FUND III, L.P., a Delaware limited partnership as collateral agent for itself and the other Persons included in the term “Junior Lenders”, PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P., a Delaware limited partnership (together with Pequot Private Equity Fund III, L.P., the “Pequot Lender”), GENERAL ELECTRIC PENSION TRUST, a New York common law trust, and NEW YORK LIFE CAPITAL PARTNERSHIP, II, L.P., a Delaware limited partnership (together with their successors and assigns are hereinafter referred to collectively as the “Junior Lenders”), and ANALEX CORPORATION, a Delaware corporation (“Analex”), and the subsidiaries of Borrower identified on the signature pages hereto (“Subsidiary Guarantors,” and, together with Analex, separately and collectively, “Borrower”).

RECITALS

A. Analex is indebted to Pequot Lender for loans made July 18, 2003 (collectively, the “First Junior Loan”) in the aggregate principal amount of $10,000,000, which indebtedness is evidenced by secured subordinated promissory notes dated July 18, 2003 (collectively, the “First Junior Note”) made by Borrower and payable to Pequot Lender. The Subsidiary Guarantors have guaranteed payment of the Junior Indebtedness.

B. Analex is indebted to Junior Lenders for loans made of even date herewith (collectively, the “Second Junior Loan” and collectively with the First Junior Loan, the “Junior Loans”) in the aggregate principal amount of up to $37,000,000, which indebtedness is evidenced by convertible secured senior subordinated promissory notes (collectively, the “Second Junior Note” and collectively with the First Junior Note, the “Junior Note”).

C. Analex has executed that certain promissory note (the “Senior Note”) with a principal balance not to exceed $20,000,000 in favor of Senior Lender, payable with interest and upon the terms and conditions described therein. Analex may from time to time execute amendments to the Senior Note in favor of the Senior Lender for one or more increases which may be made to Analex in the Senior Lender’s sole discretion pursuant to Annual Guidance Facility Loans, an aggregate additional principal sum not to exceed $20,000,000 evidencing certain loans from the Senior Lender to Analex (collectively, the “Senior Loan”), which Senior Note is secured by, among other things, a security interest (as the same may be hereafter amended, extended, restated, supplemented, increased, consolidated, renewed or otherwise modified or replaced from time to time, the “Senior Lien”) covering certain personal property more particularly described on Schedule A attached hereto and made a part hereof (the “Collateral”). The Subsidiary Guarantors have guaranteed payment of the Senior Indebtedness.

D. In connection with the First Note Purchase Agreement (as hereinafter defined), Pequot Lender, the Senior Lender and Analex entered into an Intercreditor and Subordination Agreement dated July 18, 2003 (the “Original Intercreditor Agreement”).

E. The Senior Lender is unwilling to permit the indebtedness evidenced by the Junior Note and to continue the Senior Loan unless the rights of Junior Lenders under the Junior Loan Documents (hereinafter defined) are, among other things, limited such that (i) Junior Lenders can only take action against the Borrower or the Collateral to the extent provided herein while the Senior Loan remains unpaid, (ii) Junior Lenders can only take actions to delay refinance, foreclosure or collection of the Senior Loan to the extent provided herein, and (iii) the Senior Lender will control the disposition of Junior Lenders’ claims against the Borrower and the Collateral in the event of the Borrower’s bankruptcy or debtor reorganization proceedings to the extent provided herein.

F. The Senior Lender and Junior Lenders have agreed that the Junior Loan Documents are to be subordinated such that, among other things, they will provide only the rights provided herein for payment to and enforcement by Junior Lenders until such time as the Borrower owns the Collateral free and clear of the Senior Loan Documents (hereinafter defined) and the Senior Loan has been repaid.

G. In consideration of the consent by the Senior Lender to the issuance by Analex of the Junior Note and the execution and delivery by the Senior Lender of the Amended and Restated Credit Agreement substantially in the form attached hereto and the other Loan Documents, as defined therein, Junior Lender is willing to execute and deliver this Agreement amending and restating the Original Intercreditor Agreement in its entirety.

NOW, THEREFORE, in consideration of the foregoing, the Senior Lender and Junior Lenders hereby covenant and agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions. Unless otherwise defined herein, all capitalized terms used herein and defined in the Senior Loan Documents are used herein as therein defined. The following terms shall have the meanings herein specified unless the context otherwise requires (such meanings to apply to such terms in both the singular and plural forms):

“Agreement” means this Amended and Restated Intercreditor and Subordination Agreement by and among the Senior Lender, Junior Lenders and the Borrower.

“Collateral” shall have the meaning provided in the third recital.

“Enforcement Action” means the commencement of the exercise of any remedies against Borrower to enforce the Junior Loan under the Junior Loan Documents including, without limitation, the commencement of any litigation or proceeding, including the commencement of any foreclosure proceeding, the exercise of any power of sale, the sale by advertisement, the taking of a deed or assignment in lieu of foreclosure, the obtaining of a receiver or the taking of any other enforcement action against, or the taking of possession or control of, any of the Collateral, but specifically excludes (a) requests and demands made upon Borrower by delivery of notices to Borrower and the cure by Junior Lenders of any Default by Borrower under the Senior Loan Documents as provided herein, (b) assertion or enforcement of any right of the Junior Lenders to receive payment from proceeds of a foreclosure sale of any Collateral incident to foreclosure of the liens or security interests of the Senior Loan Documents which may remain after payment of costs and expenses of such foreclosure and payment and satisfaction in full of the Senior Indebtedness and (c) the filing of claims in any Insolvency Proceeding concerning Borrower as may be required to protect and preserve the right of the Junior Lenders to participate in such Insolvency Proceeding as creditor and to participate in distributions of assets of Borrower in said Insolvency Proceeding with respect to the Junior Indebtedness after payment and satisfaction in full of the Senior Indebtedness, but subject in all respects to the rights of the Senior Lender under and as provided in this Agreement and without in any way impairing or affecting the right of the Senior Lender to require performance and observance by Junior Lenders of or the obligations of Junior Lenders to perform and observe the covenants, undertakings and agreements of Junior Lender under and as provided in this Agreement.

“First Note Purchase Agreement” shall mean that certain Subordinated Note and Series A Convertible Preferred Stock Purchase Agreement dated July 18, 2003 by and among Analex and the Pequot Lender.

“Insolvency Proceeding” means any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et. seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning Borrower, any action for the dissolution of Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of Borrower, for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of Borrower or any other action concerning the adjustment of the debts of Borrower, the cessation of business by Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of Borrower in a transaction permitted under the Senior Loan Documents.

“Junior Indebtedness” shall mean, collectively, all of the indebtedness of the Borrower for borrowed money, including interest thereon and any other amounts payable in respect thereof or in connection therewith, evidenced by:

(a) the Junior Note; and

(b) the Note Purchase Agreements.

“Junior Loans” shall have the meaning provided in the second recital.

“Junior Loan Documents” shall mean the Junior Note and Note Agreements and any and all instruments, documents and agreements now or hereafter evidencing, securing or guarantying the Junior Indebtedness.

“Junior Note” shall have the meaning provided in the second recital.

“Note Purchase Agreements” shall mean collectively, the First Note Purchase Agreement and the Second Note Purchase Agreement.

“Plan Voting Rights” means, with respect to any Person, the rights of such Person to vote to approve or reject any plan of reorganization in respect of the Borrower in an Insolvency Proceeding.

“Second Note Purchase Agreement” shall mean that certain Purchase Agreement dated May 28, 2004 by and among Junior Lenders and Analex.

“Senior Indebtedness” shall mean, collectively, all of the indebtedness, liabilities and obligations of Borrower evidenced by the Senior Note and all amounts due or to become due pursuant to the Senior Loan Documents.

“Senior Lien” shall have the meaning provided in the second recital.

“Senior Loan” shall have the meaning provided in the second recital.

“Senior Loan Documents” shall mean the Senior Note, the Senior Lien and any and all instruments, documents and agreements now or hereafter evidencing, securing or guarantying the Senior Indebtedness.

ARTICLE II

SUBORDINATION; STANDSTILL; PAYMENTS

Section 2.1 Subordination. Except as set forth in Section 2.5, Junior Lenders hereby agrees that the Junior Indebtedness is and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment in full of the Senior Indebtedness. Except as specifically provided in Section 2.5 hereof, no payment shall be made by or on behalf of the Borrower for or on account of any Junior Indebtedness, and Junior Lenders shall not take or receive from the Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, including, without limitation, from or by way of Collateral, payment of all or any of the Junior Indebtedness, unless and until the Senior Indebtedness shall have been paid in full.

Section 2.2 Standstill Limitation on Junior Lender Rights.

(a) Notwithstanding Junior Lender’s rights under applicable law or any provision of the Junior Loan Documents to the contrary, Junior Lenders hereby acknowledges and agrees that it shall not (A) accelerate the Junior Indebtedness or any portion thereof, or (B) take any Enforcement Action until, in any such case, the earlier of (i) the satisfaction in full of the Senior Indebtedness or (ii) the acquisition of the Senior Indebtedness by Junior Lenders. Junior Lender hereby waives any right it may have to require that the

Senior Lender marshal any assets of Borrower in favor of Junior Lenders and Junior Lenders agree that it shall not acquire, by subrogation or otherwise, any lien, estate, right or other interest in any of the Collateral or the proceeds therefrom that is or may be prior to any Senior Loan Document.

(b) Until the earlier of (i) the satisfaction in full of the Senior Indebtedness or (ii) the acquisition of the Senior Indebtedness by Junior Lenders, Junior Lenders hereby covenants and agrees that it will not acquiesce, petition or otherwise invoke or cause any other Person to invoke the process of the United States of America, any state or other political subdivision thereof or any other jurisdiction, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case against Borrower, under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of Borrower.

Section 2.3 Non-Interference by Junior Lender. Until such time as Junior Lenders are permitted to take an Enforcement Action in accordance with the terms of Section 2.2 or Section 2.5, Junior Lenders shall not institute any judicial or administrative proceeding against Borrower or the Senior Lender which directly or indirectly would interfere with or delay the exercise by the Senior Lender of its rights and remedies in respect of the Collateral or any part thereof or under the Senior Loan Documents or this Agreement. Without limiting the generality of the foregoing, in the event of a bankruptcy or insolvency of Borrower, Junior Lenders shall not object to or oppose any efforts by the Senior Lender to obtain relief from the automatic stay under Section 362 of the United States Bankruptcy Code or to seek to cause such entity’s bankruptcy estate to abandon the Collateral (or any portion thereof) that is subject to the Senior Lien.

Section 2.4 Assignment of Voting Rights. The Junior Lender hereby absolutely, irrevocably and unconditionally assigns and sets over to the Senior Lender all of Junior Lenders’ Plan Voting Rights in any Insolvency Proceeding respecting Borrower.

Section 2.5 Payments on Junior Indebtedness.

(a) Except as otherwise provided in Section 2.5(b), as long as no Event of Default has occurred and is continuing under the Senior Lien or other Senior Loan Documents or would occur as a result of any such payment (taking into account scheduled payments of interest and prepayments of principal), Junior Lenders may receive and retain quarterly payments of interest and payments of principal (including prepayments) on the Junior Indebtedness pursuant to the Junior Note from Borrower.

(b) If any such Event of Default (other than an Event of Default arising from the failure to pay any sum of money, including principal (whether due upon acceleration of maturity or otherwise), interest, fees, expenses or any other amount or an Event of Default arising from a cross-default with respect to the Junior Indebtedness which has not been waived by Junior Lenders) shall have occurred and be continuing, and if the Senior Lender has not waived such Event of Default or fails to exercise any of its remedies (other than requests and demands made upon Borrower by delivery of notices to Borrower) against Borrower within 180 days after (i) Senior Lender has given notice of such Event of Default to Junior Lender pursuant to Section 3.1 or (ii) the earlier maturity date of any note, Junior Lender may receive and retain quarterly payments of interest and payments of principal (including prepayments but excluding any principal payment the maturity of which has been accelerated) on the Junior Indebtedness pursuant to the Junior Note from Borrower and Junior Lender may undertake any Enforcement Action against Borrower, provided that any money or other property collected or received by Junior Lender pursuant to such Enforcement Action in excess of what Junior Lenders are entitled to pursuant to the Junior Loan Documents and this Section 2.5 (excluding any principal payment the maturity of which has been accelerated) shall be applied to the Senior Indebtedness until the Senior Indebtedness is satisfied in full. If Senior Lender exercises any remedy against Borrower with respect to the Senior Indebtedness, Junior Lender may exercise the same remedy against Borrower with respect to the Junior Indebtedness, provided that any money or other property collected or received by Junior Lender pursuant to the exercise of such remedy shall be applied to the Senior Indebtedness until the Senior Indebtedness is satisfied in full. Notwithstanding the foregoing, during any 360-day period, the aggregate number of days during which payments to and Enforcement Action by Junior Lender may be blocked as a result of any one such Event of Default and the failure of the Senior Lender to exercise its remedies shall not exceed 180 days.

Section 2.6 Distributions Held in Trust. If Junior Lenders receive any cash distributions in respect of, or other proceeds of, the Collateral (including, without limitation, (i) any distribution arising directly or indirectly from any lien of the Senior Lender being avoided, declared to be fraudulent, or otherwise set aside under the provisions of any law governing fraudulent conveyances or transfers, and (ii) any distribution arising directly or indirectly by reason of or in connection with an Insolvency Proceeding), in excess of what Junior Lenders are entitled to pursuant to the Junior Loan Documents and Section 2.5 (or would have been entitled to if such Insolvency Proceeding had not occurred or if any such lien had not been avoided, declared to be fraudulent, or otherwise set aside under the provisions of any law governing fraudulent conveyances or transfers), Junior Lenders shall hold the same in trust, as trustee, for the benefit of the Senior Lender and shall promptly deliver the same to or at the direction of the Senior Lender, for the benefit of the Senior Lender in precisely the form received (except for the endorsement or assignment thereof by such Junior Lender without recourse or warranty), it being understood that it is the intention of the parties that until the Senior Indebtedness (without regard to any modifications thereof arising by reason of or in connection with an Insolvency Proceeding) is repaid in full, the Senior Lender shall receive all proceeds relating to any realization upon, distribution in respect of or interest in any of the Collateral as and to the extent set forth in the Senior Loan Documents. In the event Junior Lenders fail to make any such endorsement or assignment, the Senior Lender, or any of its officers or employees, is hereby irrevocably authorized to make the same.

ARTICLE III

NOTICE OF DEFAULT;

SUBSTITUTE PERFORMANCE CONSENT;

JUNIOR LENDER RIGHTS; REINSTATEMENT

Section 3.1 Notice of Default. In the event of an Event of Default under any Senior Loan Document, the Senior Lender will provide to Junior Lenders a copy of any related notice of default delivered to Borrower, and such notice shall be sent to Junior Lenders in the manner provided for in Section 5.1. In the event of an “Event of Default” (as defined in the Note Purchase Agreements) under any Junior Loan Document, Junior Lenders will provide to the Senior Lender a copy of any related notice of default delivered to Borrower and such notice shall be sent to the Senior Lender in the manner provided for in Section 5.1.

Section 3.2 Performance by Junior Lenders; Waiver of Subrogation. The Senior Lender shall accept performance by Junior Lenders of any of the obligations of Borrower within the cure period, if any, set forth in the Senior Loan Documents as though performed by Borrower but Junior Lenders shall have no obligation to so perform. Notwithstanding any such performance by Junior Lenders of any such obligations of Borrower, Junior Lenders hereby absolutely and irrevocably waive, to the fullest extent permitted by applicable law, any rights it may have, by contract, at law or in equity, to be subrogated to the Senior Lender’s rights against Borrower under the Senior Loan Documents or to the Senior Lender’s liens on any of the Collateral until payment in full of the Senior Indebtedness or acquisition of the Senior Indebtedness by Junior Lenders.

Section 3.3 Consent by Junior Lenders. The Junior Lender hereby consents and agrees that any lawful action taken by or on behalf of the Senior Lender in the exercise of the Senior Lender’s rights and/or remedies under the Senior Loan Documents (including, without limitation, any foreclosure or acquisition of title to the Collateral or any part thereof by deed in lieu of foreclosure or otherwise) are hereby deemed to be consented to and approved by Junior Lenders in all respects.

Section 3.4 Junior Lender Rights.

(a) The provisions of this Agreement shall not affect the rights of Junior Lender (i) to convert the Junior Notes to equity of Borrower and (ii) as shareholders of the Borrower either generally or under the Borrower’s Amended and Restated Stockholders’ Voting Agreement dated as of May 28, 2004 and such other agreements, instruments and other documents defining the rights of shareholders of the Borrower referenced in the Note Purchase Agreements including, without limitation, registration rights agreements, co-sale agreements, certificates of designation and other voting agreements set forth therein.

(b) Subject to the terms of this Agreement, the Senior Lender agrees to enter into a control agreement with the collateral agent for Junior Lenders with respect to all accounts of the Borrower held by the Senior Lender.

(c) Promptly following payment in full of the Senior Indebtedness or acquisition of the Senior Indebtedness by Junior Lenders, the Senior Lender agrees to transfer to the collateral agent for Junior Lenders all stock certificates of Subsidiaries of Borrower and any other Collateral held by Senior Lender. Borrower hereby consents to such transfer by the Senior Lender. This Section 3.4(c) shall survive the termination of this Agreement pursuant to Section 5.10(b).

Section 3.5 Reinstatement. Junior Lender agrees that if at any time all or any part of any payment theretofore applied to pay the Senior Indebtedness is, or must be, rescinded or returned for any reasons whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Borrower, this Agreement shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and this Agreement shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

ARTICLE IV

ADDITIONAL REPRESENTATIONS AND COVENANTS

OF THE JUNIOR LENDER

Section 4.1 Representations and Covenants. Each Junior Lender for itself hereby further represents, warrants, covenants and agrees with the Senior Lender as follows:

(a) Without limiting the generality of any other provisions of this Agreement, the Senior Lender may at any time and from time to time without the consent of, or notice to such Junior Lender, and without incurring responsibility to such Junior Lender:

(1) change the manner, place or terms of payment or performance of, and/or change or extend the time of payment or performance of, renew or alter, any portion of the Senior Indebtedness or any other obligations of any Person evidenced or secured by the Senior Loan Documents, any security therefor, or any liability incurred directly or indirectly in respect thereof;

(2) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Senior Indebtedness or any other obligations of any Person evidenced or secured by the Senior Loan Documents, or any liabilities incurred directly or indirectly in respect thereof, and/or any offset there against provided that such proceeds of any such disposition referenced above will be used to pay down the Senior Indebtedness;

(3) exercise or refrain from exercising any rights against Borrower or others or otherwise act or refrain from acting;

(4) settle or compromise any portion of the Senior Indebtedness or any other obligations of any Person evidenced or secured by the Senior Loan Documents, any security therefor or any liability incurred directly or indirectly in respect thereto;

(5) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of Borrower to the Senior Lender regardless of what liability or liabilities of Borrower remain unpaid or unperformed; and/or

(6) consent to or waive any breach of, or any act, omission or default under, any of the Senior Loan Documents, or otherwise amend, modify or supplement any of the Senior Loan Documents or any other instruments or agreements executed and delivered in connection therewith or otherwise relating thereto.

(b) Each Junior Lender for itself hereby makes the following representations and warranties to the Senior Lender as of the date hereof:

(1) Such Junior Lender has the power, authority and legal right to execute, deliver and perform this Agreement. This Agreement has been duly authorized by all necessary action of such Junior Lender, duly executed and delivered by such Junior Lender and constitutes valid and binding obligations of such Junior Lender enforceable against such Junior Lender in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(2) Neither the execution, delivery or performance by such Junior Lender of this Agreement nor compliance by it with the terms and provisions hereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the such Junior Lender pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement, partnership agreement or any other agreement, contract or instrument to which such Junior Lender is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the organizational documents of such Junior Lender.

(3) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by such Junior Lender of this Agreement or (ii) the legality, validity, binding effect or enforceability of this Agreement with respect to such Junior Lender.

(c) The Senior Lender hereby makes the following representations and warranties to such Junior Lender as of the date hereof:

(1) The Senior Lender has the power, authority and legal right to execute, deliver and perform this Agreement. This Agreement has been duly authorized by all necessary action of Senior Lender, duly executed and delivered by Senior Lender and constitutes valid and binding obligations of Senior Lender enforceable against Senior Lender in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(2) Neither the execution, delivery or performance by Senior Lender of this Agreement nor compliance by it with the terms and provisions hereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the

Senior Lender pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement, partnership agreement or any other agreement, contract or instrument to which the Senior Lender is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the organizational documents of the Senior Lender.

(3) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by the Senior Lender of this Agreement or (ii) the legality, validity, binding effect or enforceability of this Agreement with respect to the Senior Lender.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices. All notices requested hereunder or pertaining hereto shall be in writing, shall be deemed delivered and effective upon the earlier of (a) delivery, or (b) refusal of the addressee to accept delivery or failure of delivery after at least one attempt, in each case under this clause (b) as such events are recorded in the ordinary business records of the delivery entity, if such notice is sent by a nationally recognized express courier service, with all charges prepaid or charged to the sender’s account, or by United States Mail, certified or registered, return receipt requested, and with all postage and other charges prepaid, in either case to the applicable addresses as set forth in this Agreement, and shall be addressed as follows:

If to Senior Lender:	Bank of America, N.A.
8300 Greensboro Drive
Mezzanine
McLean, Virginia 22012
Attn: Ms. Jessica Tencza

If to Junior Lenders:	c/o Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, Connecticut 06880
Attention: Ms. Amber Tencic
with a copy to:	Attention: Messrs. Carlos Rodriques and Mr. Aryeh Davis
with additional copies to:
Thelen Reid & Priest
875 Third Avenue
New York, NY 10022
Attention: E. Ann Gill

General Electric Pension Trust
c/o GE Asset Management Incorporated
3003 Summer Street
Stamford, CT 06905
Attention: Daniel L. Furman, Esq.

Dewey Ballantine LLP
1301 Avenue of the Americas
New York, NY 10019
Attention: Linda E. Ransom, Esq.

New York Life Capital Partners
51 Madison Avenue, Room 3009
New York, NY 10010
Attention: Messrs. Quint Barker and Paul Stern

New York Life Capital Partners
51 Madison Avenue, 31st Floor
New York, NY 10010
Attention: Barbara Friedman, Esq.

or to each such party at such other addresses as such party may designate in a written notice to the other parties.

Section 5.2 Modification. No provision of this Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

Section 5.3 Governing Law; Arbitration: Waiver of Jury Trial; Limitation of Liability.

(a) Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

(b) Arbitration; Jury Trial Waiver.

(i)	THIS PARAGRAPH CONCERNS THE RESOLUTION OF ANY CONTROVERSIES OR CLAIMS BETWEEN JUNIOR LENDER OR BORROWER (EACH A “PARTY”) AND SENIOR LENDER, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE, INCLUDING BUT NOT LIMITED TO CONTROVERSIES OR CLAIMS THAT ARISE OUT OF OR RELATE TO: (I) THIS AGREEMENT (INCLUDING ANY RENEWALS, EXTENSIONS OR MODIFICATIONS); OR (II) ANY DOCUMENT RELATED TO THIS AGREEMENT (COLLECTIVELY A “CLAIM”);

(ii)	AT THE REQUEST OF ANY PARTY OR SENIOR LENDER, ANY CLAIM SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (TITLE 9, U.S. CODE) (THE “ACT”). THE ACT WILL APPLY EVEN THOUGH THIS AGREEMENT PROVIDES THAT IT IS GOVERNED BY THE LAW OF A SPECIFIED STATE;

(iii)	ARBITRATION PROCEEDINGS WILL BE DETERMINED IN ACCORDANCE WITH THE ACT, THE APPLICABLE RULES AND PROCEDURES FOR THE ARBITRATION OF DISPUTES OF JAMS OR ANY SUCCESSOR THEREOF (“JAMS”), AND THE TERMS OF THIS PARAGRAPH. IN THE EVENT OF ANY INCONSISTENCY, THE TERMS OF THIS PARAGRAPH SHALL CONTROL;

(iv)

THE ARBITRATION SHALL BE ADMINISTERED BY JAMS AND CONDUCTED IN ANY U.S. STATE WHERE REAL OR TANGIBLE PERSONAL PROPERTY COLLATERAL FOR THIS AGREEMENT IS LOCATED OR IF THERE IS NO SUCH COLLATERAL, IN THE COMMONWEALTH OF VIRGINIA. ALL CLAIMS SHALL BE DETERMINED BY ONE ARBITRATOR; HOWEVER, IF CLAIMS EXCEED $5,000,000, UPON THE REQUEST OF ANY PARTY OR SENIOR LENDER, THE CLAIMS SHALL BE DECIDED BY THREE ARBITRATORS. ALL ARBITRATION HEARINGS SHALL COMMENCE WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION AND CLOSE

WITHIN 90 DAYS OF COMMENCEMENT AND THE AWARD OF THE ARBITRATOR(S) SHALL BE ISSUED WITHIN 30 DAYS OF THE CLOSE OF THE HEARING. HOWEVER, THE ARBITRATOR(S), UPON A SHOWING OF GOOD CAUSE, MAY EXTEND THE COMMENCEMENT OF THE HEARING FOR UP TO AN ADDITIONAL 60 DAYS. THE ARBITRATOR(S) SHALL PROVIDE A CONCISE WRITTEN STATEMENT OF REASONS FOR THE AWARD. THE ARBITRATION AWARD MAY BE SUBMITTED TO ANY COURT HAVING JURISDICTION TO BE CONFIRMED AND ENFORCED;

(v)	THE ARBITRATOR(S) WILL HAVE THE AUTHORITY TO DECIDE WHETHER ANY CLAIM IS BARRED BY THE STATUTE OF LIMITATIONS AND, IF SO, TO DISMISS THE ARBITRATION ON THAT BASIS. FOR PURPOSES OF THE APPLICATION OF THE STATUTE OF LIMITATIONS, THE SERVICE ON JAMS UNDER APPLICABLE JAMS RULES OF A NOTICE OF CLAIM IS THE EQUIVALENT OF THE FILING OF A LAWSUIT. ANY DISPUTE CONCERNING THIS ARBITRATION PROVISION OR WHETHER A CLAIM IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). THE ARBITRATOR(S) SHALL HAVE THE POWER TO AWARD LEGAL FEES PURSUANT TO THE TERMS OF THIS AGREEMENT;

(vi)	THIS PARAGRAPH DOES NOT LIMIT THE RIGHT OF ANY PARTY OR SENIOR LENDER TO: (I) EXERCISE SELF-HELP REMEDIES, SUCH AS BUT NOT LIMITED TO, SETOFF; (II) INITIATE JUDICIAL OR NONJUDICIAL FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL; (III) EXERCISE ANY JUDICIAL OR POWER OF SALE RIGHTS, OR (IV) ACT IN A COURT OF LAW TO OBTAIN AN INTERIM REMEDY, SUCH AS BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WRIT OF POSSESSION OR APPOINTMENT OF A RECEIVER, OR ADDITIONAL OR SUPPLEMENTARY REMEDIES; AND

(vii)	BY AGREEING TO BINDING ARBITRATION, THE PARTIES AND SENIOR LENDER IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES AND LENDER IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES AND LENDER ENTERING INTO THIS AGREEMENT.

(c) Limitation of Liability.

TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY ANY PARTY AGAINST THE SENIOR LENDER OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF IT FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY). EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM PRESENTLY EXISTS OR ARISES HEREAFTER AND WHETHER OR NOT SUCH CLAIM IS KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

Section 5.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Such counterparts shall constitute but one and the same instrument and shall be binding upon, and shall inure to the benefit of, each of the undersigned individually as fully and completely as if all had signed one instrument.

Section 5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Junior Lenders and the Senior Lender and their respective successors and assigns, including, as to the Senior Lender, without limitation, any holder of the Senior Note and any Affiliate of the Senior Lender which acquires all or part of the Collateral by any sale, assignment or foreclosure under the Senior Lien, by deed or other assignment in lieu of foreclosure, or otherwise.

Section 5.6 No Third Party Beneficiaries. Nothing contained in this Agreement shall be deemed to indicate that this Agreement has been entered into for the benefit of any Person other than the Senior Lender and the Junior Lenders.

Section 5.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction and this Agreement shall be interpreted to carry out the intentions of the parties to the greatest extent possible.

Section 5.8 No Waiver.

(a) No waiver shall be deemed to be made by the Senior Lender of any of its rights hereunder, or under the Senior Loan Documents, unless the same shall be in writing and signed by the Senior Lender, and each waiver, if any, shall be a waiver only with respect to the specific instances involved and shall in no way impair the rights of the Senior Lender in any other respect or at any other time.

(b) No waiver shall be deemed to be made by the Junior Lenders of any of its rights hereunder, or under the Junior Loan Documents, unless the same shall be in writing and signed by Junior Lenders, and each waiver, if any, shall be a waiver only with respect to the specific instances involved and shall in no way impair the rights of Junior Lenders in any other respect or at any other time.

Section 5.9 Agreement by Borrower. By its execution of this Agreement, Borrower agrees to be bound by the terms hereof, to observe the lien priorities and the priorities of payments set forth herein and to conduct its affairs consistently with the terms hereof.

Section 5.10 Termination. This Agreement shall terminate upon the earliest of (a) the conversion of all of the Junior Notes to equity of Analex, (b) payment in full of the Senior Indebtedness or acquisition of the Senior Indebtedness by Junior Lenders and (c) payment in full of the Junior Notes.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

SENIOR LENDER:	Bank of America, N.A.

	By:	/s/ Diane E. Bauman
	Name:	Diane E. Bauman
	Title:	Senior Vice President

JUNIOR LENDER:	PEQUOT PRIVATE EQUITY FUND III, L.P.

	By:	Pequot Capital Management, Inc., its Investment Manager

	By:	/s/ Richard Joslin
	Name:	Richard Joslin
	Title:	Principal

JUNIOR LENDER:	PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS FUND III, L.P.
	By:	Pequot Capital Management, Inc., its Investment Manager

	By:	/s/ Richard Joslin
	Name:	Richard Joslin
	Title:	Principal

JUNIOR LENDER:	NEW YORK LIFE CAPITAL PARTNERS II, L.P.

	By:	NYLCAP Manager, LLC, its Investment Manager

	By:	/s/ James M. Barker, V
	Name:	James M. Barker, V
	Title:	Vice President

JUNIOR LENDER:	GENERAL ELECTRIC PENSION TRUST

	By:	GE Asset Management Incorporated, its Investment Manager

	By:	/s/ David Wiederecht
	Name:	David Wiederecht
	Title:	Vice President

BORROWER:	ANALEX CORPORATION

	By:	/s/ Sterling E. Phillips, Jr.
	Name:	Sterling E. Phillips, Jr.
	Title:	CEO

SUBSIDIARY GUARANTOR:	ADVANCED BIOSYSTEMS, INC.

	By:	/s/ Sterling E. Phillips, Jr.
	Name:	Sterling E. Phillips, Jr.
	Title:	CEO

SUBSIDIARY GUARANTOR:	SYCOM SERVICES, INC.

	By:	/s/ Sterling E. Phillips, Jr.
	Name:	Sterling E. Phillips, Jr.
	Title:	CEO

DESCRIPTION OF COLLATERAL

All of Borrower’s present and future right, title and interest in and to the following property, whether now owned or held or hereafter existing or acquired and wherever located: (i) the Accounts, Chattel Paper, Commercial Tort Claims, Contract Rights, Deposit Accounts, Equipment, Inventory, Investment Property, Instruments, Documents, Letter-of-Credit Rights and General Intangibles; (ii) all Fixtures of every kind and description; (iii) all supporting obligations; and (iv) all products and Proceeds of the foregoing (“collateral”).

The following words and terms shall have the following meanings:

“Accounts” shall mean (:) all rights of Borrower, whether presently owned or existing or hereafter acquired or arising by or in favor of Borrower, to payment for Goods sold or leased or for services rendered which are not evidenced by an Instrument or Chattel Paper, whether or not earned by performance; and (ii) all other property now or hereafter constituting an “account” as defined in the UCC.

“Chattel Paper” shall mean (i) a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific Goods, including any Instrument or series of Instruments evidencing such monetary obligations; and (ii) all other property, including electronic chattel paper, now or hereafter constituting “chattel paper” as defined in the UCC.

“Commercial Tort Claims” shall mean all commercial tort claims (as defined by the UCC) now owned or hereafter acquired by Borrower.

“Contract Rights” shall mean all rights of Borrower to payment under any contract not yet earned by performance which are not evidenced by an Instrument or Chattel Paper.

“Deposit Accounts” shall mean all deposit accounts (as defined by the UCC) now owned or hereafter acquired by Borrower.

“Documents” shall mean all documents (as defined by the UCC) now owned or hereafter acquired by Borrower.

“Equipment” shall mean all Goods now or hereafter owned by Borrower whether now or hereafter deemed to constitute Fixtures, whenever acquired and wherever located, used or bought for use primarily in its business and not included in Inventory, together with all attachments, accessories and parts used or intended to be used with said Goods, whether now or hereafter installed therein or thereon or affixed thereto, as well as all substitutions and replacements thereof in whole or in part.

“Fixtures” shall mean all Goods that become so related to particular real estate that an interest therein arises under real estate law.

“General Intangibles” shall mean (i) all personal property (including things in action)

now owned or hereafter acquired by Borrower, other than Goods, Accounts, Chattel Paper, Contract Rights, Documents, Instruments and money; and (ii) all other property, including payment intangibles, now or hereafter constituting a “general intangible” as defined in the UCC.

“Goods” shall mean (i) all things now owned or hereafter acquired by Borrower and wherever located which are movable or which are Fixtures, but does not include money, Documents, Instruments, Accounts, Chattel Paper or General Intangibles; and (II) all other property now or hereafter constituting “goods” as defined in the UCC.

“Instruments” shall mean all (i) negotiable instruments; (ii) certificated securities; (iii) other writings which evidence a right to the payment of money which are not themselves security agreements or leases and which are of a type which are in the ordinary course of business transferred by delivery with any necessary endorsement or assignment, now owned or hereafter acquired by Borrower; and (iv) other property now or hereafter constituting an “instrument” as defined in the UCC.

“Inventory” shall mean (:) all Goods now or hereafter owned by Borrower, whenever acquired and wherever located, held for sale or lease or furnished or to be furnished under contracts of service, and all raw materials, work in process and materials now or hereafter owned by Borrower, whenever acquired and wherever located, and used or consumed in its business; and (ii) all other property now or hereafter constituting “inventory” as defined in the UCC.

“Investment Property” shall mean all property now or hereafter constituting “investment property” as defined in the UCC, but does not include certificated securities.

“Letter-of-Credit Rights” shall mean all letter-of-credit rights (as defined by the UCC) now owned or hereafter acquired by Borrower.

“Proceeds” shall mean whatever is received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, both cash and non-cash, including, without limitation, the proceeds of insurance payable by reason of loss of or damage to Collateral or Proceeds.

“UCC” shall mean the Uniform Commercial Code as now in effect and as the same may be amended from time to time hereafter in any relevant jurisdiction.

ANNEX K

JUNIOR INTERCREDITOR AND SUBORDINATION AGREEMENT

THIS JUNIOR INTERCREDITOR AND SUBORDINATION AGREEMENT (this “Agreement”) is made this 28th day of May, 2004, by and among PEQUOT PRIVATE EQUITY FUND III, L.P., a Delaware limited partnership, PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P., a Delaware limited partnership, GENERAL ELECTRIC PENSION TRUST, and NEW YORK LIFE CAPITAL PARTNERS II, L.P. (together with their successors and assigns are hereinafter referred to as the “Senior Lender”) and PEQUOT PRIVATE EQUITY FUND III, L.P., a Delaware limited partnership and PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P., a Delaware limited partnership (together with their successors and assigns are hereinafter referred to as the “Junior Lender”) and ANALEX CORPORATION, a Delaware corporation (“Analex”), and the subsidiaries of Analex identified on the signature pages hereto (“Subsidiary Guarantors,” and, together with Analex, separately and collectively, “Borrower”).

RECITALS

A. Analex is indebted to the Junior Lender for a loan (the “Junior Loan”) in the aggregate principal amount of $10,000,000, which indebtedness is evidenced by secured subordinated promissory notes (collectively, the “Junior Note”) made by Borrower and payable to Junior Lender and secured by, among other things, a security interest (as the same may be hereafter amended, extended, restated, supplemented, increased, consolidated, renewed or otherwise modified or replaced from time to time, the “Lien”) covering certain personal property more particularly described on Schedule A attached hereto and made a part hereof (the “Collateral”). The Subsidiary Guarantors guaranteed payment of the Junior Indebtedness (hereinafter defined).

B. Analex intends to become indebted to the Senior Lender for a loan made of even date herewith (the “Senior Loan”) up to an aggregate principal amount of $20,000,000, which indebtedness is evidenced by convertible secured senior subordinated promissory notes (collectively, the “Senior Note”) and secured by, among other things, the Lien on the Collateral. The Subsidiary guarantors have guaranteed payment of the Senior Indebtedness.

C. The Senior Lender is unwilling to make the Senior Loan unless the rights of the Junior Lender under the Junior Loan Documents (hereinafter defined) are, among other things, limited such that (i) the Junior Lender can only take action against the Borrower or the Collateral (hereinafter defined) to the extent provided herein while the Senior Loan remains unpaid, (ii) the Junior Lender can only take actions to delay refinance, foreclosure or collection of the Senior Loan to the extent provided herein, and (iii) the Senior Lender will control the disposition of the Junior Lender’s claims against the Borrower and the Collateral in the event of the Borrower’s bankruptcy or debtor reorganization proceedings to the extent provided herein.

D. The Senior Lender and the Junior Lender have agreed that the Junior Loan Documents are to be subordinated such that, among other things, they will provide only the rights provided herein for payment to and enforcement by the Junior Lender until such time as the Borrower owns the Collateral free and clear of the Senior Loan Documents (hereinafter defined) and the Senior Loan has been repaid or converted to equity of Analex in accordance with its terms.

E. In consideration of the execution and delivery by the Senior Lender of the Senior Note Purchase Agreement and other Transaction Documents, as defined therein, Junior Lender is willing to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the Senior Lender and the Junior Lender hereby covenant and agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.01 Definitions. Unless otherwise defined herein, all capitalized terms used herein and defined in the Senior Loan Documents are used herein as therein defined. The following terms shall have the meanings herein specified unless the context otherwise requires (such meanings to apply to such terms in both the singular and plural forms):

“Agreement” means this Junior Intercreditor and Subordination Agreement dated as of May     , 2004 between the Senior Lender and the Junior Lender.

“Collateral” shall have the meaning provided in the first recital.

“Enforcement Action” means the commencement of the exercise of any remedies against Borrower to enforce the Junior Loan under the Junior Loan Documents including, without limitation, the commencement of any litigation or proceeding, including the commencement of any foreclosure proceeding, the exercise of any power of sale, the sale by advertisement, the taking of a deed or assignment in lieu of foreclosure, the obtaining of a receiver or the taking of any other enforcement action against, or the taking of possession or control of, any of the Collateral, but specifically excludes (a) requests and demands made upon Borrower by delivery of notices to Borrower and the cure by the Junior Lender of any Default (hereinafter defined) by Borrower under the Senior Loan Documents as provided herein, (b) assertion or enforcement of any right of the Junior Lender to receive payment from proceeds of a foreclosure sale of any Collateral incident to foreclosure of the liens or security interests of the Senior Loan Documents which may remain after payment of costs and expenses of such foreclosure and payment and satisfaction in full of the Senior Indebtedness and (c) the filing of claims in any Insolvency Proceeding (hereinafter defined) concerning Borrower as may be required to protect and preserve the right of the Junior Lender to participate in such Insolvency Proceeding as creditor and to participate in distributions of assets of Borrower in said Insolvency Proceeding with respect to the Junior Indebtedness after payment and satisfaction in full of the Senior Indebtedness, but subject in all respects to the rights of the Senior Lender under and as provided in this Agreement and without in any way impairing or affecting the right of the Senior Lender to require performance and observance by the Junior Lender of or the obligations of the Junior Lender to perform and observe the covenants, undertakings and agreements of the Junior Lender under and as provided in this Agreement.

“Insolvency Proceeding” means any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et. seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning Borrower, any action for the dissolution of Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of Borrower, for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of Borrower or any other action concerning the adjustment of the debts of Borrower, the cessation of business by Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of Borrower in a transaction permitted under the Senior Loan Documents.

“Junior Indebtedness” shall mean, collectively, all of the indebtedness of the Borrower for borrowed money, including interest thereon and any other amounts payable in respect thereof or in connection therewith, evidenced by:

(a) the Junior Note; and

(b) the Junior Note Purchase Agreement.

“Junior Loan” shall have the meaning provided in the first recital.

“Junior Loan Documents” shall mean the Junior Indebtedness and any and all instruments, documents and agreements now or hereafter evidencing, securing or guarantying the Junior Indebtedness.

“Junior Note” shall have the meaning provided in the first recital.

“Junior Note Purchase Agreement” shall mean that certain Subordinated Note and Series A Convertible Preferred Stock Purchase Agreement dated July 18, 2003 by and among the Junior Lender and Analex.

“Lien” shall have the meaning provided in the first recital.

“Plan Voting Rights” means, with respect to any Person, the rights of such Person to vote to approve or reject any plan of reorganization in respect of the Borrower in an Insolvency Proceeding.

“Senior Indebtedness” shall mean, collectively, all of the indebtedness of the Borrower for borrowed money, including interest thereon and any other amounts payable in respect thereof or in connection therewith, evidenced by:

(a) the Senior Note; and

(b) the Senior Note Purchase Agreement.

“Senior Loan” shall have the meaning provided in the second recital.

“Senior Loan Documents” shall mean the Senior Indebtedness and any and all instruments, documents and agreements now or hereafter evidencing, securing or guarantying the Senior Indebtedness.

“Senior Note” shall have the meaning provided in the second recital.

“Senior Note Purchase Agreement” shall mean that certain Purchase Agreement dated May             , 2004 by and among the Senior Lender and Analex.

ARTICLE II

SUBORDINATION; STANDSTILL; PAYMENTS

Section 2.01 Subordination. Except as set forth in Section 2.05, the Junior Lender hereby agrees that the Junior Indebtedness is and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment in full of the Senior Indebtedness. Except as specifically provided in Section 2.05 hereof, no payment shall be made by or on behalf of the Borrower for or on account of any Junior Indebtedness, and the Junior Lender shall not take or receive from the Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, including, without limitation, from or by way of Collateral, payment of all or any of the Junior Indebtedness, unless and until the Senior Indebtedness shall have been paid in full.

Section 2.02 Standstill Limitation on Junior Lender Rights.

(a) Notwithstanding Junior Lender’s rights under applicable law or any provision of the Junior Loan Documents to the contrary, the Junior Lender hereby acknowledges and agrees that it shall not (A) accelerate the Junior Indebtedness or any portion thereof, or (B) take any Enforcement Action until, in any such case, the earlier of (i) the satisfaction in full of the Senior Indebtedness, (ii) the acquisition of the Senior Indebtedness by the Junior Lender or (iii) conversion of the Senior Note to equity of Analex in accordance with its terms. Junior Lender hereby waives any right it may have to require that the Senior Lender marshal any assets of Borrower in favor of the Junior Lender and the Junior Lender agrees that it shall not acquire, by subrogation or otherwise, any lien, estate, right or other interest in any of the Collateral or the proceeds therefrom that is or may be prior to any Senior Loan Document.

(b) Until the earlier of (i) the satisfaction in full of the Senior Indebtedness, (ii) the acquisition of the Senior Indebtedness by the Junior Lender or (iii) conversion of the Senior Note to equity of Analex in accordance with its terms, the Junior Lender hereby covenants and agrees that it will not acquiesce, petition or otherwise invoke or cause any other Person to invoke the process of the United States of America, any state or other political subdivision thereof or any other jurisdiction, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case against Borrower, under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of Borrower.

Section 2.03 Non-Interference by Junior Lender. Until such time as the Junior Lender is permitted to take an Enforcement Action in accordance with the terms of Section 2.02 or Section 2.05, the Junior Lender shall not institute any judicial or administrative proceeding against Borrower or the Senior Lender which directly or indirectly would interfere with or delay the exercise by the Senior Lender of its rights and remedies in respect of the Collateral or any part thereof or under the Senior Loan Documents or this Agreement. Without limiting the generality of the foregoing, in the event of a bankruptcy or insolvency of Borrower, the Junior Lender shall not object to or oppose any efforts by the Senior Lender to obtain relief from the automatic stay under Section 362 of the United States Bankruptcy Code or to seek to cause such entity’s bankruptcy estate to abandon the Collateral (or any portion thereof) that is subject to the Lien.

Section 2.04 Assignment of Voting Rights. The Junior Lender hereby absolutely, irrevocably and unconditionally assigns and sets over to the Senior Lender all of the Junior Lender’s Plan Voting Rights in any Insolvency Proceeding respecting Borrower.

Section 2.05 Payments on Junior Indebtedness.

(a) Except as otherwise provided in Section 2.05(b), as long as no Event of Default has occurred and is continuing under the Senior Loan Documents or would occur as a result of any such payment (taking into account scheduled payments of interest and prepayments of principal), the Junior Lender may receive and retain quarterly payments of interest and payments of principal (including prepayments) on the Junior Indebtedness pursuant to the Junior Note from Borrower.

(b) If any such Event of Default (other than an Event of Default arising from the failure to pay any sum of money, including principal (whether due upon acceleration of maturity or otherwise), interest, fees, expenses or any other amount or an Event of Default arising from a cross-default with respect to the Junior Indebtedness which has not been waived by the Junior Lender) shall have occurred and be continuing, and if the Senior Lender has not waived such Event of Default or fails to exercise any of its remedies (other than requests and demands made upon Borrower by delivery of notices to Borrower) against Borrower within 180 days after Senior Lender has given notice of such Event of Default to Junior Lender pursuant to Section 3.01 or conversion of the Senior Note to equity of Analex and payment of all amounts owing to Senior Lender in respect of the Senior Indebtedness, Junior Lender may receive and retain quarterly payments of interest and payments of principal (including prepayments but excluding any principal payment the maturity of which has been accelerated) on the Junior Indebtedness pursuant to the Junior Note from Borrower and Junior Lender may undertake any Enforcement Action against Borrower, provided that any money or other property collected or received by Junior Lender pursuant to such Enforcement Action in excess of what the Junior Lender is entitled to pursuant to the Junior Loan Documents and this Section 2.05 (excluding any principal payment the maturity of which has been accelerated) shall be applied to the Senior Indebtedness until the Senior Indebtedness is satisfied in full. If Senior Lender exercises any remedy against Borrower with respect to the Senior Indebtedness, Junior Lender may exercise the same remedy against Borrower with respect to the Junior Indebtedness, provided that any money or other property collected or received by

Junior Lender pursuant to the exercise of such remedy shall be applied to the Senior Indebtedness until the Senior Indebtedness is satisfied in full. Notwithstanding the foregoing, during any 360-day period, the aggregate number of days during which payments to and Enforcement Action by Junior Lender may be blocked as a result of any one such Event of Default and the failure of the Senior Lender to exercise its remedies shall not exceed 180 days.

Section 2.06 Distributions Held in Trust. If the Junior Lender shall receive any cash distributions in respect of, or other proceeds of, the Collateral (including, without limitation, (i) any distribution arising directly or indirectly from any lien of the Senior Lender being avoided, declared to be fraudulent, or otherwise set aside under the provisions of any law governing fraudulent conveyances or transfers, and (ii) any distribution arising directly or indirectly by reason of or in connection with an Insolvency Proceeding), in excess of what the Junior Lender is entitled to pursuant to the Junior Loan Documents and Section 2.05 (or would have been entitled to if such Insolvency Proceeding had not occurred or if any such lien had not been avoided, declared to be fraudulent, or otherwise set aside under the provisions of any law governing fraudulent conveyances or transfers), the Junior Lender shall hold the same in trust, as trustee, for the benefit of the Senior Lender and shall promptly deliver the same to or at the direction of the Senior Lender, for the benefit of the Senior Lender in precisely the form received (except for the endorsement or assignment thereof by such Junior Lender without recourse or warranty), it being understood that it is the intention of the parties that until the Senior Indebtedness (without regard to any modifications thereof arising by reason of or in connection with an Insolvency Proceeding) is repaid in full, the Senior Lender shall receive all proceeds relating to any realization upon, distribution in respect of or interest in any of the Collateral as and to the extent set forth in the Senior Loan Documents. In the event the Junior Lender fails to make any such endorsement or assignment, the Senior Lender, or any of its officers or employees, is hereby irrevocably authorized to make the same.

ARTICLE III

NOTICE OF DEFAULT;

SUBSTITUTE PERFORMANCE CONSENT;

JUNIOR LENDER RIGHTS; REINSTATEMENT

Section 3.01 Notice of Default. In the event of an Event of Default under any Senior Loan Document, the Senior Lender will provide to the Junior Lender a copy of any related notice of default delivered to Borrower, and such notice shall be sent to the Junior Lender in the manner provided for in Section 5.01. In the event of an “Event of Default” (as defined in the Junior Note Purchase Agreement) under any Junior Loan Document, the Junior Lender will provide to the Senior Lender a copy of any related notice of default delivered to Borrower and such notice shall be sent to the Senior Lender in the manner provided for in Section 5.01.

Section 3.02 Performance by the Junior Lender; Waiver of Subrogation. The Senior Lender shall accept performance by the Junior Lender of any of the obligations of Borrower within the cure period, if any, set forth in the Senior Loan Documents as though performed by Borrower but the Junior Lender shall have no obligation to so perform. Notwithstanding any such performance by the Junior Lender of any such obligations of Borrower, the Junior Lender hereby absolutely and irrevocably waives, to the fullest extent permitted by applicable law, any rights it may have, by contract, at law or in equity, to be subrogated to the Senior Lender’s rights against Borrower under the Senior Loan Documents or to the Senior Lender’s liens on any of the Collateral until (i) payment in full of the Senior Indebtedness, (ii) acquisition of the Senior Indebtedness by the Junior Lender or (iii) conversion of the Senior Note to equity of Analex in accordance with its terms and payment of all amounts owing to Senior Lender in respect of the Senior Indebtedness.

Section 3.03 Consent by the Junior Lender. The Junior Lender hereby consents and agrees that any lawful action taken by or on behalf of the Senior Lender in the exercise of the Senior Lender’s rights and/or remedies under the Senior Loan Documents (including, without limitation, any foreclosure or acquisition of title to the

Collateral or any part thereof by deed in lieu of foreclosure or otherwise) are hereby deemed to be consented to and approved by the Junior Lender in all respects.

Section 3.04 Junior Lender Rights. The provisions of this Agreement shall not affect the rights of Junior Lender (i) to convert the Junior Notes to equity of Analex and (ii) as shareholders of Analex either generally or under the Amended and Restated Stockholders’ Voting Agreement dated as of May     , 2004.

Section 3.05 Reinstatement. Junior Lender agrees that if at any time all or any part of any payment theretofore applied to pay the Senior Indebtedness is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Borrower, this Agreement shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and this Agreement shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

ARTICLE IV

ADDITIONAL REPRESENTATIONS AND COVENANTS OF THE JUNIOR LENDER

Section 4.01 Representations and Covenants. The Junior Lender hereby further represents, warrants, covenants and agrees with the Senior Lender as follows:

(a) Without limiting the generality of any other provisions of this Agreement, the Senior Lender may at any time and from time to time without the consent of, or notice to the Junior Lender, and without incurring responsibility to the Junior Lender:

(1) change the manner, place or terms of payment or performance of, and/or change or extend the time of payment or performance of, renew or alter, any portion of the Senior Indebtedness or any other obligations of any Person evidenced or secured by the Senior Loan Documents, any security therefor, or any liability incurred directly or indirectly in respect thereof;

(2) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Senior Indebtedness or any other obligations of any Person evidenced or secured by the Senior Loan Documents, or any liabilities incurred directly or indirectly in respect thereof, and/or any offset there against;

(3) exercise or refrain from exercising any rights against Borrower or others or otherwise act or refrain from acting;

(4) settle or compromise any portion of the Senior Indebtedness or any other obligations of any Person evidenced or secured by the Senior Loan Documents, any security therefor or any liability incurred directly or indirectly in respect thereto;

(5) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of Borrower to the Senior Lender regardless of what liability or liabilities of Borrower remain unpaid or unperformed; and/or

(6) consent to or waive any breach of, or any act, omission or default under, any of the Senior Loan Documents, or otherwise amend, modify or supplement any of the Senior Loan Documents or any other instruments or agreements executed and delivered in connection therewith or otherwise relating thereto.

(b) The Junior Lender hereby makes the following representations and warranties to the Senior Lender as of the date hereof:

(1) The Junior Lender has the power, authority and legal right to execute, deliver and perform this Agreement. This Agreement has been duly authorized by all necessary action of Junior Lender, duly executed and delivered by Junior Lender and constitutes valid and binding obligations of Junior Lender enforceable against Junior Lender in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(2) Neither the execution, delivery or performance by Junior Lender of this Agreement nor compliance by it with the terms and provisions hereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Junior Lender pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement, partnership agreement or any other agreement, contract or instrument to which the Junior Lender is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the organizational documents of the Junior Lender.

(3) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by the Junior Lender of this Agreement or (ii) the legality, validity, binding effect or enforceability of this Agreement with respect to the Junior Lender.

(c) The Senior Lender hereby makes the following representations and warranties to the Junior Lender as of the date hereof:

(1) The Senior Lender has the power, authority and legal right to execute, deliver and perform this Agreeiment. This Agreement has been duly authorized by all necessary action of Senior Lender, duly executed and delivered by Senior Lender and constitutes valid and binding obligations of Senior Lender enforceable against Senior Lender in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(2) Neither the execution, delivery or performance by Senior Lender of this Agreement nor compliance by it with the terms and provisions hereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of(or the obligation to create or impose) any lien upon any of the property or assets of the Senior Lender pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement, partnership agreement or any other agreement, contract or instrument to which the Senior Lender is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the organizational documents of the Senior Lender.

(3) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by the Senior Lender of this Agreement or (ii) the legality, validity, binding effect or enforceability of this Agreement with respect to the Senior Lender.

ARTICLE V

MISCELLANEOUS

Section 5.01 Notices. All notices requested hereunder or pertaining hereto shall be in writing, shall be deemed delivered and effective upon the earlier of (a) delivery, or (b) refusal of the addressee to accept delivery or failure of delivery after at least one attempt, in each case under this clause (b) as such events are recorded in the ordinary business records of the delivery entity, if such notice is sent by a nationally recognized express courier service, with all charges prepaid or charged to the sender’s account, or by United States Mail, certified or registered, return receipt requested, and with all postage and other charges prepaid, in either case to the applicable addresses as set forth in this Agreement, and shall be addressed as follows:

If to Senior Lender:	c/o Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, Connecticut 06880
Attention: Carlos Rodriguez
Aryeh Davis
Facsimile: (203) 429-2400

General Electric Pension Trust
c/o GE Asset Management Incorporated
3003 Summer Street
Stamford, Connecticut 06905
Attention: Daniel L. Furman, Esq.
Facsimile: (203) 326-4073

with a copy to:

Dewey Ballantine LLP
1301 Avenue of the Americas
New York, NY 10019
Attention: Linda E. Ransom
Facsimile: (212) 259-6576

New York Life Capital Partners II, L.P.
c/o NYLCAP Manager LLC
51 Madison Avenue, Room 3009
New York, New York 10010
Attention: Quint Barker
Paul Stern
Facsimile: (212) 576-5591

with a copy to:

Dewey Ballantine LLP
1301 Avenue of the Americas
New York, NY 10019
Attention: Linda E. Ransom
Facsimile: (212) 259-6576

If to Junior Lender:	c/o Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, Connecticut 06880
Attention: Carlos Rodriguez
Aryeh Davis
Facsimile: (203) 429-2400

with a copy to:

Thelen Reid & Priest LLP

875 Third Avenue

New York, NY 10022

Attention: E. Ann Gill

Facsimile: (212) 829-2299

or to each such party at such other addresses as such party may designate in a written notice to the other parties.

Section 5.02 Modification. No provision of this Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought; provided, however, that if enforcement of the change, waiver, discharge or termination is sought against the Senior Lender, a modification may be effected by an instrument in writing signed by the parties holding Seventy Five Percent (75%) of the aggregate principal amount outstanding on the Senior Loan.

Section 5.03 Governing Law; Arbitration: Waiver of Jury Trial; Limitation of Liability.

(a) Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

(b) Limitation of Liability.

TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY ANY PARTY AGAINST THE SENIOR LENDER OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF ANY OF THEM FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY). EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM PRESENTLY EXISTS OR ARISES HEREAFTER AND WHETHER OR NOT SUCH CLAIM IS KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

Section 5.04 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Such counterparts shall constitute but one and the same instrument and shall be binding upon, and shall inure to the benefit of, each of the undersigned individually as fully and completely as if all had signed one instrument.

Section 5.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Junior Lender and the Senior Lender and their respective successors and assigns, including, as to the Senior Lender, without limitation, any holder of the Senior Note and any affiliate of the Senior Lender which acquires all or part of the Collateral by any sale, assignment or foreclosure under the Lien, by deed or other assignment in lieu of foreclosure, or otherwise.

Section 5.06 No Third Party Beneficiaries. Nothing contained in this Agreement shall be deemed to indicate that this Agreement has been entered into for the benefit of any Person other than the Senior Lender and the Junior Lender.

Section 5.07 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction and this Agreement shall be interpreted to carry out the intentions of the parties to the greatest extent possible.

Section 5.08 No Waiver.

(a) No waiver shall be deemed to be made by the Senior Lender of any of its rights hereunder, or under the Senior Loan Documents, unless the same shall be in writing and signed by the Senior Lender, and each waiver, if any, shall be a waiver only with respect to the specific instances involved and shall in no way impair the rights of the Senior Lender in any other respect or at any other time.

(b) No waiver shall be deemed to be made by the Junior Lender of any of its rights hereunder, or under the Junior Loan Documents, unless the same shall be in writing and signed by the Junior Lender, and each waiver, if any, shall be a waiver only with respect to the specific instances involved and shall in no way impair the rights of the Junior Lender in any other respect or at any other time.

Section 5.09 Agreement by Borrower. By its execution of this Agreement, Borrower agrees to be bound by the terms hereof, to observe the lien priorities and the priorities of payments set forth herein and to conduct its affairs consistently with the terms hereof.

Section 5.010 Termination. This Agreement shall terminate upon the earliest of (a) the conversion of all of the Senior Notes to equity of Analex, (b) payment in full of the Senior Indebtedness or acquisition of the Senior Indebtedness by the Junior Lender and (c) payment in full of the Senior Notes.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SENIOR LENDER:	PEQUOT PRIVATE EQUITY FUND III, L.P.

	By:	Pequot Capital Management, Inc., its Investment Manager

	By:	/s/ Richard Joslin
	Name:	Richard Joslin
	Title:	Principal

PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS FUND III, L.P.

	By:	Pequot Capital Management, Inc., its Investment Manager

	By:	/s/ Richard Joslin
	Name:	Richard Joslin
	Title:	Principal

GENERAL ELECTRIC PENSION TRUST

	By:	GE Asset Management Incorporated, its Investment Manager

	By:	/s/ David Wiederecht
	Name:	David Wiederecht
	Title:	Vice President

NEW YORK LIFE CAPITAL PARTNERS II, L.P.

	By:	NYLCAP Manager LLC, its Investment Manager

	By:	/s/ James M. Barker,V
	Name:	James M. Barker, V
	Title:	Vice President

JUNIOR LENDER:	PEQUOT PRIVATE EQUITY FUND III, L.P.

	By:	Pequot Capital Management, Inc., its Investment Manager

	By:	/s/ Richard Joslin
	Name:	Richard Joslin
	Title:	Principal

PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS FUND III, L.P.

	By:	Pequot Capital Management, Inc., its Investment Advisor

	By:	/s/ Richard Joslin
	Name:	Richard Joslin
	Title:	Principal

BORROWER:	ANALEX CORPORATION

	By:	/s/ Sterling E. Phillips, Jr.
	Name:	Sterling E. Phillips, Jr.
	Title:	CEO

SUBSIDIARY GUARANTORS:	ADVANCED BIOSYSTEMS, INC.

	By:	/s/ Sterling E. Phillips, Jr.
	Name:	Sterling E. Phillips, Jr.
	Title:	CEO

SYCOM SERVICES, INC.

	By:	/s/ Sterling E. Phillips, Jr.
	Name:	Sterling E. Phillips, Jr.
	Title:	CEO

BETA ANALYTICS INCORPORATED

	By:	/s/ Sterling E. Phillips, Jr.
	Name:	Sterling E. Phillips, Jr.
	Title:	CEO

DESCRIPTION OF COLLATERAL

All of Borrower’s present and future right, title and interest in and to the following property, whether now owned or held or hereafter existing or acquired and wherever located: (i) the Accounts, Chattel Paper, Commercial Tort Claims, Contract Rights, Deposit Accounts, Equipment, Inventory, Investment Property, Instruments, Documents, Letter-of-Credit Rights and General Intangibles; (ii) all Fixtures of every kind and description; (iii) all supporting obligations; and (iv) all products and Proceeds of the foregoing (“collateral”).

The following words and terms shall have the following meanings:

“Accounts” shall mean (i) all rights of Borrower, whether presently owned or existing or hereafter acquired or arising by or in favor of Borrower, to payment for Goods sold or leased or for services rendered which are not evidenced by an Instrument or Chattel Paper, whether or not earned by performance; and (ii) all other property now or hereafter constituting an “account” as defined in the UCC.

“Chattel Paper” shall mean (i) a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific Goods, including any Instrument or series of Instruments evidencing such monetary obligations; and (ii) all other property, including electronic chattel paper, now or hereafter constituting “chattel paper” as defined in the UCC.

“Commercial Tort Claims” shall mean all commercial tort claims (as defined by the UCC) now owned or hereafter acquired by Borrower.

“Contract Rights” shall mean all rights of Borrower to payment under any contract not yet earned by performance which are not evidenced by an Instrument or Chattel Paper.

“Deposit Accounts” shall mean all deposit accounts (as defined by the UCC) now owned or hereafter acquired by Borrower.

“Documents” shall mean all documents (as defined by the UCC) now owned or hereafter acquired by Borrower.

“Equipment” shall mean all Goods now or hereafter owned by Borrower whether now or hereafter deemed to constitute Fixtures, whenever acquired and wherever located, used or bought for use primarily in its business and not included in Inventory, together with all attachments, accessories and parts used or intended to be used with said Goods, whether now or hereafter installed therein or thereon or affixed thereto, as well as all substitutions and replacements thereof in whole or in part.

“Fixtures” shall mean all Goods that become so related to particular real estate that an interest therein arises under real estate law.

“General Intangibles” shall mean (i) all personal property (including things in action) now owned or hereafter acquired by Borrower, other than Goods, Accounts, Chattel Paper, Contract Rights, Documents, Instruments and money; and (ii) all other property, including payment intangibles, now or hereafter constituting a “general intangible” as defined in the UCC.

“Goods” shall mean (i) all things now owned or hereafter acquired by Borrower and wherever located which are movable or which are Fixtures, but does not include money, Documents, Instruments, Accounts, Chattel Paper or General Intangibles; and (ii) all other property now or hereafter constituting “goods” as defined in the UCC.

“Instruments” shall mean all (i) negotiable instruments; (ii) certificated securities; (iii)

other writings which evidence a right to the payment of money which are not themselves security agreements or leases and which are of a type which are in the ordinary course of business transferred by delivery with any necessary endorsement or assignment, now owned or hereafter acquired by Borrower; and (iv) other property now or hereafter constituting an “instrument” as defined in the UCC.

“Inventory” shall mean (i) all Goods now or hereafter owned by Borrower, whenever acquired and wherever located, held for sale or lease or furnished or to be furnished under contracts of service, and all raw materials, work in process and materials now or hereafter owned by Borrower, whenever acquired and wherever located, and used or consumed in its business; and (ii) all other property now or hereafter constituting “inventory” as defined in the UCC.

“Investment Property” shall mean all property now or hereafter constituting “investment property” as defined in the UCC, but does not include certificated securities.

“Letter-of-Credit Rights” shall mean all letter-of-credit rights (as defined by the UCC) now owned or hereafter acquired by Borrower.

“Proceeds” shall mean whatever is received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, both cash and non-cash, including, without limitation, the proceeds of insurance payable by reason of loss of or damage to Collateral or Proceeds.

“UCC” shall mean the Uniform Commercial Code as now in effect and as the same may be amended from time to time hereafter in any relevant jurisdiction.

ANNEX L

May 6, 2004

The Board of Directors

Analex Corporation

5904 Richmond Highway

Suite 300

Alexandria, VA 22303

Dear Sirs:

We understand that Analex Corporation (“Analex” or “Company”) intends to enter into a transaction that would involve the issuance of up to $10 million in convertible secured senior subordinated debt with detachable warrants and would include an option for the Company to sell $20 million in additional convertible secured senior subordinated debt (collectively “Convertible Debt”). The proceeds from the Convertible Debt would be used to fund the purchase cost of a currently contemplated acquisition and future acquisitions. The issuance of the Convertible Debt is hereinafter referred to as the “Transaction.”

It is our understanding that the Convertible Debt, which has an interest rate of 7.0%, will be convertible into Series B Preferred Stock automatically on the day of the stockholders’ approval of the issuance of Series B Preferred Stock and the conversion of the Convertible Debt into Series B Preferred Stock; provided that if stockholder approval occurs prior to the closing of the issuance of the Convertible Debt, then the Company would issue Series B Preferred Stock instead of the Convertible Debt (which alternative issuance is hereinafter also referred to as the “Transaction”). The number of shares of Series B Convertible Preferred Stock into which the Convertible Debt is convertible will equal the total principal amount outstanding plus accrued but unpaid interest divided by the lowest of (i) $3.10, (ii) the price that reflects a 20% discount to the trailing average closing price of the Company’s common stock for the 20- trading days preceding the date of the conversion of the Convertible Debt or initial issuance of Series B Preferred Stock, but in no event lower than $2.80 and (iii) the closing price of the Company’s common stock on the day immediately preceding the conversion date. Holders of Series B Convertible Preferred Stock will receive a cumulative dividend of 6.0% and a liquidation preference to receive, in preference to holders of Series A Convertible Preferred Stock and the Company’s common stock, an amount equal to the Series B Preferred Stock purchase price per share plus any accrued but unpaid dividends. The warrants will be detachable, ten year warrants that could be used to purchase one share of common stock for every five shares of Series B Preferred Stock issuable upon conversion of the initial principal amount of the Convertible Debt. The warrants will be exercisable at a price that represents a 25.0% premium to the trailing 20-trading day average closing price of the Company’s common stock on the signing date.

The Board of Directors

Analex Corporation

May 6, 2004

You have requested our opinion (the “Opinion”) as to whether the Transaction is fair to the Company’s Public Shareholders (defined as all holders of the Company’s common stock with the exception of Board members and officers of the Company). The Opinion does not address the Company’s underlying business decision to effect the Transaction or the contemplated acquisition or the fairness of the said acquisition to the Public Stockholders of the Company. In connection with this Opinion, we have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed the Company’s annual reports to shareholders on Form 10-K for the fiscal years ended 2000 through 2003;

2.	reviewed internal financial statements for the quarters ended March 31, 2003 and March 31, 2004;

3.	reviewed the Company’s forecasted financial statements for the fiscal years 2004 to 2007 with and without the effects of the Transaction;

4.	reviewed draft of Summary of Terms for Financing of the Convertible Debt dated May 6,2004;

5.	met with certain members of the senior management of the Company to discuss the Company’s operations, financial condition, prospects, and Transaction rationale;

6.	reviewed the CEO’s presentation to certain investors, dated March 18,2004;

7.	reviewed the historical market prices and trading volume for the Company’s publicly traded securities;

8.	reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company including prices and premiums paid in other transactions that Houlihan Lokey considered similar to the Transaction; and

9.	conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

The Board of Directors

Analex Corporation

May 6, 2004

This Opinion may be included in its entirety in any proxy statement or prospectus to be distributed to the Company’s shareholders. It is furnished for your benefit and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction. This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion, and subject to the understanding that the obligations of Houlihan Lokey in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Houlihan Lokey shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Transaction is fair to the Public Stockholders from a financial point of view.

HOULMAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

May 26, 2004

The Board of Directors

Analex Corporation

5904 Richmond Highway

Suite 300

Alexandria, VA 22303

Dear Sirs:

We understand that Analex Corporation (“Analex” or “Company”) intends to enter into a transaction that would involve the issuance of $12 million in convertible secured senior subordinated debt with detachable warrants and would include an option for the Company to sell $25 million in additional convertible secured senior subordinated debt (collectively “Convertible Debt”). The proceeds from the Convertible Debt would be used to fund the acquisition of Beta Analytics, Incorporated and for other permitted uses of proceeds. The issuance of the Convertible Debt is hereinafter referred to as the “Transaction.”

It is our understanding that the Convertible Debt, which has an interest rate of 7.0%, will be convertible into Series B Preferred Stock automatically on the day of the stockholders’ approval of (i) the issuance of Series B Preferred Stock and (ii) the conversion of the Convertible Debt into Series B Preferred Stock; provided that if stockholder approval occurs prior to the closing of the issuance of the Convertible Debt, then the Company would issue Series B Preferred Stock instead of the Convertible Debt (which alternative issuance is included in the definition of the “Transaction”). The number of shares of Series B Preferred Stock into which the Convertible Debt is convertible will equal the total principal amount outstanding plus accrued but unpaid interest on the date of conversion divided by the closing price of the Company’s common stock on the day before the issuance of the Convertible Debt (the “Note Conversion Price”). The number of shares of common stock into which the Series B Preferred Stock is convertible will equal the number of shares Series B Preferred Stock multiplied by the Note Conversion Price and divided by the lowest of (i) $3.10, (ii) the price that reflects a 20% discount to the trailing average closing price of the Company’s common stock for the 20-trading days preceding the date of the conversion of the Convertible Debt or initial issuance of Series B Preferred Stock, but in no event lower than $2.80 and (iii) the closing price of the Company’s common stock on the day immediately preceding the conversion date. However, if there is an uncured Material Adverse Effect on the Company (as defined in the Purchase Agreement) or an uncured default under the senior loan facility at the time of stockholder approval, then the floor of $2.80 would be removed from the foregoing formula.

Holders of Series B Preferred Stock will receive a cumulative dividend of 6.0% and a liquidation preference to receive, in preference to holders of Series A Convertible Preferred Stock and the Company’s common stock, an amount equal to the Series B Preferred Stock purchase price per share plus any accrued but unpaid dividends. The warrants will be detachable, ten year warrants that could be used to purchase one share of common stock for every five shares of common stock issuable on conversion of the Series B Preferred Stock that would be issuable

The Board of Directors

Analex Corporation

May 26, 2004

upon conversion of the initial principal amount of the Convertible Debt. The warrants will be exercisable at a price that represents a 25. 0% premium to the trailing 20-trading day average closing price of the Company’s common stock on the signing date.

You have requested our opinion (the “Opinion”) as to whether the Transaction is fair to the Company’s Public Shareholders (defined as all holders of the Company’s common stock with the exception of Board members and officers of the Company). The Opinion does not address the Company’s underlying business decision to effect the Transaction or the acquisition of Beta Analytics, Incorporated or the fairness of the said acquisition to the Public Stockholders of the Company. In connection with this Opinion, we have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed the Company’s annual reports to shareholders on Form 10-K for the fiscal years ended 2000 through 2003;

2.	reviewed the Company’s quarterly reports to shareholders on Form 10-Q for the quarters ended March 3 1,2003 and March 3 1,2004;

3.	reviewed the Company’s forecasted financial statements for the fiscal years 2004 to 2007 with and without the effects of the Transaction;

4.	reviewed the Summary of Terms for Financing of the Convertible Debt dated May 6,2004;

5.	met with certain members of the senior management of the Company to discuss the Company’s operations, financial condition, prospects, and Transaction rationale;

6.	reviewed the CEO’s presentation to certain investors, dated March 18,2004;

7.	reviewed the historical market prices and trading volume for the Company’s publicly traded securities;

8.	reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company including prices and premiums paid in other transactions that Houlihan Lokey considered similar to the Transaction;

9.	reviewed the following documents:

•	draft of the Purchase Agreement dated May 26,2004;

•	draft of the Form of Note dated May 26,2004;

•	draft of the Form of Warrant dated May 26,2004;

•	draft of the Stockholders’ Voting Agreement dated May 26, 2004;

•	draft of the Voting Agreement dated May 26, 2004;

•	draft of the Registration Rights Agreement dated May 26, 2004;

•	draft of the Amendment to Series A Certificate of Designations dated May 26, 2004;

•	draft of the Series B Certificate of Designations dated May 26, 2004;

The Board of Directors

Analex Corporation

May 26, 2004

•	draft of the Co-Sale Agreement dated May 26, 2004;

•	certain additional transaction documents; and

10.	conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

This Opinion may be included in its entirety in any proxy statement or prospectus to be distributed to the Company’s shareholders. It is furnished for your benefit and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction. This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion, and subject to the understanding that the obligations of Houlihan Lokey in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Houlihan Lokey shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Transaction is fair to the Public Stockholders from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

ANNEX M

Analex Corporation

Audit Committee Charter

(revised and adopted March 25, 2004)

The Board of Directors of Analex Corporation has long been committed to maintaining a corporate accounting and financial reporting system that meets the highest ethical and regulatory standards and is free of fraud, inaccuracies, misrepresentation and obfuscation. This is a responsibility and commitment shared by every director, executive and employee of the Company. The Board, the Audit Committee and the management of the Company will take all necessary steps to maintain the quality and the integrity of the Company’s financial reporting.

In consideration of the Sarbanes-Oxley Act, new SEC and stock exchange rules and regulations, the Audit Committee of the Board of Directors of Analex Corporation shall continue to review and reassess the adequacy of the Audit Committee Charter on an annual basis and recommend any proposed changes to the Board for approval. This revised Charter is effective immediately, until modified or revoked by the Board.

The Audit Committee shall:

•	Be comprised of three (3) directors meeting the test of “independence” as set forth by the SEC and/or the exchange on which Analex stock is traded. At least one Audit Committee member must be a “financial expert” as defined in the SEC rules, and all Audit committee members shall satisfy SEC and or stock exchange requirements regarding their level of financial “literacy” or “sophistication.”. With the prior consent of the Audit Committee, other members of the Board may attend Audit Committee meetings; provided that such directors will have no right to vote on matters presented to the Audit Committee at such meetings and their attendance to Audit Committee meetings will not give rise to any right to be appointed to the Audit Committee.

•	Be responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors.

•	Obtain from independent auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1.

•	Actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditors.

•	Pre-approve all audit and non-audit related services provided by the independent auditors; with a de minimis exception that the Chief Financial Officer of the Company or his designee may engage the Company’s independent auditors to provide certain permitted non-audit services if the fee for such services is not expected to exceed 5% of the total amount of fees paid by the Company to its auditors during the fiscal year in which the non-audit services are rendered, and that such services have been promptly brought to the attention of and approved by the Audit Committee prior to the completion of the audit by the Audit Committee.

•	Establish, in conjunction with management, a hotline to receive confidential and anonymous submission of concerns or complaints from employees or others regarding the Company’s accounting or internal accounting controls or auditing matters.

•	Be authorized to engage independent advisors as required to fulfill its obligations.

•	Be assured of adequate funding to engage any registered public accounting firm for audits, reviews or attest services or to engage any advisors employed by the Audit Committee.

M-1

The Board of Directors recognizes that insuring the integrity of the financial reporting systems is its responsibility and the Audit Committee is chartered to assist the full Board in fulfilling this obligation. In performing its duties, the Audit Committee is expected to:

•	Meet at least on a quarterly basis to review and evaluate Company’s accounting and financial reporting processes as well as the advice and performance of the Company’s independent auditors. If the Committee identifies problems, issues or concerns, it is authorized to meet as frequently as necessary and take any other steps that may be required to fully investigate the matter and recommend a corrective course of action to the Board.

•	Review and discuss with management and independent auditors the financial statements to be included in the Company’s annual report on Form 10-K and the quarterly financial statements in the Company’s quarterly reports on Form 10-Q, including the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Review the independent auditors’ summary of significant accounting, auditing and internal control issues identified during the audit along with management’s corrective action plans and other matters related to the conduct of the audit which are required to be communicated to the Committee under generally accepted auditing standards.

•	Review with management and the independent auditors’ significant accounting policy changes or applicable new accounting or reporting standards adopted by management.

•	Receive, evaluate and investigate any complaints regarding the Company’s accounting, internal accounting controls or auditing matters. Report such complaints to the Board along with the findings, conclusions and recommendations of the Committee regarding disposition of the complaints.

•	Report to the Board any concerns or issues regarding Company management’s performance or cooperation related to the Audit Committee or any aspect of the Company’s financial reporting system.

Through its independence, financial expertise and more detailed review of Company financial reporting, processes and personnel, the Audit Committee will increase the awareness, sensitivity and responsiveness of the Board of Directors to weaknesses in the financial systems of Analex Corporation.

M-2

ANNEX N

ANALEX CORPORATION

2002 STOCK OPTION PLAN

1. Purpose. The purpose of this Analex Corporation 2002 Stock Option Plan (the “Plan”) is to further the interests of Analex Corporation, a Delaware corporation and successor by merger to Hadron, Inc. (the “Company”), and its shareholders by providing incentives in the form of grants of stock options to key employees and other persons who contribute materially to the success and profitability of the Company.

2. Definitions. The following definitions shall apply to the Plan:

(a) “Board” means the board of directors of the Company.

(b) “Change of Control” means:

i. a determination or agreement by the Company to sell substantially all of its assets, merge, dissolve, liquidate or reorganize;

ii. a determination or agreement by the holders of a majority of the Common Stock of the Company to sell a majority of the outstanding Common Stock of the Company to a third party; or

iii. the occurrence of any other change in control event, as defined by the Board.

(c) “Code” means the Internal Revenue Code of 1986, as amended, and includes applicable Treasury regulations.

(d) “Committee” means the Compensation Committee of the Board. The Committee shall (i) consist of not less than three (3) members of the Board who are not employees of the Company, (ii) be constituted to satisfy the applicable requirements of Rule 16b-3 for qualification of the transactions contemplated under the Plan for exemption under Rule 16b-3, and (iii) be constituted to satisfy the applicable requirements of Code Section 162(m) for qualification of the transactions contemplated under the Plan for exemption under Code Section 162(m). The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

(e) “Common Stock” means the Common Stock, par value $0.02, of the Company, or such other class of shares or securities to which the Plan may apply pursuant to Section 8 of the Plan.

(f) “Company” means Analex Corporation, a Delaware corporation and successor by merger to Hadron, Inc.

(g) “Date of Grant” means the date on which an Option is granted.

(h) “Disability” means total and permanent inability, by reason of illness or accident, to perform the duties of the Recipient’s occupation or position with the Company, as determined by the Board based upon medical evidence acceptable to the Board.

(i) “Eligible Person” means any person who performs or has in the past performed services for the Company, whether as a director, officer, Employee, consultant or other independent contractor, and any person who performs services relating to the Company as an employee or independent contractor of a corporation or other entity that provides services for the Company.

(j) “Employee” means any person employed on an hourly or salaried basis by the Company. In the case of a Recipient who is an Employee of the Company, such person must be employed by the Company at the time the Option is granted.

(k) “Fair Market Value” as of a particular date shall mean the fair market value of the Common Stock. If the Common Stock is admitted to trading on a national securities exchange, fair market value of the Common Stock on any date shall be the closing price reported for the Common Stock on the last day preceding such date on which a sale was reported. If the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System or other comparable quotation system and has been designated as a National Market System (“NMS”) security, fair market value of the Common Stock on any date shall be the closing sale price reported for the Common Stock on such system on the last date preceding such date on which a sale was reported. If the Common Stock is admitted to quotation on the Nasdaq System but has not been designated as an NMS security, the fair market value of the Common Stock on any date shall be the average of the highest bid and lowest asked prices of such Common Stock on such system on the last date preceding such date on which both bid and ask prices were reported. If the Board determines that the value of the Common Stock determined on the basis of selling or bid and asked prices as provided above in this Section 2(k) does not reflect the fair market value of the Common Stock, then the fair market value of the Common Stock shall be determined by the Board in its sole discretion and in good faith as required by Section 422 of the Code. If the Common Stock is not admitted to trading on a national securities exchange or to quotation on the Nasdaq System or other comparable quotation system, then the fair market value of the Common Stock shall be determined by the Board in its sole discretion and in good faith as required by Section 422 of the Code.

(l) “Incentive Stock Option” means a stock option, granted pursuant to this Plan or any other Company plan, that satisfies the requirements of Section 422 of the Code and that entitles the Recipient to purchase stock of the Company. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a subsidiary corporation within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(m) “Non-Qualified Stock Option” means a stock option, granted pursuant to the Plan, that is not an Incentive Stock Option and that entitles the Recipient to purchase stock of the Company.

(n) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(o) “Option Agreement” means a written agreement, between the Company and a Recipient, that sets out the terms and restrictions of an Option.

(p) “Option Shareholder” means a Recipient who has acquired Shares upon exercise of an Option.

(q) “Option Shares” means Shares that a Recipient receives upon exercise of an Option.

(r) “Plan” means this Analex Corporation 2002 Stock Option Plan (formerly known as “Hadron, Inc. 2002 Stock Option Plan”) as amended and restated, through May 20, 2003, and as further amended from time to time.

(s) “Recipient” means an individual who receives an Option.

(t) “Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(u) “Share” means a share of the Common Stock, as adjusted in accordance with Section 8 of the Plan.

3. Administration. The Committee shall administer the Plan. The Committee has the exclusive power to select the Recipients of Options pursuant to the Plan, to establish the terms of the Options granted to each Recipient, to modify or amend any Option, and to make all other determinations necessary or advisable. The Committee has the sole discretion to determine whether the performance of an Eligible Person warrants the grant of an Option, and to determine the size and type of the Option. The Committee has full and exclusive power to construe and interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to take all actions necessary or advisable for the Plan’s administration. The Committee, in the exercise of its powers, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Agreement, in the manner and to the extent it deems necessary or expedient to make the Plan fully effective. In exercising this power, the Committee may retain counsel at the expense of the Company. The Committee also has the power to determine the duration and purposes of leaves of absence which may be granted to a Recipient without constituting a termination of the Recipient’s employment for purposes of the Plan. Any of the Committee’s determinations shall be final and binding on all persons. A member of the Committee shall not be liable for performing any act or making any determination in good faith.

4. Shares Subject to Plan; Substitution Awards.

(a) Subject to the provisions of Section 8 of the Plan and the authority granted to the Committee pursuant to Section 3 above, the maximum aggregate number of Shares that may be subject to Options is three million (3,000,000). The Shares may be authorized but unissued Shares, or may be treasury stock of the Company. If an unexercised Option expires or becomes unexercisable, the unpurchased Shares subject to such Option shall be available for other Options. If any Shares (whether subject to or received pursuant to an Option granted under the Plan, purchased on the open market, or otherwise obtained, and including Shares that are deemed (by attestation or otherwise) to have been delivered to the Company as payment for all or any portion of the exercise price of an Option) are withheld or applied as payment by the Company in connection with the exercise of an Option or the withholding of taxes related thereto, such Shares, to the extent of any such withholding or payment, shall again be available or shall increase the number of Shares available, as applicable, for future Options under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

(b) The Committee may grant Options under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with a merger or other consolidation of the employing corporation with and into the Company or a subsidiary of the Company or the acquisition by the Company or a subsidiary of the Company of the property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as they deem appropriate under the circumstances. Any substitute awards granted under this provision shall not count against the share limitation set forth in Section 4(a) above.

5. Eligibility; Non-Employee Director Grants.

(a) Any Eligible Person that the Committee in its sole discretion designates is eligible to receive an Option. However, only an Employee may receive an Incentive Stock Option. The Committee’s grant of an Option to a Recipient in any year does not entitle the Recipient to an Option in any other year. Furthermore, the Committee may grant Options on different terms to different Recipients and/or to the same Recipient if the Recipient is awarded more than one Option. The Committee may consider such factors as it deems pertinent in selecting Recipients and in determining the types and sizes of their Options. Recipients may include persons who previously received stock, stock options, stock appreciation rights, or other benefits under the Plan or another plan of the Company, whether or not the previously granted benefits have been fully exercised or vested. Nothing in the Plan or any Option, or in any agreement entered into pursuant to the Plan shall confer upon any Employee, director or outside consultant the right to continue in the employ or service of the Company or effect any right which the Company may have to terminate the employment or service of such Employee, director, or outside consultant regardless of the effect of such termination of employment or service on the rights of the Employee, director or outside consultant under the Plan or any Option. Any Option granted by the Committee to a non-employee director elected or appointed to the Board must be ratified by the Board.

(b) Each non-employee director elected or appointed to the Board shall automatically receive, on the date of the first Board meeting attended by such director, an Option to purchase 5,000 shares of Common Stock (the “Initial Option”) at a per share exercise price equal to the Fair Market Value of the Common Stock on the initial grant date. In addition, each non-employee director shall automatically receive on the date of the first Board meeting held in each new fiscal year an option to purchase 5,000 shares of the Company’s Common Stock exercisable at a per share value equal to the Fair Market Value for the Common Stock on the applicable additional grant date to the extent that options remain available under the Plan. Each Option granted under this Section 5(b) shall terminate, to the extent not exercised prior thereto, upon the earlier to occur of (i) the tenth anniversary of grant and (ii) 90 days after the cessation of the Recipient’s service as a member of the Board (to the extent vested upon the date of such cessation), unless the Committee or the Board sets an earlier or later expiration date in establishing the terms of the Option at grant or a later expiration date subsequent to the Date of Grant but prior to the end of the 90-day period following the Recipient’s cessation as a member of the Board.

6. Options. The Committee may grant Options to purchase Common Stock to Recipients in such amounts as the Committee determines in its sole discretion. Except as otherwise limited herein, an Option may be in the form of an Incentive Stock Option or a Non-Qualified Stock Option. The Committee may grant an Option alone or in addition to another Option. Each Option shall satisfy the following requirements:

(a) Written Agreement. Each Option granted to a Recipient shall be evidenced by an Option Agreement. The terms of the Option Agreement need not be identical for different Recipients or for the same Recipient if awarded more than one Option. The Option Agreement shall contain such provisions as the Committee deems appropriate and shall include a description of the substance of each of the requirements in this Section 6.

(b) Designation of Type of Option. Each Option Agreement shall state on its face whether the Option is intended to be a “tax qualified,” incentive stock option under Code Section 422, or a “nonqualified,” stock option subject to Code Section 83.

(c) Number of Shares. Each Option Agreement shall specify the number of Shares that the Recipient may purchase upon exercise of the Option. No Recipient shall be granted, in any calendar year, Options to purchase more than 1,000,000 Shares. The limitation described in this Section 6(c) shall be adjusted proportionately in accordance with Section 8 of the Plan. If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 8 of the Plan), the canceled Option will be counted against the limitation described in this Section 6(c).

(d) Exercise Price.

(i) Incentive Stock Options. Except as otherwise provided in subsection 6(d)(iii) or subsection 6(m) of the Plan, the exercise price of each Share subject to an Incentive Stock Option shall equal the exercise price designated by the Committee, but shall not be less than the Fair Market Value of the Share on the Date of Grant.

(ii) Non-Qualified Stock Options. Except as otherwise provided in subsection 6(d)(iii) of the Plan or in this subsection 6(d)(ii), in the case of Options intended to be “nonqualified” stock options issued to Employees, the exercise price shall be at least one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, such that the amount of compensation such Recipient/Employee shall realize on exercise shall be based solely on the increase in the value of the Shares subsequent to the Grant Date, as required by Regulation Section 1.162-27. Notwithstanding the foregoing, such exercise price may be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date if the amount below Fair Market Value is attributable to the attainment of a performance goal that satisfies the requirements of Regulation Section 1.162-27 and Code Section 162(m), or any successor statute or Regulation regarding the same subject matter. The exercise price of “Non-Qualified Stock Options” issued to non-employees shall equal the exercise price designated by the Committee. Notwithstanding the foregoing, in no event will the exercise price of a Non-Qualified Stock Option be less than the par value of the Common Stock on the Grant Date.

(iii) Exceptions. Any Option that is (1) granted to a Recipient in connection with an acquisition (“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (2) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Recipient immediately prior to such Acquisition, and (3) intended to preserve for the Recipient the economic value of all or a portion of such Acquired Entity Option, may be granted with such exercise price as the Committee determines to be necessary to achieve such preservation of economic value. Any Non-Qualified Option that is granted to a Recipient not previously employed by the Company, or a parent or subsidiary of the Company, as a material inducement to the Recipient’s commencing employment with the Company may be granted with such exercise price as the Committee determines to be necessary to provide such material inducement.

(e) Duration of Option.

(i) Incentive Stock Option. Except as otherwise provided in Section 6, an Incentive Stock Option shall expire on the earlier of the tenth anniversary of the Date of Grant or the date set by the Committee on the Date of Grant.

(ii) Non-Qualified Stock Option. Except as otherwise provided in this Section 6, a Non-Qualified Stock Option shall expire on the tenth anniversary of its Date of Grant or, at such earlier or later date set by the Committee on the Date of Grant.

(f) Vesting of Option. Each Option Agreement shall specify the vesting schedule applicable to the Option. The Committee, in its sole discretion, may accelerate the vesting of any Option at any time.

(g) Death. If a Recipient dies, an Option granted to the Recipient shall expire on the earlier of the one-year anniversary of the date of the Recipient’s death or the date specified in Section 6(e) of the Plan. During the one-year period following the Recipient’s death, the Option may be exercised by the beneficiary or the estate of the Recipient to the extent it could have been exercised at the time the Recipient died, subject to any adjustment under Section 8 of the Plan.

(h) Disability. If the Recipient terminates employment with the Company because of his Disability, an Option granted to the Recipient shall expire on the earlier of the one-year anniversary of the Recipient’s last day of employment with the Company or the date specified in Section 6(e) of the Plan. During the one-year period following the Recipient’s termination of employment by reason of Disability, the Option may be exercised as to the number of Shares for which it could have been exercised at the time the Recipient became disabled, subject to any adjustments under Section 8 of the Plan.

(i) Retirement. If the Recipient terminates employment with the Company by reason of normal retirement under the Company’s retirement policies, an Option granted to the Recipient shall expire on the earlier of 90 days after the Recipient’s last day of employment or the date specified in Section 6(e) of the Plan. During the 90 day period following the Recipient’s normal retirement, the Option may be exercised as to the number of Shares for which the Option would have been exercisable on the retirement date, subject to any adjustment under Section 8 of the Plan.

(j) Termination of Service. Subject to Section 6(e) of the Plan, if the Recipient’s employment with the Company terminates for any reason other than death, Disability or retirement, an Option granted to the Recipient shall expire 30 days after the Recipient’s last day of employment, unless the Committee sets a later expiration date on the Date of Grant. The Committee may not delay the expiration of an Incentive Stock Option more than 90 days after termination of the Recipient’s employment. During any delay of the expiration date, the Option shall be exercisable only to the extent it is exercisable on the date the Recipient’s employment terminates, subject to any adjustment under Section 8 of the Plan.

(k) Cause. Notwithstanding any provisions set forth in the Plan, if the Recipient (i) commits any act of malfeasance or wrongdoing affecting the Company or any parent or subsidiary, (ii) breaches any covenant not to compete or employment agreement with the Company, or (iii) willfully and continuously fails to perform substantially his duties with the Company (other than any failure due to the Recipient’s death or Disability), any unexercised portion of the Option shall expire immediately upon the earlier of the occurrence of such event or the last day the Recipient is employed by the Company. No act or failure to act shall be deemed willful unless the Recipient acts or fails to act not in good faith and without reasonable belief that his action or failure is in the best interest of the Company.

(l) Conditions Required for Exercise. An Option is exercisable only to the extent it is vested according to the terms of the Option Agreement. Furthermore, an Option is exercisable only if the issuance of Shares upon exercise would comply with applicable securities laws. Each Option Agreement shall specify any additional conditions required for the exercise of the Option, such as the execution of a Stock Restriction Agreement by the Recipient in a form specified by the Company.

(m) Ten Percent Shareholders. An Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, shall have an exercise price of 110 percent of Fair Market Value on the Date of Grant and shall be exercisable only during the five-year period immediately following the Date of Grant. For purposes of calculating stock ownership of any person, the attribution rules of Code Section 424(d) shall apply, and any stock that such person may purchase under outstanding options shall not be considered.

(n) Maximum Option Grants. The aggregate Fair Market Value, determined on the Date of Grant, of Shares with respect to which any Incentive Stock Options under the Plan and all other plans of the Company become exercisable by any individual for the first time in any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall be deemed a Non-Qualified Stock Option.

(o) Method of Exercise. An Option shall be deemed exercised when the person entitled to exercise the Option (i) delivers written notice to the Secretary of the Company (or his delegate, in his absence) of the decision to exercise, (ii) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (iii) complies with any other requirements in the Recipient’s Option Agreement and such other reasonable requirements as the Committee establishes pursuant to Section 7 of the Plan. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. The acceptable form of consideration may consist of any combination of cash, certified check in an amount equal to the full exercise price, wire transfer or, subject to the approval of the Committee: (i) pursuant to Section 6(p) of the Plan, promissory note; (ii) Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and that such holder either has held for at least six months or has purchased on the open market; (iii) pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Recipient has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Recipient by reason of such exercise, or through simultaneous sale through a broker of Shares acquired upon exercise. No person shall have the rights of a shareholder with respect to Shares subject to an Option until a certificate or certificates for the Shares have been delivered to him. A partial exercise of an Option shall not affect the holder’s right to exercise the remainder of the Option from time to time in accordance with the Plan.

(p) Loan from Company to Exercise Option. The Committee may, in its discretion and subject to the requirements of applicable law, recommend to the Company that it lend the Recipient the funds needed by the Recipient to exercise an Option. The Recipient shall apply to the Company for the loan, completing the forms and providing the information required by the Company. The loan shall be secured by such collateral as the Company may require, subject to its underwriting requirements and the requirements of applicable law. The Recipient shall execute a promissory note and any other documents deemed necessary by the Company.

(q) Designation of Beneficiary. Each Recipient may file with the Company a written designation of a beneficiary to receive the Recipient’s Options in the event of the Recipient’s death prior to full exercise of such Options. If the Recipient does not designate a beneficiary, or if the designated beneficiary does not survive the Recipient, the Recipient’s estate shall be his beneficiary. Recipients may, by written notice to the Company, change a beneficiary designation.

(r) Nontransferability of Option.

(i) Except as provided in subsection 6(r)(iii) below, each Option shall be exercisable only by the Recipient during the Recipient’s lifetime, or, if permissible under applicable law, by the Recipient’s guardian or legal representative.

(ii) Except as provided in subsection 6(r)(iii) below, no Option (prior to the time, if applicable, Shares are issued in respect of such Option), and no right under any Option, may be assigned, alienated, pledged, attached, sold or otherwise transferred to encumbered by a Recipient otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(iii) To the extent and in the manner permitted by applicable law, and to the extent and in the manner permitted by the Committee, and subject to such terms and conditions as may be prescribed by the Committee, a Recipient may transfer a Non-Qualified Stock Option to:

(A) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Recipient (including adoptive relationships);

(B) any person sharing the Recipient’s household (other than a tenant or employee);

(C) a trust in which persons described in (A) and (B) have more than 50 percent of the beneficial interest;

(D) a foundation in which persons described in (A) or (B) or the Recipient control the management of assets; or

(E) any other entity in which the persons described in (A) or (B) or the Recipient own more than 50 percent of the voting interests;

provided such transfer is not for value. The following shall not be considered transfers for value: a transfer under a domestic relations order in settlement of marital property rights, and a transfer to an entity in which more than 50 percent of the voting interests are owned by persons described in (A) above or the Recipient, in exchange for an interest in such entity.

(s) Change of Control. In the event of a Change of Control, the portion of an outstanding Option that is not then vested and/or exercisable shall become fully vested and exercisable as of the date of such Change of Control. If a Change of Control occurs, the Committee in its discretion may, at the time an Option is awarded or at any time thereafter, take one or more of the following actions: (i) provide for payment to the Recipient of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise of the Option had the Option been exercised or paid upon the Change in Control, (ii) adjust the terms of the Option in a manner determined by the Committee to reflect the Change in Control, (iii) cause the Option to be assumed, or new rights substituted therefor, by another entity, (iv) make such other provision as the Committee may consider equitable to Recipients and in the best interests of the Company, or (v) designate a date when each outstanding Option, if not exercised, shall terminate; provided however, that such a date shall not be so designated unless the Committee provides at least 30 days advance written notice of the date of termination to each Recipient. In any such event, all other provisions, terms and conditions of this Plan shall remain in full force and effect and the Committee is expressly authorized to take the action described in the preceding sentence and to amend this Plan or take such other actions as may be necessary, appropriate or incidental to the actions described above.

7. Taxes; Compliance with Law; Approval of Regulatory Bodies; Legends. The Company shall have the right to withhold from payments otherwise due and owing to the Recipient or his beneficiary or to require the Recipient or his beneficiary to remit to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient or his beneficiary recognizes income for federal, state, and/or local tax purposes with respect to any Option.

The Board may grant Options and the Company may deliver Shares under the Plan only in compliance with all applicable federal and state laws and regulations and the rules of all stock exchanges on which the Company’s stock is listed at any time. An Option is exercisable only if either (i) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (ii) an exemption from the registration requirements of applicable securities laws is available. The Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Board deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section 7. No Option may be exercised, and Shares may not be issued under the Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Board deems advisable.

Each person who acquires the right to exercise an Option or to ownership of Shares by bequest or inheritance may be required by the Board to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option or receipt of Shares. In addition, the Board may require such consents and releases of taxing authorities as the Board deems advisable.

With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the 1934 Act, as such Rule may be amended from time to time, or its successor under the 1934 Act. To the extent any provision of the Plan or action by the Board or the Company fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

8. Adjustments.

(a) If a stock dividend, stock split, share combination, exchange of shares, recapitalization, consolidation, spin-off, reorganization, or liquidation of or by the Company shall occur, the Board shall adjust the number and class of Shares for which Options are authorized to be granted, the number and class of Shares then subject to Options previously granted, and the price per Share payable upon exercise of each Option to the extent the Board deems appropriate to reflect the applicable transaction.

(b) The Board or the Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Board of the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the Recipient, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

9. Liability of the Company. The Company shall not be liable to any person for any tax consequences incurred by a Recipient or other person with respect to an Option.

10. Indemnity of Board or Committee. The Company hereby indemnifies and holds harmless the members of the Board or the Committee against all liability and expenses (including reasonable attorney, paralegal, and professional fees and court costs) arising from any threatened, pending or completed action, suit, proceeding (including administrative proceedings or investigations) or appeal, incurred by reason of the fact that such individual is or was a member of the Board (for the purposes of administration of the Plan) or the Committee, provided that such individual (i) acted, in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company as well as the Employees, directors, outside consultants and Recipients, or (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

11. Amendment and Termination of Plan. The Board may alter, amend, suspend or terminate the Plan, provided that no such action shall deprive a Recipient, without his consent, of any Option granted to the Recipient pursuant to the Plan or of any of his/her rights under such Option. The Board shall obtain shareholder approval of any amendment of the Plan or any Option to the extent the Board determines that it is desirable to obtain approval of the Company’s shareholders, to qualify for exemption under Rule 16b-3, to retain eligibility for exemption from the limitations of Code Section 162(m), to have available the ability for Options to qualify under Code Section 422 as Incentive Stock Options, to comply with the requirements of any exchange or quotation system on which the Common Stock is listed or quoted, or for any other purpose the Board deems appropriate.

12. Trading Policy Restrictions. Option exercises under the Plan shall be subject at all times to the Company’s insider trading policy related restrictions, terms and conditions as may be established by the Board, or any committee thereof, from time to time.

13. Expenses of Plan. The Company shall bear the expenses of administering the Plan.

14. Duration of Plan. Options may be granted only during the 10 years immediately following the original effective date of the Plan.

15. Notices. All notices to the Company shall be in writing and shall be delivered to the Secretary of the Company. All notices to a Recipient shall be delivered personally or mailed to the Recipient at his address appearing in the Company’s personnel records. The address of any person may be changed at any time by written notice given in accordance with this Section 15.

16. Applicable Law. The validity, interpretation, and enforcement of the Plan are governed in all respects by the laws of Delaware and the United States of America.

17. Effective Date. The effective date of the Plan shall be the earlier of (i) the date on which the Board adopts the Plan or (ii) the date on which the shareholders approve the Plan.

ANNEX O

ANALEX CORPORATION

1997 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose and Effect of Plan

The purpose of the Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in the ownership of Common Stock by present and future employees of the Company and its Subsidiaries. The Plan is intended to comply with the terms of Code section 423 and Rule 16b-3 of the Act.

2. Shares Reserved for the Plan

There shall be reserved for issuance and purchase by employees under the Plan an aggregate of six hundred and fifty thousand (650,000) shares of Common Stock, subject to adjustment as provided in Section 13. Shares subject to the Plan shall be authorized but unissued shares acquired. Shares needed to satisfy the needs of the Plan may be newly issued by the Company or acquired by purchases at the expense of the Company on the open market or in private transactions, at the discretion of the Company.

3. Definitions

Where indicated by initial capital letters, the following terms shall have the following meanings:

(a) Act: The Securities Exchange Act of 1934.

(b) Board: The Board of Directors of the Company.

(c) Code: The Internal Revenue Code of 1986, as amended, or any subsequently enacted federal revenue law. A reference to a particular section of the Code shall include a reference to any regulations issued under the section and to the corresponding section of any subsequently enacted federal revenue law.

(d) Committee: The committee established pursuant to Section 4 to be responsible for the general administration of the Plan.

(e) Common Stock: The Company’s Common Stock, $0.02 par value.

(f) Company: Analex Corporation, a Delaware corporation, and any successor by merger, consolidation or otherwise.

(g) Compensation: The total earnings, prior to withholding, paid to an Eligible Employee during the applicable pay period, including bonuses, overtime and salary reduction contributions pursuant to a Code section 125 or 401(k) plan.

(h) Custodian: A financial institution or other corporate entity selected by the Company from time to time to act as custodian for the Plan.

(i) Eligible Employee: Any employee of the Company or its Subsidiaries who meets the eligibility requirements of Section 5 and Section 9.

(j) Enrollment Form: The form filed by a Participant with the Committee authorizing payroll deductions pursuant to Section 6.

(k) Fair Market Value: The value of the Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a share of the Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of such determination (or the closing sales price on the last day prior thereto on which the Common Stock was quoted, if the Common Stock was not quoted on such date) as reported in the Wall Street Journal or such other source as the Board deems reliable; or

(2) In the absence of an established market for the Common Stock, the Fair Market Value of a share of the Common Stock thereof shall be determined in good faith by the Board.”

(l) Grant Date: The first day of each January or July on which United States national stock exchanges and the NASDAQ System are open for trading.

(m) Investment Date: The last business day of June or December on which United States national stock exchanges and the NASDAQ System are open for trading.

(n) Investment Date: The last business day of each June or December on which shares of Common Stock are or could be traded on the NASD OTC Electronic Bulletin Board.

(o) Parent: Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, as of an Investment Date, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(p) Participant: An Eligible Employee who elects to participate in the Plan by filing an Enrollment Form pursuant to Section 6.

(q) Payroll Deduction Account: The account established for a Participant to hold payroll deductions pursuant to Section 6.

(r) Plan: The “Analex Corporation 1997 Employee Stock Purchase Plan,” as set forth herein and as amended from time to time.

(s) Purchase Price: A percentage of the lower of the Fair Market Value of a share of Common Stock on the Grant Date or on the Investment Date. The percentage shall be eighty-five percent (85%) unless the Committee, in its sole discretion, increases the percentage at any time. After any such increase, the Committee, in its sole discretion, may decrease the percentage, but not below eighty-five percent (85%), at any time. Any increase or decrease shall be communicated to Eligible Employees not less than thirty (30) days prior to the first Grant Date affected by the change.

(t) Subsidiary or Subsidiaries: Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of an Investment Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

4. Administration of the Plan

The Plan shall be administered by the Committee, consisting of not less than two members appointed by the Board. The Committee shall be the Compensation and Employee Benefits Committee of the Board unless the Board shall appoint another committee to administer the Plan. The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions (including directing the Custodian as to the acquisition of shares) necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All of such determinations shall be final and binding upon all persons. A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to their action taken signed by all members of the Committee. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan. The Committee may delegate administration of the Plan to one or more employees of the Company or any Subsidiary.

5. Eligible Employees

All employees of the Company or its Subsidiaries shall be eligible to participate in the Plan as of the first Grant Date coincident with or following commencement of employment, or as soon as administratively practicable thereafter. Eligibility to participate is also subject to the provisions of Section 9.

No director of the Company or of any Subsidiary who is not an employee shall be eligible to participate in the Plan. No independent contractor who is not an employee shall be eligible to participate in the Plan.

6. Election to Participate

Each Eligible Employee may become a Participant by filing with the Committee an Enrollment Form authorizing specified regular payroll deductions from his or her Compensation. Such regular payroll deductions shall be in increments of Ten Dollars ($10.00) subject to a minimum deduction of $10.00 per pay period. All regular payroll deductions shall be credited to the Payroll Deduction Account that the Company has established in the name of the Participant. The Board may establish limits on the amounts of payroll deductions and may change those limits from time to time.

Original Enrollment Forms for the six month period must be filed before the Grant Date as prescribed by the Committee. Failure to file an Enrollment Form within the prescribed filing period shall preclude the Eligible Employee from participation until the next Grant Date.

A Participant may cease his or her participation in the Plan at any time. An Eligible Employee who has ceased to be a Participant may not again become a Participant until the next Grant Date. Not more than one (1) time during any semi-annual period, a Participant may decrease his or her payroll deduction by filing a new Enrollment Form. The change will be effective as of the payroll period following the date of the Participant’s election change through the remainder of the semi-annual period.

7. Method of Purchase and Investment Accounts

Each Participant having eligible funds in his Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have purchased the number of shares (excluding fractional shares unless otherwise determined by the Committee) which the eligible funds in his Payroll Deduction Account could purchase at the Purchase Price on that Investment Date. All shares purchased shall be maintained by the Custodian in a separate Investment Account for each Participant. All cash dividends paid with respect to shares of the Common Stock shall be added to a Participant’s Payroll Deduction Account and shall be used to purchase shares of Common Stock for the Participant’s Investment Account. Expenses incurred in the purchase of such shares shall be paid by the Company.

All dividends of Common Stock distributed in-kind shall be added to the shares held for a Participant in his Investment Account. Any distribution of shares with respect to shares of Common Stock held for a Participant, other than a dividend of Common Stock, shall be distributed to the Participant as soon as practicable. Certificates for full shares will be issued and fractional shares will be sold and the proceeds of sale, less selling expenses, distributed to the Participant.

8. Stock Purchases

The Custodian shall acquire shares of Company Stock for Participants as of each Investment Date from the Company or, if directed by the Committee, by purchases on the open market or in private transactions using total payroll deduction amounts received by the Custodian. If shares are purchased in one or more transactions on the open market or in private transactions at the direction of the Committee, the Company will pay the Custodian the difference between the Purchase Price and the price at which such shares are purchased for Participants.

9. Limitation on Purchases

No Participant may purchase during any one calendar year under the Plan (or combined with any other plan qualified under Code section 423) shares of Common Stock having a Fair Market Value (determined by reference to the Fair Market Value on each date of purchase) in excess of $25,000. This limitation shall be interpreted to comply with Code section 423(b)(8).

A Participant’s Payroll Deduction Account may not be used to purchase Common Stock on any Investment Date to the extent that after such purchase the Participant would own (or be considered as owning within the meaning of Code section 424(d)) stock possessing 5 percent or more of the total combined voting power of the Company or its Parent or Subsidiary. For this purpose, stock which the Participant may purchase under any outstanding option shall be treated as owned by such Participant. As of the first Investment Date on which this paragraph limits a Participant’s ability to purchase Common Stock, the employee shall cease to be a Participant.

10. Title of Accounts

The Custodian shall maintain an Investment Account for each Participant. Each Investment Account shall be in the name of the Participant or, if he so indicates on his Enrollment Form, in his name jointly with a member of his family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have an Investment Account in his name as tenant in common with a member of his family, without right of survivorship.

11. Rights as a Shareholder

A Participant shall have the right at any time to obtain a certificate for the full shares of Common Stock credited to his Investment Account. A Participant shall have the right at any time to direct that any full shares in his Investment Account be sold and that the proceeds, less expenses of sale, be remitted to him. When a Participant ceases to be a Participant, the Participant may elect to have his shares sold by the Custodian and the proceeds, after selling expenses, remitted to him or the Participant may elect to have a certificate for the full shares of Common Stock credited to his Investment Account forwarded to him. In either event, the Custodian will sell any fractional shares held in his Investment Account to the Company and remit the proceeds of such sale, less selling expenses, and the balance in his Payroll Deduction Account to him.

As a condition of participation in the Plan, each Participant agrees to notify the Company if he sells or otherwise disposes of any of his shares of Common Stock within two years of the Grant Date on which such shares were purchased.

12. Rights Not Transferable

Rights under the Plan are not transferable by a Participant, except by will or by the laws of descent and distribution.

13. Change in Capital Structure

In the event of a stock dividend, spinoff, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, the selling price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

14. Retirement, Termination and Death

In the event of a Participant’s retirement, termination of active employment, or death, the amount in his Payroll Deduction Account shall be refunded to him, and certificates will be issued for full shares held in his Investment Account. In the event of his death, the amount in his Payroll Deduction Account and all shares in his Investment Account shall be delivered to the beneficiary designated by the Participant in a writing filed with the Company. If no beneficiary has been designated, or if the designated beneficiary does not survive the Participant, such amount and all shares shall be delivered to his estate.

15. Amendment of the Plan

The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the shareholders of the Company must approve any amendment that would materially (i) increase the benefits accruing to Participants under the Plan, (ii) increase the number of securities that may be issued under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan.

16. Termination of the Plan

The Plan and all rights of employees hereunder shall terminate:

(a) on the Investment Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

(b) at any prior date at the discretion of the Board of Directors.

In the event that the Plan terminates under circumstances described in (a) above, reserved shares remaining as of the termination date shall be issued to Participants on a prorata basis. Upon termination of the Plan, all amounts in an employee’s Payroll Deduction Account that are not used to purchase Common Stock will be refunded.

17. Effective Date of Plan

The Plan was approved by the Board of Directors on September 17, 1997 subject to approval by the Company’s shareholders, and, if approved by the Company’s shareholders, the Plan shall become effective on the date designated by the Committee subsequent to such approval.

18. Government and Other Regulations

The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company’s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

19. Indemnification of Committee

Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its Articles of Incorporation and Bylaws.

20. Governing Law

The Plan shall be construed and administered in accordance with the laws of the Commonwealth of Virginia.